PROSPECTUS

Filed Pursuant to Rule 424(b)(3)
SEC File Nos. 333-171256, 333-171256-01 and 333-171256-02

ENERGY FUTURE HOLDINGS CORP.

$1,060,757,000 10.000% Senior Secured Notes due 2020

$115,446,000 9.75% Senior Secured Notes due 2019

$928,564,000 5.55% Series P Senior Notes due November 15, 2014

$750,000,000 6.50% Series Q Senior Notes due November 15, 2024

$750,000,000 6.55% Series R Senior Notes due November 15, 2034

$1,786,546,000 10.875% Senior Notes due 2017

$3,221,526,485 11.250%/12.000% Senior Toggle Notes due 2017

10.000% Senior Secured Notes due 2020

Interest on the 10.000% Senior Secured Notes due 2020 (the “10.000% Notes” or the “EFH Corp. 10.000% Notes”) is payable on January 15 and July 15 of each year. The 10.000% Notes accrue interest at the rate of 10.000% per annum. The 10.000% Notes will mature on January 15, 2020.

Energy Future Holdings Corp. (“EFH Corp.”) may redeem any of the 10.000% Notes beginning on January 15, 2015 at the redemption prices set forth in this prospectus. EFH Corp. may also redeem any of the 10.000% Notes at any time prior to January 15, 2015 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. In addition, before January 15, 2013, EFH Corp. may redeem up to 35% of the aggregate principal amount of the 10.000% Notes using the proceeds from certain equity offerings at the redemption price set forth in this prospectus.

The 10.000% Notes are senior obligations of EFH Corp. and rank equally in right of payment with all senior indebtedness of EFH Corp. The 10.000% Notes are effectively subordinated to any indebtedness of EFH Corp. secured by assets of EFH Corp. to the extent of the value of the assets securing such indebtedness and structurally subordinated to all indebtedness and other liabilities of EFH Corp.’s non-guarantor subsidiaries and any other unrestricted subsidiaries. The 10.000% Notes are senior in right of payment to any future subordinated indebtedness of EFH Corp.

Energy Future Competitive Holdings Company (“EFCH”) and Energy Future Intermediate Holding Company LLC (“EFIH” and, together with EFCH, the “guarantors”), direct, wholly-owned subsidiaries of EFH Corp., jointly and severally guarantee the 10.000% Notes (the “10.000% Notes guarantees”). The 10.000% Notes guarantee from EFIH is secured, equally and ratably with certain outstanding indebtedness of EFH Corp. and EFIH, by the pledge of all membership interests and other investments EFIH owns or holds in Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) or any of Oncor Holdings’ subsidiaries (such membership interests and other investments, the “Collateral”). The 10.000% Notes guarantee from EFCH is unsecured. The 10.000% Notes guarantees are senior obligations of each guarantor and rank equally in right of payment with all existing and future senior indebtedness of each guarantor. The 10.000% Notes guarantee from EFIH is effectively senior to all unsecured indebtedness of EFIH to the extent of the value of the Collateral. The 10.000% Notes guarantees are effectively subordinated to all secured indebtedness of each guarantor secured by assets other than the Collateral to the extent of the value of the assets securing such indebtedness, and are structurally subordinated to any existing and future indebtedness and liabilities of EFH Corp.’s subsidiaries that are not guarantors.

For a more detailed description of the 10.000% Notes, see “Description of the 10.000% Notes” beginning on page 43.

9.75% Senior Secured Notes due 2019

Interest on the 9.75% Senior Secured Notes due 2019 (the “9.75% Notes” or the “EFH Corp. 9.75% Notes”) is payable on April 15 and October 15 of each year. The 9.75% Notes accrue interest at the rate of 9.75% per annum. The 9.75% Notes will mature on October 15, 2019.

EFH Corp. may redeem any of the 9.75% Notes beginning on October 15, 2014 at the redemption prices set forth in this prospectus. EFH Corp. may also redeem any of the 9.75% Notes at any time prior to October 15, 2014 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. In addition, before October 15, 2012, EFH Corp. may redeem up to 35% of the aggregate principal amount of the 9.75% Notes using the proceeds from certain equity offerings at the redemption price set forth in this prospectus.

The 9.75% Notes are senior obligations of EFH Corp. and rank equally in right of payment with all senior indebtedness of EFH Corp. The 9.75% Notes are effectively subordinated to any indebtedness of EFH Corp. secured by assets of EFH Corp. to the extent of the value of the assets securing such indebtedness and structurally subordinated to all indebtedness and other liabilities of EFH Corp.’s non-guarantor subsidiaries and any other unrestricted subsidiaries. The 9.75% Notes are senior in right of payment to any future subordinated indebtedness of EFH Corp.

The guarantors jointly and severally guarantee the notes (the “9.75% Notes guarantees”). The 9.75% Notes guarantee from EFIH is secured, equally and ratably with certain outstanding indebtedness of EFIH, by the pledge of the Collateral. The 9.75% Notes guarantee from EFCH is unsecured. The 9.75% Notes guarantees are senior obligations of each guarantor and rank equally in right of payment with all existing and future senior indebtedness of each guarantor. The 9.75% Notes guarantee from EFIH is effectively senior to all unsecured indebtedness of EFIH to the extent of the value of the Collateral. The guarantee from EFIH will be effectively subordinated to all secured indebtedness of EFIH secured by assets other than the Collateral to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to any existing and future indebtedness and liabilities of EFIH’s subsidiaries that are not guarantors. The 9.75% Notes guarantee from EFCH will be effectively subordinated to all secured indebtedness of EFCH to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to any existing and future indebtedness and liabilities of EFCH’s subsidiaries that are not guarantors.

The 9.75% Notes and the 10.000% Notes are collectively referred to herein as the “EFH Corp. Senior Secured Notes.”

For a more detailed description of the 9.75% Notes, see “Description of the 9.75% Notes” beginning on page 117.

The 9.75% Notes are listed on the New York Stock Exchange under the symbol “TXU19.”

Legacy Notes due 2014, 2024 and 2034

Interest on the 5.55% Series P Senior Notes due November 15, 2014 (the “5.55% Notes”), the 6.50% Series Q Senior Notes due November 15, 2024 (the “6.50% Notes”) and the 6.55% Series R Senior Notes due November 15, 2034 (the “6.55% Notes”) is payable on May 15 and November 15 of each year. The 5.55% Notes accrue interest at the rate of 5.55% per annum, the 6.50% Notes accrue interest at the rate of 6.50% per annum and the 6.55% Notes accrue interest at the rate of 6.55% per annum. The 5.55% Notes, the 6.50% Notes and the 6.55% Notes, which are collectively referred to herein as the “Legacy Notes,” will mature on November 15, 2014, November 15, 2024 and November 15, 2034, respectively.

EFH Corp. may redeem any of the Legacy Notes at the “make-whole” redemption prices set forth in this prospectus, plus accrued and unpaid interest to the redemption date.

The Legacy Notes are unsecured and rank equally with all unsecured senior indebtedness of EFH Corp. None of EFH Corp.’s subsidiaries guarantees the Legacy Notes. The Legacy Notes are effectively junior to all indebtedness, preferred stock and other liabilities of EFH Corp.’s subsidiaries.

For a more detailed description of the Legacy Notes, see “Description of the Legacy Notes” beginning on page 183.

Senior Notes due 2017

Interest on the 10.875% Senior Notes due 2017 (the “10.875% Notes” or the “EFH Corp. 10.875% Notes”) and the 11.250%/12.000% Senior Toggle Notes due 2017 (the “Toggle Notes” or the “EFH Corp. Toggle Notes”) is payable on May 1 and November 1 of each year. The 10.875% Notes accrue interest at the rate of 10.875% per annum. Until November 1, 2012, EFH Corp. may elect to pay interest on the Toggle Notes in cash, by increasing the principal amount of the Toggle Notes by issuing new Toggle Notes (“PIK interest”) for the entire amount of the interest payment or by paying interest on half of the principal amount of the Toggle Notes in cash and half in PIK interest. The Toggle Notes accrue cash interest at a rate of 11.250% per annum and PIK interest at a rate of 12.000% per annum. If EFH Corp. elects to pay any PIK interest, EFH Corp. will increase the principal amount of the Toggle Notes or issue new Toggle Notes in an amount equal to the amount of PIK interest for the applicable interest payment period (rounded up to the nearest $1,000) to holders of the Toggle Notes on the relevant record date. The Toggle Notes are treated as having been issued with original issue discount for U.S. federal income tax purposes. The 10.875% Notes and the Toggle Notes, which are collectively referred to herein as the “Senior Notes” or the “EFH Corp. Senior Notes,” will mature on November 1, 2017.

EFH Corp. may redeem any of the Senior Notes beginning on November 1, 2012 at the redemption prices set forth in this prospectus. EFH Corp. may also redeem any of the Senior Notes at any time prior to November 1, 2012 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium.

The Senior Notes are unsecured and rank equally with senior indebtedness of EFH Corp. The guarantors guarantee the Senior Notes (the “Senior Notes guarantees”). The Senior Notes guarantees are unsecured and rank equally with any unsecured senior indebtedness of the guarantors. The Senior Notes guarantees are effectively junior to all of the secured indebtedness of the guarantors to the extent of the assets securing that indebtedness. The Senior Notes and the Senior Notes guarantees are effectively junior to all indebtedness, preferred stock and other liabilities of EFH Corp.’s subsidiaries that are not guarantors. None of EFH Corp.’s other subsidiaries guarantee the Senior Notes.

For a more detailed description of the Senior Notes, see “Description of the Senior Notes” beginning on page 192.

Unless the context otherwise requires, the Senior Notes and the EFH Corp. Senior Secured Notes are collectively referred to herein as the “Guaranteed Notes.” The Guaranteed Notes and the Legacy Notes are collectively referred to herein as the “notes,” and the 10.000% Notes guarantees, the 9.75% Notes guarantees and the Senior Notes guarantees are collectively referred to herein as the “guarantees” and each, individually, a “guarantee.”

See “Risk Factors” beginning on page 19, as well as those contained in EFH Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (our “2011 Form 10-K”) that is incorporated into this prospectus by reference for a discussion of certain risks that you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and may be used by Goldman, Sachs & Co. (the “Market Maker”) and affiliates of the Market Maker in connection with offers and sales of the notes related to market-making transactions in the notes in the secondary market effected from time to time. The Market Maker and the affiliates of the Market Maker may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agent for both. Sales of notes pursuant to this prospectus will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. EFH Corp. will not receive any proceeds from such sales.

The date of this prospectus is April 4, 2012.

You should rely only on the information contained in and incorporated by reference into this prospectus. We have not, and the Market Maker or its affiliates have not, authorized anyone to provide you with different information. This prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained in or incorporated by reference into this prospectus. If you receive any other information, you should not rely on it. No offer of these securities is being made in any state where any such offer is prohibited. The information contained in or incorporated by reference into this prospectus is only accurate as of the date of this prospectus or such incorporated information.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes. You should carefully read this summary together with the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated into this prospectus by reference. See the sections entitled “Available Information” and “Incorporation by Reference” for a further discussion on incorporation by reference.

Unless the context otherwise requires or as otherwise indicated, references in this prospectus to “we,” “our” and “us” refer to Energy Future Holdings Corp. and its consolidated subsidiaries. References to “EFH Corp.” refer to Energy Future Holdings Corp. (parent entity) and not to any of its subsidiaries. “EFIH Notes” means, collectively, EFIH’s and EFIH Finance Inc.’s (“EFIH Finance”) 9.75% Senior Secured Notes due 2019 (“EFIH 9.75% Notes”), 10.000% Senior Secured Notes due 2020 (“EFIH 10% Notes”), 11% Senior Secured Second Lien Notes due 2021 (“EFIH 11% Notes”) and 11.750% Senior Secured Second Lien Notes due 2022 (“EFIH 11.750% Notes”). The EFH Corp. Senior Secured Notes, the EFIH 9.75% Notes and the EFIH 10% Notes are collectively referred to as the “Senior Secured Notes.” “TCEH Senior Notes” means, collectively, Texas Competitive Electric Holdings Company LLC’s (“TCEH”) and TCEH Finance Inc.’s (“TCEH Finance”) 10.25% Senior Notes due 2015 and 10.25% Senior Notes due 2015, Series B (collectively, “TCEH 10.25% Notes”) and 10.50%/11.25% Senior Toggle Notes due 2016 (“TCEH Toggle Notes”). “TCEH Senior Secured Notes” means TCEH’s and TCEH Finance’s 11.5% Senior Secured Notes due 2020. “TCEH Senior Secured Second Lien Notes” means, collectively, TCEH’s and TCEH Finance’s 15% Senior Secured Second Lien Notes due 2021 and 15% Senior Secured Second Lien Notes due 2021, Series B.

Investment funds associated with or designated by Kohlberg Kravis Roberts & Co. (“KKR”), TPG Capital Management, L.P. (“TPG”) and the Market Maker (together with KKR and TPG, the “Sponsor Group”), and certain other co-investors, own EFH Corp. through Texas Energy Future Holdings Limited Partnership (“Texas Holdings”), with the Sponsor Group controlling Texas Holdings’ general partner, Texas Energy Future Capital Holdings LLC (the “General Partner”).

Our Businesses

We are a Dallas, Texas-based energy company with a portfolio of competitive and regulated energy businesses in Texas. EFH Corp. is a holding company conducting its operations principally through its TCEH and Oncor Electric Delivery Company LLC (“Oncor”) subsidiaries. EFCH and TCEH are wholly-owned. EFIH is wholly-owned and indirectly holds an approximate 80% equity interest in Oncor.

EFCH’s principal asset is its investment in TCEH. EFCH is a guarantor of a significant portion of the debt of EFH Corp. and TCEH.

TCEH, through its subsidiaries, is engaged in competitive electricity market activities largely in Texas including electricity generation, wholesale energy sales and purchases, commodity risk management and trading activities, and retail electricity sales.

TCEH owns or leases 15,427 megawatts (“MW”) of generation capacity in Texas, which consists of lignite/coal, nuclear and natural gas-fueled generation facilities. TCEH is also the largest purchaser of wind-generated electricity in Texas and the fifth largest in the United States (“US” or “U.S.”). TCEH provides competitive electricity and related services to 1.8 million retail electricity customers in Texas.

EFIH’s principal assets consist of its investment in Oncor Holdings, the principal asset of which is an 80% equity interest in Oncor, and its investment in debt securities of EFH Corp. and TCEH that EFIH received in exchange for debt issued by EFIH. EFIH is also a guarantor of a significant portion of EFH Corp.’s debt.

Oncor is engaged in regulated electricity transmission and distribution operations in Texas that are primarily regulated by the Public Utility Commission of Texas (“PUCT”) and, in certain instances, the US Federal Energy Regulatory Commission (“FERC”). Oncor provides both distribution services to retail electric providers (“REPs”) that sell electricity to consumers and transmission services to other electricity distribution companies, cooperatives, municipalities and REPs. Oncor operates the largest transmission and distribution system in Texas, delivering electricity to more than three million homes and businesses and operating more than 118,000 miles of transmission and distribution lines. A significant portion of Oncor’s revenues represent fees for delivery services provided to TCEH. Revenues from TCEH represented 33% and 36% of Oncor’s total revenues for the years ended December 31, 2011 and 2010, respectively.

EFH Corp. and Oncor have implemented certain structural and operational “ring-fencing” measures based on commitments made by Texas Holdings and Oncor to the PUCT that are intended to enhance the credit quality of Oncor. These measures serve to mitigate Oncor’s and Oncor Holdings’ credit exposure to Texas Holdings and its direct and indirect subsidiaries (other than Oncor Holdings and its direct and indirect subsidiaries, including Oncor (collectively, the “Oncor Ring-Fenced Entities”)) (collectively, the “Texas Holdings Group”) and to reduce the risk that the assets and liabilities of Oncor or Oncor Holdings would be substantively consolidated with the assets and liabilities of the Texas Holdings Group in the event of a bankruptcy of one or more of those entities. Accordingly, EFH Corp. and EFIH do not control and do not consolidate Oncor for financial reporting purposes. See Note 1 to Financial Statements in our 2011 Form 10-K for a description of the material features of these “ring-fencing” measures.

As of December 31, 2011, we had approximately 9,300 full-time employees (including approximately 3,700 at Oncor). Approximately 3,000 employees are under collective bargaining agreements (including approximately 850 at Oncor).

Additional Information

EFH Corp. was incorporated in Texas in 1996. EFIH was formed in Delaware in 2007. EFCH was incorporated in Texas in 1982. Our principal executive offices are located at Energy Plaza, 1601 Bryan Street, Dallas, TX 75201-3411. The telephone number of our principal executive offices is (214) 812-4600. Our website is http://www.energyfutureholdings.com. Information on or connected to our website does not constitute part of this prospectus.

The EFH Corp. 10.000% Notes

The summary below describes the principal terms of the EFH Corp. 10.000% Notes, the 10.000% Notes guarantees and the related indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the 10.000% Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the EFH Corp. 10.000% Notes, the 10.000% Notes guarantees and the related indenture.

Issuer	Energy Future Holdings Corp.

Securities Offered	$1,060,757,000 aggregate principal amount of 10.000% Senior Secured Notes due 2020.

Maturity Date	January 15, 2020.

Interest Rate	The EFH Corp. 10.000% Notes accrue interest at the rate of 10.000% per annum.

Interest Payment Dates	Interest on the EFH Corp. 10.000% Notes will be payable on January 15 and July 15 of each year.

Ranking	The EFH Corp. 10.000% Notes are:

•

senior obligations of EFH Corp. and rank equally in right of payment with all existing and future senior indebtedness of EFH Corp. (including the Legacy Notes, the Senior Notes and the EFH Corp. 9.75% Notes);

• effectively subordinated to any indebtedness of EFH Corp. secured by assets of EFH Corp. to the extent of the value of the assets securing such indebtedness;
•

structurally subordinated to all indebtedness and other liabilities of EFH Corp.’s non-guarantor subsidiaries, including Oncor Holdings, TCEH and each of their respective subsidiaries, any of EFH Corp.’s foreign subsidiaries and any other unrestricted subsidiaries;

• senior in right of payment to any future subordinated indebtedness of EFH Corp; and
• guaranteed as described in “—Guarantees.”

As of December 31, 2011, (1) EFH Corp. had $1.176 billion principal amount of senior secured indebtedness, including the EFH Corp. 10.000% Notes, and (2) the EFH Corp. 10.000% Notes were structurally subordinated to approximately $36.767 billion principal amount of debt (including long-term debt, including amounts due currently and short-term borrowings) of EFH Corp.’s subsidiaries, including all of TCEH’s and its subsidiaries’ debt and all of Oncor Holdings’ and its subsidiaries’ debt. As of December 31, 2011, TCEH had approximately $1.553 billion of additional available capacity under its senior secured credit facilities (excluding amounts available under its senior secured cash posting credit facility, but including $169 million of available letter of credit capacity), and Oncor had approximately $1.602 billion of additional available capacity under its revolving credit facility (subject to certain bond credit availability). In addition, the TCEH senior secured facilities permit TCEH to issue up to $5.0 billion of secured notes or loans ranking junior to TCEH’s senior secured borrowings.

Guarantees	The EFH Corp. 10.000% Notes are unconditionally guaranteed, jointly and severally, by EFCH (the parent of TCEH) on a senior unsecured basis and EFIH (the parent of Oncor Holdings) on a senior secured basis (to the extent of the assets securing the guarantee).

The 10.000% Notes guarantees:

•	are senior obligations of each guarantor and rank equally in right of payment with all existing and future senior indebtedness of each guarantor;

•	in the case of the guarantee from EFIH, are secured, equally and ratably with the EFIH 9.75% Notes and the EFIH 10% Notes and EFIH’s guarantee of the EFH Corp. 9.75% Notes by the Collateral, which consists of all of the membership interests EFIH owns in Oncor Holdings;

•	in the case of the guarantee from EFCH, are not secured;

•	in the case of the guarantee from EFIH, are effectively senior to all unsecured indebtedness of EFIH to the extent of the value of the Collateral securing such guarantee;

•	are effectively subordinated to all secured indebtedness of each guarantor secured by assets other than the Collateral to the extent of the value of the assets securing such indebtedness;

•	are structurally subordinated to any existing and future indebtedness and liabilities of subsidiaries of a guarantor that do not guarantee the EFH Corp. 10.000% Notes, including Oncor Holdings and its subsidiaries (collectively, the “Oncor Subsidiaries”) in the case of EFIH, and TCEH and its subsidiaries in the case of EFCH, and any other unrestricted subsidiaries;

•	are senior in right of payment to any future subordinated indebtedness of each guarantor; and

•	are effectively senior, in the case of EFIH, to all obligations under any existing and future junior lien debt with respect to the Collateral, including the EFIH 11% Notes and the EFIH 11.750% Notes.

As of December 31, 2011, the EFCH guarantee was effectively junior to approximately $84 million principal amount of senior secured indebtedness of EFCH (excluding EFCH’s secured guarantee of $20.911 billion of senior secured borrowings by TCEH under its senior secured credit facilities). As of December 31, 2011, TCEH had approximately $1.553 billion of additional available senior secured capacity under its senior secured credit facilities (excluding amounts available under its senior secured cash posting credit facility, but including $169 million of available letter of credit capacity). In addition, the TCEH senior secured facilities permit it to issue up to $5.0 billion of notes or loans ranking junior to TCEH’s senior secured borrowings.

None of EFH Corp.’s other subsidiaries guarantee the EFH Corp. 10.000% Notes. For the year ended December 31, 2011, the non-guarantor subsidiaries generated all of EFH Corp.’s reported consolidated total revenue. In addition, as of December 31, 2011, TCEH and its subsidiaries held approximately 81% of EFH Corp.’s reported consolidated total assets and the remaining assets primarily reflected EFH Corp.’s investment in Oncor Holdings.

See “Risk Factors — Risks Related to the EFH Corp. Senior Secured Notes — The liabilities of each of EFH Corp. and EFCH currently exceed its assets as shown on its most recent balance sheet. If a court were to find that EFH Corp., EFCH or EFIH were insolvent before or after giving effect to the offering of the EFH Corp. Senior Secured Notes and did not receive reasonably equivalent value or fair consideration for the issuance of the EFH Corp. Senior Secured Notes or the incurrence of a guarantee or the pledge of the Collateral, as applicable, the court may void all or a portion of the obligations represented by the EFH Corp. Senior Secured Notes or the guarantee of the EFH Corp. Senior Secured Notes by EFCH or EFIH or the pledge of the Collateral by EFIH as a fraudulent conveyance.”

Security	EFIH’s guarantee of the EFH Corp. 10.000% Notes is secured, equally and ratably with the EFIH 9.75% Notes and the EFIH 10% Notes and EFIH’s guarantee of the EFH Corp. 9.75% Notes by its pledge of 100% of the membership interests and other investments it owns or holds in Oncor Holdings. As of the date of this prospectus, $115 million principal amount of EFH Corp. 9.75% Notes and $2.321 billion principal amount of EFIH 9.75% Notes and EFIH 10% Notes were outstanding. See “Description of the 10.000% Notes — Security for the Notes.” See also “Risk Factors — Risks Related to the EFH Corp. Senior Secured Notes — The indentures governing the EFH Corp. Senior Secured Notes may not protect holders from all actions that EFH Corp., EFIH or the Oncor Subsidiaries may take that would reduce your interest in the Collateral or that may reduce the value of the Collateral, including sales or exchanges of the Collateral or the assets of the Oncor Subsidiaries for other assets or investments.”

Optional Redemption	EFH Corp. may redeem any of the EFH Corp. 10.000% Notes on and after January 15, 2015 at the redemption prices set forth in this prospectus. EFH Corp. may also redeem any of the EFH Corp. 10.000% Notes at any time prior to January 15, 2015 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. In addition, before January 15, 2013, EFH Corp. may redeem up to 35% of the aggregate principal amount of the EFH Corp. 10.000% Notes, using the proceeds from certain equity offerings at the redemption price set forth in this prospectus. See “Description of the 10.000% Notes — Optional Redemption.”

Change of Control Offer

Upon the occurrence of certain transactions meeting the definition of “change of control,” holders of the EFH Corp. 10.000% Notes will have the right to require EFH Corp. to repurchase some or all of the EFH Corp. 10.000% Notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. This right is subject to important limitations. For example, this right will not apply to a transaction that would otherwise be a “change of control” if EFH Corp. complies with the provisions relating to a transfer of either the Oncor business or the TCEH business described below under “— Important Covenants” or if the transaction meets certain other requirements. See “Description of the 10.000% Notes — Repurchase at the Option of Holders — Change of Control” and the definition of “Change of Control” under “Description of the 10.000% Notes.”

EFH Corp. may not be able to pay holders the required price for EFH Corp. 10.000% Notes they present to it at the time of a change of control, because EFH Corp. may not have enough funds at that time or the terms of EFH Corp.’s other indebtedness or any of its subsidiaries’ indebtedness, including the TCEH senior secured facilities, may prevent EFH Corp. from making such payment or receiving funds from its subsidiaries in an amount sufficient to fund such payment.

See “Risk Factors — Risks Related to the EFH Corp. Senior Secured Notes — We may not be able to repurchase the EFH Corp. Senior Secured Notes upon a change of control,” “Risk Factors — Risks Related to the Notes and Our Substantial Indebtedness — We may transfer or dispose of our interests in EFIH or Oncor Holdings to a third party in a manner that would result in EFIH or such third party becoming the obligor under the EFH Corp. Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes, without EFH Corp. or EFIH being required to offer to repurchase the EFH Corp. Senior Secured Notes, the 5.55% Notes or the EFH Corp. Senior Notes. The risks of an investment in the EFH Corp. Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes may increase further following such a transaction” and “Risk Factors — Risks Related to the EFH Corp. Senior Secured Notes — We may transfer or dispose of our interests in or the assets of TCEH to a third party without such third party becoming the obligor under the EFH Corp. Senior Secured Notes and without being required to offer to repurchase the EFH Corp. Senior Secured Notes.”

Important Covenants

The indenture governing the EFH Corp. 10.000% Notes contains covenants limiting EFH Corp.’s ability and the ability of its restricted subsidiaries to:

•       pay dividends on or make distributions in respect of EFH

Corp.’s capital stock or make other restricted payments;

•       make investments (including investments in Oncor);

•       incur additional debt or issue some types of preferred shares;

•       create liens on assets to secure debt;

•       sell assets;

•       consolidate, merge, sell or otherwise dispose of all or

substantially all of their assets in certain circumstances;

•       enter into certain transactions with their affiliates; and

•       designate EFH Corp.’s subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. For example, the first to occur of the sale of all of the Oncor business (as defined under “Permitted Asset Transfer” under “Description of the 10.000% Notes”) and all of the TCEH business (as defined under “TCEH Transfer” under “Description of the 10.000% Notes”) will not be considered the sale of all or substantially all of EFH Corp.’s assets under the indenture so long as certain conditions are satisfied, in the case of the sale of the Oncor business, including the condition that the transferee assumes the obligations under the EFH Corp. 10.000% Notes. The transferee in the case of a TCEH Transfer would not be required to assume such obligations. Certain other transactions (including certain intercompany transactions) involving the Oncor business will also not be considered the sale of all or substantially all of EFH Corp.’s assets. Additionally, up to an aggregate of $4.0 billion of indebtedness secured by a first priority lien on the Collateral, including the Senior Secured Notes, may be incurred under the indenture.

Oncor Holdings, the immediate parent of Oncor, and its subsidiaries and Comanche Peak Nuclear Power Company LLC, Nuclear Energy Future Holdings LLC and Nuclear Energy Future Holdings II LLC are unrestricted subsidiaries under the indenture and, accordingly, are not subject to any of the restrictive covenants in the indenture. See “Description of the 10.000% Notes.”

Liquidity of Market	We cannot assure you as to the liquidity of markets that may develop for the EFH Corp. 10.000% Notes, your ability to sell the EFH Corp. 10.000% Notes or the price at which you would be able to sell the EFH Corp. 10.000% Notes. The Market Maker has advised us that it intends to make a market in the EFH Corp. 10.000% Notes as permitted by applicable laws and regulations; however, it is not obligated to do so, and it may discontinue its market-making activities at any time without notice. Additionally, it may be restricted in its market-making activities. See “Risk Factors — Risks Related to the Notes and Our Substantial Indebtedness — Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active market will develop for the notes.”

Listing	EFH Corp. has not listed, and does not intend to list, the EFH Corp. 10.000% Notes for trading on any securities exchange or automated quotation system.

Use of Proceeds	This prospectus may be delivered in connection with the resale of EFH Corp. 10.000% Notes by the Market Maker and the affiliates of the Market Maker in market-making transactions in the EFH Corp. 10.000% Notes in the secondary market. We will not receive any of the proceeds from such transactions. See “Use of Proceeds.”

Risk Factors	In addition to the other information included in or incorporated by reference into this prospectus, you should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page 19, as well as those contained in our 2011 Form 10-K, which is incorporated into this prospectus by reference, before deciding whether or not to invest in the EFH Corp. 10.000% Notes.

The EFH Corp. 9.75% Notes

The summary below describes the principal terms of the EFH Corp. 9.75% Notes, the 9.75% Notes guarantees and the related indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the 9.75% Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the EFH Corp. 9.75% Notes, the 9.75% Notes guarantees and the related indenture.

Issuer	Energy Future Holdings Corp.

Securities Offered	$115,446,000 aggregate principal amount of 9.75% Senior Secured Notes due 2019.

Maturity Date	October 15, 2019.

Interest Rate	The EFH Corp. 9.75% Notes accrue interest at the rate of 9.75% per annum.

Interest Payment Dates	Interest on the EFH Corp. 9.75% Notes is payable on April 15 and October 15 of each year.

Ranking	The EFH Corp. 9.75% Notes are:

•       senior obligations of EFH Corp. and rank equally in right of payment with all senior indebtedness of EFH Corp. (including the Legacy Notes, the Senior Notes and the EFH Corp. 10.000% Notes);

•       effectively subordinated to any indebtedness of EFH Corp. secured by assets of EFH Corp. to the extent of the value of the assets securing such indebtedness;

•       structurally subordinated to all indebtedness and other liabilities of EFH Corp.’s non-guarantor subsidiaries, including Oncor Holdings, TCEH and each of their respective subsidiaries, any of EFH Corp.’s foreign subsidiaries and any other unrestricted subsidiaries;

•       senior in right of payment to any future subordinated indebtedness of EFH Corp.; and

•       guaranteed as described in “—Guarantees.”

As of December 31, 2011, (1) EFH Corp. had $1.176 billion principal amount of senior secured indebtedness, including the EFH Corp. 9.75% Notes, and (2) the EFH Corp. 9.75% Notes were structurally subordinated to approximately $36.767 billion principal amount of debt (including long-term debt, including amounts due currently and short-term borrowings) of EFH Corp.’s subsidiaries, including all of TCEH’s and its subsidiaries’ debt and all of Oncor Holdings’ and its subsidiaries’ debt. As of December 31, 2011, TCEH had approximately $1.553 billion of additional available capacity under its senior secured credit facilities (excluding amounts available under its senior secured cash posting credit facility, but including $169 million of available letter of credit capacity), and Oncor had approximately $1.602 billion of additional available capacity under its revolving credit facility (subject to certain bond credit availability). In addition, the TCEH senior secured facilities permit TCEH to issue up to $5.0 billion of secured notes or loans ranking junior to TCEH’s senior secured borrowings.

Guarantees	The EFH Corp. 9.75% Notes are unconditionally guaranteed, jointly and severally, by EFCH (the parent of TCEH) on a senior unsecured basis and EFIH (the parent of Oncor Holdings) on a senior secured basis (to the extent of the Collateral securing the guarantee).

The 9.75% Notes guarantees:

•       are a general senior obligation of each guarantor;

•       in the case of the guarantee from EFIH, are secured, equally and ratably with the EFIH 9.75% Notes and the EFIH 10% Notes and EFIH’s guarantee of the EFH Corp. 10.000% Notes by the Collateral, which consists of all of the membership interests EFIH owns in Oncor Holdings;

•       in the case of the guarantee from EFCH, are not secured;

•       rank equally in right of payment with all existing and future senior indebtedness of each guarantor;

•       in the case of the guarantee from EFIH, are effectively senior to all unsecured indebtedness of EFIH to the extent of the value of the Collateral securing such guarantee;

•       are effectively subordinated to all secured indebtedness of each guarantor secured by assets other than the Collateral to the extent of the value of the assets securing such indebtedness;

•       are structurally subordinated to any existing and future indebtedness and liabilities of subsidiaries of a guarantor that do not guarantee the EFH Corp. 9.75% Notes, including the Oncor Subsidiaries in the case of EFIH, and TCEH and its subsidiaries in the case of EFCH, and any other unrestricted subsidiaries;

•       are senior in right of payment to any future subordinated indebtedness of each guarantor; and

•       are effectively senior, in the case of EFIH, to all obligations under any existing and future junior lien debt with respect to the Collateral, including the EFIH 11% Notes and the EFIH 11.750% Notes.

As of December 31, 2011, the EFCH guarantee was effectively junior to approximately $84 million principal amount of senior secured indebtedness of EFCH (excluding EFCH’s secured guarantee of $20.911 billion of senior secured borrowings by TCEH under its senior secured credit facilities). As of December 31, 2011, TCEH had approximately $1.553 billion of additional available senior secured capacity under its senior secured credit facilities (excluding amounts available under its senior secured cash posting credit facility, but including $169 million of available letter of credit capacity). In addition, the TCEH senior secured facilities permit TCEH to issue up to $5.0 billion of notes or loans ranking junior to TCEH’s senior secured borrowings.

None of EFH Corp.’s other subsidiaries guarantee the 9.75% Notes. For the year ended December 31, 2011, the non-guarantor subsidiaries generated all of EFH Corp.’s reported consolidated total revenue. In addition, as of December 31, 2011, TCEH and its subsidiaries held approximately 81% of EFH Corp.’s reported consolidated total assets and the remaining assets primarily reflected EFH Corp.’s investment in Oncor Holdings.

See “Risk Factors — Risks Related to the EFH Corp. Senior Secured Notes — The liabilities of each of EFH Corp. and EFCH currently exceed its assets as shown on its most recent balance sheet. If a court were to find that EFH Corp., EFCH or EFIH were insolvent before or after giving effect to the offering of the EFH Corp. Senior Secured Notes and did not receive reasonably equivalent value or fair consideration for the issuance of the EFH Corp. Senior Secured Notes or the incurrence of a guarantee or the pledge of the Collateral, as applicable, the court may void all or a portion of the obligations represented by the EFH Corp. Senior Secured Notes or the guarantee of the EFH Corp. Senior Secured Notes by EFCH or EFIH or the pledge of the Collateral by EFIH as a fraudulent conveyance.”

Security	EFIH’s guarantee of the EFH Corp. 9.75% Notes is secured, equally and ratably with the EFIH 9.75% Notes and the EFIH 10% Notes and EFIH’s guarantee of the EFH Corp. 10.000% Notes by its pledge of 100% of the membership interests and other investments it owns or holds in Oncor Holdings. As of the date of this prospectus, $2.321 billion principal amount of EFIH 9.75% Notes and EFIH 10% Notes and $1.061 billion principal amount of EFH Corp. 10.000% Notes were outstanding. See “Description of the 9.75% Notes — Security for the Notes.” See also “Risk Factors — Risks Related to the EFH Corp. Senior Secured Notes — The indentures governing the EFH Corp. Senior Secured Notes may not protect holders from all actions that EFH Corp., EFIH or the Oncor Subsidiaries may take that would reduce your interest in the Collateral or that may reduce the value of the Collateral, including sales or exchanges of the Collateral or the assets of the Oncor Subsidiaries for other assets or investments.”

Optional Redemption	EFH Corp. may redeem any of the EFH Corp. 9.75% Notes on and after October 15, 2014 at the redemption prices set forth in this prospectus. EFH Corp. may also redeem any of the EFH Corp. 9.75% Notes at any time prior to October 15, 2014 at a price equal to 100% of their principal amount, plus accrued interest and a “make-whole” premium. In addition, before October 15, 2012, EFH Corp. may redeem up to 35% of the aggregate principal amount of the EFH Corp. 9.75% Notes, using the proceeds from certain equity offerings at the redemption price set forth in this prospectus. See “Description of the 9.75% Notes—Optional Redemption.”

Change of Control Offer	Upon the occurrence of certain transactions meeting the definition of “change of control,” holders of the EFH Corp. 9.75% Notes will have the right to require EFH Corp. to repurchase some or all of the EFH Corp. 9.75% Notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. This right is subject to important limitations. For example, this right will not apply to a transaction that would otherwise be a “change of control” if EFH Corp. complies with the provisions relating to a transfer of either the Oncor business or the TCEH business described below under “—Important Covenants” or if the transaction meets certain other requirements. See “Description of the 9.75% Notes—Repurchase at the Option of Holders—Change of Control” and the definition of “Change of Control” under “Description of the 9.75% Notes.”

EFH Corp. may not be able to pay holders the required price for EFH Corp. 9.75% Notes they present to it at the time of a change of control, because EFH Corp. may not have enough funds at that time or the terms of EFH Corp.’s other indebtedness or any of its subsidiaries’ indebtedness, including the TCEH senior secured facilities, may prevent EFH Corp. from making such payment or receiving funds from its subsidiaries in an amount sufficient to fund such payment. See “Risk Factors — Risks Related to the EFH Corp. Senior Secured Notes — We may not be able to repurchase the EFH Corp. Senior Secured Notes upon a change of control,” “Risk Factors — Risks Related to the Notes and Our Substantial Indebtedness — We may transfer or dispose of our interests in EFIH or Oncor Holdings to a third party in a manner that would result in EFIH or such third party becoming the obligor under the EFH Corp. Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes, without EFH Corp. or EFIH being required to offer to repurchase the EFH Corp. Senior Secured Notes, the 5.55% Notes or the EFH Corp. Senior Notes. The risks of an investment in the EFH Corp. Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes may increase further following such a transaction” and “Risk Factors — Risks Related to the EFH Corp. Senior Secured Notes — We may transfer or dispose of our interests in or the assets of TCEH to a third party without such third party becoming the obligor under the EFH Corp. Senior Secured Notes and without being required to offer to repurchase the EFH Corp. Senior Secured Notes.”

Important Covenants	The indenture governing the EFH Corp. 9.75% Notes contains covenants limiting EFH Corp.’s ability and the ability of its restricted subsidiaries to:

•        pay dividends on or make distributions in respect of   EFH Corp.’s capital stock or make other restricted   payments;

•        make investments (including investments in Oncor);

•        incur additional debt or issue some types of preferred   shares;

•        create liens on assets to secure debt;

•        sell assets;

•        consolidate, merge, sell or otherwise dispose of all or   substantially all of their assets in certain   circumstances;

•        enter into certain transactions with their affiliates;   and

•        designate EFH Corp.’s subsidiaries as unrestricted   subsidiaries.

These covenants are subject to a number of important limitations and exceptions. For example, the first to occur of the sale of all of the Oncor business (as defined under “Permitted Asset Transfer” under “Description of the 9.75% Notes”) and all of the TCEH business (as defined under “TCEH Transfer” under “Description of the 9.75% Notes”) will not be considered the sale of all or substantially all of EFH Corp.’s assets under the indenture so long as certain conditions are satisfied, in the case of the sale of the Oncor business, including the condition that the transferee assumes the obligations under the EFH Corp. 9.75% Notes. The transferee in the case of a TCEH Transfer would not be required to assume such obligations. Certain other transactions (including certain intercompany transactions) involving the Oncor business will also not be considered the sale of all or substantially all of EFH Corp.’s assets. Additionally, up to an aggregate of $4.0 billion of indebtedness secured by a first priority lien on the Collateral, including the Senior Secured Notes, may be incurred under the indenture.

Oncor Holdings, the immediate parent of Oncor, and its subsidiaries and Comanche Peak Nuclear Power Company LLC, Nuclear Energy Future Holdings LLC and Nuclear Energy Future Holdings II LLC are unrestricted subsidiaries under the indenture and, accordingly, are not subject to any of the restrictive covenants in the indenture.

Liquidity of Market	We cannot assure you as to the liquidity of markets that may develop for the EFH Corp. 9.75% Notes, your ability to sell the EFH Corp. 9.75% Notes or the price at which you would be able to sell the EFH Corp. 9.75% Notes. The Market Maker has advised us that it intends to make a market in the EFH Corp. 9.75% Notes as permitted by applicable laws and regulations; however, it is not obligated to do so, and it may discontinue its market-making activities at any time without notice. In addition, it may be restricted in its market-making activities. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.”

Listing	The EFH Corp. 9.75% Notes are listed on the New York Stock Exchange under the symbol “TXU19.”

Use of Proceeds	This prospectus may be delivered in connection with the resale of EFH Corp. 9.75% Notes by the Market Maker and the affiliates of the Market Maker in market-making transactions in the EFH Corp. 9.75% Notes in the secondary market. We will not receive any of the proceeds from such transactions. See “Use of Proceeds.”

Risk Factors	In addition to the other information included in or incorporated by reference into this prospectus, you should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page 19, as well as those contained in our 2011 Form 10-K, which is incorporated into this prospectus by reference, before deciding whether or not to invest in the EFH Corp. 9.75% Notes.

The Legacy Notes

The summary below describes the principal terms of the Legacy Notes and the related indentures (including applicable officers’ certificates). Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Legacy Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the Legacy Notes and the related indentures (including applicable officers’ certificates).

Issuer	Energy Future Holdings Corp.

Securities Offered	$2,428,564,000 aggregate principal amount of Legacy Notes consisting of:

• $928,564,000 5.55% Series P Senior Notes due November 15, 2014;

• $750,000,000 6.50% Series Q Senior Notes due November 15, 2024; and

• $750,000,000 6.55% Series R Senior Notes due November 15, 2034.

Maturity Date	The 5.55% Notes will mature on November 15, 2014, the 6.50% Notes will mature on November 15, 2024 and the 6.55% Notes will mature on November 15, 2034.

Interest Rate	The 5.55% Notes bear interest at the annual rate of 5.55%, the 6.50% Notes bear interest at the annual rate of 6.50% and the 6.55% Notes bear interest at the annual rate of 6.55%. Interest on the Legacy Notes began to accrue from the date of original issuance, calculated on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any period less than a full month, on the basis of the actual number of days elapsed during such period.

Interest Payment Dates	Interest on the Legacy Notes is payable on May 15 and November 15 of each year.

Ranking	The Legacy Notes are:

• senior obligations of EFH Corp. and rank equally in right of payment with all senior indebtedness of EFH Corp. (including the EFH Corp. Senior Notes and the EFH Corp. Senior Secured Notes);

• effectively subordinated to any indebtedness of EFH Corp. secured by assets of EFH Corp. to the extent of the value of the assets securing such indebtedness;

•        structurally subordinated to all indebtedness and other liabilities of EFH   Corp.’s non-guarantor subsidiaries, including Oncor Holdings, TCEH and   each of their respective subsidiaries, any of EFH Corp.’s foreign subsidiaries and any other unrestricted subsidiaries of EFH Corp.; and

• senior in right of payment to any future subordinated indebtedness of EFH Corp.

As of December 31, 2011, (1) EFH Corp. had $1.176 billion principal amount of senior secured indebtedness and (2) the Legacy Notes were structurally subordinated to approximately $39.503 billion principal amount of indebtedness (including long-term debt, including amounts due currently and short-term borrowings) of EFH Corp.’s subsidiaries, including all of TCEH’s and its subsidiaries’ indebtedness and all of Oncor Holdings’ and its subsidiaries’ indebtedness. As of December 31, 2011, TCEH had approximately $1.553 billion of additional available capacity under its senior secured credit facilities (excluding amounts available under its senior secured cash posting credit facility, but including $169 million of available letter of credit capacity), and Oncor had approximately $1.602 billion of additional available capacity under its revolving credit facility (subject to certain bond credit availability). In addition, the TCEH senior secured facilities permit TCEH to issue up to $5.0 billion of secured notes or loans ranking junior to TCEH’s senior secured borrowings.

Guarantees	None.

Security	None.

Redemption	EFH Corp. may at its option redeem all or part of each series of Legacy Notes at the respective “make-whole” redemption prices discussed under “Description of the Legacy Notes—Optional Redemption” in this prospectus, plus accrued and unpaid interest to the redemption date.

Limitation on Liens

EFH Corp. may not grant a lien on the capital stock of any of its subsidiaries to secure indebtedness of EFH Corp. without similarly securing the Legacy Notes, with certain exceptions. This covenant does not restrict the granting of liens by EFH Corp.’s subsidiaries in any way. See “Description of the Legacy Notes—Limitation on Liens” in this prospectus.

The limitation on liens described above does not apply to the 5.55% Notes.

Trustee and Paying Agent	The Bank of New York Mellon (formerly known as The Bank of New York).

Use of Proceeds	This prospectus may be delivered in connection with the resale of Legacy Notes by the Market Maker and the affiliates of the Market Maker in market-making transactions in the Legacy Notes in the secondary market. We will not receive any of the proceeds from such transactions. See “Use of Proceeds.”

Liquidity of Market	The Legacy Notes are not listed on any securities exchange, and we do not intend to apply for a listing of the Legacy Notes on a securities exchange or any automated dealer quotation system. We cannot assure you as to the liquidity of markets that may develop for the Legacy Notes, your ability to sell the Legacy Notes or the price at which you would be able to sell the Legacy Notes. The Market Maker has advised us that it intends to make a market in the Legacy Notes as permitted by applicable laws and regulations; however, it is not obligated to do so, and it may discontinue its market-making activities at any time without notice. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.”

Risk Factors	In addition to the other information included in or incorporated by reference into this prospectus, you should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page 19, as well as those contained in our 2011 Form 10-K, which is incorporated into this prospectus by reference, before deciding whether or not to invest in the Legacy Notes.

The EFH Corp. Senior Notes

The summary below describes the principal terms of the EFH Corp. Senior Notes, the Senior Notes guarantees and the related indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Senior Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the EFH Corp. Senior Notes, the Senior Notes guarantees and the related indenture.

Issuer	Energy Future Holdings Corp.

Securities Offered	$5,008,072,485 aggregate principal amount of EFH Corp. Senior Notes consisting of:
• $1,786,546,000 EFH Corp. 10.875% Notes; and • $3,221,526,485 EFH Corp. Toggle Notes.

Maturity Date	November 1, 2017.

Interest Rate	The EFH Corp. 10.875% Notes accrue interest at the rate of 10.875% per annum.
Until November 1, 2012, EFH Corp. may elect to pay interest on the EFH Corp. Toggle Notes, at EFH Corp.’s option:

•       entirely in cash;

•       by increasing the principal amount of the EFH Corp. Toggle Notes or by issuing new EFH Corp. Toggle Notes (“Payment-In-Kind Interest” or “PIK interest”); or

•       50% in cash and 50% in PIK interest.

The EFH Corp. Toggle Notes accrue cash interest at a rate of 11.250% per annum and PIK interest at a rate of 12.000% per annum.

For any interest period in which EFH Corp. elects to pay any PIK interest, EFH Corp. will increase the principal amount of the EFH Corp. Toggle Notes or issue new EFH Corp. Toggle Notes in an amount equal to the amount of PIK interest for the applicable interest payment period (rounded up to the nearest $1,000) to holders of the EFH Corp. Toggle Notes on the relevant record date.

Interest Payment Dates	Interest on the EFH Corp. Senior Notes is payable on May 1 and November 1 of each year.

Ranking	The EFH Corp. Senior Notes are:

•       senior obligations of EFH Corp. and rank equally in right of payment with all senior indebtedness of EFH Corp. (including the Legacy Notes and the EFH Corp. Senior Secured Notes);

•       effectively subordinated to any indebtedness of EFH Corp. secured by assets of EFH Corp. to the extent of the value of the assets securing such indebtedness;

•       structurally subordinated to all indebtedness and other liabilities of EFH Corp.’s non-guarantor subsidiaries, including Oncor Holdings, TCEH and each of their respective subsidiaries, any of EFH Corp.’s foreign subsidiaries and any other unrestricted subsidiaries of EFH Corp.;

•       senior in right of payment to any future subordinated indebtedness of EFH Corp.; and

•       guaranteed as described in “—Guarantees.”

As of December 31, 2011, (1) EFH Corp. had $1.176 billion principal amount of senior secured indebtedness and (2) the EFH Corp. Senior Notes were structurally subordinated to approximately $36.767 billion principal amount of indebtedness (including long-term debt, including amounts due currently and short-term borrowings) of EFH Corp.’s subsidiaries, including all of TCEH’s and its subsidiaries’ debt and all of Oncor Holdings’ and its subsidiaries’ debt. As of December 31, 2011, TCEH had approximately $1.553 billion of additional available capacity under its senior secured credit facilities (excluding amounts available under its senior secured cash posting credit facility, but including $169 million of available letter of credit capacity), and Oncor had approximately $1.602 billion of additional available capacity under its revolving credit facility (subject to certain bond credit availability). In addition, the TCEH senior secured facilities permit TCEH to issue up to $5.0 billion of secured notes or loans ranking junior to TCEH’s senior secured borrowings.

Guarantees	The EFH Corp. Senior Notes are unconditionally guaranteed, jointly and severally, by EFIH (the parent of Oncor Holdings) and EFCH (the parent of TCEH) on a senior unsecured basis.

The Senior Notes guarantees:

•        are a general senior obligation of each guarantor;

•        are not secured;

•        rank equally in right of payment with all existing and future senior indebtedness of each guarantor;

•        are effectively subordinated to all secured indebtedness of each guarantor to the extent of the value of the assets securing such indebtedness (including the EFIH Notes and EFIH’s guarantee of the EFH Corp. Senior Secured
  Notes);

•        are structurally subordinated to any existing and future indebtedness and liabilities of subsidiaries of a guarantor that do not guarantee the EFH Corp.
  Senior Notes, including the Oncor Subsidiaries in the case of EFIH, and
  TCEH and its subsidiaries in the case of EFCH, and any other unrestricted subsidiaries; and

•        are senior in right of payment to any future subordinated indebtedness of each guarantor.

As of December 31, 2011, the EFIH guarantee was effectively junior to approximately $2.727 billion principal amount of senior secured indebtedness of EFIH (excluding EFIH’s secured guarantees of $115 million of EFH Corp. 9.75% Notes and $1.061 billion of EFH Corp. 10.000% Notes). As of December 31, 2011, the EFCH guarantee was effectively junior to approximately $84 million principal amount of senior secured indebtedness of EFCH (excluding EFCH’s secured guarantee of $20.911 billion of senior secured borrowings by TCEH under its senior secured credit facilities). As of December 31, 2011, TCEH had approximately $1.553 billion of additional available senior secured capacity under its senior secured credit facilities (excluding amounts available under its senior secured cash posting credit facility, but including $169 million of available letter of credit capacity). In addition, its senior secured credit facilities permit TCEH to issue up to $5.0 billion of notes or loans ranking junior to TCEH’s senior secured borrowings.

None of EFH Corp.’s other subsidiaries guarantee the EFH Corp. Senior Notes. For the year ended December 31, 2011, the non-guarantor subsidiaries generated all of EFH Corp.’s reported consolidated total revenue. In addition, as of December 31, 2011, TCEH and its subsidiaries held approximately 81% of EFH Corp.’s reported consolidated total assets and the remaining assets primarily reflected EFH Corp.’s investment in Oncor Holdings.

Security	None.

Optional Redemption	EFH Corp. may redeem any of the EFH Corp. Senior Notes on and after November 1, 2012 at the redemption prices set forth in this prospectus. EFH Corp. may also redeem any of the EFH Corp. Senior Notes at any time prior to November 1, 2012 at a price equal to 100% of their principal amount, plus accrued interest and a “make-whole” premium. See “Description of the Senior Notes—Optional Redemption.”

At the end of any “accrual period” (as defined in Section 1272(a)(5) of the Internal Revenue Code of 1986, as amended (the “Code”)) ending after the fifth anniversary of the issue date of the EFH Corp. Toggle Notes (each, an “Optional Interest Repayment Date”), EFH Corp. may pay in cash, without duplication, all accrued and unpaid interest, if any, and all accrued but unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) on each EFH Corp. Toggle Note then outstanding up to, in the aggregate, the Optional Interest Repayment Amount (as defined below) (each such redemption, an “Optional Interest Repayment”). The “Optional Interest Repayment Amount” means, as of each Optional Interest Repayment Date, the excess, if any, of (a) the aggregate amount of accrued and unpaid interest and all accrued and unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) with respect to the EFH Corp. Toggle Notes, over (b) an amount equal to the product of (i) the “issue price” (as defined in Sections 1273(b) and 1274(a) of the Code) of the EFH Corp. Toggle Notes multiplied by (ii) the “yield to maturity” (as defined in the Treasury Regulation Section 1.1272-1(b)(1)(i)) of the toggle notes, minus (c) $50,000,000.

Important Covenants	The indenture governing the EFH Corp. Senior Notes contains covenants limiting EFH Corp.’s ability and the ability of its restricted subsidiaries to:
• make certain restricted payments; and • consolidate, merge, sell or otherwise dispose of all or substantially all of their assets in certain circumstances.

These covenants are subject to a number of important limitations and exceptions.

Oncor Holdings, the immediate parent of Oncor, and its subsidiaries and Comanche Peak Nuclear Power Company LLC, Nuclear Energy Future Holdings LLC and Nuclear Energy Future Holdings II LLC are unrestricted subsidiaries under the indenture and, accordingly, are not subject to any of the restrictive covenants in the indenture.

Liquidity of Market	We have not listed, and do not intend to apply for a listing of, the EFH Corp. Senior Notes on a securities exchange or any automated dealer quotation system. We cannot assure you as to the liquidity of markets that may develop for the EFH Corp. Senior Notes, your ability to sell the EFH Corp. Senior Notes or the price at which you would be able to sell the EFH Corp. Senior Notes. The Market Maker has advised us that it intends to make a market in the EFH Corp. Senior Notes as permitted by applicable laws and regulations; however, it is not obligated to do so, and it may discontinue its market-making activities at any time without notice. In addition, it may be restricted in its market-making activities. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness—Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.”

Voting	The EFH Corp. 10.875% Notes and the EFH Corp. Toggle Notes are treated as a single class under the indenture. See “Description of the Senior Notes.”

Original Issue Discount	EFH Corp. has the option to pay interest on the EFH Corp. Toggle Notes in cash interest or PIK interest for any interest payment period prior to November 1, 2012. For U.S. federal income tax purposes, the existence of this option means that none of the interest payments on the toggle notes are “qualified stated interest.” Consequently, the EFH Corp. Toggle Notes are treated as having been issued with “original issue discount,” and U.S. holders (as defined under “Material U.S. Federal Tax Considerations”) are required to include the original issue discount in gross income for U.S. federal income tax purposes on a constant yield to maturity basis, regardless of whether interest is paid currently in cash. For more information, see “Material U.S. Federal Tax Considerations.”

Use of Proceeds	This prospectus may be delivered in connection with the resale of EFH Corp. Senior Notes by the Market Maker and the affiliates of the Market Maker in market-making transactions in the EFH Corp. Senior Notes in the secondary market. We will not receive any of the proceeds from such transactions. See “Use of Proceeds.”

Risk Factors	In addition to the other information included in or incorporated by reference into this prospectus, you should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page 19, as well as those contained in our 2011 Form 10-K, which is incorporated into this prospectus by reference, before deciding whether or not to invest in the EFH Corp. Senior Notes.

RISK FACTORS

You should carefully consider the risk factors set forth below and the risk factors incorporated into this prospectus by reference to our 2011 Form 10-K as well as the other information contained in and incorporated by reference into this prospectus before deciding to invest in the notes. The selected risks described below and the risks that are incorporated into this prospectus by reference to our 2011 Form 10-K are not our only risks. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial also may materially and adversely affect our business, financial condition or results of operations. Any of the following risks or any of the risks described in our 2011 Form 10-K could materially and adversely affect our business, financial condition, operating results or cash flow. In such a case, the trading price of the notes could decline, or we may not be able to make payments of interest and principal on the notes, and you may lose all or part of your original investment.

Risks Related to the Notes and Our Substantial Indebtedness

Our substantial indebtedness could adversely affect our ability to fund our operations, limit our ability to react to changes in the economy or our industry (including changes to environmental regulations), limit our ability to raise additional capital and adversely impact our ability to meet obligations under the various debt agreements governing our debt.

We are highly leveraged. As of December 31, 2011, our consolidated principal amount of debt (short-term borrowings and long-term debt, including amounts due currently) totaled $36.7 billion (see Note 10 to Financial Statements in our 2011 Form 10-K), which does not include $6.1 billion principal amount of debt of Oncor. Our substantial indebtedness could have significant consequences, including:

•	making it more difficult for us to make payments on our debt;

•

requiring a substantial portion of our cash flow to be dedicated to the payment of principal and interest on our debt, thereby reducing our ability to use our cash flow to fund operations, capital expenditures, future business opportunities and execution of our growth strategy;

•	increasing our vulnerability to adverse economic, industry or competitive conditions or developments, including changes to environmental regulations;

•	limiting our ability to make strategic acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to develop new generation facilities;

•

limiting our ability to obtain additional financing for working capital (including collateral postings), capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes, or to refinance existing debt, and

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limiting our ability to adjust to changing market and industry conditions (including changes to environmental regulations) and placing us at a competitive disadvantage compared to competitors who are less highly leveraged and who, therefore, may be able to operate at a lower overall cost (including debt service) and take advantage of opportunities that we cannot.

We may not be able to repay or refinance our debt as or before it becomes due, or obtain additional financing, particularly if forward natural gas prices do not significantly increase and/or if environmental regulations are adopted that result in significant capital requirements.

We may not be able to repay or refinance our debt as or before it becomes due, or we may only be able to refinance such amounts on terms that will increase our cost of borrowing or on terms that may be more onerous. Our ability to successfully implement any future refinancing of our debt will depend, among other things, on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions, and to certain financial, business and other factors beyond our control, including, without limitation, wholesale electricity prices in the Electric Reliability Council of Texas (“ERCOT”) (which are primarily driven by the price of natural gas and ERCOT market heat rates), environmental regulations and general conditions in the credit markets. Refinancing may also be difficult because of the slow economic recovery, the possibility of rising interest rates and the impending significant debt maturities of numerous other borrowers. Because our credit ratings are significantly below investment grade, we may be more heavily exposed to these refinancing risks than other borrowers. In addition, the timing of additional financings may require us to pursue such financings at inopportune times.

As of December 31, 2011, a substantial amount of our long-term debt matures in the next few years, including approximately $120 million principal amount of debt maturing in 2012-2013, approximately $4.3 billion principal amount of debt maturing in 2014 and approximately $3.3 billion principal amount of debt maturing in 2015. A substantial amount of our debt is comprised of debt incurred under the TCEH senior secured facilities. In April 2011, we were able to secure an extension of a significant portion of the commitments and loans under the TCEH senior secured facilities. However, even after taking the extension into account, we still have a significant amount of commitments and loans under the TCEH senior secured facilities that will mature in 2013 and 2014 because a significant portion of the commitments (approximately $645 million maturing in 2013) and loans (approximately $3.85 billion principal amount maturing in 2014) were not extended. In addition, notwithstanding the extension, the extended commitments and loans could mature earlier as described in the next paragraph. Moreover, while we were able to extend a significant portion of the commitments and loans under the TCEH senior secured facilities, the extensions were only for two years. As a result, we have a substantial principal amount of debt that matures in 2016 (approximately $1.7 billion) and 2017 (approximately $16.7 billion, including $947 million under the TCEH letter of credit facility that is held in restricted cash).

The extended loans under the TCEH senior secured facilities include a “springing maturity” provision pursuant to which in the event that (a) more than $500 million aggregate principal amount of the TCEH 10.25% Notes or more than $150 million aggregate principal amount of the TCEH Toggle Notes (in each case, other than notes held by EFH Corp. or its controlled affiliates as of March 31, 2011 to the extent held as of the determination date), as applicable, remain outstanding as of 91 days prior to the maturity date of the applicable notes and (b) TCEH’s consolidated total debt to consolidated EBITDA ratio (as defined in the TCEH senior secured facilities) is greater than 6.00 to 1.00 at such applicable determination date, then the maturity date of the extended loans will automatically change to 90 days prior to the maturity date of the applicable notes. As a result of this “springing maturity” provision, we may lose the benefit of the extension of the commitments and loans under the TCEH senior secured facilities if we are unable to refinance the requisite portion of the TCEH 10.25% Notes and TCEH Toggle Notes (collectively, the TCEH Senior Notes) by the applicable deadline. The TCEH 10.25% Notes mature on November 1, 2015, and the TCEH Toggle Notes mature on November 1, 2016. If holders of the TCEH Senior Notes are unwilling to extend the maturities of their notes, then, to avoid the “springing maturity” of the extended loans, we may be required to repay a substantial portion of the TCEH Senior Notes at prices above market or at par. There is no assurance that we will be able to make such payments, whether through cash on hand or additional financings. As of December 31, 2011, $3.125 billion and $1.568 billion aggregate principal amount of the TCEH 10.25% Notes and the TCEH Toggle Notes, respectively, were outstanding, excluding amounts held by affiliates.

Wholesale electricity prices in the ERCOT market have generally moved with the price of natural gas. Accordingly, the contribution to earnings and the value of our nuclear and lignite/coal-fueled generation assets are dependent in significant part upon the price of natural gas. Forward natural gas prices have generally trended downward since mid-2008 (from $10.90 per million British thermal units (“MMBtu”) in mid-2008 to $3.94 per MMBtu at December 31, 2011 for calendar year 2013). In recent years natural gas supply has outpaced demand as a result of increased drilling of shale gas deposits combined with lingering demand weakness associated with the economic recession. Many industry experts expect this supply/demand imbalance to continue for a number of years, thereby depressing natural gas prices for a long-term period. These market conditions are challenging to the long-term profitability of our generation assets. Specifically, low natural gas prices and their effect in ERCOT on wholesale electricity prices could have a material impact on the overall profitability of our generation assets for periods in which we do not have significant hedge positions. As of December 31, 2011, we have hedged only approximately 58% and 31% of our wholesale natural gas price exposure related to expected generation output for 2013 and 2014, respectively, based on currently governing Clean Air Interstate Rule (“CAIR”) regulation, and we do not have any significant amounts of hedges in place for periods after 2014. Consequently, a continuation, or further decline, of current forward natural gas prices could result in further declines in the values of TCEH’s nuclear and lignite/coal-fueled generation assets and limit or hinder TCEH’s ability to hedge its wholesale electricity revenues at sufficient price levels to support its significant interest payments and debt maturities, which could adversely impact TCEH’s ability to obtain additional liquidity and refinance and/or extend the maturities of its outstanding debt.

Aspects of our current financial condition may also be challenging to our efforts to obtain additional financing (or refinance or extend our existing financing) in the future. For example, our liabilities and those of EFCH exceed our and EFCH’s assets as shown on our and EFCH’s respective balance sheet prepared in accordance with US generally accepted accounting principles (“US GAAP”) as of December 31, 2011. Our reported assets include $6.152 billion of goodwill as of December 31, 2011. In 2010, we recorded a $4.1 billion noncash goodwill impairment charge reflecting the estimated effect of lower wholesale electricity prices on the enterprise value of TCEH, driven by the sustained decline in forward natural gas prices, as indicated by our cash flow projections and declines in market values of securities of comparable companies. The value of our goodwill will continue to depend on, among other things, wholesale electricity prices in the ERCOT market. Further, third party analyses of TCEH’s business performed in connection with goodwill impairment testing in accordance with US GAAP, which have indicated that the principal amount of TCEH’s outstanding debt exceeds its enterprise value, may make it more difficult for us to successfully access the capital markets to obtain liquidity and/or implement any refinancing or extensions of our debt or obtain additional financing. Our ability to obtain future financing is also limited by the value of our unencumbered assets. Almost all of our assets are encumbered (in some cases by both first and second liens), and we have a limited value of assets which could be used as additional collateral in future financing transactions.

Despite our current high debt level, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial debt.

We may be able to incur additional debt in the future. Although most of our debt agreements contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of significant qualifications and exceptions. Under certain circumstances, the amount of debt, including secured debt, that could be incurred in compliance with these restrictions could be substantial. If new debt is added to our existing debt levels, the related risks that we and holders of our existing debt now face could intensify.

The indentures governing the 5.55% Notes and the EFH Corp. Senior Notes do not restrict us from incurring additional debt, making investments or entering into certain other transactions.

In connection with a consent solicitation in July 2010, substantially all of the restrictive covenants and certain events of default contained in the indenture governing the EFH Corp. Senior Notes were eliminated, covenants regarding mergers and consolidations were modified and certain other provisions, including certain provisions relating to defeasance, were modified or eliminated. In addition, in July 2010, substantially all of the restrictive covenants and certain events of default contained in the indenture and officer’s certificate governing the 5.55% Notes were eliminated. Accordingly, holders of 5.55% Notes and the EFH Corp. Senior Notes are not entitled to the benefits of such restrictive covenants, events of default and other provisions. The elimination or modification of these restrictive covenants, events of default and other provisions permit us to take certain actions previously prohibited that could increase the credit risks with respect to EFH Corp., as well as adversely affect the market price and credit rating of the 5.55% Notes and the EFH Corp. Senior Notes.

While the EFH Corp. Senior Secured Notes currently contain restrictive covenants limiting our ability to, among other things, incur indebtedness, make investments, create liens, sell assets, enter into mergers and enter into transactions with affiliates, holders of 5.55% Notes and the EFH Corp. Senior Notes should not rely on those restrictive covenants, events of default and certain other provisions contained in the indentures governing the EFH Corp. Senior Secured Notes to restrict EFH Corp. or its other subsidiaries from taking actions that would increase the credit risk of EFIH or EFH Corp. or adversely affect the market price and credit rating of the 5.55% Notes and the EFH Corp. Senior Notes. The issuers of the EFH Corp. Senior Secured Notes may in the future obtain the consent of holders of the applicable notes to amend the indentures governing the applicable notes to eliminate, waive or modify the restrictive covenants, events of default or other provisions contained therein. Additionally, certain strategic transactions with respect to EFIH or EFIH’s ownership interest in Oncor Holdings and its subsidiaries, such as the sale, disposition or spin-off of the equity of EFIH such that it is no longer a subsidiary of EFH Corp., or the disposition of all of EFIH’s ownership interest in Oncor Holdings and its subsidiaries, are permitted under the indentures governing the EFH Corp. Senior Secured Notes.

We may pursue transactions and initiatives that are unsuccessful or do not produce the desired outcome.

Future transactions and initiatives that we may pursue may have significant effects on our business, capital structure, liquidity and/or results of operations. For example, in addition to the exchanges, repurchases and extensions of our debt that are described in Note 10 to Financial Statements in our 2011 Form 10-K, we have and may continue to pursue, from time to time, transactions and initiatives of various types, including, without limitation, debt exchange transactions, debt repurchases, equity or debt issuances, debt refinancing transactions (including extensions of maturity dates of our debt), asset sales, joint ventures, recapitalizations, business combinations and other strategic transactions. There can be no guarantee that any of such transactions or initiatives would be successful or produce the desired outcome, which could ultimately affect us in a material manner. Moreover, the effects of any of these transactions or initiatives could be material and adverse to holders of our debt and could be disproportionate, and directionally different, with respect to one class or type of debt than with respect to others.

Our debt agreements and the Oncor “ring-fencing” measures contain restrictions that limit flexibility in operating our businesses.

Most of our debt agreements contain various covenants and other restrictions that limit our ability to engage in specified types of transactions and may adversely affect our ability to operate our businesses. These covenants and other restrictions limit our ability to, among other things:

•	incur additional debt or issue preferred shares;

•	pay dividends on, repurchase or make distributions in respect of capital stock or make other restricted payments;

•	make investments;

•	sell or transfer assets;

•	create liens on assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into transactions with affiliates;

•	designate subsidiaries as unrestricted subsidiaries, and

•	repay, repurchase or modify certain subordinated and other material debt.

There are a number of important limitations and exceptions to these covenants and other restrictions. See Note 10 to Financial Statements in our 2011 Form 10-K for a description of these covenants and other restrictions.

Under the TCEH senior secured facilities, TCEH is required to maintain a consolidated secured debt to consolidated EBITDA ratio below specified levels. TCEH’s ability to maintain the consolidated secured debt to consolidated EBITDA ratio below such levels can be affected by events beyond its control, including, without limitation, wholesale electricity prices (which are primarily derived by the price of natural gas and ERCOT market heat rates) and environmental regulations, and there can be no assurance that TCEH will comply with this ratio. As of December 31, 2011, TCEH’s consolidated secured debt to consolidated EBITDA ratio was 5.78 to 1.00, which compares to the maximum consolidated secured debt to consolidated EBITDA ratio of 8.00 to 1.00 currently permitted under the TCEH senior secured facilities. The secured debt portion of the ratio excludes (a) up to $1.5 billion of debt secured by a first-priority lien (including the TCEH Senior Secured Notes) if the proceeds of such debt are used to repay term loans or deposit letter of credit loans under the TCEH senior secured facilities and (b) debt secured by a lien ranking junior to the TCEH senior secured facilities, including the TCEH Senior Secured Second Lien Notes. For the year ended December 31, 2012, the maximum consolidated secured debt to consolidated EBITDA ratio permitted under the TCEH senior secured facilities continues to be 8.00 to 1.00.

A breach of any of these covenants or restrictions could result in an event of default under one or more of our debt agreements, including as a result of cross default provisions. Upon the occurrence of an event of default under one of these debt agreements, our lenders or noteholders could elect to declare all amounts outstanding under that debt agreement to be immediately due and payable and/or terminate all commitments to extend further credit. Such actions by those lenders or noteholders could cause cross defaults or accelerations under our other debt. If we were unable to repay those amounts, the lenders or noteholders could proceed against any collateral granted to them to secure such debt. If lenders or noteholders accelerate the repayment of all borrowings, we would likely not have sufficient assets and funds to repay those borrowings.

In addition, as described in Note 1 to Financial Statements in our 2011 Form 10-K, EFH Corp. and Oncor have implemented a number of “ring-fencing” measures to enhance the credit quality of Oncor Holdings and its subsidiaries, including Oncor. Those measures, many of which were agreed to and required by the PUCT’s Order on Rehearing in Docket No. 34077, include, among other things:

•	Oncor Holdings’ and Oncor’s boards of directors being comprised of a majority of directors that are independent from the Texas Holdings Group, EFH Corp. and its other subsidiaries;

•	Oncor being treated as an unrestricted subsidiary with respect to EFH Corp.’s and EFIH’s debt;

•	Oncor not being restricted from incurring its own debt;

•	Oncor not guaranteeing or pledging any of its assets to secure the debt of any member of the Texas Holdings Group;

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restrictions on distributions by Oncor, and the right of the independent members of Oncor’s board of directors and the largest non-majority member of Oncor to block the payment of distributions to Oncor Holdings (i.e., such distributions not being available to EFH Corp. under certain circumstances), and

•	restrictions on the ability to sell a majority interest in Oncor until October 2012.

Lenders and holders of our debt have in the past alleged, and might allege in the future, that we are not operating in compliance with covenants in our debt agreements or make allegations against our directors and officers of breach of fiduciary duty. In addition, holders of credit derivative securities related to our debt securities (including credit default swaps) have in the past claimed, and might claim in the future, that a credit event has occurred under such credit derivative securities. In each case, even if the claims have no merit, these claims could cause the trading price of our debt securities to decline, adversely affect our ability to raise additional capital and/or refinance our existing debt or require us to repay certain intercompany loans.

Lenders or holders of our debt have in the past alleged, and might allege in the future, that we are not operating in compliance with the covenants in our debt agreements, that a default under our debt agreements has occurred or that our or our subsidiaries’ boards of directors or similar bodies or officers are not properly discharging their fiduciary duties, or make other allegations regarding our business, including for the purpose, and potentially having the effect, of causing a default under our debt or other agreements, accelerating the maturity of such debt, protecting claims of debt issued at a certain entity or entities in our capital structure at the expense of debt claims elsewhere in our capital structure and/or obtaining economic benefits from us. These claims have included as recently as the first quarter of 2012, and may include in the future, among other things, claims that certain loans from TCEH to EFH Corp. were fraudulent transfers and should be repaid to TCEH, authorization of these loans violates the fiduciary duties of EFCH’s and TCEH’s boards of directors or the loans were in violation of the terms of our debt agreements. In the event a lender were to prevail on these claims, EFH Corp. may immediately be required to repay these intercompany loans to TCEH and be prevented from further borrowings under such loans. Further, holders of credit derivative securities related to our debt securities (including credit default swaps) have in the past claimed, and may claim in the future, that a credit event has occurred under such credit derivative securities based on our financial condition. Even if these claims are without merit, they could nevertheless cause the trading price of our debt to decline and adversely affect our ability to raise additional capital and/or refinance our existing debt.

We may not be able to generate sufficient cash to service our debt and may be forced to take other actions to satisfy the obligations under our debt agreements, which may not be successful.

Our ability to make scheduled payments on our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control, including, without limitation, wholesale electricity prices (which are primarily driven by the price of natural gas and ERCOT market heat rates) and environmental regulations. We may not be able to maintain a level of cash flows sufficient to pay the principal, premium, if any, and interest on our debt.

If cash flows and capital resources are insufficient to fund our debt obligations, we could face substantial liquidity problems and might be forced to reduce or delay investments and capital expenditures, or to dispose of assets or operations, seek additional capital or restructure or refinance debt. These alternative measures may not be successful, may not be completed on economically attractive terms or may not be adequate for us to meet our debt obligations when due. Additionally, our debt agreements limit the use of the proceeds from many dispositions of assets or operations. As a result, we may not be permitted to use the proceeds from these dispositions to satisfy our debt obligations.

Further, if we suffer or appear to suffer, from a lack of available liquidity, the evaluation of our creditworthiness by counterparties and rating agencies could be adversely impacted. In particular, such concerns by existing and potential counterparties could significantly limit TCEH’s wholesale market activities, including its natural gas price hedging program.

Under the terms of the indentures governing the TCEH Senior Notes, TCEH Senior Secured Notes and TCEH Senior Secured Second Lien Notes and the terms of the TCEH senior secured facilities, TCEH is restricted from making certain payments to EFH Corp. EFH Corp. may be required to repay all or a portion of the intercompany notes it owes to TCEH.

EFH Corp. is a holding company and substantially all of its reported consolidated assets are held by its subsidiaries. As of December 31, 2011, TCEH and its subsidiaries held approximately 81% of EFH Corp.’s reported consolidated assets, and for the year ended December 31, 2011, TCEH and its subsidiaries represented all of EFH Corp.’s reported consolidated revenues. Accordingly, TCEH and its subsidiaries constitute an important funding source for EFH Corp. to satisfy its obligations. However, under the terms of the indentures governing the TCEH Senior Notes, TCEH Senior Secured Notes and TCEH Senior Secured Second Lien Notes and the terms of the TCEH senior secured facilities, TCEH is restricted from making certain payments to EFH Corp., except in the form of certain loans to cover certain of EFH Corp.’s obligations (and dividends and distributions in certain other limited circumstances if permitted by applicable state law). Further, the indentures governing the TCEH Senior Notes, TCEH Senior Secured Notes and TCEH Senior Secured Second Lien Notes and the terms of the TCEH senior secured facilities do not permit such intercompany loans to service EFH Corp.’s debt unless required for EFH Corp. to pay principal, premium and interest when due on debt incurred by EFH Corp. to finance the merger (completed on October 10, 2007) referred to in the Agreement and Plan of Merger, dated February 25, 2007, under which Texas Holdings agreed to acquire EFH Corp. (the “Merger”) or that was in existence prior to the Merger, or any debt incurred by EFH Corp. to replace, refund or refinance such debt. Such loans are also permitted in order to service other debt, subject to limitations on the amount of the loans. In addition, TCEH is prohibited from making certain loans to EFH Corp. if certain events of default under the indentures governing the TCEH Senior Notes, TCEH Senior Secured Notes or TCEH Senior Secured Second Lien Notes or the terms of the TCEH senior secured facilities have occurred and are continuing. As of the date hereof, none of these events of default has occurred or is continuing.

In addition, the TCEH senior secured facilities contain provisions related to TCEH’s intercompany notes receivable from EFH Corp., which are guaranteed by EFCH and EFIH on a senior unsecured basis and are demand notes, which means that TCEH can require payment of all or a portion of these notes at any time. As of February 15, 2012, the aggregate principal amount of these intercompany notes was approximately $960 million. These provisions include the following related to cash loaned by TCEH to EFH Corp. for (i) debt principal and interest payments (P&I Note) and (ii) other general corporate purposes (SG&A Note and, together with the P&I Note, the Intercompany Notes):

•	TCEH will not make any further loans under the SG&A Note to EFH Corp.;

•	borrowings outstanding under the P&I Note will not exceed $2 billion in the aggregate at any time; and

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the sum of (a) the outstanding senior secured indebtedness (including guarantees) issued by EFH Corp. or any subsidiary of EFH Corp. (including EFIH) secured by a second-priority lien on the equity interests that EFIH owns in Oncor Holdings (EFIH Second-Priority Debt) and (b) the aggregate outstanding amount of the Intercompany Notes will not exceed, at any time, the maximum amount of EFIH Second-Priority Debt permitted by the indenture governing the EFH Corp. Senior Secured Notes as in effect on April 7, 2011.

If TCEH is not able to continue making intercompany loans to EFH Corp. as a result of the restrictions in the amendment or otherwise, EFH Corp. may not have sufficient cash flows to meet its obligations. If EFH Corp., or EFIH or EFCH (as guarantors), were not able to repay TCEH, it could negatively impact TCEH’s cash flows and its ability to meet its obligations. A failure by EFH Corp. to repay the intercompany notes when required could result in defaults under EFH Corp.’s other debt, including debt that EFCH and EFIH guarantee. It would also likely result in EFCH’s and EFIH’s guarantees of the intercompany notes being called, which could cause defaults under EFCH’s and EFIH’s other debt.

Under the terms of the indentures governing the EFIH Notes, EFIH is restricted from making certain payments to EFH Corp.

EFH Corp. is a holding company and substantially all of its consolidated assets are held by its subsidiaries. As of December 31, 2011, EFIH and its subsidiaries held approximately 13% of EFH Corp.’s reported consolidated assets, which assets consist primarily of EFIH’s investment in Oncor Holdings. Accordingly, EFIH constitutes an important funding source of EFH Corp. for a significant amount of its cash flows and relies on such cash flows in order to satisfy its obligations. However, under the terms of the indentures governing the EFIH Notes, EFIH is restricted from making certain payments, including dividends and loans, to EFH Corp., except in limited circumstances.

EFH Corp. has a very limited ability to control activities at Oncor due to structural and operational “ring-fencing” measures.

EFH Corp. depends upon Oncor for a significant amount of its cash flows and relies on such cash flows in order to satisfy its obligations. However, EFH Corp. has a very limited ability to control the activities of Oncor. As part of the “ring-fencing” measures implemented by EFH Corp. and Oncor, a majority of the members of Oncor’s board of directors are required to meet the New York Stock Exchange requirements for independence in all material respects, and the unanimous, or majority, consent of such directors is required for Oncor to take certain actions. In addition, any new independent directors are required to be appointed by the nominating committee of Oncor Holdings’ board of directors, a majority of whose members are independent directors. No member of EFH Corp.’s management is a member of Oncor’s board of directors. Under Oncor Holdings’ and Oncor’s organizational documents, EFH Corp. has limited indirect consent rights with respect to the activities of Oncor, including (i) new issuances of equity securities by Oncor, (ii) material transactions with third parties involving Oncor outside of the ordinary course of business, (iii) actions that cause Oncor’s assets to be subject to an increased level of jurisdiction of the FERC, (iv) any changes to the state of formation of Oncor, (v) material changes to accounting methods not required by US GAAP, and (vi) actions that fail to enforce certain tax sharing obligations between Oncor and EFH Corp. In addition, Oncor’s organizational agreements contain restrictions on Oncor’s ability to make distributions to its members, including indirectly to EFH Corp.

If we or any of our subsidiaries default on obligations to pay indebtedness, we may not be able to make payments on the notes.

Any default under our or our subsidiaries’ debt agreements that is not waived by the required lenders or noteholders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes, which could substantially decrease the market price of the notes. If our subsidiaries are unable to generate sufficient cash flows and we are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we or our subsidiaries otherwise fail to comply with the various covenants, including any financial and operating covenants, in the instruments governing our or their indebtedness, we or they could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, and/or the lenders could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against any pledged assets, and we or they could be forced into bankruptcy, liquidation or insolvency. If the operating performance of our subsidiaries declines, we or certain of our subsidiaries, including TCEH and EFIH, may in the future need to obtain waivers from the required lenders to avoid being in default. If our subsidiaries breach the covenants under the TCEH senior secured facilities or the indentures governing their outstanding notes and seek a waiver, they may not be able to obtain a waiver from the required lenders or noteholders. If this occurs, they would be in default under the instruments governing that indebtedness, the lenders could exercise their rights, as described above, and such subsidiaries could be forced into bankruptcy, liquidation or insolvency.

We may transfer or dispose of our interests in EFIH or Oncor Holdings to a third party in a manner that would result in EFIH or such third party becoming the obligor under the EFH Corp. Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes, without EFH Corp. or EFIH being required to offer to repurchase the EFH Corp. Senior Secured Notes, the 5.55% Notes or the EFH Corp. Senior Notes. The risks of an investment in the EFH Corp. Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes may increase further following such a transaction.

The indentures governing the EFH Corp. Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes provide that EFH Corp. may engage in a “Permitted Asset Transfer” with respect to EFH Corp.’s ownership of EFIH or EFIH’s ownership of Oncor Holdings that would result in the respective obligations under the EFH Corp. Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes being assumed by EFIH or by a third party to which the investments in Oncor Holdings and its subsidiaries are transferred in any such Permitted Asset Transfer (referred to as a “third party transferee”). This prospectus does not include or incorporate by reference financial statements or other financial data of EFIH. However, this prospectus incorporates by reference financial statements of Oncor Holdings. See Oncor Holdings’ audited historical consolidated financial statements for the year ended December 31, 2011, which are incorporated by reference herein. A Permitted Asset Transfer includes:

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the direct or indirect sale, assignment, transfer, conveyance or other disposition (including by way of merger, wind-up or consolidation) or spin-off of the equity of EFIH such that it is no longer a subsidiary of EFH Corp., and

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the sale, assignment, transfer, conveyance or other disposition (other than by way of merger, wind-up or consolidation) of all of EFIH’s equity interests and other investments in the Oncor Subsidiaries or successor Oncor business and all other Collateral held by EFIH.

If a valid Permitted Asset Transfer occurs, the EFH Corp. Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes would become obligations of EFIH or the third party transferee of the investments in the Oncor Subsidiaries, which would result in the guarantee of EFCH being released (in the case of the EFH Corp. Senior Secured Notes and the EFH Corp. Senior Notes) and EFH Corp. no longer being liable on the EFH Corp. Senior Secured Notes, the 5.55% Notes or the EFH Corp. Senior Notes unless EFH Corp. is the transferee. It is expected that EFH Corp. will rely, in part, on the cash flows from TCEH and its subsidiaries to service its debt obligations, including the Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes. Following the completion of a Permitted Asset Transfer, other than a merger of EFIH into EFH Corp., the cash flows from EFH Corp. and its other subsidiaries, including TCEH and its subsidiaries, would no longer be available to pay interest and principal on the EFH Corp. Senior Secured Notes, the 5.55% Notes or the EFH Corp. Senior Notes that would have become EFIH’s obligation in connection with the Permitted Asset Transfer, and holders of the transferred EFH Corp. Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes would not be able to look to the assets of EFH Corp. and TCEH and its subsidiaries in the case of a bankruptcy, liquidation or insolvency with respect to EFIH. As of December 31, 2011, the assets of EFIH and its subsidiaries (including EFIH’s investment in the Oncor Subsidiaries) represented approximately 13% of the total reported consolidated assets of EFH Corp. and its subsidiaries. In connection with a Permitted Asset Transfer to a third party transferee, such third party transferee would not be a subsidiary of EFH Corp. and would not have the access to such cash flows to service its debt obligations, which would include the transferred Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes, nor would such third party transferee be able to look to the assets of EFH Corp. and its subsidiaries in the case of a bankruptcy, liquidation or insolvency. In addition, such third party transferee, as the successor obligor, may not have sufficient sources of capital to service its debt and the obligations under the Senior Secured Notes, the 5.55% Notes, the EFH Corp. Senior Notes the EFIH 11% Notes and the EFIH 11.750% Notes, and distributions from the Oncor Subsidiaries may not be available or sufficient to service the obligations under such notes. No Oncor Subsidiary will become obligated on the Senior Secured Notes, the 5.55% Notes, the EFH Corp. Senior Notes, the EFIH 11% Notes or the EFIH 11.750% Notes as a result of a Permitted Asset Transfer.

Additionally, if a Permitted Asset Transfer occurs in accordance with the terms of the indentures governing the EFH Corp. Senior Secured Notes and the EFH Corp. Senior Notes, EFH Corp. will not be required to make a change of control offer to repurchase the EFH Corp. Senior Secured Notes and the EFH Corp. Senior Notes under the applicable indenture even if a change of control may otherwise have occurred.

The indentures governing the EFH Corp. Senior Secured Notes provide that a Permitted Asset Transfer may only occur if certain conditions are met, including a requirement that the ratings of the EFH Corp. Senior Secured Notes are not lowered by two or more rating agencies (or the only rating agency then rating such notes) during a specified period before or after the proposed Permitted Asset Transfer has been publicly announced. However, these conditions may not protect holders against actions that EFIH or the permitted transferee could take that may negatively impact the credit risk of the EFH Corp. Senior Secured Notes following a Permitted Asset Transfer, such as removing assets and cash from EFIH or the Oncor Subsidiaries or increasing debt at EFIH before the Permitted Asset Transfer. In addition, because EFIH is a “Restricted Subsidiary” under the indentures governing the EFH Corp. Senior Secured Notes, assets of EFIH, other than the Collateral, could be transferred to EFH Corp. prior to a Permitted Asset Transfer and would in that case not be assets of EFIH or a third party transferee that has become the obligor of the EFH Corp. Senior Secured Notes.

The third party transferee that becomes the obligor on the EFH Corp. Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes may itself engage in a subsequent Permitted Asset Transfer, in which case the risks described above would continue to apply with respect to the subsequent Permitted Asset Transfer and the subsequent third party transferee.

There is no event of default under the indentures governing the EFH Corp. Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes if the Oncor Subsidiaries take actions or enter into transactions that would impair their ability to dividend funds to EFIH, which could impair EFIH’s ability to make payments on the EFH Corp. Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes following a Permitted Asset Transfer, or that would negatively affect the value of the assets that are pledged as Collateral, such as incurring debt, selling or transferring all or a portion of the assets of Oncor, entering into joint ventures, dividending out assets or engaging in speculative investments.

Any of the above actions on the part of EFIH, the third party transferee or subsequent third party transferee or the Oncor Subsidiaries following the completion of a Permitted Asset Transfer may further increase the credit risk of the EFH Corp. Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes, may result in the rating agencies taking negative action with respect to the EFH Corp. Senior Secured Notes, the 5.55% Notes or the EFH Corp. Senior Notes and may reduce the market price of the EFH Corp. Senior Secured Notes, the 5.55% Notes or the EFH Corp. Senior Notes.

See “Description of the 10.000% Notes — Certain Covenants — Restrictions on Permitted Asset Transfers,” “Description of the 10.000% Notes — Certain Covenants — Restrictions on TCEH Transfers,” “Description of the 9.75% Notes — Certain Covenants — Restrictions on Permitted Asset Transfers,” “Description of the 9.75% Notes — Certain Covenants — Restrictions on TCEH Transfers” and “Description of the Legacy Notes — Consolidation, Merger and Sale of Assets” and “Description of the Senior Notes — Merger, Consolidation or Sale of All or Substantially All Assets” and the definitions of “Change of Control” and “Permitted Asset Transfer” contained under “Description of the 10.000% Notes” and “Description of the 9.75% Notes” for more information.

You may be required to recognize taxable gain or loss in connection with a Permitted Asset Transfer.

In connection with a Permitted Asset Transfer, EFH Corp.’s obligations under the EFH Corp. Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes would be transferred to, and assumed by, EFIH or a third party transferee or may be considered, for U.S. federal income tax purposes, to undergo a substitution of obligors even if not transferred to, or assumed by, a third party transferee. Upon any such transfer or deemed substitution of obligors, you may be deemed to have exchanged the EFH Corp. Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes for new notes for U.S. federal income tax purposes. Upon such deemed exchange, a holder, under U.S. federal income tax law, may be required to recognize gain or loss equal to the difference between the amount deemed to be realized in connection with the deemed exchange and such holder’s adjusted tax basis in the EFH Corp. Senior Secured Notes, the 5.55% Notes and the EFH Corp. Senior Notes on the date of the deemed exchange. For more information, please see “Material U.S. Federal Tax Considerations — Certain Tax Consequences to U.S. Holders — Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes.”

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

There may be limited liquidity in the trading market for the notes.

The Market Maker has advised us that it and its affiliates intend to make a market in the notes, as permitted by applicable laws and regulations; however, neither the Market Maker nor any of its affiliates is obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. In addition, it may be restricted in its market making activities. The liquidity of any market for the notes will depend upon the number of holders of the notes, our performance, the market for similar securities, the interest in securities dealers making a market in the notes and other factors. Therefore, we cannot assure you that an active market for the notes will develop or, if developed, that it will continue. If an active market does not develop or is not maintained, the price and liquidity of the notes will be adversely affected.

Historically, the market for non investment-grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. In addition, the notes may trade at a discount from your purchase price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

A decline in our credit ratings could negatively affect the trading price of the notes and also our ability to refinance our debt.

Our credit rating and the ratings for the notes could be lowered, suspended or withdrawn entirely, at any time, by the rating agencies, if, in each rating agency’s judgment, circumstances warrant. A downgrade or withdrawal, or the announcement of a possible downgrade or withdrawal, of the credit ratings for the notes may cause the trading price of the notes to decline significantly. In addition, downgrades in our long-term debt ratings may make it more difficult to refinance our debt and increase the cost of any debt that we may incur in the future.

A downgrade in the credit ratings of Oncor could negatively affect Oncor’s ability to access capital.

The interests of the Sponsor Group may differ from the interests of the holders of the notes.

The Sponsor Group indirectly owns approximately 60% of EFH Corp.’s capital stock on a fully diluted basis through its investment in Texas Holdings. Affiliates of the Market Maker may be deemed, as a result of their ownership of approximately 27% of the General Partner’s outstanding units and certain provisions of the General Partner’s limited liability company agreement, to have shared voting or dispositive power over Texas Holdings. As a result of this ownership and the Sponsor Group’s aggregate ownership in interests of the General Partner, the Sponsor Group taken as a whole has control over decisions regarding our operations, plans, strategies, finances and structure, including whether to enter into any corporate transaction, and will have the ability to prevent any transaction that requires the approval of EFH Corp.’s shareholders.

The interests of these persons may differ from your interests in material respects. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the interests of the Sponsor Group, as equity holders, might conflict with your interests as a noteholder. The Sponsor Group may also have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investments, even though such transactions might involve risks to you as a noteholder. Additionally, the indenture governing the notes permits us to pay advisory fees, dividends or make other restricted payments under certain circumstances, and the Sponsor Group may have an interest in our doing so.

Risks Related to the EFH Corp. Senior Secured Notes

The EFH Corp. Senior Secured Notes are secured only to the extent of the value of the assets that have been granted as security for EFIH’s guarantee of the EFH Corp. Senior Secured Notes.

The Collateral securing EFIH’s guarantee of the EFH Corp. Senior Secured Notes includes only EFIH’s membership interests and other investments that EFIH owns or holds in Oncor Holdings and its subsidiaries (which consists of 100% of the membership interests of Oncor Holdings, which are owned by EFIH), but does not include any assets of Oncor Holdings or its subsidiaries. Oncor Holdings owns approximately 80% of Oncor. No appraisals of any of the Collateral securing the guarantee by EFIH of the EFH Corp. Senior Secured Notes have been prepared by or on behalf of EFH Corp. The fair market value of the Collateral may not be sufficient to repay the holders of the EFH Corp. Senior Secured Notes upon any foreclosure. The fair market value of the membership interests of Oncor Holdings is subject to fluctuations based on factors that include, among other things, the financial results and prospects of Oncor Holdings and its subsidiaries and its ability to implement its business strategy, Oncor’s capital structure and the amount of its other existing indebtedness (as to which EFH Corp. will have no control), applicable regulatory approvals that may be required to foreclose on the membership interests of Oncor Holdings and subsequently dispose of the membership interests of Oncor Holdings, the ability to sell the membership interests of Oncor Holdings in an orderly sale, general economic conditions, the availability of buyers and similar factors. Furthermore, upon a foreclosure in the Collateral, holders may be limited in their ability to obtain the best price for the Collateral if they are unable to exercise a “drag-along” right to force Texas Transmission Investment LLC (“Texas Transmission”), Oncor’s primary minority owner, to sell its membership interests pursuant to the terms of the investor rights agreement, dated November 5, 2008, among EFH Corp., Oncor Holdings, Oncor and Texas Transmission (the “Investor Rights Agreement”). In addition, a court could limit recoverability if it were to apply non-New York law to a proceeding and deem a portion of the interest claim usurious in violation of public policy. The amount to be received upon a sale of any Collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the Collateral at such time, general, market and economic conditions and the timing and the manner of the sale.

The EFIH 9.75% Notes and the EFIH 10% Notes are also secured by the Collateral, equally and ratably with the EFH Corp. Senior Secured Notes.

In the event that a bankruptcy or similar proceeding is commenced by or against EFH Corp., if at the time of the filing the value of the membership interests of Oncor Holdings and other Collateral is less than the amount of principal and accrued and unpaid interest on the Senior Secured Notes, interest may cease to accrue on the EFH Corp. Senior Secured Notes thereafter. If at the time of the filing the value of the membership interests of Oncor Holdings and other Collateral is greater than the amount of principal and accrued and unpaid interest on the Senior Secured Notes, interest may nevertheless cease to accrue at a subsequent time if at such time the value ceases to be in excess of the principal and accrued and unpaid interest. It is possible, given the broad discretionary powers of a bankruptcy court, even if at the time of the filing the value of the membership interests of Oncor Holdings and other Collateral is greater than the amount of principal and accrued and unpaid interest on the Senior Secured Notes on the date of filing, claims on the membership interests of Oncor Holdings and other Collateral for interest accruing from and after the date the bankruptcy petition is filed might not be allowed. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the proceeds from any sale of the membership interests of Oncor Holdings and other Collateral may not be sufficient to pay the obligations due under the EFH Corp. Senior Secured Notes.

To the extent that the claims of the holders of the Senior Secured Notes exceed the value of the membership interests of Oncor Holdings and other Collateral, those claims will rank equally with the claims of the holders of EFH Corp.’s then outstanding senior notes and other senior debt. As a result, if the value of the membership interests of Oncor Holdings and other Collateral is less than the value of the claims of the holders of the Senior Secured Notes, those claims may not be satisfied in full.

The security interest granted in favor of the collateral trustee is subject to practical problems generally associated with the realization of security interests in collateral. For example, the collateral trustee may need to obtain the consent of a third party to obtain or enforce a security interest in a contract, and we cannot assure you that the collateral trustee will be able to obtain any such consent. The consents of any third parties may not be given when required to facilitate a foreclosure on any particular assets. Accordingly, the collateral trustee may not have the ability to foreclose upon such assets, and the value of the Collateral may significantly decrease.

Regulatory approvals may be required in order to enforce the security interests in the Collateral and to dispose of an interest in, or operational control of, the Collateral that secures EFIH’s guarantee of the EFH Corp. Senior Secured Notes.

The Collateral securing EFIH’s guarantee of the EFH Corp. Senior Secured Notes includes all of EFIH’s membership interests and other investments that EFIH owns or holds in Oncor Holdings and its subsidiaries. Pursuant to the Public Utility Regulatory Act (“PURA”), Texas Utilities Code §§39.262(l) and 39.915, an electric utility must obtain prior PUCT approval of any change in majority ownership, controlling ownership or operational control of Oncor. As a result, prior to any foreclosure on the membership interests of Oncor Holdings, approval of the PUCT may be required for a change in ownership or control of Oncor Holdings. Pursuant to PURA §§39.262(m) and 39.915(b), the PUCT will approve such a transfer if it finds that the transaction is in the public interest. In making its determination, these sections of PURA provide that the PUCT will consider whether the transaction will adversely affect the reliability of service, availability of service or cost of service of Oncor. Therefore, in connection with any action taken to enforce the security against the Collateral, such approval may not be granted and, if it were to be granted, it is not known how long it would take to obtain such approval. Even if the approval were granted to foreclose on the Collateral, then additional prior PUCT approval may also be required for any subsequent change in majority ownership, controlling ownership or operational control of the membership interests of Oncor Holdings. Additionally, Texas Holdings has committed to hold a majority ownership interest in Oncor through October 10, 2012. This commitment is incorporated in the Order on Rehearing in PUCT Docket No. 34077.

In addition, pursuant to the terms of the Investor Rights Agreement, any transfer of the equity interests in Oncor Holdings to a third party, including as a result of any enforcement of the lien on the Collateral securing EFIH’s guarantee of the EFH Corp. Senior Secured Notes and the EFIH Notes, may be limited and give rise to a tag-along right of Texas Transmission, the primary minority investor in Oncor, to participate in that transfer on a pro rata basis, which may hinder the enforcement of the lien on the Collateral in a timely manner, if at all.

In the event of EFH Corp.’s bankruptcy, the ability of the holders of the EFH Corp. Senior Secured Notes to realize upon the Collateral securing EFIH’s guarantee of the EFH Corp. Senior Secured Notes will be subject to certain bankruptcy law limitations.

The right of the trustee for the EFH Corp. Senior Secured Notes to repossess and dispose of the Collateral, which secures EFIH’s guarantee of the EFH Corp. Senior Secured Notes, upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against EFH Corp. This could be true even if bankruptcy proceedings are commenced after the trustee for the EFH Corp. Senior Secured Notes has repossessed and disposed of the Collateral. Under bankruptcy law, a secured creditor, such as the trustee for the EFH Corp. Senior Secured Notes, is prohibited from repossessing collateral from a debtor in a bankruptcy case, or from disposing of collateral repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use any such collateral, and the proceeds, products, rents or profits of such collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” varies according to circumstances, but in general the doctrine of “adequate protection” requires a debtor to protect the value of a secured creditor’s interest in the collateral, through cash payments, the granting of an additional security interest or otherwise. It is impossible to predict whether or when payments in respect of the EFH Corp. Senior Secured Notes might be made following commencement of a bankruptcy case, whether or when the trustee would repossess or dispose of the Collateral, or whether or to what extent holders of the EFH Corp. Senior Secured Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirements of “adequate protection.” Furthermore, in the event the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the EFH Corp. Senior Secured Notes, the holders of the EFH Corp. Senior Secured Notes and any other debt secured by liens on the Collateral that are equal and ratable with the liens securing the EFH Corp. Senior Secured Notes, including the EFIH 9.75% Notes and EFIH 10% Notes, would have unsecured “deficiency claims” as to the difference. Federal bankruptcy laws do not generally permit the payment of interest, costs, or attorneys’ fees for unsecured claims during the debtor’s bankruptcy case.

The value of the Collateral may be diluted if we issue additional debt that is secured equally and ratably by the same Collateral securing the guarantee by EFIH of the EFH Corp. Senior Secured Notes or if the Collateral is sold.

The EFIH 9.75% Notes and the EFIH 10% Notes are secured by the Collateral on an equal and ratable basis with the EFH Corp. Senior Secured Notes. In addition, the indentures governing the Senior Secured Notes provide that EFH Corp. and EFIH may incur up to an aggregate of $4.0 billion of debt, including the Senior Secured Notes, which would be secured on a parity lien basis by the Collateral. Therefore, because the principal amount of the Senior Secured Notes is, in the aggregate, less than $4.0 billion, EFH Corp. and EFIH may subsequently incur additional debt secured on a parity lien basis by the Collateral up to the $4.0 billion limit, subject to restrictions on their ability to incur debt and liens under the indentures governing the EFH Corp. Senior Secured Notes and under other documents governing their indebtedness. To the extent that any of this additional debt is incurred in the future, the interests of holders of the EFH Corp. Senior Secured Notes in the Collateral will be diluted. Additionally, EFH Corp. and EFIH may incur substantial additional debt that is secured by a junior lien on the Collateral, such as the EFIH 11% Notes and the EFIH 11.750% Notes, subject to restrictions on their ability to incur debt and liens under the indentures governing the EFH Corp. Senior Secured Notes, the EFIH 11% Notes and the EFIH 11.750% Notes and under other documents governing their indebtedness.

The collateral trust agreements governing the pledges of Collateral generally provides that the holders of a majority of the debt secured by a first priority lien on the Collateral, including the Senior Secured Notes and other future debt incurred by EFH Corp. or EFIH secured by the Collateral equally and ratably, have, subject to certain limited exceptions, the exclusive right to manage, perform and enforce the terms of the security documents securing the rights of secured debtholders in the Collateral, and to exercise and enforce all privileges, rights and remedies thereunder. To the extent that EFH Corp. and/or EFIH incurs additional secured debt that is secured equally and ratably with the EFH Corp. Senior Secured Notes and the amount of this secured debt, alone or together with any other Senior Secured Notes, exceeds the amount of the EFH Corp. Senior Secured Notes, the holders of such secured debt may be able to exercise control under the applicable collateral trust agreement and other security documents.

EFIH will in most cases have control over the Collateral.

EFIH in most cases has control over the Collateral securing its guarantee of the EFH Corp. Senior Secured Notes, and to the extent permitted, its sale by EFIH would eliminate the collateral securing such guarantee. The documents governing the pledges of the Collateral permit EFIH to remain in possession of, retain exclusive control over, freely operate and collect, invest and dispose of, any income from, the Collateral, such as cash dividends. In addition, in certain limited circumstances EFIH has the right to sell the Collateral free and clear of the security interest underlying the EFH Corp. Senior Secured Notes.

Rights of holders of the EFH Corp. Senior Secured Notes in the Collateral may be adversely affected by the failure to perfect security interests in certain Collateral acquired in the future.

EFIH may acquire assets or investments in the future that would be required to be pledged as Collateral securing the EFH Corp. Senior Secured Notes. There can be no assurance that the trustee or the collateral trustee will monitor, or that we will inform the trustee or the collateral trustee of, the future acquisition of assets or investments that would be required to be pledged as Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired Collateral. Neither the trustee nor the collateral trustee has an obligation to monitor the acquisition of additional assets or investments that are required to be pledged as Collateral or the perfection of any security interest in such Collateral. Such failure may result in the loss of the security interest in the Collateral or the priority of the security interest in favor of the EFH Corp. Senior Secured Notes against third parties.

We may transfer or dispose of our interests in or the assets of TCEH to a third party without such third party becoming the obligor under the EFH Corp. Senior Secured Notes and without being required to offer to repurchase the EFH Corp. Senior Secured Notes.

The indentures governing the EFH Corp. Senior Secured Notes provide that, subject to certain conditions, certain transactions with respect to TCEH, referred to in this prospectus as a “TCEH Transfer,” which include a disposition or spin-off of all of the equity interests of an entity that owns all or substantially all of the assets of TCEH (including EFCH), or the sale of all or substantially all of the assets of TCEH, will not result in the acquirer of the TCEH equity interests or assets becoming the obligor under the EFH Corp. Senior Secured Notes.

If a TCEH Transfer occurs, EFH Corp. will remain the obligor of the EFH Corp. Senior Secured Notes, even though substantially all of the assets of EFH Corp. and its subsidiaries may have been transferred to a third party, and therefore EFH Corp. could be a more highly-leveraged company. Additionally, if a TCEH Transfer occurs, EFH Corp. will not be required to make a change of control offer to repurchase the EFH Corp. Senior Secured Notes, even if the assets of TCEH transferred accounted for substantially all of the assets of EFH Corp. and its subsidiaries. As of December 31, 2011, EFCH and its subsidiaries, including TCEH and its subsidiaries, accounted for approximately 81% of the reported consolidated assets of EFH Corp. The indentures governing the EFH Corp. Senior Secured Notes do not restrict EFH Corp.’s ability to transfer assets, other than Collateral, to any of its restricted subsidiaries, including EFCH and TCEH. EFH Corp. could take actions that may negatively impact the credit risk of the EFH Corp. Senior Secured Notes, including transferring assets to TCEH before a TCEH Transfer.

EFH Corp. relies, in part, on cash flows from TCEH and its subsidiaries to service its debt obligations, including the EFH Corp. Senior Secured Notes. Following the completion of a TCEH Transfer, the cash flows from TCEH and its subsidiaries would no longer be available to pay interest and principal on the EFH Corp. Senior Secured Notes. Additionally, the holders of the EFH Corp. Senior Secured Notes would not be able to look to the assets of TCEH and its subsidiaries in the case of a bankruptcy, liquidation or insolvency with respect to EFH Corp. In addition, EFH Corp. may transfer its interest in TCEH and its subsidiaries without any consideration if the transaction would not violate the “Limitation on Restricted Payments” covenant in the applicable indenture governing the EFH Corp. Senior Secured Notes.

Additionally, following a TCEH Transfer, the only operating subsidiaries of EFH Corp. could be the Oncor Subsidiaries, which are “Unrestricted Subsidiaries” under the indentures governing the EFH Corp. Senior Secured Notes. Unrestricted Subsidiaries are not subject to the restrictive covenants contained in the applicable indentures. The indentures governing the notes do not limit or restrict the ability of Unrestricted Subsidiaries, including the Oncor Subsidiaries, to take actions or enter into transactions that would impair their ability to dividend funds to EFH Corp. to make payments on the EFH Corp. Senior Secured Notes, or that would negatively affect the value of the Oncor Subsidiaries and therefore the equity value of the investments that are pledged as Collateral, such as incurring debt, selling or transferring all or a portion of the assets of the Oncor Subsidiaries, entering into joint ventures, dividending out assets or engaging in speculative investments.

The occurrence of a TCEH Transfer may further increase the credit risk of the EFH Corp. Senior Secured Notes, may result in the credit rating agencies taking negative action with respect to the EFH Corp. Senior Secured Notes and may reduce the market price of the EFH Corp. Senior Secured Notes.

See “Description of the 10.000% Notes — Certain Covenants — Restrictions on TCEH Transfers,” “Description of the 9.75% Notes — Certain Covenants — Restrictions on TCEH Transfers” and the definitions of “Change of Control” and “TCEH Transfer” contained under “Description of the 10.000% Notes” and “Description of the 9.75% Notes” for more information.

The indentures governing the EFH Corp. Senior Secured Notes may not protect holders from all actions that EFH Corp., EFIH or the Oncor Subsidiaries may take that would reduce your interest in the Collateral or that may reduce the value of the Collateral, including sales or exchanges of the Collateral or the assets of the Oncor Subsidiaries for other assets or investments.

Under the indentures governing the EFH Corp. Senior Secured Notes, EFIH may dispose of all or a portion of the Collateral for fair market value consideration (including consideration other than cash) that may consist of assets or equity interests in joint ventures. Additionally, there is no event of default under the indentures if the Oncor Subsidiaries sell, transfer or otherwise dispose of their assets or equity interests for any form of consideration.

If EFIH or the Oncor Subsidiaries effect any of these transactions, noteholders’ interest in the Collateral or the value of the Collateral may be materially reduced.

The indentures governing the EFH Corp. Senior Secured Notes allow EFIH to transfer any of the Collateral in exchange for an equivalent fair market value of assets other than cash or for investments in businesses that are similar to the businesses of Oncor, including interests in joint ventures in businesses that are not controlled by EFH Corp. or EFIH. The assets received as consideration and pledged as substitute Collateral may prove to be less valuable than the value of the investments in Oncor that were disposed of in such transfer or exchange. Additionally, if interests in a new business were received in exchange for the Collateral, such new business may, in the future, engage in businesses activities that are different from the business that Oncor presently is in or such new business may not prove to be as creditworthy or valuable as Oncor, and EFH Corp. may not have any control over such business’ activities if a minority interest in the joint venture interests was received in such transfer or exchange. Therefore, such new collateral may negatively alter the risk profile of EFIH or the value of such new collateral may decline relative to the value of the disposed investments in Oncor.

There is no event of default under the indentures governing the EFH Corp. Senior Secured Notes if any of the Oncor Subsidiaries sell, transfer or dispose of the assets of Oncor Holdings or investments in or assets of Oncor. The consideration received in exchange for such assets or investments may decline in value as compared to the assets or investments that were so disposed, and, therefore, the value of the Collateral may be less than if such assets and investments had been retained. The Oncor Subsidiaries may transfer their assets and investments in exchange for interests in other businesses or assets, minority interests or interests in joint ventures, in which case the value of the Collateral may be at risk of declining due to the factors described above.

In any joint venture in which EFIH or an Oncor Subsidiary has an interest, EFIH or the Oncor Subsidiary may not have the right or power to direct the management and policies of such joint ventures and other participants may take action contrary to the instructions or requests of EFIH or such Oncor Subsidiary or against its policies and objectives, and any such actions taken by such joint ventures may not be in the best interests of holders of EFH Corp. Senior Secured Notes. In addition, the other participants to any such joint venture may become bankrupt or have economic or other business interests or goals that are inconsistent with the goals of EFIH or such Oncor Subsidiary and/or the holders of the EFH Corp. Senior Secured Notes.

Additionally, the TCEH senior secured facilities do not allow EFH Corp. to prepay the EFH Corp. Senior Secured Notes using proceeds received from a disposition of any investments of EFH Corp. and EFIH in the Oncor Subsidiaries (including the Collateral) or from a sale of all or substantially all of the assets of any of the Oncor Subsidiaries, so long as certain intercompany loans from TCEH to EFH Corp. are at the time outstanding. As of February 15, 2012, approximately $960 million of such intercompany loans from TCEH to EFH Corp. were outstanding.

The completion of any of the above events may result in the credit risk of the EFH Corp. Senior Secured Notes increasing, the credit rating agencies taking negative action with respect to the EFH Corp. Senior Secured Notes or the market price of the EFH Corp. Senior Secured Notes declining. Additionally, in the event of any foreclosure on the Collateral, holders of the EFH Corp. Senior Secured Notes may recover less than if the Collateral still consisted of investments in the Oncor Subsidiaries.

The liabilities of each of EFH Corp. and EFCH currently exceed its assets as shown on its most recent balance sheet. If a court were to find that EFH Corp., EFCH or EFIH were insolvent before or after giving effect to the offering of the EFH Corp. Senior Secured Notes and did not receive reasonably equivalent value or fair consideration for the issuance of the EFH Corp. Senior Secured Notes or the incurrence of a guarantee or the pledge of the Collateral, as applicable, the court may void all or a portion of the obligations represented by the EFH Corp. Senior Secured Notes or the guarantee of the EFH Corp. Senior Secured Notes by EFCH or EFIH or the pledge of the Collateral by EFIH as a fraudulent conveyance.

In a bankruptcy proceeding, a trustee, debtor in possession or another person acting on behalf of the bankruptcy estate may seek to recover all or a portion of transfers made or void obligations incurred prior to the bankruptcy proceeding on the basis that such transfers and obligations constituted fraudulent conveyances. Under certain circumstances, creditors may recover transfers or void obligations under state fraudulent conveyance laws even if the debtor is not in bankruptcy.

Fraudulent conveyances are generally defined to include transfers made or obligations incurred for inadequate consideration when a debtor was insolvent, inadequately capitalized or in similar financial distress, or transfers made or obligations incurred with the intent of hindering, delaying or defrauding current or future creditors. A trustee, debtor in possession or another person acting on behalf of a bankruptcy estate may be able to recover such transfers under the fraudulent conveyance provisions of the bankruptcy law and/or state fraudulent conveyance laws. The fraudulent conveyance provisions of the bankruptcy law allows the trustee, debtor in possession, or other person acting on behalf of a bankruptcy estate to void a fraudulent conveyance made within two years prior to the commencement of a bankruptcy proceeding. Under state fraudulent conveyance laws, transfers made more than two years prior to the commencement of a fraudulent conveyance lawsuit may be subject to avoidance.

If a court were to find that EFH Corp. issued the EFH Corp. Senior Secured Notes or EFCH or EFIH issued their respective guarantees, or EFIH granted its pledge of the Collateral, under circumstances constituting a fraudulent conveyance, then a court could void all or a portion of the obligations under the EFH Corp. Senior Secured Notes, such guarantees or such pledge of the Collateral. In addition, under such circumstances, the value of any consideration (including interest) holders received with respect to the EFH Corp. Senior Secured Notes, such guarantees, and the Collateral, including upon foreclosure of the Collateral, could also be subject to recovery from such holders and, possibly, from subsequent transferees of the EFH Corp. Senior Secured Notes. If the pledge of Collateral was voided and the issuance of the EFH Corp. Senior Secured Notes and/or the related guarantees were not voided, then holders of EFH Corp. Senior Secured Notes would become unsecured creditors.

The EFH Corp. Senior Secured Notes or the related guarantees incurred by EFCH or EFIH or the pledge of the Collateral by EFIH could be voided as a fraudulent conveyance, or claims in respect of the EFH Corp. Senior Secured Notes, such guarantees or pledge could be subordinated to all other debts of EFH Corp., EFCH or EFIH, if EFH Corp., EFCH or EFIH, at the time they incurred the indebtedness evidenced by the EFH Corp. Senior Secured Notes or such guarantees or granted the pledge received less than reasonably equivalent value or fair consideration for the issuance of the EFH Corp. Senior Secured Notes, the incurrence of such guarantees or the grant of the pledge of the Collateral, as applicable, and:

•	were insolvent or rendered insolvent by reason of such issuance or incurrence;

•	were engaged in a business or transaction for which our or EFCH’s or EFIH’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that they would incur, debts beyond their ability to pay those debts as they mature.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

The liabilities of each of EFH Corp. and EFCH currently exceed its assets as shown on its respective balance sheet prepared in accordance with US GAAP as of December 31, 2011. The balance sheets showing the assets and liabilities of EFH Corp. and EFCH have been prepared in accordance with US GAAP; however, the values assigned to assets and liabilities in these balance sheets are not necessarily indicative of the values that a court would assign to such assets and liabilities in making a solvency determination. We cannot assure you that EFH Corp., EFCH or EFIH would satisfy the solvency tests set forth above or what standard a court would apply in determining whether EFH Corp., EFCH or EFIH would be considered to be insolvent.

In addition, we cannot assure you that a court would determine that reasonably equivalent value or fair consideration was received by each of EFH Corp., EFCH and EFIH in connection with the offering of the EFH Corp. Senior Secured Notes and the incurrence of the guarantees or pledges, as applicable.

Each guarantee of the EFH Corp. Senior Secured Notes contains a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent conveyance, referred to as the “savings clause. This provision may not be effective to protect the guarantee from being voided under fraudulent conveyance law, or may reduce or eliminate the guarantor’s obligation to an amount that effectively makes the guarantee worthless. If a court interprets the savings clause as requiring that the amount of the guarantee be eliminated or reduced to the extent that it causes the guarantor to be insolvent, the court may eliminate or reduce the guarantee even if the court determines that the guarantor received reasonably equivalent value in connection with the incurrence of the guarantee.

Because the lien on the Collateral of EFIH only secures EFIH’s obligations under its guarantee, to the extent this guarantee obligation is reduced or eliminated, you would also lose the benefit of the related lien on the Collateral. As a result, the EFH Corp. Senior Secured Notes would effectively become junior to the liabilities of EFIH, with no benefit provided by the guarantee and the related first priority lien. A reduction or elimination of the guarantors’ obligations would adversely affect the ranking and likely the market price of the EFH Corp. Senior Secured Notes.

We may not be able to repurchase the EFH Corp. Senior Secured Notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, EFH Corp. will be required to offer to repurchase all of the EFH Corp. Senior Secured Notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any purchase of the EFH Corp. Senior Secured Notes will be EFH Corp.’s available cash or cash generated from its subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. EFH Corp. may not be able to repurchase the EFH Corp. Senior Secured Notes upon a change of control because it may not have sufficient financial resources to purchase all of the EFH Corp. Senior Secured Notes that are tendered upon a change of control. Further, EFH Corp. may be restricted under the terms of debt agreements of TCEH, EFIH and Oncor from receiving funds from TCEH and Oncor sufficient to repurchase all of the EFH Corp. Senior Secured Notes tendered by holders upon a change of control. Accordingly, EFH Corp. may not be able to satisfy its obligations to purchase the EFH Corp. Senior Secured Notes unless it is able to refinance or obtain waivers under the instruments governing its indebtedness. EFH Corp.’s failure to repurchase the EFH Corp. Senior Secured Notes upon a change of control would cause a default under the applicable indenture governing the EFH Corp. Senior Secured Notes and a cross-default under certain of EFH Corp.’s other debt agreements. The instruments governing the TCEH senior secured facilities also provide that a change of control will be a default that permits the lenders thereunder to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

Risks Related to the Guaranteed Notes

The majority of our subsidiaries do not guarantee the Guaranteed Notes. As a result, the Guaranteed Notes are structurally subordinated to all liabilities of our subsidiaries that do not guarantee the Guaranteed Notes.

The EFH Corp. Senior Secured Notes are guaranteed on a senior secured basis by EFIH and on a senior unsecured basis by EFCH, and the EFH Corp. Senior Notes are guaranteed on a senior unsecured basis by EFIH and EFCH, but the Guaranteed Notes are not guaranteed by any of EFH Corp.’s other subsidiaries. None of EFH Corp., EFIH or EFCH has any operations, and each relies on distributions from its subsidiaries. However, EFH Corp.’s historical consolidated financial statements reflect the results of operations and assets, among other things, of all of EFH Corp.’s subsidiaries (or EFH Corp.’s interest in such results of operations or assets in the case of the Oncor Subsidiaries). EFH Corp.’s non-guarantor subsidiaries generated all of its reported consolidated revenues for the year ended December 31, 2011, and as of December 31, 2011, EFH Corp.’s non-guarantor subsidiaries represented substantially all of its reported consolidated total assets except for EFH Corp.’s approximately 80% equity interest in Oncor that is held by EFIH.

EFH Corp.’s non-guarantor subsidiaries (including Oncor Holdings and its subsidiaries) are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Guaranteed Notes, or to make any funds available therefore, whether by dividends, loans, distributions or other payments. The Guaranteed Notes are structurally subordinated to indebtedness and other liabilities of EFH Corp.’s subsidiaries that do not guarantee the Guaranteed Notes. The claims of creditors of each of the non-guarantor subsidiaries, including trade creditors, have priority as to the assets of these subsidiaries. In the event of a bankruptcy, liquidation or insolvency of any of these subsidiaries, these subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to EFH Corp. In addition, the guarantee of the Guaranteed Notes by EFCH is structurally subordinated to the indebtedness of TCEH, the principal amount of which, as of December 31, 2011, was $30.611 billion (including long-term debt, including amounts due currently and $382 million principal amount held by EFH Corp. and EFIH and short-term borrowings), as well as any other indebtedness of the other subsidiaries of EFCH. See Part IV, Item 15, Schedule I in our 2011 Form 10-K for financial information regarding EFH Corp. See “Incorporation by Reference.” Additionally, EFH Corp. may be able to designate each of EFCH and TCEH as an “Unrestricted Subsidiary” under the indentures that govern the Guaranteed Notes. If they are so designated, EFCH and TCEH will not be subject to the restrictive covenants contained in the indentures governing the Guaranteed Notes, and EFCH’s guarantee of each series of Guaranteed Notes will be released.

The indentures governing the Guaranteed Notes do not limit or restrict the activities of Oncor Holdings and its subsidiaries.

Oncor Holdings and its subsidiaries are not “Restricted Subsidiaries” under the indentures governing the Guaranteed Notes (except under certain circumstances, such as in connection with the calculation of the “fixed charge coverage ratio” or “consolidated leverage ratio” for purposes of making certain restricted payments; see “Description of the 10.000% Notes,” “Description of the 9.75% Notes” and “Description of the Senior Notes”). As of the date of this prospectus, EFIH’s subsidiaries (other than EFIH Finance, the co-issuer of the EFIH Notes) consist only of Oncor Holdings and its subsidiaries, all of which are unrestricted subsidiaries of EFH Corp. Accordingly, none of EFIH’s subsidiaries (other than EFIH Finance) are subject to the restrictive covenants contained in the indentures governing the Guaranteed Notes, described under “Description of the 10.000% Notes,” “Description of the 9.75% Notes” and “Description of the Senior Notes,” respectively, and none of EFIH’s subsidiaries guarantee the Guaranteed Notes.

Because Oncor Holdings and its subsidiaries are unrestricted subsidiaries of EFH Corp. under the indentures governing the Guaranteed Notes and therefore are not subject to any of the restrictive covenants therein, the indentures do not serve to limit or restrict the ability of Oncor Holdings or its subsidiaries to take any actions or enter into any transactions that would impair their ability to dividend funds to EFH Corp. to make payments on the Guaranteed Notes and other debt of EFH Corp., or that would negatively affect the value of EFIH’s equity interests in Oncor Holdings that are pledged as Collateral for the EFH Corp. Senior Secured Notes, such as incurring debt, selling or transferring all or a portion of the assets of Oncor Holdings or its subsidiaries, entering into joint ventures, dividending out assets or engaging in speculative investments. Certain actions that would negatively affect the value of the Collateral may increase the ability of EFH Corp. to make restricted payments.

EFCH’s guarantee of the Guaranteed Notes is effectively subordinated to those lenders who have a security interest in its assets.

EFCH’s obligations under its guarantees of the Guaranteed Notes are unsecured, but its obligations under its guarantee of TCEH’s senior secured credit facilities are secured by a security interest in substantially all of its tangible and intangible assets. If EFCH were unable to pay under its guarantee of the TCEH senior secured facilities, the lenders could foreclose on the pledged assets described above to the exclusion of holders of the Guaranteed Notes, even if an event of default exists under the any of the indentures governing the Guaranteed Notes at such time. In any such event, because the guarantees of the Guaranteed Notes are not secured by any of EFCH’s assets, it is possible that there would be no assets remaining from which your claims as a noteholder could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims as a noteholder under the applicable guarantee.

Under the indentures governing the Guaranteed Notes, holders of the Guaranteed Notes agree not to file a bankruptcy proceeding against Oncor Holdings or any of its subsidiaries.

Holders that receive any Guaranteed Notes acknowledge and agree that they will not (i) initiate any legal proceeding to procure the appointment of an administrative receiver or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against Oncor Holdings, Oncor or any of their subsidiaries, or against any of the assets of Oncor Holdings, Oncor or any of their subsidiaries. Such holders further acknowledge and agree that each of Oncor Holdings, Oncor and any of their subsidiaries is a third party beneficiary of the foregoing covenant and have the right to specifically enforce such covenant in any proceeding at law or in equity.

Risks Related to the Legacy Notes

None of our subsidiaries currently guarantees the Legacy Notes. As a result, the Legacy Notes are structurally subordinated to all liabilities of our subsidiaries.

The Legacy Notes are not currently guaranteed by any of EFH Corp.’s subsidiaries. EFH Corp. does not have any operations, and relies on distributions from its subsidiaries. However, EFH Corp.’s historical consolidated financial statements incorporated into this prospectus by reference reflect the results of operations and assets, among other things, of all of EFH Corp.’s subsidiaries with Oncor Holdings and its subsidiaries reflected as an equity method investment. EFH Corp.’s subsidiaries generated all of its reported consolidated revenues for the year ended December 31, 2011, and as of December 31, 2011, EFH Corp.’s subsidiaries held substantially all of its reported consolidated total assets.

EFH Corp.’s subsidiaries (including Oncor Holdings and its subsidiaries) are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Legacy Notes, or to make any funds available therefore, whether by dividends, loans, distributions or other payments. The Legacy Notes are structurally subordinated to indebtedness and other liabilities of EFH Corp.’s subsidiaries. The claims of creditors of each of the subsidiaries, including trade creditors, have priority as to the assets of these subsidiaries. In the event of a bankruptcy, liquidation or insolvency of any of these subsidiaries, these subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to EFH Corp. See Part IV, Item 15, Schedule I included in our 2011 Form 10-K for financial information regarding EFH Corp.

Risks Related to the EFH Corp. Senior Notes

The liabilities of each of EFH Corp. and EFCH currently exceed its assets as shown on its most recent balance sheet. If a court were to find that EFH Corp., EFCH or EFIH were insolvent before or after giving effect to the issuance of the EFH Corp. Senior Notes and did not receive reasonably equivalent value or fair consideration for the issuance of the EFH Corp. Senior Notes or the incurrence of a guarantee, as applicable, the court may void all or a portion of the obligations represented by the EFH Corp. Senior Notes or the guarantee of the EFH Corp. Senior Notes by EFCH or EFIH as a fraudulent conveyance.

In a bankruptcy proceeding, a trustee, debtor in possession or another person acting on behalf of the bankruptcy estate may seek to recover all or a portion of transfers made or void obligations incurred prior to the bankruptcy proceeding on the basis that such transfers and obligations constituted fraudulent conveyances. Under certain circumstances, creditors may recover transfers or void obligations under state fraudulent conveyance laws even if the debtor is not in bankruptcy.

Fraudulent conveyances are generally defined to include transfers made or obligations incurred for inadequate consideration when a debtor was insolvent, inadequately capitalized or in similar financial distress, or transfers made or obligations incurred with the intent of hindering, delaying or defrauding current or future creditors. A trustee, debtor in possession or another person acting on behalf of a bankruptcy estate may be able to recover such transfers under the fraudulent conveyance provisions of the bankruptcy law and/or state fraudulent conveyance laws. The fraudulent conveyance provisions of the bankruptcy law allow the trustee, debtor in possession, or other person acting on behalf of a bankruptcy estate to void a fraudulent conveyance made within two years prior to the commencement of a bankruptcy proceeding. Under state fraudulent conveyance laws, transfers made more than two years prior to the commencement of a fraudulent conveyance lawsuit may be subject to avoidance.

If a court were to find that EFH Corp. issued the EFH Corp. Senior Notes or EFCH or EFIH issued their respective guarantees under circumstances constituting a fraudulent conveyance, then a court could void all or a portion of the obligations under the EFH Corp. Senior Notes or such guarantees. In addition, under such circumstances, the value of any consideration (including interest) noteholders received with respect to the EFH Corp. Senior Notes and such guarantees could also be subject to recovery from such noteholders and, possibly, from subsequent transferees of the EFH Corp. Senior Notes.

The EFH Corp. Senior Notes or the related guarantees incurred by EFCH or EFIH could be voided as a fraudulent conveyance, or claims in respect of the EFH Corp. Senior Notes or such guarantees could be subordinated to all other debts of EFH Corp., EFCH or EFIH, if, at the time they incurred the debt evidenced by the EFH Corp. Senior Notes or such guarantees, EFH Corp., EFCH or EFIH received less than reasonably equivalent value or fair consideration for the issuance of the EFH Corp. Senior Notes or the incurrence of such guarantees and:

•	was insolvent or rendered insolvent by reason of such issuance or incurrence;

•	was engaged in a business or transaction for which EFH Corp.’s, EFCH’s or EFIH’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

The liabilities of each of EFH Corp. and EFCH currently exceed its assets as shown on its respective balance sheet prepared in accordance with US GAAP as of December 31, 2011. The balance sheets showing the assets and liabilities of EFH Corp. and EFCH have been prepared in accordance with US GAAP; however, the values assigned to assets and liabilities in these balance sheets are not necessarily indicative of the values that a court would assign to such assets and liabilities in making a solvency determination.

We cannot assure noteholders that EFH Corp., EFCH and EFIH would satisfy the solvency tests set forth above, that their assets would not constitute unreasonably small capital or what standard a court would apply in determining whether EFH Corp., EFCH or EFIH would be considered to be insolvent. In addition, we cannot assure noteholders that a court would determine that reasonably equivalent value or fair consideration was received by EFH Corp., EFCH and EFIH in connection with the issuance of the EFH Corp. Senior Notes and/or the incurrence of the guarantees, as applicable.

        Each guarantee of the EFH Corp. Senior Notes contains a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent conveyance, referred to as the “savings clause.” This provision may not be effective to protect the guarantee from being voided under fraudulent conveyance law, or may reduce or eliminate the guarantor’s obligation to an amount that effectively makes the guarantee worthless. If a court interprets the savings clause as requiring that the amount of the guarantee be eliminated or reduced to the extent that it causes the guarantor to be insolvent, the court may eliminate or reduce the guarantee even if the court determines that the guarantor received reasonably equivalent value in connection with the incurrence of the guarantee. A reduction or elimination of the guarantors’ obligations would adversely affect the ranking and trading price of the EFH Corp. Senior Notes.

You may be required to pay U.S. federal income tax on the EFH Corp. Toggle Notes, whether we pay interest on the EFH Corp. Toggle Notes in cash or PIK interest.

We have the option to pay interest on the EFH Corp. Toggle Notes in cash or PIK interest for any interest payment period prior to November 1, 2012. For U.S. federal income tax purposes, the existence of this option means that none of the interest payments on the EFH Corp. Toggle Notes are qualified stated interest for U.S. federal income tax purposes (as defined under “Material U.S. Federal Tax Considerations—Certain Tax Consequences to U.S. Holders—Original Issue Discount on the Toggle Notes”). Consequently, the EFH Corp. Toggle Notes are treated as having been issued with original issue discount for U.S. federal income tax purposes, and U.S. holders (as defined under “Material U.S. Federal Tax Considerations”) will be required to include the original issue discount in gross income on a constant yield to maturity basis, regardless of whether interest is paid currently in cash, reduced by the portion of any acquisition premium properly allocable to that particular year. See “Material U.S. Federal Tax Considerations—Certain Tax Consequences to U.S. Holders—Original Issue Discount on the Toggle Notes.”

The voting interest of the holders of the EFH Corp. Senior Notes will be diluted.

The EFH Corp. 10.875% Notes and the EFH Corp. Toggle Notes are each a separate series of notes under the indenture governing the EFH Corp. Senior Notes but will be treated as a single class of securities under such indenture, except as otherwise stated herein. The EFH Corp. 10.875% Notes and the EFH Corp. Toggle Notes will be treated as a single class for amendments and waivers affecting all such EFH Corp. Senior Notes and for actions requiring the consent of holders of the EFH Corp. Senior Notes, such as declaring certain defaults under the indenture governing the EFH Corp. Senior Notes or accelerating the amounts due under the EFH Corp. Senior Notes. Consequently, certain actions, including amendments and waivers, which will affect the holders of one series of the EFH Corp. Senior Notes, may be accomplished whether or not the holders of that series of EFH Corp. Senior Notes consent to such action. As a result, the individual voting interest of the holders of EFH Corp. Senior Notes will be accordingly diluted.

Risks Related to Structure

EFH Corp. is a holding company and its obligations are structurally subordinated to existing and future liabilities and preferred stock of its subsidiaries.

EFH Corp.’s cash flows and ability to meet its obligations are largely dependent upon the earnings of its subsidiaries and the payment of such earnings to EFH Corp. in the form of dividends, distributions, loans or otherwise, and repayment of loans or advances from EFH Corp. These subsidiaries are separate and distinct legal entities and have no obligation (other than any existing contractual obligations) to provide EFH Corp. with funds for its payment obligations. Any decision by a subsidiary to provide EFH Corp. with funds for its payment obligations, whether by dividends, distributions, loans or otherwise, will depend on, among other things, the subsidiary’s results of operations, financial condition, cash requirements, contractual restrictions and other factors. In addition, a subsidiary’s ability to pay dividends may be limited by covenants in its existing and future debt agreements or applicable law. Further, the distributions that may be paid by Oncor are limited as discussed below.

Because EFH Corp. is a holding company, its obligations to its creditors are structurally subordinated to all existing and future liabilities and existing and future preferred stock of its subsidiaries that do not guarantee such obligations. Therefore, with respect to subsidiaries that do not guarantee EFH Corp.’s obligations, EFH Corp.’s rights and the rights of its creditors to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary’s creditors and holders of such subsidiary’s preferred stock. To the extent that EFH Corp. may be a creditor with recognized claims against any such subsidiary, EFH Corp.’s claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by EFH Corp. Subject to restrictions contained in financing arrangements, EFH Corp.’s subsidiaries may incur additional debt and other liabilities.

Oncor may or may not make any distributions to EFH Corp.

Upon the consummation of the Merger, EFH Corp. and Oncor implemented certain structural and operational “ring-fencing” measures, including certain measures required by the PUCT’s Order on Rehearing in Docket No. 34077, that were based on principles articulated by rating agencies and commitments made by Texas Holdings and Oncor to the PUCT and the FERC to further enhance Oncor’s credit quality. These measures were put in place to mitigate Oncor’s credit exposure to the Texas Holdings Group and to reduce the risk that the assets and liabilities of Oncor would be substantively consolidated with the assets and liabilities of the Texas Holdings Group in the event of a bankruptcy of one or more of those entities.

As part of the ring-fencing measures, a majority of the members of the board of directors of Oncor are required to be, and are, independent from EFH Corp. Any new independent directors of Oncor are required to be appointed by the nominating committee of Oncor Holdings, which is required to be, and is, comprised of a majority of directors that are independent from EFH Corp. The organizational documents of Oncor give these independent directors, acting by majority vote, and, during certain periods, any director designated by Texas Transmission, the express right to prevent distributions from Oncor if they determine that it is in the best interests of Oncor to retain such amounts to meet expected future requirements. Accordingly, there can be no assurance that Oncor will make any distributions to EFH Corp.

In addition, Oncor’s organizational documents limit Oncor’s distributions to its owners, including EFH Corp., through December 31, 2012 to an amount not to exceed Oncor’s net income (determined in accordance with US GAAP, subject to certain defined adjustments, including goodwill impairments) and prohibit Oncor from making any distribution to EFH Corp. so long as and to the extent that such distribution would cause Oncor’s regulatory capital structure to exceed the debt-to-equity ratio established from time to time by the PUCT for ratemaking purposes, which is currently set at 60% debt to 40% equity.

In 2009, the PUCT awarded Oncor the right to construct transmission lines and facilities associated with its Competitive Renewable Energy Zone Transmission Plan, the cost of which is estimated by Oncor to be approximately $2.0 billion (see discussion in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Regulatory Matters” in our 2011 Form 10-K). With the award, Oncor has incurred additional debt. In addition, Oncor may incur additional debt in connection with other investments in infrastructure or technology. Accordingly, while Oncor is required to maintain a specified debt-to-equity ratio, there can be no assurance that Oncor’s equity balance will be sufficient to maintain the required debt-to-equity ratio established from time to time by the PUCT for ratemaking purposes, thereby restricting Oncor from making any distributions to EFH Corp. In addition, any increase in Oncor’s interest expense may reduce the amounts available to be distributed to EFH Corp.

Oncor’s ring-fencing measures may not work as planned.

In 2007, EFH Corp. and Oncor implemented certain structural and operational “ring-fencing” measures, including certain measures required by the PUCT’s Order on Rehearing in Docket No. 34077, that were based on principles articulated by rating agencies and commitments made by Texas Holdings and Oncor to the PUCT and the FERC to further enhance Oncor’s credit quality. These measures were put in place to mitigate Oncor’s credit exposure to the Texas Holdings Group and to reduce the risk that a court would order any of the Oncor Ring-Fenced Entities’ assets and liabilities to be substantively consolidated with those of any member of the Texas Holdings Group in the event that a member of the Texas Holdings Group were to become a debtor in a bankruptcy case. Nevertheless, bankruptcy courts have broad equitable powers, and as a result, outcomes in bankruptcy proceedings are inherently difficult to predict. Accordingly, if any member of the Texas Holdings Group were to become a debtor in a bankruptcy case, there can be no assurance (however remote in consideration of the ring-fencing measures) that a court would not order an Oncor Ring-Fenced Entity’s assets and liabilities to be substantively consolidated with those of such member of the Texas Holdings Group or that a proceeding would not result in a disruption of services Oncor receives from or jointly with affiliates. See Note 1 to Financial Statements in our 2011 Form 10-K for additional information on ring-fencing measures.

In addition, Oncor’s access to capital markets and cost of debt could be directly affected by its credit ratings. Any adverse action with respect to Oncor’s credit ratings would generally cause borrowing costs to increase and the potential pool of investors and funding sources to decrease. Oncor’s credit ratings are currently substantially higher than those of the Texas Holdings Group. If credit rating agencies were to change their views of Oncor’s independence from any member of the Texas Holdings Group, Oncor’s credit ratings would likely decline. Despite the ring-fencing measures, rating agencies could take an adverse action with respect to Oncor’s credit ratings in response to liability management or other activities by EFH Corp. or any of its subsidiaries, including the incurrence of debt by EFH Corp. and/or EFIH which is secured by a lien on the equity of Oncor Holdings held by EFIH. In the event any such adverse action takes place and causes Oncor’s borrowing costs to increase, it may not be able to recover these increased costs if they exceed Oncor’s PUCT-approved cost of debt determined in its most recent rate case or subsequent rate cases.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated into this prospectus by reference, and other presentations made by us contain “forward-looking statements.” All statements, other than statements of historical facts, that are included in this prospectus, or made in presentations, in response to questions or otherwise, that address activities, events or developments that we expect or anticipate to occur in the future, including such matters as projections, capital allocation, future capital expenditures, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases such as “intends,” “plans,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “should,” “projection,” “target,” “goal,” “objective” and “outlook”), are forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors herein under “Risk Factors” and under Item 1A, “Risk Factors” and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2011 Form 10-K and the following important factors, among others, that could cause our actual results to differ materially from those projected in such forward-looking statements:

•

prevailing governmental policies and regulatory actions, including those of the Texas Legislature, the Governor of Texas, the US Congress, the FERC, the North American Electric Reliability Corporation, the Texas Reliability Entity, Inc., the PUCT, the Railroad Commission of Texas, the US Nuclear Regulatory Commission, the US Environmental Protection Agency, the Texas Commission on Environmental Quality and the Commodities Futures Trading Commission, with respect to, among other things:

•	allowed prices;

•	allowed rates of return;

•	permitted capital structure;

•	industry, market and rate structure;

•	purchased power and recovery of investments;

•	operations of nuclear generation facilities;

•	operations of fossil-fueled generation facilities;

•	operations of mines;

•	acquisition and disposal of assets and facilities;

•	development, construction and operation of facilities;

•	decommissioning costs;

•	present or prospective wholesale and retail competition;

•	changes in tax laws and policies;

•	changes in and compliance with environmental and safety laws and policies, including the Cross-State Air Pollution Rule, Mercury and Air Toxics Standard and climate change initiatives, and

•	clearing over the counter derivatives through exchanges and posting of cash collateral therewith;

•	legal and administrative proceedings and settlements;

•	general industry trends;

•	economic conditions, including the impact of a recessionary environment;

•	our ability to attract and retain profitable customers;

•	our ability to profitably serve our customers;

•	restrictions on competitive retail pricing;

•	changes in wholesale electricity prices or energy commodity prices, including the price of natural gas;

•	changes in prices of transportation of natural gas, coal, crude oil and refined products;

•	unanticipated changes in market heat rates in the ERCOT electricity market;

•	our ability to effectively hedge against unfavorable commodity prices, including the price of natural gas, market heat rates and interest rates;

•	weather conditions and other natural phenomena, and acts of sabotage, wars or terrorist or cybersecurity threats or activities;

•	unanticipated population growth or decline, or changes in market demand and demographic patterns, particularly in ERCOT;

•	changes in business strategy, development plans or vendor relationships;

•	access to adequate transmission facilities to meet changing demands;

•	unanticipated changes in interest rates, commodity prices, rates of inflation or foreign exchange rates;

•	unanticipated changes in operating expenses, liquidity needs and capital expenditures;

•	commercial bank market and capital market conditions and the potential impact of disruptions in US and international credit markets;

•	the willingness of our lenders to extend the maturities of our debt instruments and the terms and conditions of any such extensions;

•	access to capital, the cost of such capital, and the results of financing and refinancing efforts, including availability of funds in capital markets;

•	activity in the credit default swap market related to our debt instruments;

•	financial restrictions placed on us by the agreements governing our debt instruments;

•	our ability to generate sufficient cash flow to make interest payments on, or refinance, our debt instruments;

•	our ability to successfully execute our liability management program;

•	our ability to make intercompany loans or otherwise transfer funds among different entities in our corporate structure;

•	competition for new energy development and other business opportunities;

•	inability of various counterparties to meet their obligations with respect to our financial instruments;

•	changes in technology used by and services offered by us;

•	changes in electricity transmission that allow additional electricity generation to compete with our generation assets;

•	significant changes in our relationship with our employees, including the availability of qualified personnel, and the potential adverse effects if labor disputes or grievances were to occur;

•

changes in assumptions used to estimate costs of providing employee benefits, including medical and dental benefits, pension and other postretirement employee benefits, and future funding requirements related thereto;

•	changes in assumptions used to estimate future executive compensation payments;

•	hazards customary to the industry and the possibility that we may not have adequate insurance to cover losses resulting from such hazards;

•	significant changes in critical accounting policies;

•	actions by credit rating agencies;

•	adverse claims by our creditors or holders of our debt securities;

•	our ability to effectively execute our operational strategy, and

•	our ability to implement cost reduction initiatives.

Any forward-looking statement speaks only as of the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, you should not unduly rely on such forward-looking statements.

INDUSTRY AND MARKET INFORMATION

The industry and market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources, including certain data published by ERCOT, the PUCT and the New York Mercantile Exchange. We did not commission any of these publications or reports. Some data is also based on good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data and make no representation as to the accuracy of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time, and we do not know what assumptions regarding general economic growth are used in preparing the forecasts included in this prospectus. Similarly, while we believe that such internal and external research is reliable, it has not been verified by any independent sources, and we make no assurances that the predictions contained therein are accurate.

USE OF PROCEEDS

This prospectus may be delivered in connection with the resale of notes by the Market Maker and its affiliates in market-making transactions in the notes in the secondary market. We will not receive any of the proceeds from such resales.

DESCRIPTION OF THE 10.000% NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the terms “we,” “our” and “us” each refer to Energy Future Holdings Corp. and its consolidated Subsidiaries; and (ii) the term “Issuer” refers only to Energy Future Holdings Corp. and not any of its Subsidiaries. The meanings of terms defined in this description are limited to their use in this description.

As of the date of this prospectus, the Issuer has issued $1,060,757,000 aggregate principal amount of 10.000% Senior Secured Notes due 2020 (as used in this description, the “Notes”). The Notes were issued under an Indenture dated as of January 12, 2010 and supplemental indentures thereto (collectively, the “Indenture”) among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes were issued in private transactions that were not subject to the registration requirements of the Securities Act. Except as set forth herein, the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

Oncor Electric Delivery Company LLC (“Oncor Electric Delivery”) has undertaken certain ring-fencing measures to separate itself, its subsidiaries and its immediate parent, Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), from the Issuer and the Issuer’s other Subsidiaries. Those measures include the Oncor Subsidiaries being treated as “Unrestricted Subsidiaries” with respect to the 10.875% Senior Notes due 2017, 11.250%/12.000% Senior Toggle Notes due 2017 and 9.75% Senior Secured Notes due 2019, in each case issued by the Issuer, and with respect to the 9.75% Senior Secured Notes due 2019, 10.000% Senior Secured Notes due 2020 (the “EFIH 10.000% Notes”), 11% Senior Secured Second Lien Notes due 2021 (the “EFIH 11% Notes”) and 11.750% Senior Secured Second Lien Notes due 2022 (the “EFIH 11.750% Notes”), in each case issued by Energy Future Intermediate Holding Company LLC (“EFIH”) and EFIH Finance Inc. In order to comply with these ring-fencing obligations, the Oncor Subsidiaries will also be Unrestricted Subsidiaries with respect to the Notes. As Unrestricted Subsidiaries, the Oncor Subsidiaries are not subject to any of the covenants described herein and do not guarantee the Notes.

The Holders of the Notes, by accepting the Notes, acknowledge (i) the legal separateness of the Issuer and the Guarantors from the Oncor Subsidiaries, (ii) that the lenders under the Oncor Electric Delivery Facility and the holders of Oncor’s existing debt instruments have likely advanced funds thereunder in reliance upon the separateness of the Oncor Subsidiaries from the Issuer and the Guarantors, (iii) that the Oncor Subsidiaries have assets and liabilities that are separate from those of the Issuer and its other Subsidiaries, (iv) that the obligations owing under the Notes are obligations and liabilities of the Issuer and the Guarantors only, and are not the obligations or liabilities of any Oncor Subsidiary, (v) that the Holders of the Notes shall look solely to the Issuer and the Guarantors and their assets, and not to any assets, or to the pledge of any assets, owned by any Oncor Subsidiary, for the repayment of any amounts payable pursuant to the Notes and for satisfaction of any other obligations owing to the Holders under the Indenture, the Registration Rights Agreement and any related documents and (vi) that none of the Oncor Subsidiaries shall be personally liable to the Holders of the Notes for any amounts payable, or any other obligation, under the Indenture, the Registration Rights Agreement or any related documents.

The Holders of the Notes, by accepting the Notes, acknowledge and agree that the Holders of the Notes shall not (i) initiate any legal proceeding to procure the appointment of an administrative receiver or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against any Oncor Subsidiary, or against any of the Oncor Subsidiaries’ assets. The Holders further acknowledge and agree that each of the Oncor Subsidiaries is a third party beneficiary of the forgoing covenant and shall have the right to specifically enforce such covenant in any proceeding at law or in equity. The foregoing acknowledgements and agreements are contained in the Indenture.

The following description is only a summary of the material provisions of the Indenture and the Security Documents, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture and the Security Documents, including the definitions therein of certain terms used below. We urge you to read the Indenture and the Security Documents because they, and not this description, define your rights as Holders of the Notes. You may request copies of the Indenture and the Security Documents at our address set forth under the heading “Incorporation by Reference.”

Brief Description of Notes and the Guarantees

The Notes:

•	are senior obligations of the Issuer and rank equally in right of payment with all Senior Indebtedness of the Issuer (including the 9.75% Notes and the applicable Existing Notes);

•	are effectively subordinated to any Indebtedness of the Issuer secured by assets of the Issuer, to the extent of the value of the assets securing such Indebtedness;

•

are structurally subordinated to all Indebtedness and other liabilities of non-guarantor Subsidiaries, including the Oncor Subsidiaries, TCEH and its Subsidiaries, any of the Issuer’s Foreign Subsidiaries and any other Unrestricted Subsidiaries;

•	are senior in right of payment to any future Subordinated Indebtedness of the Issuer; and

•

are initially unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Energy Future Competitive Holdings Company (“EFCH”) and on a senior secured basis (to the extent of the Collateral) by EFIH, as described below under “— Guarantees.”

The Guarantees:

•	are a general senior obligation of each Guarantor;

•

in the case of the Guarantee from EFIH, are secured, equally and ratably with EFIH’s guarantee of the 9.75% Notes, the EFIH Notes and the EFIH 10.000% Notes, by the pledge of any investments EFIH owns in any Oncor Subsidiary (as described below under “— Security for the Notes”), which as of the date of this prospectus consists of all of the membership interests it owns in Oncor Holdings;

•	in the case of the Guarantee from EFCH, are not secured;

•	rank equally in right of payment with all existing and future Senior Indebtedness of each Guarantor;

•	in the case of the Guarantee from EFIH, are effectively senior to all unsecured Indebtedness of EFIH to the extent of the value of the Collateral securing such Guarantee;

•	are effectively subordinated to all secured Indebtedness of each Guarantor secured by assets other than the Collateral to the extent of the value of the assets securing such Indebtedness;

•

are structurally subordinated to any existing and future indebtedness and liabilities of Subsidiaries of a Guarantor that do not Guarantee the Notes, including the Oncor Subsidiaries in the case of EFIH, and TCEH and its Subsidiaries in the case of EFCH, and any other Unrestricted Subsidiaries;

•	are senior in right of payment to any future Subordinated Indebtedness of each Guarantor; and

•	are effectively senior to all obligations under any future Junior Lien Debt with respect to the Collateral, including the EFIH 11% Notes and the EFIH 11.750% Notes.

See “Risk Factors — Risks Related to the EFH Corp. Senior Secured Notes— The liabilities of each of EFH Corp. and EFCH currently exceed its assets as shown on its most recent balance sheet. If a court were to find that EFH Corp., EFCH or EFIH were insolvent before or after giving effect to the offering of the EFH Corp. Senior Secured Notes and did not receive reasonably equivalent value or fair consideration for the issuance of the EFH Corp. Senior Secured Notes or the incurrence of a guarantee or the pledge of the Collateral, as applicable, the court may void all or a portion of the obligations represented by the EFH Corp. Senior Secured Notes or the guarantee of the EFH Corp. Senior Secured Notes by EFCH or EFIH or the pledge of the Collateral by EFIH as a fraudulent conveyance.”

Guarantees

The Guarantors, as primary obligors and not merely as sureties, initially jointly and severally fully and unconditionally guaranteed, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Issuer and the Guarantors are holding companies and none of the Issuer’s or the Guarantors’ other Subsidiaries have guaranteed the Notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or the Guarantors. None of TCEH, the Subsidiaries of TCEH, or the Oncor Subsidiaries have guaranteed the Notes. For the year ended December 31, 2011, the non-guarantor Subsidiaries generated all of the Issuer’s reported consolidated total revenue. In addition, as of December 31, 2011, the non-guarantor Subsidiaries held substantially all of the Issuer’s reported consolidated total assets.

Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. However, this limitation may not be effective to prevent a Guarantee from being voided under fraudulent conveyance law, or may reduce or eliminate a Guarantor’s obligation to an amount that effectively makes its Guarantee worthless.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Related to the EFH Corp. Senior Secured Notes— The liabilities of each of EFH Corp. and EFCH currently exceed its assets as shown on its most recent balance sheet. If a court were to find that EFH Corp., EFCH or EFIH were insolvent before or after giving effect to the offering of the EFH Corp. Senior Secured Notes and did not receive reasonably equivalent value or fair consideration for the issuance of the EFH Corp. Senior Secured Notes or the incurrence of a guarantee or the pledge of the Collateral, as applicable, the court may void all or a portion of the obligations represented by the EFH Corp. Senior Secured Notes or the guarantee of the EFH Corp. Senior Secured Notes by EFCH or EFIH or the pledge of the Collateral by EFIH as a fraudulent conveyance.”

Subject to “—Certain Covenants—Restrictions on Permitted Asset Transfers,” each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1)(a) any sale, exchange or transfer (by merger, wind-up, consolidation or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or sale of all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture, except that the Guarantee by EFIH shall only be released and discharged as provided under “— Certain Covenants — Restrictions on Permitted Asset Transfers”;

(b) the release or discharge of the guarantee by such Guarantor that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “— Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Further, the Guarantee by EFCH shall automatically be released in connection with a Permitted Asset Transfer made in accordance with “— Certain Covenants — Restrictions on Permitted Asset Transfers” other than a merger, wind-up or consolidation of EFIH into the Issuer where EFCH continues to be a Subsidiary of the Issuer.

Holding Company Structure

The Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. Each of the Guarantors is also a holding company for its Subsidiaries. See “Risk Factors—Risks Related to Structure—EFH Corp. is a holding company and its obligations are structurally subordinated to existing and future liabilities and preferred stock of its subsidiaries.”

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents for the Notes. As of the date of this prospectus, the paying agent for the Notes is the Trustee at its offices in Houston, Texas.

The Issuer will also maintain a registrar. As of the date of this prospectus, the registrar is the Trustee at its offices in Houston, Texas. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

As of the date of this prospectus, $1,060,757,000 aggregate principal amount of the Notes are outstanding. The Notes will mature on January 15, 2020. Subject to compliance with the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Certain Covenants — Liens,” the Issuer may issue additional Notes from time to time after the Issue Date under the Indenture (any such Notes, “Additional Notes”). The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the Notes” section include any Additional Notes that are actually issued.

Interest on the Notes will accrue at the rate of 10.000% per annum and will be payable semi-annually in arrears on each January 15 and July 15, commencing on July 15, 2010, to the Holders of record on the immediately preceding January 1 and July 1. Interest on the Notes will accrue from the most recent date to which interest has been paid. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City of Houston and State of Texas or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in Houston, Texas will be the office of the Trustee maintained for such purpose.

Additional Interest

Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under “— Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to January 15, 2015.

At any time prior to January 15, 2015, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after January 15, 2015, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on January 15 of each of the years indicated below:

Year	Percentage
2015	105.000%
2016	103.333%
2017	101.667%
2018 and thereafter	100.000%

In addition, until January 15, 2013, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 110.000% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original principal amount of any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and provided, further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed in the manner described under “— Repurchase at the Option of Holders — Selection and Notice.”

Security for the Notes

Collateral Trustee

EFIH has appointed The Bank of New York Mellon Trust Company, N.A. to serve as the collateral trustee (the “Collateral Trustee”) for the benefit of the holders of the Secured Debt Obligations outstanding from time to time.

The Security Documents provide that the Collateral Trustee will be subject to such directions as may be given it by the Trustee and by any other Parity Lien Debt Representatives from time to time as required or permitted by the Indenture and the other Parity Lien Debt Documents. The relative rights with respect to control of the Collateral Trustee are specified in the collateral trust agreement dated as of November 16, 2009 by and among EFIH, the trustees for the 9.75% Notes and the EFIH Notes, any other Parity Lien Debt Representatives, any Junior Lien Debt Representatives and the Collateral Trustee (the “Collateral Trust Agreement”). The Collateral Trustee and the Trustee for the benefit of the Holders of the Notes have entered into a Joinder to the Collateral Trust Agreement, and the Notes have been designated as “Parity Lien Debt” by EFIH. Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Debtholders, the Collateral Trustee will not be obligated:

(1) to act upon directions purported to be delivered to it by any other Person;

(2) to foreclose upon or otherwise enforce any Lien; or

(3) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

Collateral

The Indenture and the Security Documents provide that the Guarantee of the Notes by EFIH, together with any other Parity Lien Debt (which as of the date of this prospectus includes EFIH’s guarantee of the 9.75% Notes, the EFIH Notes and the EFIH 10.000% Notes), are secured on an equal and ratable basis by first-priority security interests granted to the Collateral Trustee, in all of the following property of EFIH:

(1) any Equity Interests it owned as of the Issue Date or may thereafter acquire in any Oncor Subsidiary and any promissory notes or other Indebtedness owed by, or other Investments in, any Oncor Subsidiary that it owned as of the Issue Date or it may thereafter acquire;

(2) all proceeds of, income and other payments (including, without limitation, dividends and distributions received) now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing, which, in the case of cash dividends and distributions received by EFIH from Oncor Holdings may be used by EFIH for any purpose not prohibited by the Indenture so long as no Event of Default and no event of default under any other Parity Lien Debt, including the 9.75% Notes, the EFIH Notes and the EFIH 10.000% Notes, shall have occurred and be continuing; and

(3) any Asset Sale Cash Collateral Account established pursuant to the Indenture, the 9.75% Notes Indenture or the EFIH Indenture.

In addition, any Successor EFIH Company (including the Issuer, if EFIH is merged with and into the Issuer) will grant a first-priority security interest to the Collateral Trustee for the benefit of Holders of the Notes and holders of the other Parity Lien Debt and a second-priority security interest to the Collateral Trustee for the benefit of holders of Junior Lien Debt to the extent that such Successor EFIH Company holds any Equity Interests in, or Indebtedness of, or other Investments in, any Oncor Subsidiary following a Permitted Asset Transfer made in accordance with the covenants described under “— Certain Covenants — Restrictions on Permitted Asset Transfers” and “— Certain Covenants — Restrictions on Certain Investments in Oncor Subsidiaries and the Collateral.”

As of the date of this prospectus, the Collateral consists of a pledge of all of the membership interests EFIH owns in Oncor Holdings. Oncor Holdings owns approximately 80% of Oncor Electric Delivery’s outstanding membership interests. On November 16, 2009, EFIH and the Collateral Trustee entered into a pledge agreement (the “Pledge Agreement”), whereby the Collateral was pledged in favor of the Collateral Trustee for the benefit of the Collateral Trustee, the trustees for the 9.75% Notes and the EFIH Notes and the holders of the 9.75% Notes and the EFIH Notes and the holders of any other Secured Debt Obligations that may be issued in accordance with the Indenture and the 9.75% Notes Indenture and the EFIH Indenture (including the EFIH 10.000% Notes). As a result of the Joinder to the Collateral Trust Agreement and the designation by EFIH referred to above, the Trustee and the holders of the Notes will benefit from the pledge of the Collateral under the Pledge Agreement. The Collateral does not consist of any assets of any Oncor Subsidiary. See “Risk Factors — Risks Related to the EFH Corp. Senior Secured Notes— The EFH Corp. Senior Secured Notes are secured only to the extent of the value of the assets that have been granted as security for EFIH’s guarantee of the EFH Corp. Senior Secured Notes”; “— Regulatory approvals may be required in order to enforce the security interests in the Collateral and to dispose of an interest in, or operational control of, the Collateral that secures EFIH’s guarantee of the EFH Corp. Senior Secured Notes”; “— In the event of EFH Corp.’s bankruptcy, the ability of the holders of the EFH Corp. Senior Secured Notes to realize upon the Collateral securing EFIH’s guarantee of the EFH Corp. Senior Secured Notes will be subject to certain bankruptcy law limitations”; and “— The value of the Collateral may be diluted if we issue additional debt that is secured equally and ratably by the same Collateral securing the guarantee by EFIH of the EFH Corp. Senior Secured Notes or if the Collateral is sold.”

No appraisal of the value of the Collateral was made in connection with the issuance of the Notes and the value of the Collateral in the event of liquidation will depend on many factors. Consequently, liquidating the Collateral may not produce proceeds in an amount sufficient to pay any amounts due on the Secured Debt Obligations, including the Notes.

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, the Collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay the Parity Lien Obligations, including the Notes. Any claim for the difference between the amount, if any, realized by Holders of the Notes from the sale of Collateral securing the Secured Debt Obligations will rank equally in right of payment with all of our other unsecured unsubordinated Indebtedness and other obligations, including trade payables.

So long as no Event of Default and no event of default under any other Parity Lien Debt, including the 9.75% Notes, the EFIH Notes and the EFIH 10.000% Notes, shall have occurred and be continuing, and subject to certain terms and conditions, EFIH will be entitled to exercise any voting and other consensual rights pertaining to the Collateral (other than as set forth in the Pledge Agreement and the other Security Documents). The Pledge Agreement requires EFIH to deliver to the Collateral Trustee, for the Collateral Trustee to maintain in its possession, certificates, if any, evidencing the Collateral. Upon the occurrence and during the continuance of an Event of Default under the Notes, to the extent permitted by law and subject to the provisions of the Pledge Agreement, all of the rights of EFIH to exercise voting or other consensual rights with respect to the Collateral will cease, and all such rights will become vested in the Collateral Trustee, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights.

Certain Bankruptcy Limitations

The right of the Collateral Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against EFIH prior to the Collateral Trustee having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), a secured creditor such as the Collateral Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Trustee could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount at maturity of the obligations secured by the Collateral. There can be no assurance that the value of the Collateral will exceed the outstanding principal amount of the Notes and the other Parity Lien Debt Obligations, including the 9.75% Notes, the EFIH Notes and the EFIH 10.000% Notes.

Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes and the other Parity Lien Debt Obligations, including the 9.75% Notes, the EFIH Notes and the EFIH 10.000% Notes, the Holders of the Notes and the holders of the other Parity Lien Debt would hold secured claims to the extent of the value of the Collateral to which the Holders of the Notes and the holders of the other Parity Lien Debt are entitled, and unsecured claims with respect to any such shortfall.

Additional Parity Lien Debt

As of the date of this prospectus, $115 million principal amount of the 9.75% Notes have been issued by the Issuer, and $141 million principal amount of EFIH Notes and $2.180 billion principal amount of EFIH 10.000% Notes have been issued by EFIH and EFIH Finance Inc., all of which constitutes Parity Lien Debt, and all of which is secured by the Collateral on an equal and ratable basis with the Notes. In addition, the Indenture and the Security Documents provide that the Issuer and EFIH may incur additional Parity Lien Debt as permitted by the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Certain Covenants — Liens,” by issuing Additional Notes under the Indenture or under one or more additional indentures or incurring other Indebtedness secured by Parity Liens on the Collateral. All additional Parity Lien Debt is or will be secured equally and ratably with EFIH’s Guarantee of the Notes by Liens on the Collateral held by the Collateral Trustee for as long as EFIH’s Guarantee of the Notes is secured by the Collateral. The Collateral Trustee under the Collateral Trust Agreement will hold all Parity Liens in trust for the benefit of the Holders of the Notes, the 9.75% Notes, the EFIH Notes, the EFIH 10.000% Notes and the holders of any future Parity Lien Debt and all other Parity Lien Obligations. Additional Parity Lien Debt will be permitted to be secured by the Collateral only if such Parity Lien Debt and the related Parity Liens are permitted to be incurred under the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Certain Covenants — Liens.” The agent or representative of any Parity Lien Debt will become a party to the Security Documents by joinder agreement.

Future Junior Lien Debt

The Indenture and the Security Documents provide that the Issuer and EFIH may incur Junior Lien Debt in the future by issuing debt securities under one or more indentures, incurring Indebtedness under Credit Facilities or otherwise issuing or increasing a new Series of Secured Lien Debt secured by Junior Liens on the Collateral, such as the EFIH 11% Notes and the EFIH 11.750% Notes. Junior Lien Debt will be permitted to be secured by the Collateral only if such Junior Lien Debt and the related Junior Liens are permitted to be incurred under the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Certain Covenants — Liens.” The Collateral Trustee under the Collateral Trust Agreement will hold all Junior Liens in trust for the benefit of the holders of any Junior Lien Debt and all other Junior Lien Obligations. The agent or representative of any Junior Lien Obligations shall become a party to the Collateral Trust Agreement by joinder agreement.

Enforcement of Liens

If the Collateral Trustee at any time receives written notice stating that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, it will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee will await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable to preserve and protect the value of the Collateral.

Until the Discharge of Parity Lien Obligations, the Holders of the Notes and the holders of other Parity Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (4), the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral (including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral) and neither the provisions of the Security Documents relating thereto (other than in accordance with the Collateral Trust Agreement) nor any Junior Lien Representative or holder of Junior Lien Obligations, if any, may authorize or direct the Collateral Trustee with respect to such matters. Notwithstanding the foregoing, the holders of Junior Lien Obligations may direct the Collateral Trustee with respect to such matters:

(1) without any condition or restriction whatsoever, at any time after the Discharge of Parity Lien Obligations;

(2) to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Parity Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Parity Lien Obligations;

(3) as necessary to perfect or establish the priority (subject to Parity Liens) of the Junior Liens upon any Collateral; provided that, unless otherwise agreed to by the Collateral Trustee in the Security Documents, the holders of Junior Lien Obligations may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control (other than the Collateral Trustee as agent for the benefit of the Parity Lien Representative and holders of the Parity Lien Obligations agreeing pursuant to the Collateral Trust Agreement to act as bailee for the Collateral Trustee as agent for the benefit of the Junior Lien Representatives and holders of the Junior Lien Obligations); or

(4) as necessary to create, prove, preserve or protect (but not enforce) the Junior Liens upon any Collateral.

Both before and during an insolvency or liquidation proceeding until the Discharge of Parity Lien Obligations, none of the holders of Junior Lien Obligations, the Collateral Trustee (unless acting pursuant to an Act of Required Debtholders) or any Junior Lien Representative will be permitted to:

(1) request judicial relief, in an insolvency or liquidation proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Parity Lien Obligations in respect of the Parity Liens or that would limit, invalidate, avoid or set aside any Parity Lien or subordinate the Parity Liens to the Junior Liens or grant the Junior Liens equal ranking to the Parity Liens;

(2) oppose or otherwise contest any motion for (A) relief from the automatic stay or (B) any injunction against foreclosure or (C) any enforcement of Parity Liens, in each case made by any holder of Parity Lien Obligations or any Parity Lien Representative in any insolvency or liquidation proceeding;

(3) oppose or otherwise contest any lawful exercise by any holder of Parity Lien Obligations or any Parity Lien Representative of the right to credit bid Parity Lien Obligations at any sale of Collateral in the foreclosure of Parity Liens;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Parity Lien Obligations or any Parity Lien Representative relating to the lawful enforcement of any Parity Lien; or

(5) challenge the validity, enforceability, perfection or priority of the Parity Liens with respect to the Collateral.

Notwithstanding the foregoing, both before and during an insolvency or liquidation proceeding, the holders of Junior Lien Obligations or Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an insolvency or liquidation proceeding against EFIH in accordance with applicable law; provided the Collateral Trust Agreement provides that no holder of Junior Lien Obligations or Junior Lien Representative will be permitted to take any of the actions prohibited by clauses (1) through (5) of the preceding paragraph or oppose or contest any order that it has agreed not to oppose or contest under the provisions described under “— Insolvency or Liquidation Proceedings.”

At any time prior to the Discharge of Parity Lien Obligations and after (1) the commencement of any insolvency or liquidation proceeding in respect of EFIH or (2) the Collateral Trustee and each Junior Lien Representative have received written notice from any Parity Lien Representative stating that (A) any Series of Parity Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Parity Liens securing one or more Series of Parity Lien Debt have become entitled under any Parity Lien Document to and desire to enforce any or all of the Parity Liens by reason of a default under such Parity Lien Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by EFIH to the Collateral Trustee (other than distributions to the Collateral Trustee in respect of its fees under the Collateral Trust Agreement and for the benefit of the holders of Parity Lien Obligations), any Junior Lien Representative or any holder of Junior Lien Obligations (including, without limitation, payments and prepayments made for application to Junior Lien Obligations).

All proceeds of Collateral received by any Junior Lien Representative or any holder of Junior Lien Obligations in violation of the immediately preceding paragraph will be held by such Person in trust for the account of the holders of Parity Lien Obligations and remitted to any Parity Lien Representative upon demand by such Parity Lien Representative. The Junior Liens will remain attached to and, subject to the provisions described under “— Provisions of the Indenture Relating to Security — Ranking of Parity Liens,” enforceable against all proceeds so held or remitted. All proceeds of Collateral received by any Junior Lien Representative or any holder of Junior Lien Obligations not in violation of the immediately preceding paragraph will be received by such Person free from the Parity Liens.

Pursuant to the Public Utility Regulatory Act (“PURA”), Texas Utilities Code §§39.262(l) and 39.915 and, through October 10, 2012, to the Order on Rehearing in Public Utility Commission of Texas (“PUCT”) Docket No. 34077, the PUCT must approve any change in majority ownership, controlling ownership or operational control of Oncor Electric Delivery. As a result, prior to any foreclosure on the Collateral consisting of membership interests in Oncor Holdings, approval of the PUCT will be required if such foreclosure consists of a change in majority ownership or control of Oncor Holdings. Pursuant to PURA §§39.262(m) and 39.915(b), the PUCT will approve such a transfer if it finds that the transaction is in the public interest. In making its determination, these sections of PURA provide that the PUCT will consider whether the transaction will adversely affect the reliability of service, availability of service or cost of service of Oncor Electric Delivery. We cannot assure you that such approval will be granted and, if it is not granted, the Collateral Trustee may not be able to liquidate the Collateral consisting of membership interests and, accordingly, the Collateral Trustee may not be able to distribute any proceeds to Holders of the Notes upon such foreclosure. If the approval is granted, then PUCT approval would also be required with respect to any subsequent disposition of a majority or controlling interest in the membership interests of Oncor Holdings.

In addition, pursuant to the terms of an investor rights agreement among the Issuer, Oncor Holdings, Oncor Electric Delivery and the minority investor in Oncor Electric Delivery, a transfer of the Equity Interests in Oncor Holdings to a third party, including as a result of any enforcement of the Lien on the Collateral consisting of Equity Interests of Oncor Holdings or Oncor Electric Delivery, may give rise to a tag-along right of the minority investor(s) in Oncor Electric Delivery to participate in that transfer on a pro rata basis.

Waiver of Right of Marshalling

The Collateral Trust Agreement provides that, prior to the Discharge of Parity Lien Obligations, the holders of Junior Lien Obligations, each Junior Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Parity Lien Obligations and the Parity Lien Representatives (in their capacity as senior or priority lienholders) with respect to the Collateral. Following the Discharge of Parity Lien Obligations, the holders of Junior Lien Obligations and any Junior Lien Representative may assert their right under the Uniform Commercial Code or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Parity Lien Obligations.

Insolvency or Liquidation Proceedings

If in any insolvency or liquidation proceeding and prior to the Discharge of Parity Lien Obligations, the holders of Parity Lien Obligations by an Act of Required Debtholders consent to any order:

(1) for use of cash collateral;

(2) approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Parity Liens upon any property of the estate in such insolvency or liquidation proceeding;

(3) granting any relief on account of Parity Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Parity Lien Obligations in the Collateral; or

(4) relating to a sale of assets of EFIH that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Parity Liens and Junior Liens will attach to the proceeds of the sale;

then, the holders of Junior Lien Obligations and the Junior Lien Representatives will not oppose or otherwise contest the entry of such order; provided, that the holders of Junior Lien Obligations or a Junior Lien Representative may request the grant to the Collateral Trustee, for the benefit of the holders of Junior Lien Obligations and the Junior Lien Representatives, of a Junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Parity Lien Obligations, co-extensive in all respects with, but subordinated, as provided in the provisions described under “— Provisions of the Indenture Relating to Security — Ranking of Parity Liens,” to, such Lien and all Parity Liens on such property. The holders of Parity Lien Obligations (including the Holders of the Notes) and the Parity Lien Representatives (including the Trustee) will agree not to oppose or otherwise contest in any respect any request made by the Junior Lien Representatives for a Junior Lien pursuant to the proviso to the preceding sentence.

Notwithstanding the foregoing, both before and during an insolvency or liquidation proceeding, the holders of Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of insolvency or liquidation proceedings against EFIH in accordance with applicable law; provided that the Collateral Trust Agreement provides that no holder of Junior Lien Obligations or Junior Lien Representative will be permitted to take any of the actions prohibited under the third and fourth paragraphs of the provisions described under “— Enforcement of Liens,” or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.

Neither the holders of Junior Lien Obligations nor any Junior Lien Representative will file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, except that:

(1) they may freely seek and obtain relief granting a Junior Lien co-extensive in all respects with, but subordinated, as provided in the provisions described under “— Provisions of the Indenture Relating to Security — Ranking of Parity Liens,” to, all Liens granted in such insolvency or liquidation proceeding to, or for the benefit of, the holders of Parity Lien Obligations; and

(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Parity Lien Obligations.

Order of Application

The Collateral Trust Agreement provides that if any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Collateral Trustee in the following order of application:

FIRST, to the payment of all amounts payable under the Collateral Trust Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document;

SECOND, ratably to the respective Parity Lien Representatives for application, after payment of any fees and expenses (including but not limited to, attorney’s fees and expenses) of such Parity Lien Representative, to the payment of all outstanding Notes and other Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the relevant Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Notes and other Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the relevant Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt);

THIRD, to the respective Junior Lien Representatives for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are then due and payable in such order as may be provided in the Junior Lien Documents in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt); and

FOURTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to EFIH, or its successors or assigns, or as a court of competent jurisdiction may direct.

If any Junior Lien Representative or any holder of a Junior Lien Obligation collects or receives any proceeds in respect of any foreclosure, collection or other enforcement to which it was not entitled pursuant to the terms of the immediately preceding paragraphs, whether after the commencement of an insolvency or liquidation proceeding or otherwise, such Junior Lien Representative or such holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee to be applied in accordance with the provisions set forth in the immediately preceding paragraphs. Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, in trust for the benefit of the holders of the Parity Lien Obligations. These provisions will not apply to payments received by any holder of Junior Lien Obligations if such payments are not proceeds of, or the result of a realization upon, Collateral.

The provisions set forth above under this “Order of Application” caption are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Debt Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Parity Liens and Junior Liens. The Issuer and EFIH will be required to cause the Secured Debt Representative of each future Series of Secured Lien Debt to deliver a joinder to the Collateral Trust Agreement, including a Lien Sharing and Priority Confirmation, to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Lien Debt.

In connection with the application of proceeds in accordance with the provisions set forth above under this “Order of Application” caption, except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

Release of Security Interests

The Security Documents provide that the Collateral will be released:

1. in whole, upon (a) payment in full of all outstanding Secured Debt Obligations at the time such debt is paid in full and (b) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization in an account maintained by the Collateral Trustee (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents; provided that the Issuer has delivered an Officer’s Certificate to the Collateral Trustee certifying that the conditions described in this paragraph 1. have been met and that such release of the Collateral does not violate the terms of any applicable Secured Debt Document;

2. with respect to the Note Obligations only, upon satisfaction and discharge of the Indenture as set forth under “— Satisfaction and Discharge”;

3. with respect to the Note Obligations only, upon a Legal Defeasance or Covenant Defeasance as set forth under “— Legal Defeasance and Covenant Defeasance”;

4. with respect to the Note Obligations only, upon payment in full of the Notes and all other Note Obligations that are outstanding, due and payable at the time the Notes are paid in full;

5. with respect to any Secured Debt Obligations (other than Note Obligations) only, upon payment in full of such Secured Lien Debt and all other Secured Debt Obligations in respect thereof that is outstanding, due and payable at the time such Secured Lien Debt is paid in full;

6. as to a release of all or substantially all of the Collateral, if (a) consent to the release of that Collateral has been given by holders of 66  2/3% of the aggregate principal amount of Parity Lien Debt at the time outstanding voting together as one class, as provided for in the applicable Secured Debt Documents; provided that if an Event of Default under the Notes or an event of default with respect to any other Secured Lien Debt has occurred and is continuing at the time of the solicitation of any such consent, the consent of holders of 66  2/3% of the aggregate principal amount of Secured Lien Debt at the time outstanding voting together as one class shall also be required, and (b) EFIH has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained and that such release of the Collateral does not violate the terms of any applicable Secured Debt Document;

7. as to a release of less than all or substantially all of the Collateral, if (A) consent to the release of all Parity Liens (or, at any time after the Discharge of Parity Lien Obligations, consent to the release of all Junior Liens) on such Collateral has been given by holders of a majority of the aggregate principal amount of Parity Lien Debt at the time outstanding voting as one class, as provided for in the Parity Lien Documents (or, at any time after the Discharge of Parity Lien Obligations, holders of a majority of the aggregate principal amount of the Junior Lien Debt at the time outstanding voting together as one class, as provided for in the Junior Lien Documents) and (B) EFIH has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained and that such release of the Collateral does not violate the terms of any applicable Secured Debt Document;

8. as to any Collateral that is sold, transferred or otherwise disposed of by EFIH in a transaction or other circumstance that is not prohibited by the terms of any applicable Secured Debt Document, at the time of, or immediately prior to, such sale, transfer or other disposition; provided that EFIH has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such sale, transfer or other disposition does not violate the terms of any applicable Secured Debt Document; or

9. with respect to the Note Obligations only, in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions described under “— Amendment, Supplement and Waiver,” and upon delivery of instructions and any other documentation, in each case as required by the Indenture and the Security Documents, in a form satisfactory to the Collateral Trustee.

Upon compliance by EFIH with the conditions precedent set forth above, the Collateral Trustee will promptly cause to be released and reconveyed to EFIH the released Collateral.

Amendment

The Collateral Trust Agreement provides that no amendment or supplement to the provisions of the Collateral Trust Agreement or any other Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

(1) any amendment or supplement that has the effect solely of (a) adding or maintaining Collateral, securing additional Secured Lien Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein; (b) curing any ambiguity, defect or inconsistency; (c) providing for the assumption of the obligations of EFIH under any Security Document in the case of a merger or consolidation or sale of all or substantially all of the assets of EFIH; or (d) making any change that would provide any additional rights or benefits to the holders of Secured Debt Obligations, the Secured Debt Representatives or the Collateral Trustee or that does not adversely affect the legal rights under any Secured Debt Document of any holder of Secured Debt Obligations, the Secured Debt Representatives or the Collateral Trustee, will, in each case, become effective when executed and delivered by EFIH and the Collateral Trustee;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Debt Obligations:

(a) to vote its outstanding Secured Lien Debt as to any matter described as subject to an Act of Required Debtholders or direction by the Required Parity Lien Debtholders or Required Junior Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders,” “Required Parity Lien Debtholders” or “Required Junior Lien Debtholders”);

(b) to share in the order of application described under “— Order of Application” in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described under “— Release of Security Interests”; or

(c) to require that Liens securing Secured Debt Obligations be released only as set forth in the provisions described under “— Release of Security Interests”

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Lien Debt so affected under the applicable Secured Debt Documents; and

(3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee, as determined by the Collateral Trustee in its sole discretion, or any Secured Debt Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.

Notwithstanding the foregoing clause (1), but subject to clauses (2) and (3) above:

(1) any Security Document that secures Junior Lien Obligations (but not Parity Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Junior Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of the Collateral Trust Agreement or the other Parity Lien Documents; and

(2) any amendment or waiver of, or any consent under, any provision of the Collateral Trust Agreement or any other Security Document that secures Parity Lien Obligations (except any such amendment, waiver or consent that releases Collateral with respect to which any consent of holders of Junior Lien Debt is required pursuant to the Collateral Trust Agreement, which will be governed by the provisions set forth above) will apply automatically to any comparable provision of any comparable Junior Lien Document without the consent of or notice to any holder of Junior Lien Obligations and without any action by the Issuer or EFIH or any Holder of Notes or holder of other Junior Lien Obligations.

Voting

In connection with any matter under the Collateral Trust Agreement requiring a vote of holders of Secured Lien Debt, each Series of Secured Lien Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Lien Debt. The amount of Secured Lien Debt to be voted by a Series of Secured Lien Debt will equal (1) the aggregate outstanding principal amount of Secured Lien Debt held by such Series of Secured Lien Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Lien Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Lien Debt will vote the total amount of Secured Lien Debt under that Series of Secured Lien Debt as a block in respect of any vote under the Collateral Trust Agreement.

Provisions of the Indenture Relating to Security

Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt

The Indenture provides that, notwithstanding:

(1) anything contained in the Collateral Trust Agreement or in any other Security Documents;

(2) the time of incurrence of any Series of Parity Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Parity Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

all Parity Liens granted at any time by EFIH will secure, equally and ratably, all present and future Parity Lien Obligations.

The foregoing section is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens.

Ranking of Parity Liens

The Indenture requires the Junior Lien Documents, if any, to provide that, notwithstanding:

(1) anything to the contrary contained in the Security Documents;

(2) the time of incurrence of any Series of Parity Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

all Junior Liens at any time granted by EFIH will be subject and subordinate to all Parity Liens securing Parity Lien Obligations.

The Indenture also requires the Junior Lien Documents, if any, to provide that the provisions described in the foregoing clauses (1) through (7) are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens.

Relative Rights

The Indenture requires that nothing in the Junior Lien Documents will:

(1) impair, as between EFIH and the Holders of the Notes, the obligation of EFIH to pay principal, premium, if any, and interest and Additional Interest, if any, on the Notes in accordance with the terms of its Guarantee thereof or any other obligation of EFIH under the Indenture;

(2) affect the relative rights of Holders of Notes as against any other creditors of EFIH (other than holders of Junior Liens or other Parity Liens);

(3) restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions described under “— Security for the Notes — Enforcement of Liens” or “— Security for the Notes — Insolvency or Liquidation Proceedings”);

(4) restrict or prevent any Holder of Notes or holder of other Parity Lien Obligations, the Collateral Trustee or any other Person from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the provisions described under “— Security for the Notes —Enforcement of Liens” or “— Security for the Notes — Insolvency or Liquidation Proceedings”; or

(5) restrict or prevent any Holder of Notes or holder of other Parity Lien Obligations, the Trustee, the Collateral Trustee or any other Person from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the provisions described under “— Security for the Notes — Enforcement of Liens” or “— Security for the Notes — Insolvency or Liquidation Proceedings.”

Further Assurances

The Indenture and the Security Documents provide that EFIH, at its own expense, will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Debt Representatives and holders of Secured Debt Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, EFIH, at its own expense, will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Debt Obligations.

Impairment of Security Interest

The Pledge Agreement provides that EFIH will not take or omit to take any action which would or could reasonably be expected to have the result of materially adversely affecting or impairing the Liens in favor of the Collateral Trustee, the Trustee and the holders of the Notes with respect to the Collateral. EFIH shall not grant to any Person, or permit any Person to retain (other than the Collateral Trustee), any interest whatsoever in the Collateral, other than pursuant to clause (3) of the definition of “Permitted Liens.” The Issuer and its Restricted Subsidiaries (including EFIH) will not enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by the Indenture, the Notes and the Security Documents. EFIH shall, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee shall reasonably request, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Pledge Agreement or any other Security Document.

After-Acquired Property

Promptly following the acquisition by EFIH of any Equity Interests in any Oncor Subsidiary or any Indebtedness of, or other Investments in, any Oncor Subsidiary or any property or assets required to be pledged as Collateral pursuant to the covenant described under “— Repurchase at the Option of Holders — Asset Sales” or any Equity Interests in or any Indebtedness of, or other Investments in, any Successor Oncor Business, EFIH will execute and deliver such security instruments, pledges, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Trustee a perfected first-priority security interest in such Equity Interests, Indebtedness or other Investments or property or assets and to have such Equity Interests, Indebtedness or other Investments or property or assets added to the Collateral and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such Equity Interests, Indebtedness or other Investments or property or assets to the same extent and with the same force and effect.

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption” and will redeem all of the outstanding Notes pursuant thereto, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that the Holders whose Notes are being repurchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by the Issuer, consistent with the covenant described under this “— Repurchase at the Option of Holders — Change of Control” section, that a Holder must follow.

Any proceeds received by the Issuer or its Restricted Subsidiaries from a sale, conveyance or disposition of Collateral or other Oncor-related Assets that constitutes a Change of Control shall be subject to a perfected security interest for the benefit of the holders of the Secured Debt Obligations until consummation of the Change of Control Offer.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The TCEH Senior Secured Facilities, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under the TCEH Senior Secured Facilities, we could seek a waiver of such default or seek to refinance the TCEH Senior Secured Facilities. In the event we do not obtain such a waiver or refinance the TCEH Senior Secured Facilities, such default could result in amounts outstanding under the TCEH Senior Secured Facilities being declared due and payable and could cause a Receivables Facility to be wound down. Additionally, the terms of the 9.75% Notes and certain series of the Existing Notes provide that certain change of control events with respect to the Issuer (including a Change of Control under the Indenture) would result in the Issuer being required to offer to repurchase such Existing Notes of the relevant series.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. As discussed above, a change in control of EFIH would require regulatory approval by the PUCT under the public interest standard and, through October 10, 2012, the PUCT order. As of the date of this prospectus, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to engage in such a transaction in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Certain Covenants — Liens.” Such restrictions in the Indenture can be waived with the consent of the Holders of a majority in principal amount of the outstanding Notes. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes, subject to certain exceptions, a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the outstanding Notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2)(A) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) except in the case of an Asset Sale of Collateral, any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or that are owed to the Issuer or an Affiliate of the Issuer, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value; provided that the aggregate fair market value of Designated Non-cash Consideration received by EFIH after the Secured Notes Issue Date in respect of Asset Sales of Collateral shall not exceed $400.0 million, shall be deemed to be cash for purposes of this clause (A) and for no other purpose; and

(B) any consideration received by EFIH from an Asset Sale of Collateral shall be concurrently pledged as Collateral for the benefit of the Holders of the Notes and holders of the other Secured Debt Obligations; provided that to the extent such consideration is received by EFIH in cash, it shall be held in an Asset Sale Cash Collateral Account pending the application of such cash consideration pursuant to this covenant.

In respect of Net Proceeds received by the Issuer or any Restricted Subsidiary from Asset Sales (other than an Asset Sale of Collateral or other Oncor-related Assets), within 450 days after the receipt of any Net Proceeds of any such Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under Senior Indebtedness which is Secured Indebtedness permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto); provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “— Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or otherwise by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any;

(c) Obligations under any Existing Notes with a maturity prior to October 15, 2019; provided that, at the time of, and after giving effect to, such repurchase, redemption or defeasance, the aggregate amount of Net Proceeds used to repurchase, redeem or defease such Existing Notes pursuant to this subclause (c) following the Secured Notes Issue Date shall not exceed 3.5% of Total Assets at such time; or

(d) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any Affiliate thereof);

provided that, if an offer to purchase any Indebtedness of TCEH or any of its Restricted Subsidiaries is made in accordance with the terms of such Indebtedness, the obligation to permanently reduce Indebtedness of a Restricted Subsidiary will be deemed to be satisfied to the extent of the amount of the offer, whether or not accepted by the holders thereof, and no Net Proceeds in the amount of such offer will be deemed to exist following such offer;

(2) to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an Investment in (a) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) (and reinvest within the later of 450 days from the date of receipt of Net Proceeds and 180 days of receipt of such commitment), and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within the later of (a) 180 days of such cancellation or termination or (b) the initial 450-day period; provided further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Notwithstanding the preceding paragraph, to the extent that regulatory approval is necessary for an asset purchase or investment, or replacement, repair or restoration on any asset or investment, then the Issuer or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with the preceding paragraph.

Any Net Proceeds from Asset Sales (other than Asset Sales of Collateral or other Oncor-related Assets) that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer and/or any of its Restricted Subsidiaries shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer and/or any of its Restricted Subsidiaries will commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer and/or any of its Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Senior Indebtedness will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Additionally, the Issuer and/or any of its Restricted Subsidiaries may, at its/their option, make an Asset Sale Offer using proceeds from any Asset Sale (other than Asset Sales of Collateral or other Oncor-related Assets) at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

In respect of Net Proceeds received by the Issuer or any Restricted Subsidiary (including EFIH) from Asset Sales of Collateral or other Oncor-related Assets, within 450 days after the receipt by the Issuer or any Restricted Subsidiary of any Net Proceeds of any such Asset Sale, the Issuer or such Restricted Subsidiary shall be required to deposit the Net Proceeds from such Asset Sale into an Asset Sale Cash Collateral Account that is subject to a perfected security interest for the benefit of the holders of Secured Lien Debt to be held solely for the purpose of repayment of principal, premium, if any, and interest and Additional Interest, if any, on, and/or to repay, prepay or repurchase, the Notes and other Parity Lien Obligations as described in the following clauses (1) and (2),

(1) to repay or prepay Parity Lien Debt (other than the Notes) (and, in the case of revolving loans and other similar obligations, permanently reduce the commitment thereunder) on a pro rata basis, but only up to an aggregate principal amount equal to such Net Proceeds to be used to repay Indebtedness pursuant to this clause (1) multiplied by a fraction, the numerator of which is the aggregate outstanding principal amount of such Parity Lien Debt and the denominator of which is the aggregate outstanding principal amount of all Parity Lien Debt (including the Notes), in each case based on amounts outstanding on the date of closing of such Asset Sale; provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for a Collateral Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof plus the amount of accrued and unpaid interest, if any; or

(2) to repay or repurchase any EFIH Notes or other Parity Lien Debt of EFIH.

Notwithstanding the preceding paragraph, in the event that regulatory approval is necessary for an Investment in any Oncor Subsidiary, then the Issuer or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with the preceding paragraph.

Any Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, the Issuer and/or any of its Restricted Subsidiaries shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Parity Lien Debt, to the holders of such Parity Lien Debt (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Parity Lien Debt that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer and/or any of its Restricted Subsidiaries will commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within 10 Business Days after the date that Collateral Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Parity Lien Debt tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Issuer and/or any of its Restricted Subsidiaries may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture and the terms of such Parity Lien Debt. If the aggregate principal amount of Notes or the Parity Lien Debt surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Notes and such Parity Lien Debt will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Parity Lien Debt tendered. Additionally, the Issuer and/or any of its Restricted Subsidiaries may, at its/their option, make a Collateral Asset Sale Offer using proceeds from any Asset Sale of Collateral or other Oncor-related Assets at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Collateral Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Collateral Excess Proceeds and the Issuer and its Restricted Subsidiaries may use any remaining Net Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture; provided, however, that any Net Proceeds that represents proceeds of Collateral or other Oncor-related Assets shall be deposited and held in an Asset Sale Cash Collateral Account that is subject to a perfected security interest for the benefit of the Holders of the Notes and the holders of the other Secured Debt Obligations pending final application thereof in accordance with this covenant. For the avoidance of doubt, final application of Net Proceeds that represent proceeds of Collateral or other Oncor-related Assets includes, without limitation, the consummation of a Collateral Asset Sale Offer.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer or a Collateral Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less can be redeemed in part.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. The notice will also state any conditions applicable to a redemption.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption but such redemption may be subject to one or more conditions precedent. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)(A) with respect to any Restricted Payment by the Issuer or any Restricted Subsidiary of the Issuer (other than TCEH and its Restricted Subsidiaries) immediately after giving effect to such transaction on a pro forma basis, the Restricted Payment Coverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment would have been at least 2.00 to 1.00 or (B) with respect to a Restricted Payment by TCEH or any Restricted Subsidiary of TCEH, immediately after giving effect to such transaction on a pro forma basis, TCEH could incur at least $1.00 of additional Indebtedness under the provisions of clause (ii) of the first paragraph of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a)(A) with respect to a Restricted Payment by the Issuer or any Restricted Subsidiary of the Issuer (other than TCEH and its Restricted Subsidiaries) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning October 11, 2007, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit or (B) with respect to a Restricted Payment by TCEH or any Restricted Subsidiary of TCEH, 50% of the Consolidated Net Income of TCEH for the period (taken as one accounting period) beginning October 11, 2007, to the end of TCEH’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after the Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i)(A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the capital of the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (Y) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following the Closing Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “ — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments (other than Restricted Investments in any Oncor Subsidiary or Successor Oncor Business) made by the Issuer or its Restricted Subsidiaries after the Closing Date and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries after the Closing Date; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than (x) to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph, (y) to the extent such Investment constituted a Permitted Investment or (z) an Investment in the Oncor Subsidiaries or any Successor Oncor Business) or a distribution or dividend from an Unrestricted Subsidiary after the Closing Date (other than distributions or dividends from the Oncor Subsidiaries or any Successor Oncor Business, except to the extent such distributions or dividends were received prior to the Secured Notes Issue Date and exceeded the aggregate amount of Investments in the Oncor Subsidiaries then outstanding under clauses (7) and (11) of the next succeeding paragraph and clauses (8) and (13) of the definition of “Permitted Investments”; and to the extent that the amount of such distributions or dividends did not exceed such aggregate amount of Investments then outstanding under such clauses, the amount of such Investments then outstanding under any of such clauses shall be reduced by the amount of such distributions or dividends received); plus

(e) in the case of the redesignation of an Unrestricted Subsidiary (other than the Oncor Subsidiaries or any Successor Oncor Business) as a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $200.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

As of December 31, 2011, the Issuer would have had approximately $1.5 billion available for Restricted Payments under clause (3) above.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or a Guarantor or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the capital of the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with the covenant described under “ — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Issuer or any of its direct or indirect parent companies in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $25.0 million (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $75.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer)); provided, further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Closing Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “ — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6)(a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Closing Date;

(b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Closing Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided , however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Restricted Payment Coverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment would have been at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed (A) 1.5% of Total Assets at the time of such Investment and (B) to the extent invested in any of the Oncor Subsidiaries or any Successor Oncor Business, $500.0 million;

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of the Issuer’s common stock or membership interests or the common stock of any of its direct or indirect parent companies after the Closing Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments in an aggregate amount equal to the amount of Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 2.0% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made as part of or in connection with the Transactions (including payments made after the Closing Date in respect of the Issuer’s and its Subsidiaries’ long-term incentive plan or in respect of tax gross-ups or other deferred compensation) and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under “— Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under “— Repurchase at the Option of Holders — Change of Control” and “— Repurchase at the Option of Holders — Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer, Asset Sale Offer or Collateral Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent company in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; or

(16) the spin-off by the Issuer of the Equity Interests of EFIH in a Permitted Asset Transfer made in accordance with the covenant described under “— Restrictions on Permitted Asset Transfers”;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (7) and (11), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the date of this prospectus, all of the Issuer’s Subsidiaries (other than the Oncor Subsidiaries, Comanche Peak Nuclear Power Company, Nuclear Energy Future Holdings LLC and Nuclear Energy Future Holdings II LLC) are Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries are not subject to any of the restrictive covenants set forth in the Indenture.

Notwithstanding the foregoing provisions of this covenant, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on, or in respect of, the Issuer’s Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Issuer or any direct or indirect parent of the Issuer for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or guarantee any Indebtedness of any Affiliate of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1), (7) or (11) of the second paragraph of this covenant or clauses (8), (10) or (13) of the definition of “Permitted Investments,” unless (x) at the time and after giving effect to such payment, the Consolidated Leverage Ratio of the Issuer would be equal to or less than 7.00 to 1.00 and (y) such payment is otherwise in compliance with this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that (i) the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries (other than TCEH and its Restricted Subsidiaries) may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 and (ii) TCEH or any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for TCEH and its Restricted Subsidiaries most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under (x) Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $26,500.0 million outstanding at any one time and (y) any Collateral Posting Facility;

(2) the incurrence (w) by the Issuer or any Guarantor of Indebtedness represented by the Notes issued on the Issue Date (including any Guarantees thereof) and any Exchange Notes (including any guarantees thereof), (x) by the Issuer of Indebtedness represented by the 9.75% Notes and any additional 9.75% Notes (including any guarantees thereof) and by EFIH of Indebtedness represented by the EFIH Notes and any additional EFIH Notes, (y) by the Issuer of any Additional Notes to be issued after the Issue Date (including any guarantees thereof) and (z) by the Issuer or any Guarantor of any other Indebtedness; provided that the aggregate principal amount of Indebtedness incurred under this clause (2), together with refinancings thereof, shall not exceed $4.0 billion; and provided, further that the aggregate amount of Indebtedness that may be incurred under this clause (2) shall be reduced by an amount equal to the amount of Parity Lien Debt repaid using the Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets in accordance with the covenant described under “ — Repurchase at the Option of Holders — Asset Sales”;

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2)), including the Existing Notes (including any PIK interest which may be paid with respect thereto and guarantees thereof);

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations, so long as such Indebtedness (except Environmental CapEx Debt) exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness (other than intercompany loans from TCEH and its Subsidiaries required to be unsubordinated by the terms of any Indebtedness of TCEH or such Subsidiaries) owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor (other than intercompany loans from TCEH and its Subsidiaries required to be unsubordinated by the terms of any Indebtedness of TCEH or such Subsidiaries), such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations; provided that (i) other than in the case of commodity Hedging Obligations, such Hedging Obligations are not entered into for speculative purposes (as determined by the Issuer in its reasonable discretion acting in good faith) and (ii) in the case of speculative commodity Hedging Obligations, such Hedging Obligations are entered into in the ordinary course of business and are consistent with past practice;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12)(a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the Issuer since immediately after the Closing Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “— Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “— Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,750.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

and, provided, further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Obligations under Credit Facilities secured by Permitted Liens; and, provided, further that with respect to any pollution control revenue bonds or similar instruments, the maturity of any series thereof shall be deemed to be the date set forth in any instrument governing such Indebtedness for the remarketing of such Indebtedness;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

(a) in the case of an acquisition by or merger with the Issuer or any of its Restricted Subsidiaries other than TCEH and its Restricted Subsidiaries, either (A) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (i) of the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or (B) such Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries is greater than immediately prior to such acquisition or merger; or

(b) in the case of an acquisition by or merger with TCEH or any of its Restricted Subsidiaries, either (A) TCEH would be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (ii) of the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or (B) such Fixed Charge Coverage Ratio of TCEH and its Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17)(a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described under “— Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business; and

(19) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under “— Limitation on Restricted Payments.”

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (19) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above;

provided that all Indebtedness outstanding under the TCEH Senior Secured Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Issuer will not, and will not permit any Guarantor that is a Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor that is a Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and any related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or any Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens;

except that the foregoing shall not apply to (a) Liens securing Indebtedness permitted to be incurred pursuant to clause (2) of the second paragraph under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that the Notes or any related Guarantee are secured on at least an equal and ratable basis as such Indebtedness, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (c) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur would be no greater than 5.0 to 1.0. Any Lien which is granted to secure the Notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Notes.

Notwithstanding the foregoing, the Issuer will not, and will not permit EFIH to, directly or indirectly, create, incur, assume or suffer to exist any Lien on the Collateral (other than a Permitted Lien described under clause (3) of the definition of “Permitted Liens”), or any income or profits therefrom, or assign or convey any right to receive income therefrom except:

(1) Liens on the Collateral securing up to $4.0 billion in aggregate principal amount of Parity Lien Debt (including the Notes, Additional Notes, Exchange Notes and the 9.75% Notes, any additional 9.75% Notes, the EFIH Notes and any additional EFIH Notes and any guarantees of any of the foregoing and/or other Indebtedness incurred pursuant to the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”); provided that such amount shall be reduced by an amount equal to the amount of Parity Lien Debt repaid using the Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets in accordance with the covenant described under “— Repurchase at the Option of Holders — Asset Sales”; and

(2) Junior Liens on the Collateral securing Junior Lien Debt permitted to be incurred pursuant to the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation, wind-up or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer, expressly assumes (i) all the obligations of the Issuer under the Notes, the Indenture and the Security Documents, to the extent the Issuer is a party thereto, pursuant to a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee and (ii) the Registration Rights Agreement;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of the Successor Company or the Issuer, as the case may be), as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (i) of the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) such Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by a supplemental indenture confirmed that its Guarantee and any Security Documents to which it is a party shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, wind-up, merger or transfer and such supplemental indenture, if any, comply with the Indenture and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with the applicable provisions of the Indenture;

provided , that for the purposes of this covenant only, neither (A) the first to occur of a Permitted Asset Transfer or a TCEH Transfer (excluding a Permitted Asset Transfer consisting of a merger of EFIH with and into the Issuer for the purpose of determining the first to occur of a Permitted Asset Transfer or a TCEH Transfer) nor (B) a transaction meeting the requirements of the proviso to clause (3) under the definition of “Change of Control” will be deemed to be a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer and its Subsidiaries under the Indenture. For the avoidance of doubt, (1) the Issuer may therefore consummate the first to occur of a Permitted Asset Transfer made in accordance with the covenant described under “— Certain Covenants — Restrictions on Permitted Asset Transfers” and a TCEH Transfer made in accordance with the covenant described under “— Restrictions on TCEH Transfers,” in either case, without complying with this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant (excluding a Permitted Asset Transfer consisting of a merger of EFIH with and into the Issuer for the purpose of determining the first to occur of a Permitted Asset Transfer or a TCEH Transfer), (2) the Issuer or any of its Restricted Subsidiaries may consummate a transaction meeting the requirements of the proviso to clause (3) under the definition of “Change of Control” without complying with this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant and (3) the determination in the preceding proviso shall not affect the determination of what constitutes all or substantially all the assets of the Issuer and its Subsidiaries under any other agreement to which the Issuer is a party.

The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture and the Notes. Notwithstanding clauses (3) and (4) of the first paragraph of this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant,

(1) any Restricted Subsidiary (other than EFIH) may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in a State of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Notwithstanding the foregoing, EFIH may merge with and into the Issuer in a Permitted Asset Transfer in accordance with the covenant described under “— Restrictions on Permitted Asset Transfers.”

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, and except in the case of a Permitted Asset Transfer made in accordance with “— Restrictions on Permitted Asset Transfers,” no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation, wind-up or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee and any Security Documents to which such Guarantor is a party pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, wind-up, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “— Repurchase at the Option of Holders — Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, (i) any Guarantor may convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, and any Guarantor (other than EFIH) may (A) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer or (B) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof and (ii) EFIH may merge with and into the Issuer in a Permitted Asset Transfer in accordance with the covenant described under “— Restrictions on Permitted Asset Transfers.”

Restrictions on Permitted Asset Transfers

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate a Permitted Asset Transfer unless:

(1) in the case of a Permitted Asset Transfer described in clause (2) of the definition of “Permitted Asset Transfer” or a Permitted Asset Transfer described in clause (1) of the definition of “Permitted Asset Transfer” by way of merger, wind-up or consolidation, the Person to which such sale, assignment, transfer, conveyance or other disposition of all of the Equity Interests of, and other Investments in, any Oncor Subsidiary and all other Collateral held by EFIH has been made is a corporation organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (such Person being herein called the “Successor EFIH Company”); provided that the Successor EFIH Company may not be an Oncor Subsidiary;

(2) the Successor EFIH Company or, in the case of a Permitted Asset Transfer described in clause (1) of the definition of “Permitted Asset Transfer,” EFIH and, to the extent the Successor EFIH Company is not a corporation, a Subsidiary of EFIH or the Successor EFIH Company, as the case may be, that is a co-obligor and a corporation organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof, has assumed all the obligations of the Issuer and EFIH under (i) the Notes and the Indenture (except in the case of a Permitted Asset Transfer consisting of a merger of EFIH with and into the Issuer, pursuant to a supplemental indenture, a form of which will be contained in an annex to the Indenture (the “Permitted Transfer Supplemental Indenture”)), the Security Documents to which the Issuer or EFIH is a party pursuant to agreements, in each case, reasonably satisfactory to the Trustee and the Collateral Trustee and (ii) the Registration Rights Agreement;

(3) immediately after such transaction no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of the Successor EFIH Company or EFIH, as the case may be) as if the same had occurred at the beginning of the applicable four-quarter period, either:

(a) the Successor EFIH Company, or EFIH, as the case may be, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the fixed charge coverage ratio test set forth in the Permitted Transfer Supplemental Indenture; or

(b) the fixed charge coverage ratio (as defined in the Permitted Transfer Supplemental Indenture) for the Successor EFIH Company and its Restricted Subsidiaries or EFIH and its Restricted Subsidiaries, as the case may be, would be greater than such fixed charge coverage ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) except in the case of a Permitted Asset Transfer consisting of a merger of EFIH with and into the Issuer, the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agency at the time of the first notice of such Permitted Asset Transfer, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of a Permitted Asset Transfer or the intention of the Issuer or any Subsidiary thereof to effect a Permitted Asset Transfer and ending on the date 60 days after such public notice relative to the rating at the start of such period; and

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions, exclusions and qualifications, the existing Security Documents, or to the extent that a Permitted Asset Transfer pursuant to clause (1) of the definition of “Permitted Asset Transfer” by way of merger, wind-up or consolidation or pursuant to clause (2) of the definition of “Permitted Asset Transfer” is being consummated, any new or amended Security Documents to be entered into by the Successor EFIH Company, are enforceable obligations of EFIH or the Successor EFIH Company, as the case may be, create a legally valid and enforceable security interest in the Collateral in favor of the Collateral Trustee for the benefit of the Holders of the Notes and the other Secured Debt Obligations, and that the security interests in the Collateral created by the Security Documents have been perfected.

The Permitted Transfer Supplemental Indenture will amend the definitions, covenants, events of default and other terms of the Indenture. The amended terms will be substantially similar to the terms of the EFIH Notes. For the avoidance of doubt, calculations under the Permitted Transfer Supplemental Indenture from and after the Permitted Asset Transfer will be made in accordance with the calculations relating to the EFIH Notes but, in respect of actions taken from and after the Permitted Asset Transfer, treating the Notes as if they had been issued by EFIH on the Secured Notes Issue Date.

In the case of a Permitted Asset Transfer described in clause (2) of the definition of “Permitted Asset Transfer” or a Permitted Asset Transfer described in clause (1) of the definition of “Permitted Asset Transfer” by way of merger, wind-up or consolidation, the Guarantee by EFIH will be released upon the consummation of such Permitted Asset Transfer in accordance with this “Restrictions on Permitted Asset Transfers” covenant. The successor entity formed by any merger of EFIH with and into the Issuer that is permitted by the Indenture shall not be permitted to effect a Permitted Asset Transfer described in clause (1) of the definition of Permitted Asset Transfer.

The provisions of this “Restrictions on Permitted Asset Transfers” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Oncor Subsidiaries.

Restrictions on TCEH Transfers

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate a TCEH Transfer unless:

(1) the Issuer and the Trustee enter into a supplemental indenture, a form of which will be contained in an annex to the Indenture (the “TCEH Transfer Supplemental Indenture”), that will become operative at the time of consummation of such TCEH Transfer;

(2) immediately after such transaction no Default exists;

(3) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of the Issuer) as if the same had occurred at the beginning of the applicable four-quarter period, either:

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the fixed charge coverage ratio test set forth in the TCEH Transfer Supplemental Indenture; or

(b) the fixed charge coverage ratio (as defined in the TCEH Transfer Supplemental Indenture) for the Issuer and its Restricted Subsidiaries would be greater than such fixed charge coverage ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction; and

(4) the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agencies at the time of the first notice of such TCEH Transfer, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of a TCEH Transfer or the intention of the Issuer or any Subsidiary thereof to effect a TCEH Transfer and ending on the date 60 days after such public notice relative to the rating at the start of such period.

The TCEH Transfer Supplemental Indenture will amend the definitions, covenants, events of default and other terms of the Indenture. The amended terms will be substantially similar to the terms of the EFIH Notes, although Energy Future Holdings Corp. will continue to be the Issuer under the TCEH Transfer Supplemental Indenture.

Restrictions on Certain Investments in Oncor Subsidiaries and the Collateral

The Issuer will not, and will not permit any Restricted Subsidiary (other than EFIH) to, hold any Equity Interests in, or Indebtedness of, or other Investments in, any of the Oncor Subsidiaries or any Successor Oncor Business or any other Collateral, except the Issuer may hold such Equity Interests, Indebtedness and other Investments following a merger of EFIH with and into the Issuer which is a Permitted Asset Transfer made in accordance with the provisions described under “— Restrictions on Permitted Asset Transfers.”

The Issuer will not permit any Unrestricted Subsidiary to hold any Equity Interests in, or Indebtedness of, or other Investments in, EFIH, and will not permit any Unrestricted Subsidiary to hold any Equity Interests in, or Indebtedness of, or other Investments in, any of the Oncor Subsidiaries or any Successor Oncor Business; provided that an Oncor Subsidiary may hold Equity Interests in, or Indebtedness of, or other Investments in, another Oncor Subsidiary and a Successor Oncor Business may hold Equity Interests in, Indebtedness of, or other Investments in, another Successor Oncor Business.

The Issuer will not permit any of its Unrestricted Subsidiaries to accept any Investment from any Oncor Subsidiary or any Successor Oncor Business; provided that an Oncor Subsidiary may accept an Investment from another Oncor Subsidiary and a Successor Oncor Business may accept an Investment from another Successor Oncor Business.

EFIH will not sell, assign, transfer, convey or otherwise dispose of any Collateral, including any consideration (other than cash and Cash Equivalents) received by EFIH in an Asset Sale, including in respect of a Permitted Asset Swap of Collateral, except in connection with a Permitted Asset Transfer that satisfies the requirements of the covenant described under “— Restrictions on Permitted Asset Transfers” or pursuant to an Asset Sale that complies with the provisions of the covenant described under “— Repurchase at the Option of Holders — Asset Sales” pertaining to an Asset Sale of Collateral.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries or between or among the Issuer, any of its Restricted Subsidiaries and the Oncor Subsidiaries in the ordinary course of business;

(2) Restricted Payments permitted by the provisions of the Indenture described under the covenant “— Limitation on Restricted Payments” and the definition of “Permitted Investments” or to any Permitted Asset Transfer made in accordance with the covenant described under “— Restrictions on Permitted Asset Transfers” to the extent agreements with respect to which contain reasonable and customary provisions (as determined by the Issuer in good faith);

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) the Transactions (including payments made after the Closing Date in respect of the Issuer’s and its Subsidiaries’ long-term incentive plan or in respect of tax gross-ups and other deferred compensation) and the payment of all fees and expenses related to the Transactions;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of the Issuer or any of its Restricted Subsidiaries;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

(14) investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and

(15) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer and its Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the TCEH Senior Secured Facilities and the related documentation and the Existing Notes Indentures and the related documentation;

(b) (i) the Indenture, the Notes and the Security Documents and (ii) the EFIH Notes and related documentation (including the related security documents) in effect on the Issue Date;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Liens”;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) (A) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (B) other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and either (i) the provisions relating to such encumbrance or restriction contained such Indebtedness are no less favorable to the Issuer, taken as a whole, as determined by the Issuer in good faith, than the provisions contained in the TCEH Indenture (in the case of Indebtedness of TCEH and its restricted Subsidiaries) or the EFIH Indenture (in the case of Indebtedness of EFIH and its restricted Subsidiaries), in the case of either of such Indentures only, as in effect on the Issue Date or (ii) any such encumbrance or restriction does not prohibit (except upon a default thereunder) the payment of dividends or loans in an amount sufficient, as determined by the Issuer in good faith, to make scheduled payments of cash interest of the Notes when due;

(j) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(m) restrictions created in connection with any Receivables Facility for the benefit of the Issuer or any of its Restricted Subsidiaries that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility; and

(n) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale, hedging or similar agreement to which the Issuer or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely to the property or assets of the Issuer or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer:

(a) if the Notes or such Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer has agreed that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Notes, the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “Events of Default and Remedies” until 60 days after the date any report hereunder is due.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest or Additional Interest, if any, on or with respect to the Notes;

(3) failure by the Issuer or any Restricted Subsidiary for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture, the Notes or the Security Documents relating to the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $250.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $250.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary);

(7) the Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(8) with respect to Collateral having a fair market value in excess of $250.0 million in the aggregate, any security interest and Lien purported to be created by any Security Document with respect to the Collateral (a) ceases to be in full force and effect, (b) ceases to give the Collateral Trustee, for the benefit of the holders of the Notes, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first-priority security interest in and Lien on, all of the Collateral thereunder) in favor of the Collateral Trustee, or (c) is asserted by EFIH not to be, a valid, perfected, first priority (except as otherwise expressly provided in the Indenture or the Collateral Trust Agreement) security interest in or Lien on the Collateral covered thereby.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

Holders of the Notes may not enforce the Indenture, the Notes, the Security Documents or the Collateral Trust Agreement except as provided in such documents. The Indenture provides that the Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:.

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees, the Indenture, the Registration Rights Agreement or any Security Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

The Collateral will be released from the Lien securing the Notes, as provided under “— Security for the Notes — Release of Security Interests,” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described in this “Legal Defeasance and Covenant Defeasance” section.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The Collateral will be released from the Lien securing the Notes, as provided under “— Security for the Notes — Release of Security Interests,” upon a discharge of the Indenture in accordance with the provisions described in this “Satisfaction and Discharge” section.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the Guarantees, the Notes and the Security Documents relating to the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder or any Guarantee or the Security Documents relating to the Notes may be waived with the consent of the Holders of a majority in principal amount of the outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (for the avoidance of doubt, the provisions described under “— Repurchase at the Option of Holders” are not redemptions of Notes);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking provisions of the Indenture or the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

In addition, without the consent of at least a majority in aggregate principal amount of the Notes then outstanding, an amendment, supplement or waiver may not modify any Security Document relating to the Notes or the provisions of the Indenture dealing with the Security Documents or application of trust moneys in any manner materially adverse to the Holders other than in accordance with the Indenture and the Security Documents. Without the consent of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, no amendment, supplement or waiver may modify the Security Documents to release all or substantially all of the Collateral. Without the consent of at least a majority in aggregate principal amount of the Notes then outstanding, no amendment, supplement or waiver may modify the Security Documents to release less than all or substantially all of the Collateral.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any Guarantee, the Notes or any Security Document without the consent of any Holder to;

(1) cure any ambiguity, omission, mistake, defect or inconsistency;

(2) provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) comply with the covenant relating to mergers, consolidations and sales of assets;

(4) provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) provide for the issuance of Additional Notes;

(10) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(11) add a Guarantor under the Indenture;

(12) conform the text of the Indenture, the Guarantees, the Notes or any Security Document to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees, the Notes or any Security Document;

(13) make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(14) mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as security for the payment and performance of all or any portion of the Obligations, in any property or assets;

(15) amend the Indenture in the manner set forth in the Permitted Transfer Supplemental Indenture to be entered into in connection with the consummation of a Permitted Asset Transfer in the manner set forth under “— Certain Covenants — Restrictions on Permitted Asset Transfers” or in the TCEH Transfer Supplemental Indenture to be entered into in connection with the consummation of a TCEH Transfer in the manner set forth under “— Certain Covenants — Restrictions on TCEH Transfers”; or

(16) provide for the accession or succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement or action that is not prohibited by the Indenture, including to add any additional secured parties to the extent not prohibited by the Indenture.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and the Guarantees are governed by and will be construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“9.75% Notes” means the 9.75% Senior Secured Notes due 2019 issued by the Issuer under the 9.75% Notes Indenture, including the guarantees thereof.

“9.75% Notes Indenture” means the Indenture, dated as of November 16, 2009, under which the 9.75% Notes were issued.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Required Debtholders” means, as to any matter at any time:

(1) prior to the Discharge of Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of a majority of the sum of:

(a) the aggregate outstanding principal amount of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(b) the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt; and

(2) at any time after the Discharge of Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Junior Lien Debt representing the Required Junior Lien Debtholders.

For purposes of this definition, (a) Secured Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions described under “— Security for the Notes — Voting.”

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at January 15, 2015 (such redemption price being set forth in the table appearing under “— Optional Redemption”), plus (ii) all required interest payments due on such Note through January 15, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (each referred to in this definition as a “disposition”), whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (including the disposition of outstanding Equity Interests of an Unrestricted Subsidiary owned directly by the Issuer or any of its Restricted Subsidiaries) and, solely to the extent cash or Cash Equivalents are received therefrom by any Oncor Subsidiary or any Successor Oncor Business and are thereafter dividended, distributed or otherwise paid to the Issuer or any of its Restricted Subsidiaries: (i) the primary issuance of new Equity Interests by any Oncor Subsidiary or any Successor Oncor Business, (ii) the disposition of outstanding Equity Interests of an Oncor Subsidiary or a Successor Oncor Business owned directly by another Oncor Subsidiary or by another Successor Oncor Business and (iii) the disposition of assets owned directly or indirectly by any Oncor Subsidiary or any Successor Oncor Business. For the avoidance of doubt, with respect to Unrestricted Subsidiaries other than Oncor Subsidiaries or Successor Oncor Businesses, the following shall not be deemed to be “Asset Sales”: (i) the primary issuance of new Equity Interests by an Unrestricted Subsidiary and (ii) sales or transfers of assets owned directly by Unrestricted Subsidiaries; or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment (including any such equipment that has been refurbished in contemplation of such disposition) in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) (1) the disposition of all or substantially all of the assets of the Issuer in a manner permitted by the covenant described under “— Certain Covenants — Merger, Consolidation or Sale of All or Substantially All Assets” (other than a disposition excluded from such covenant by the proviso at the end of the first paragraph of such covenant) or any disposition that constitutes a Change of Control pursuant to the Indenture or (2) any Permitted Asset Transfer made in accordance with the covenant described under “— Restrictions on Permitted Asset Transfers”

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described under “— Certain Covenants — Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $75.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary; provided however to the extent such transfer involves Collateral or any part thereof, the transferee shall execute a joinder agreement to the Security Documents and the Collateral Trust Agreement or enter into a substantially similar collateral trust or intercreditor agreement immediately upon consummation of such transaction in accordance with the requirements of the Security Documents to pledge such transferred Collateral for the benefit of the Holders of the Notes;

(f) except in the case of a disposition of Collateral, to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) (i) any disposition of Equity Interests in an Unrestricted Subsidiary (other than an Oncor Subsidiary or a Successor Oncor Business) and (ii) any sale, conveyance, transfer or other disposition of Equity Interests in, or assets of, any of the Oncor Subsidiaries or a Successor Oncor Business (other than the Collateral) to the extent no cash or Cash Equivalents are received in connection with such sale, conveyance, transfer or other disposition or to the extent any cash or Cash Equivalents received in connection with such sale, conveyance, transfer or other disposition are not dividended, distributed or otherwise paid to the Issuer or any of its Restricted Subsidiaries;

(i) foreclosures on assets not constituting Collateral;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of the Issuer or any of its Restricted Subsidiaries;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) [Intentionally omitted];

(m) except in the case of a disposition of Collateral, sales, transfers and other dispositions (i) of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) to joint ventures in connection with the dissolution or termination of a joint venture to the extent required pursuant to joint venture and similar arrangements;

(n) [Intentionally omitted];

(o) [Intentionally omitted];

(p) [Intentionally omitted];

(q) any Casualty Event; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the covenant described under “— Repurchase at the Option of Holders — Asset Sales” or the Issuer or such Restricted Subsidiary delivers to the Trustee a Restoration Certificate with respect to plans to invest (and reinvests within 450 days from the date of receipt of the Net Proceeds);

(r) the execution of (or amendment to), settlement of or unwinding of any Hedging Obligation in the ordinary course of business;

(s) any disposition of mineral rights (other than coal and lignite mineral rights); provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the covenant described under “Repurchase at the Option of Holders — Asset Sales”;

(t) any sale, transfer or other disposal of any real property that is (i) primarily used or intended to be used for mining which has either been reclaimed, or has not been used for mining in a manner which requires reclamation, and in either case has been determined by the Issuer not to be necessary for use for mining, (ii) used as buffer land, but no longer serves such purpose or its use is restricted such that it will continue to be buffer land, or (iii) was acquired in connection with power generation facilities, but has been determined by the Issuer to no longer be commercially suitable for such purpose;

(u) [Intentionally omitted];

(v) dispositions of power, capacity, heat rate, renewable energy credits, waste by-products, energy, electricity, coal and lignite, oil and other petroleum based liquids, emissions and other environmental credits, ancillary services, fuel (including all forms of nuclear fuel and natural gas) and other related assets or products of services, including assets related to trading activities or the sale of inventory or contracts related to any of the foregoing, in each case in the ordinary course of business;

(w) [Intentionally omitted];

(x) any disposition of assets in connection with salvage activities; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the covenant described under “— Repurchase at the Option of Holders — Asset Sales”; and

(y) any sale, transfer or other disposition of any assets required by any Government Authority; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the covenant described under “— Repurchase at the Option of Holders — Asset Sales.”

“Asset Sale Cash Collateral Account” means a segregated account pledged under the Security Documents that is (i) subject to a perfected security interest for the benefit of the holders of Secured Lien Debt, (ii) under the sole control of the Collateral Trustee and (iii) free from all other Liens (other than Liens permitted to be placed on the Collateral pursuant to the second paragraph of the covenant described under “— Certain Covenants — Liens”).

“Asset Sale Offer” has the meaning set forth in the covenant described under “Repurchase at the Option of Holders — Asset Sales.”

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations existing on the Issue Date (i) that were not included on the balance sheet of the Issuer as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment shall for all purposes not be treated as Capitalized Lease Obligations.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by the Issuer and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities, unless such securities are deposited to defease Indebtedness, of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital. and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Casualty Event” means any taking under power of eminent domain or similar proceeding and any insured loss; provided that any such taking or similar proceeding or insured loss that results in Net Proceeds of less than $75.0 million shall not be deemed a Casualty Event.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder, other than (A) the first to occur of a Permitted Asset Transfer made in accordance with the covenant described under “— Certain Covenants — Restrictions on Permitted Asset Transfers” and a TCEH Transfer made in accordance with the covenant described under “— Certain Covenants — Restrictions on TCEH Transfers” (excluding a Permitted Asset Transfer consisting of a merger of EFIH with and into the Issuer for the purpose of determining the first to occur of a Permitted Asset Transfer or a TCEH Transfer), (B) a transaction meeting the requirements of the proviso to clause (3) of this definition of “Change of Control” and (C) any foreclosure on the Collateral;

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies; or

(3) the sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of EFIH and its Subsidiaries, taken as a whole, or all or substantially all of the Collateral or Oncor-related Assets, other than a Permitted Asset Transfer made in accordance with the covenant described under “— Certain Covenants — Restrictions on Permitted Asset Transfers”; provided, however, that a transaction that would otherwise constitute a Change of Control pursuant to this clause (3) shall not constitute a Change of Control if:

(a) the consideration received in respect of such transaction (i) is received by EFIH or an Oncor Subsidiary or Successor Oncor Business, as the case may be, (ii) consists of Capital Stock of a Person in a Similar Oncor Business that (A) would become a Subsidiary of EFIH or such Oncor Subsidiary or Successor Oncor Business or (B) is a joint venture in which EFIH or such Oncor Subsidiary or Successor Oncor Business would have a significant equity interest (as determined by the Issuer in good faith), (iii) is at least equal to the fair market value (as determined by the Issuer in good faith) of the assets sold, transferred, conveyed or otherwise disposed of and (iv) if received by EFIH, shall be concurrently pledged as Collateral for the benefit of the Holders of the Notes and the holders of the other Secured Debt Obligations;

(b) immediately after such transaction no Default exists;

(c) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of the Issuer or EFIH) as if the same had occurred at the beginning of the applicable four-quarter period, either:

(i) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(ii) such Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction; and

(d) the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agency at the time of the first notice of such transaction, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of such transaction or the intention of the Issuer or any Subsidiary thereof to effect such transaction and ending on the date 60 after such public notice relative to the rating at the start of such period.

“Class” means (1) in the case of Parity Lien Debt, every Series of Parity Lien Debt, taken together, and (2) in the case of Junior Lien Debt, every Series of Junior Lien Debt, taken together.

“Closing Date” means October 10, 2007.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all assets or property, now owned or hereafter acquired by EFIH, to the extent such assets or property are pledged or assigned or purported to be pledged or assigned, or are required to be pledged or assigned under the Security Documents to the Collateral Trustee, together with the proceeds thereof.

“Collateral Asset Sale Offer” has the meaning set forth under “— Repurchase at the Option of Holders —Asset Sales.”

“Collateral Excess Proceeds” has the meaning set forth under “— Repurchase at the Option of Holders —Asset Sales.”

“Collateral Posting Facility” means any senior cash posting credit facility, the size of which is capped by the mark-to-market loss, inclusive of any unpaid settlement amounts, of TCEH and its subsidiaries on a hypothetical portfolio of commodity swaps, forwards, and futures transactions that correspond to or replicate all or a portion of actual transactions by TCEH and its subsidiaries that are outstanding on, or entered into from time to time on or after, the Closing Date.

“Collateral Trustee” means The Bank of New York Mellon Trust Company, N.A., in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

“Collateral Trustee’s Liens” means a Lien granted to the Collateral Trustee as security for Secured Debt Obligations.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, nuclear fuel costs, depletion of coal or lignite reserves, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances or any Collateral Posting Facility or similar facilities, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion of asset retirement obligations and accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of the Existing Notes or other Indebtedness in connection with the application of purchase accounting, (w) any Additional Interest and any comparable “additional interest” imposed in connection with failure to register any other securities, (x) amortization of reacquired Indebtedness, deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) interest on Indebtedness of another Person that is guaranteed by EFIH solely to the extent such interest is actually paid by EFIH under such guarantee; plus

(3) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(4) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of the Issuer for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including Transaction fees and expenses to the extent incurred on or prior to December 31, 2008), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles during such period shall be excluded;

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded;

(5) the Net Income for such period of any Person that is (a) not a Subsidiary, (b) an Unrestricted Subsidiary or (c) accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period, other than dividends, distributions or other payments from the Oncor Subsidiaries or any Successor Oncor Business (i) from the proceeds of sales of Oncor-related Assets made after the Secured Notes Issue Date and (ii) consisting of Oncor-related Assets made after the Secured Notes Issue Date;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph under “— Certain Covenants — Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or is otherwise permitted by the covenant described under “— Certain Covenants — Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of all adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(8) any net after-tax effect of income (loss) attributable to the early extinguishment of Indebtedness (other than Hedging Obligations) shall be excluded;

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Issuer or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

(12) accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded;

(13) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded;

(14) any net after-tax effect of unrealized income (loss) attributable to Hedging Obligations or other derivative instruments shall be excluded; and

(15) any benefit from any fair market value of any contract as recorded on the balance sheet at the time of the Transactions shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of the Issuer for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Secured Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Secured Indebtedness” means Consolidated Total Indebtedness secured by a Lien on any assets of the Issuer or any of its Restricted Subsidiaries.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, debt obligations evidenced by promissory notes and similar instruments, letters of credit (only to the extent of any unreimbursed drawings thereunder) and Obligations in respect of Capitalized Lease Obligations, plus (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (3) the aggregate amount of all Unrestricted Cash and less (4) all Deposit L/C Loans and Incremental Deposit L/C Loans outstanding on such date of determination. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Covered Commodity” means any energy, electricity, generation capacity, power, heat rate, congestion, natural gas, nuclear fuel (including enrichment and conversion), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, weather, emissions and other environmental credits, waste by-products renewable energy credit, or any other energy related commodity or service (including ancillary services and related risks (such as location basis)).

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the TCEH Senior Secured Facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted by the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default ” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deposit L/C Loan” means Deposit L/C Loans under, and as defined in, the TCEH Senior Secured Facilities.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under “— Certain Covenants — Limitation on Restricted Payments.”

“Discharge of Parity Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Parity Lien Debt;

(2) payment in full in cash of the principal of, and interest and premium, if any, on, all Parity Lien Debt (other than any undrawn letters of credit);

(3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt; and

(4) payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise, excise, value-added and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period, deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by such Person and its Restricted Subsidiaries by the Indenture (including a refinancing transaction or amendment or other modification of any debt instrument) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes, the exchange offers pursuant to which the 9.75% Notes and EFIH Notes were issued, the offering of any Additional Notes or Exchange Notes or any additional 9.75% Notes or EFIH Notes, the offerings of the Existing Notes, and any interim bridge facilities related thereto and the TCEH Senior Secured Facilities and any Receivables Facility, (ii) any amendment or other modification of the Notes, (iii) any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed and (iv) any charges or non-recurring merger costs as a result of any such transaction, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions after the Closing Date, costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs. reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related indemnities and expenses paid in such period to the Investors to the extent otherwise permitted under “Certain Covenants — Transactions with Affiliates” and deducted (and not added back) in calculating Consolidated Net Income; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period and added to EBITDA until fully realized), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and some portion of the benefit is expected to be realized within 12 months of taking such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $150.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in calculating Consolidated Net Income; plus

(k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests (other than Disqualified Stock) of the Issuer (or any direct or indirect parent thereof) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “— Certain Covenants — Limitation on Restricted Payments”; plus

(l) Expenses Relating to a Unit Outage; provided that the only Expenses Relating to a Unit Outage that may be included in EBITDA shall be, without duplication (i) up to $250.0 million per fiscal year of Expenses Relating to a Unit Outage incurred within the first 12 months after any planned or unplanned outage of any Unit by reason of any action by any regulatory body or other Government Authority or to comply with any applicable law and (ii) up to $100.0 million per fiscal year of Expenses Relating to a Unit Outage incurred within the first 12 months after any planned outage of any Unit for purposes of expanding or upgrading such Unit; plus

(m) cash receipts (or any netting arrangements resulting in increased cash receipts) not added in arriving at EBITDA or Consolidated Net Income in any period to the extent the non-cash gains relating to such receipts were deducted in the calculation of EBITDA pursuant to paragraph (2) below for any previous period and not added; and

(2) decreased by (without duplication) (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, (b) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at EBITDA or Consolidated Net Income in any period to the extent non-cash losses relating to such expenditures were added in the calculation of EBITDA pursuant to paragraph (1) above for any previous period and not deducted, and (c) the amount of any minority interest income consisting of Subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income.

“EFH Senior Interim Facility” means the interim loan agreement, dated as of the Closing Date by and among the Issuer, as borrower, EFCH and EFIH, as guarantors, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications or restatements thereof.

“EFIH Indenture” means the Indenture, dated as of November 16, 2009, under which the EFIH Notes were issued.

“EFIH Notes” means the 9.75% Senior Secured Notes due 2019 issued by EFIH and EFIH Finance Inc. under the EFIH Indenture, including any guarantees thereof.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Environmental CapEx Debt” means Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.

“Environmental Capital Expenditures” means capital expenditures deemed necessary by the Issuer or its Restricted Subsidiaries to comply with, or in anticipation of having to comply with, Environmental Law or otherwise undertaken voluntarily by the Issuer or any of its Restricted Subsidiaries in connection with environmental matters.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

“equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between the holders of Secured Debt Obligations within the same Class after the repayment of amounts payable to the Collateral Trustee under the Collateral Trust Agreement and the Parity Lien Representatives (and in the case of Junior Lien Obligations, Junior Lien Representatives) in accordance with the applicable Secured Debt Document that such Liens or proceeds:

(1) will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Lien Debt within that Class, for the account of the holders of such Series of Secured Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Lien Debt pursuant to the terms of, each outstanding Series of Secured Lien Debt within that Class when the allocation or distribution is made; and thereafter

(2) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Indebtedness pursuant to the terms of, each outstanding Series of Secured Lien Debt within that Class) to the Secured Debt Representative for each outstanding Series of Secured Lien Debt within that Class, for the account of the holders of any remaining Secured Debt Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Debt Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“ERCOT” means the Electric Reliability Council of Texas, Inc. or any entity approved to perform the functions of an independent system operator within the power region that includes approximately 80% of the electric transmission within the State of Texas.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders — Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after the Closing Date from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “— Certain Covenants — Limitation on Restricted Payments.”

“Existing Notes” means

•	Energy Future Holdings Corp. 5.55% Fixed Senior Notes Series P due 2014;

•	Energy Future Holdings Corp. 6.50% Fixed Senior Notes Series Q due 2024;

•	Energy Future Holdings Corp. 6.55% Fixed Senior Notes Series R due 2034;

•	Energy Future Holdings Corp. 10.875% Senior Notes due 2017;

•	Energy Future Holdings Corp. 11.250%/12.000% Senior Toggle Notes due 2017;

•	9.75% Notes;

•	EFIH Notes;

•	EFCH Floating Rate Junior Subordinated Debentures, Series D due 2037;

•	EFCH 8.175% Fixed Junior Subordinated Debentures, Series E due 2037;

•	EFCH 9.580% Fixed Notes due in semi-annual installments to 2019;

•	EFCH 8.254% Fixed Notes due in quarterly installments to 2021;

•	TCEH Notes;

•	TCEH 7.000% Fixed Senior Notes due 2013;

•	TCEH 7.460% Fixed Secured Facility Bonds with amortizing payments to 2015;

Pollution Control Revenue Bonds-Brazos River Authority:

•	5.400% Fixed Series 1994A due May 1, 2029;

•	7.700% Fixed Series 1999A due April 1, 2033;

•	6.750% Fixed Series 1999B due September 1, 2034, remarketing date April 1, 2013;

•	7.700% Fixed Series 1999C due March 1, 2032;

•	8.250% Fixed Series 2001A due October 1, 2030;

•	5.750% Fixed Series 2001C due May 1, 2036, remarketing date November 1, 2011;

•	8.250% Fixed Series 2001D-1 due May 1, 2033.

•	Floating Series 2001D-2 due May 1, 2033;

•	Floating Taxable Series 2001I due December 1, 2036;

•	Floating Series 2002A due May 1, 2037;

•	6.750% Fixed Series 2003A due April 1, 2038, remarketing date April 1, 2013;

•	6.300% Fixed Series 2003B due July 1, 2032;

•	6.750% Fixed Series 2003C due October 1, 2038;

•	5.400% Fixed Series 2003D due October 1, 2029, remarketing date October 1, 2014;

•	5.000% Fixed Series 2006 due March 1, 2041;

Pollution Control Revenue Bonds-Sabine River Authority of Texas:

•	6.450% Fixed Series 2000A due June 1, 2021;

•	5.500% Fixed Series 2001A due May 1, 2022, remarketing date November 1, 2011;

•	5.750% Fixed Series 2001B due May 1, 2030, remarketing date November 1, 2011;

•	5.200% Fixed Series 2001C due May 1, 2028;

•	5.800% Fixed Series 2003A due July 1, 2022;

•	6.150% Fixed Series 2003B due August 1, 2022; and

Pollution Control Revenue Bonds-Trinity River Authority of Texas:

•	6.250% Fixed Series 2000A due May 1, 2028;

in each case to the extent outstanding on the Issue Date.

“Existing Notes Indentures” means each of the indentures or other documents containing the terms of the Existing Notes.

“Expenses Relating to a Unit Outage” means any expenses or other charges as a result of any outage or shut-down of any Unit, including any expenses or charges relating to (a) restarting any such Unit so that it may be placed back in service after such outage or shut-down, (b) purchases of power, natural gas or heat rate to meet commitments to sell, or offset a short position in, power, natural gas or heat rate that would otherwise have been met or offset from production generated by such Unit during the period of such outage or shut-down, net of the expenses not in fact incurred (including fuel and other operating expenses) that would have been incurred absent such an outage or shut down and (c) starting up, operating, maintaining and shutting down any other Unit that would not otherwise have been operating absent such outage or shut-down, including the fuel and other operating expenses to the extent in excess of the expenses not in fact incurred (including fuel and other operating costs) that would have been incurred absent such outage or shut down, incurred to start-up, operate, maintain and shut-down such Unit and that are required during the period of time that the shut-down or outaged Unit is out of service in order to meet the commitments of such shut-down or outaged Unit to sell, or offset a short position in, power, natural gas or heat rate.

“Fitch” means Fitch Ratings Ltd. and any successor to its rating agency business.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Closing Date.

“Government Authority” means any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation, ERCOT.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Obligations” means with respect to any Person, the obligations of such Person under (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) physical or financial commodity contracts or agreements, power purchase or sale agreements, fuel purchase or sale agreements, environmental credit purchase or sale agreements, power transmission agreements, commodity transportation agreements, fuel storage agreements, netting agreements (including Netting Agreements), capacity agreement and commercial or trading agreements, each with respect to, or including the purchase, sale, exchange of (or the option to purchase, sell or exchange), transmission, transportation, storage, distribution, processing, sale, lease or hedge of, any Covered Commodity price or price indices for any such Covered Commodity or services or any other similar derivative agreements, and any other similar agreements.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Incremental Deposit L/C Loans” means Incremental Deposit L/C Loans under, and as defined in, the TCEH Senior Secured Facilities.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of Indebtedness of such first Person for purposes of this clause (3) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such first Person in good faith;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities or (c) amounts payable by and between the Issuer and its Subsidiaries in connection with retail clawback or other regulatory transition issues.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “— Certain Covenants — Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P., J.P. Morgan Ventures Corporation, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and LB I Group, Inc. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means the first date on which any Notes are issued pursuant to the Indenture.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“Junior Lien” means a Lien granted by a security document to the Collateral Trustee, at any time, upon any Collateral to secure Junior Lien Obligations.

“Junior Lien Debt” means:

(1) any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Issuer or any Guarantor that is secured on a subordinated basis to the Parity Lien Debt by a Junior Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(a) on or before the date on which such Indebtedness is incurred by the Issuer or such Guarantor, such Indebtedness is designated by the Issuer, in accordance with the Collateral Trust Agreement, as “Junior Lien Debt” for the purposes of the Secured Debt Documents, including the Collateral Trust Agreement; provided that no Series of Secured Lien Debt may be designated as both Junior Lien Debt and Parity Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Issuer delivers to the Collateral Trustee an officers’ certificate stating that such requirements have been satisfied and that such Indebtedness is “Junior Lien Debt”); and

(2) Hedging Obligations of the Issuer or any Guarantor incurred to hedge or manage interest rate risk with respect to Junior Lien Debt; provided that, pursuant to the terms of the Junior Lien Documents, such Hedging Obligations are secured by a Junior Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.

“Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement governing a Series of Junior Lien Debt and the Security Documents that create or perfect Liens securing Junior Lien Obligations.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Representative” means, in the case of any future Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who (a) is appointed as a Junior Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lien Sharing and Priority Confirmation” means:

(1) as to any Series of Parity Lien Debt, the written agreement enforceable against the holders of such Series of Parity Lien Debt, as set forth in the applicable Secured Debt Document:

(a) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and each existing and future Parity Lien Representative, that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt, and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from enforcement of Parity Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other security documents in respect of the Secured Debt Obligations.

(2) as to any Series of Junior Lien Debt, the written agreement enforceable against the holders of such Series of Junior Lien Debt, as set forth in the applicable Secured Debt Document:

(a) for the enforceable benefit of all holders of each existing and future Series of Junior Lien Debt and Series of Parity Lien Debt and each existing and future Junior Lien Representative and Parity Lien Representative, that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;

(b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other security documents in respect of the Secured Debt Obligations.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Necessary CapEx Debt” means Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred for the purpose of financing Necessary Capital Expenditures.

“Necessary Capital Expenditures” means capital expenditures by the Issuer and its Restricted Subsidiaries that are required by applicable law (other than Environmental Law) or otherwise undertaken voluntarily for health and safety reasons (other than as required by Environmental Law). The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including a Casualty Event), including any cash and Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale (including a Casualty Event), net of the direct costs relating to such Asset Sale (including a Casualty Event) and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied using proceeds from Asset Sales (other than Asset Sales of Collateral or other Oncor-related Assets) to the repayment of principal, premium, if any, and interest on other Senior Indebtedness required (other than required by clause (1) of the second paragraph under “— Repurchase at the Option of Holders — Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Netting Agreement” shall mean a netting agreement, master netting agreement or other similar document having the same effect as a netting agreement or master netting agreement and, as applicable, any collateral annex, security agreement or other similar document related to any master netting agreement or Permitted Contract.

“Note Obligations” means the Notes, the Guarantees and all other Obligations of any of the Issuer and the Guarantors under the Indenture, the Notes, the Guarantees and the Security Documents.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of another Person by an Officer of such Person, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or such Person, as applicable, that meets the requirements set forth in the Indenture.

“Oncor Electric Delivery Facility” means the revolving credit agreement entered into as of the Closing Date by and among Oncor Electric Delivery, as borrower, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Oncor-related Assets” means the Equity Interests in EFIH directly or indirectly owned by the Issuer, the Equity Interests of any of the Oncor Subsidiaries or any Successor Oncor Business (including the Collateral) owned by EFIH or any Oncor Subsidiary or any Successor Oncor Business or constituting a primary issuance of such Equity Interests to the extent such issuance would constitute an Asset Sale and any assets owned directly or indirectly by any of the Oncor Subsidiaries or any Successor Oncor Business.

“Oncor Subsidiaries” means Oncor Holdings and its Subsidiaries, all of which shall be Unrestricted Subsidiaries on the Issue Date.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Parity Lien” means a Lien granted by a security document to the Collateral Trustee, at any time, upon any Collateral to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1) the Guarantee by EFIH of the Notes issued on the Issue Date and any Additional Notes issued under the Indenture and any Exchange Notes related to such Notes or Additional Notes;

(2) the 9.75% Notes and any additional 9.75% Notes, any other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of EFIH, including the guarantee by EFIH of the 9.75% Notes and any additional 9.75% Notes and the EFIH Notes and any additional EFIH Notes, that is secured equally and ratably with EFIH’s Guarantee of the Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of Indebtedness referred to in this clause (2), that, except with respect to the EFIH Notes:

(a) on or before the date on which such Indebtedness is incurred by the Issuer or such Guarantor, such Indebtedness is designated by the Issuer, in accordance with the Collateral Trust Agreement, as “Parity Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Lien Debt may be designated as both Parity Lien Debt and Junior Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Issuer delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements have been satisfied and that such notes or such Indebtedness is “Parity Lien Debt”); and

(3) Hedging Obligations of the Issuer or any Guarantor incurred to hedge or manage interest rate risk with respect to Parity Lien Debt; provided that, pursuant to the terms of the Parity Lien Documents, such Hedging Obligations are secured by a Parity Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.

“Parity Lien Documents” means the Indenture, the 9.75% Notes Indenture, the EFIH Indenture and any additional indenture, credit agreement or other agreement governing a Series of Parity Lien Debt and the Security Documents that create or perfect Liens securing Parity Lien Obligations.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means (1) the Trustee, in the case of the Notes, (2) The Bank of New York Mellon Trust Company, N.A., in the case of the EFIH Notes or (3) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (a) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “— Repurchase at the Option of Holders — Asset Sales.”

“Permitted Asset Transfer” means (1) the direct or indirect sale, assignment, transfer, conveyance or other disposition (including by way of merger, wind-up or consolidation) or spin-off by dividend of the Equity Interests of EFIH such that EFIH is no longer a Subsidiary of the Issuer (including without limitation a merger of EFIH with and into the Issuer) or (2) the sale, assignment, transfer, conveyance or other disposition (other than by way of merger, wind-up or consolidation) of all of the Equity Interests of, and other Investments in, the Oncor Subsidiaries, Successor Oncor Businesses and all other Collateral held by EFIH to a Person (other than an Oncor Subsidiary) that shall continue to hold such Equity Interests, other Investments and any other Collateral, in each case other than any foreclosure on the Collateral.

“Permitted Holders” means each of the Investors, members of management (including directors) of the Issuer or any of its Subsidiaries who on the Closing Date were or at any time prior to the first anniversary of the Closing Date were holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “— Repurchase at the Option of Holders — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described under “— Certain Covenants — Limitations on Restricted Payments”;

(10) guarantees of Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted under the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “— Certain Covenants —Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, fuel (including all forms of nuclear fuel), supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Receivables Facility for the benefit of the Issuer or any of its Restricted Subsidiaries;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(18) any Investment in Shell Wind or in other wind or other renewable energy projects or in any nuclear power or energy joint venture in an aggregate amount not to exceed $1,500.0 million at any time outstanding;

(19) one or more letters of credit in an aggregate amount not to exceed $170.0 million posted by a Restricted Subsidiary in favor of an Oncor Subsidiary to secure that Restricted Subsidiary’s contractual obligations to that Oncor Subsidiary; and

(20) Investments in any nuclear power or energy joint venture in an aggregate amount not to exceed $200.0 million prior to receiving the requisite combined construction and operating license from the U.S. Nuclear Regulatory Commission in respect thereof.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business (including in connection with the construction or restoration of facilities for the generation, transmission or distribution of electricity) or otherwise constituting Permitted Investments;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey or title exceptions or irregularities, minor encumbrances, easements or reservations of, or rights of others for, licenses, permits, conditions, covenants, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12) or (13) of the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” and (b) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so financed, purchased, constructed or improved;

(7) Liens existing on the Issue Date (other than Liens in favor of the lenders under the TCEH Senior Secured Facilities);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations, of the Issuer or its Restricted Subsidiaries incurred under clause (10) of the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such agreements were entered into in the ordinary course of business and not for speculative purposes (as determined by the Issuer in its reasonable discretion acting in good faith) and, in the case of any commodity Hedging Obligations or any Hedging Obligation of the type described in clause (c) of the definition of “Hedging Obligations,” entered into in order to hedge against or manage fluctuations in the price or availability of any Covered Commodity;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) [Intentionally omitted];

(17) Liens on accounts receivable, other Receivables Facility assets, or accounts into which collections or proceeds of Receivables Facility assets are deposited, in each case in connection with a Receivables Facility for the benefit of the Issuer or its Restricted Subsidiaries;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “— Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, and (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted by the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(28) rights reserved to or vested in others to take or receive any part of, or royalties related to, the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of the Issuer or any of its Restricted Subsidiaries and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

(29) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of the Issuer or any of its Restricted Subsidiaries, provided that such agreements are entered into in the ordinary course of business (including in respect of construction and restoration activities);

(30) any restrictions on any stock or stock equivalents or other joint venture interests of the Issuer or any of its Restricted Subsidiaries providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of such stock or stock equivalents or interest of such Person, if a security interest or other Lien is created on such stock or stock equivalents or interest as a result thereof and other similar Liens;

(31) [Intentionally omitted];

(32) Liens and other exceptions to title, in either case on or in respect of any facilities of the Issuer or any of its Restricted Subsidiaries, arising as a result of any shared facility agreement entered into with respect to such facility, except to the extent that any such Liens or exceptions, individually or in the aggregate, materially adversely affect the value of the relevant property or materially impair the use of the relevant property in the operation of business of the Issuer or any of its Restricted Subsidiaries, taken as a whole;

(33) Liens on cash and Cash Equivalents (i) deposited by the Issuer or any of its Restricted Subsidiaries in margin accounts with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, pipelines, state agencies, federal agencies, futures contract brokers, customers, trading counterparties, or any other parties or issuers of surety bonds or (ii) pledged or deposited as collateral by the Issuer or any of its Restricted Subsidiaries with any of the entities described in clause (i) above to secure their respective obligations, in the case of each of clauses (i) and (ii) above, with respect to: (A) any contracts and transactions for the purchase, sale, exchange of, or the option (whether physical or financial) to purchase, sell or exchange (1) natural gas, (2) electricity, (3) coal and lignite, (4) petroleum-based liquids, (5) oil, (6) nuclear fuel (including enrichment and conversion), (7) emissions or other environmental credits, (8) waste byproducts, (9) weather, (10) power and other generation capacity, (11) heat rate, (12) congestion, (13) renewal energy credit, or (14) any other energy-related commodity or services or derivative (including ancillary services and related risk (such as location basis)); (B) any contracts or transactions for the purchase, processing, transmission, transportation, distribution, sale, lease, hedge or storage of, or any other services related to any commodity or service identified in subparts (1) through (14) above, including any capacity agreement; (C) any financial derivative agreement (including but not limited to swaps, options or swaptions) related to any commodity identified in subparts (1) through (14) above, or to any interest rate or currency rate management activities; (D) any agreement for membership or participation in an organization that facilitates or permits the entering into or clearing of any netting agreement or any agreement described in this clause (33); (E) any agreement combining part or all of a netting agreement or part or all of any of the agreements described in this clause (33); (E) any document relating to any agreement described in this clause (33) that is filed with a Government Authority and any related service agreements; or (F) any commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements (such agreements described in clauses (A) through (F) of this clause (33) being collectively, “Permitted Contracts”), Netting Agreements, Hedging Obligations and letters of credit supporting Permitted Contracts, Netting Agreements and Hedging Obligations;

(34) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

(35) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Issuer and its Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(36) any zoning, land use, environmental or similar law or right reserved to or vested in any Government Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries, taken as a whole;

(37) any Lien arising by reason of deposits with or giving of any form of security to any Government Authority for any purpose at any time as required by applicable law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Issuer or any of its Restricted Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks;

(38) Liens, restrictions, regulations, easements, exceptions or reservations of any Government Authority applying particularly to nuclear fuel;

(39) rights reserved to or vested in any Government Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of applicable law, to terminate or modify such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

(40) Liens arising under any obligations or duties affecting any of the property of the Issuer or any of its Restricted Subsidiaries to any Government Authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(41) rights reserved to or vested in any Government Authority to use, control or regulate any property of such person;

(42) any obligations or duties, affecting the property of the Issuer or any of its Restricted Subsidiaries, to any Government Authority with respect to any franchise, grant, license or permit;

(43) a set-off or netting rights granted by the Issuer or any Subsidiary of the Issuer pursuant to any agreements related to Hedging Obligations, Netting Agreements or Permitted Contracts solely in respect of amounts owing under such agreements;

(44) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment described under the definition of “Permitted Investments” to be applied against the purchase price for such Investment and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction excluded from the definition described under “Asset Sale,” in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(45) rights of first refusal and purchase options in favor of Aluminum Company of America (“Alcoa”) to purchase Sandow Unit 4 and/or the real property related thereto, as described in (i) the Sandow Unit 4 Agreement dated August 13, 1976, as amended, between Alcoa and Texas Power & Light Company (“TPL”) and (ii) Deeds dated March 14, 1978 and July 21, 1980, as amended, executed by Alcoa conveying to TPL the Sandow Four real property; and

(46) any amounts held by a trustee in the funds and accounts under any indenture securing any revenue bonds issued for the benefit of the Issuer or any of its Restricted Subsidiaries.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction, repair, restoration, replacement, expansion or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise, incurred in respect of capital expenditures, including Environmental CapEx Debt and Necessary CapEx Debt.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Rating Agencies” means each of Moody’s, S&P and Fitch, or if any of Moody’s, S&P or Fitch shall not make a rating on the Notes or other investment publicly available, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer which shall be substituted for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities or programs as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth under “Optional Redemption.”

“Registration Rights Agreement” means (1) the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the initial purchasers of the Notes issued on the Issue Date, and (2) with respect to any Additional Notes, any registration rights agreement among the Issuer and the other parties thereto relating to the registration by the Issuer of such Additional Notes under the Securities Act.

“Related Business Assets” means (A) except in the case of a Permitted Asset Swap of Collateral, assets (other than cash or Cash Equivalents) used or useful in, or securities of, a Similar Business; provided that any assets or securities received by the Issuer or a Restricted Subsidiary in exchange for assets or securities transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary and (B) in the case of a Permitted Asset Swap of Collateral, assets (other than cash or Cash Equivalents) used or useful in, or Capital Stock of, a Similar Oncor Business; provided that any Capital Stock received by EFIH in exchange for Collateral will not be deemed to be Related Business Assets, unless upon receipt of the Capital Stock of such Person, such Person would become a Subsidiary of EFIH or a joint venture in which EFIH has a significant equity interest (as determined by the Issuer in good faith).

“Required Junior Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Junior Lien Debt (including outstanding letters of credit whether or not then available or drawn) then outstanding and the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt, calculated in accordance with the provisions described under “— Security for the Notes — Voting.” For purposes of this definition, Junior Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding.

“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn) then outstanding and the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt, calculated in accordance with the provisions described under “— Security for the Notes — Voting.” For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding.

“Restoration Certificate” shall mean, with respect to any Casualty Event, an Officer’s Certificate provided to the Trustee prior to the 365th day after such Casualty Event has occurred certifying (a) that the Issuer or such Restricted Subsidiary intends to use the proceeds received in connection with such Casualty Event to repair, restore or replace the property or assets in respect of which such Casualty Event occurred, (b) the approximate costs of completion of such repair, restoration or replacement and (c) that such repair, restoration or replacement will be completed within the later of (x) 450 days after the date on which cash proceeds with respect to such Casualty Event were received and (y) 180 days after delivery of such Restoration Certificate.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment Coverage Ratio” means (i) for Restricted Payments (other than payments of cash dividends or distributions on, or in respect of, the Issuer’s Capital Stock, purchases for cash or other acquisitions for cash of any Capital Stock of the Issuer or any direct or indirect parent of the Issuer for the purpose of paying any such dividend or distribution to, or acquisitions of Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or guaranteeing any Indebtedness of any Affiliate of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, all such Restricted Payments being referred to as “Investor Payments”), the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries treating the Oncor Subsidiaries as Restricted Subsidiaries for purposes of such calculation and (ii) for Restricted Payments constituting Investor Payments, the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt Documents” means the Parity Lien Documents and the Junior Lien Documents.

“Secured Debt Obligations” means Parity Lien Obligations and Junior Lien Obligations.

“Secured Notes Issue Date” means November 16, 2009.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Secured Lien Debt” means Parity Lien Debt and Junior Lien Debt.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Collateral Trust Agreement, the Pledge Agreement, and all other security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, deed of trust or other grants or transfers for security executed and delivered by the Issuer, a Guarantor or any other obligor under the Notes creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee for the benefit of the holders of the Secured Debt Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the TCEH Senior Secured Facilities, the TCEH Notes and related guarantees, the 9.75% Notes and the related guarantees, the EFIH Notes and related guarantees, or the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the TCEH Senior Secured Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture;

(f) EFCH Floating Rate Junior Subordinated Debentures, Series D due 2037; or

(g) EFCH 8.175% Fixed Junior Subordinated Debentures, Series E due 2037.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained (provided that any Hedging Obligations constituting Junior Lien Debt shall be deemed part of the Series of Junior Lien Debt to which it relates).

“Series of Parity Lien Debt” means, severally, the Notes, the 9.75% Notes, the EFIH Notes and any Additional Notes or Exchange Notes or other Indebtedness that constitutes Parity Lien Debt (provided that any Hedging Obligations constituting Parity Lien Debt shall be deemed part of the Series of Parity Lien Debt to which it relates).

“Series of Secured Lien Debt” means each Series of Parity Lien Debt and each Series of Junior Lien Debt.

“Shell Wind” means a joint venture with Shell WindEnergy Inc. (or a similar entity) in which the Issuer and its Restricted Subsidiaries have up to a 50% ownership interest relating to the joint development of a 3,000 megawatt wind project in Texas and other renewable energy projects in Texas.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“ Similar Oncor Business” means any business which is primarily engaged in a regulated electricity or other energy transmission or distribution business in the United States (as determined by the Issuer in good faith).

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors and the Issuer.

“Subordinated Indebtedness” means,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Oncor Business” means any Person the Capital Stock of which is received by EFIH in an Asset Sale, including a Permitted Asset Swap, of Collateral or as a dividend or distribution from an Oncor Subsidiary.

“TCEH” means Texas Competitive Electric Holdings Company LLC.

“TCEH Notes” means the 10.25% Senior Notes due 2015, the 10.25% Senior Notes due 2015, Series B and the 10.50%/11.25% Senior Toggle Notes due 2016, in each case issued by TCEH and TCEH Finance, including the guarantees thereof and PIK interest which has been or may be paid with respect thereto.

“TCEH Senior Interim Facility” means the interim loan agreement, dated as of the Closing Date by and among EFCH, as guarantor, TCEH, as borrower, the other guarantors parties thereto, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications or restatements thereof.

“TCEH Senior Secured Facilities” means the credit agreement dated as of the Closing Date, as amended on August 7, 2009, by and among EFCH, as guarantor, TCEH, as borrower, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any additional amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“TCEH Transfer” means the sale, transfer, disposition or spin-off (including by way of merger, wind-up or consolidation) of (a) the membership interests or other common Equity Interests of EFCH, TCEH or another Restricted Subsidiary that holds all or substantially all of the assets of TCEH and its Subsidiaries such that EFCH, TCEH or such Restricted Subsidiary ceases to be a Subsidiary of the Issuer or (b) all or substantially all of the assets of TCEH and its Subsidiaries, in each case other than any such transfer to a Restricted Subsidiary of the Issuer.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.

“Transactions” means the transactions contemplated by the Transaction Agreement, borrowings under the TCEH Senior Secured Facilities, the EFH Senior Interim Facility, the TCEH Senior Interim Facility, the Oncor Electric Delivery Facility and any Receivables Facility as in effect on the Closing Date, any repayments of indebtedness of the Issuer and its Restricted Subsidiaries in connection therewith, and the issuance of the 10.875% Senior Notes due 2017, 11.250%/12.000% Senior Toggle Notes due 2017, the TCEH Notes and any repayments of Indebtedness of the Issuer and its Restricted Subsidiaries in connection therewith.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of February 25, 2007, among Merger Sub, Texas Energy Future Holdings Limited Partnership and the Issuer.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to January 15, 2015; provided, however, that if the period from the Redemption Date to January 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Unit” shall mean an individual power plant generation system comprised of all necessary physically connected generators, reactors, boilers, combustion turbines and other prime movers operated together to independently generate electricity.

“Unrestricted Cash” means, as of any date, without duplication, (a) all cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by the covenant described under “— Certain Covenants — Liens” and Liens permitted by clause (23), subclauses (i) and (ii) of clause (26) and clause (33) of the definition of Permitted Liens, included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries as of such date and (b) all unrestricted margin deposits related to commodity positions listed on the consolidated balance sheet of Issuer and the Restricted Subsidiaries.

“Unrestricted Subsidiary” means:

(1) each of the Oncor Subsidiaries, Comanche Peak Nuclear Power Company, Nuclear Energy Future Holdings LLC and Nuclear Energy Future Holdings II LLC;

(2) any Subsidiary of the Issuer other than EFIH or any other Guarantor owning Collateral which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(3) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) other than EFIH or any other Guarantor owning Collateral to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “— Certain Covenants — Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) in the case of any Subsidiary of the Issuer other than TCEH and its Subsidiaries, (A) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to clause (i) of the Fixed Charge Coverage Ratio test described in the first paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or (B) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; or

(2) in the case of TCEH and any of its Subsidiaries, (A) TCEH could incur at least $1.00 of additional Indebtedness pursuant to clause (ii) of such Fixed Charge Coverage Ratio test or (B) such Fixed Charge Coverage Ratio for TCEH and its Restricted Subsidiaries would be greater than such ratio for TCEH and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding, Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF THE 9.75% NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the terms “we,” “our” and “us” each refer to Energy Future Holdings Corp. and its consolidated Subsidiaries; and (ii) the term “Issuer” refers only to Energy Future Holdings Corp. and not any of its Subsidiaries. The meanings of terms defined in this description are limited to their use in this description.

The Issuer issued $115,446,000 aggregate principal amount of 9.75% Senior Secured Notes due 2019 (as used in this description, the “Notes”) under an Indenture dated as of November 16, 2009 (the “Indenture”) among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

Oncor Electric Delivery Company LLC (“Oncor Electric Delivery”) has undertaken certain ring-fencing measures to separate itself, its subsidiaries and its immediate parent, Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), from the Issuer and the Issuer’s other Subsidiaries. Those measures include the Oncor Subsidiaries being treated as “Unrestricted Subsidiaries” with respect to the Notes, the 10.875% Senior Notes due 2017, the 11.250%/12.000% Senior Toggle Notes due 2017 and the 2020 Notes, in each case issued by the Issuer, and with respect to the 9.75% Senior Secured Notes due 2019 (the “EFIH Notes”), the 10.000% Senior Secured Notes due 2020 (the “EFIH 10% Notes”), the 11% Senior Secured Second Lien Notes due 2021 (the “EFIH 11% Notes”) and the 11.750% Senior Secured Second Lien Note due 2022 (the “EFIH 11.750% Notes”), in each case issued by Energy Future Intermediate Holding Company LLC (“EFIH”) and EFIH Finance Inc. As Unrestricted Subsidiaries, the Oncor Subsidiaries are not subject to any of the covenants described herein and do not guarantee the Notes.

The Holders of the Notes, by accepting the Notes, acknowledge (i) the legal separateness of the Issuer and the Guarantors from the Oncor Subsidiaries, (ii) that the lenders under the Oncor Electric Delivery Facility and the noteholders under Oncor’s existing debt instruments have likely advanced funds thereunder in reliance upon the separateness of the Oncor Subsidiaries from the Issuer and the Guarantors, (iii) that the Oncor Subsidiaries have assets and liabilities that are separate from those of the Issuer and its other Subsidiaries, (iv) that the obligations owing under the Notes are obligations and liabilities of the Issuer and the Guarantors only, and are not the obligations or liabilities of any Oncor Subsidiary, (v) that the Holders of the Notes shall look solely to the Issuer and the Guarantors and their assets, and not to any assets, or to the pledge of any assets, owned by any Oncor Subsidiary, for the repayment of any amounts payable pursuant to the Notes and for satisfaction of any other obligations owing to the Holders under the Indenture and any related documents and (vi) that none of the Oncor Subsidiaries shall be personally liable to the Holders of the Notes for any amounts payable, or any other obligation, under the Indenture or any related documents.

The Holders of the Notes, by accepting the Notes, acknowledge and agree that the Holders of the Notes will not (i) initiate any legal proceeding to procure the appointment of an administrative receiver or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against any Oncor Subsidiary, or against any of the Oncor Subsidiaries’ assets. The Holders further acknowledge and agree that each of the Oncor Subsidiaries is a third party beneficiary of the forgoing covenant and will have the right to specifically enforce such covenant in any proceeding at law or in equity. The foregoing acknowledgements and agreements are contained in the Indenture.

The following description is only a summary of the material provisions of the Indenture and the Security Documents, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture and the Security Documents, including the definitions therein of certain terms used below. We urge you to read the Indenture and the Security Documents because they, and not this description, define your rights as Holders of the Notes. You may request copies of the Indenture and the Security Documents at our address set forth under the heading “Incorporation by Reference.”

Brief Description of Notes and the Guarantees

The Notes:

•	are senior obligations of the Issuer and rank equally in right of payment with all Senior Indebtedness of the Issuer (including the applicable Existing Notes and the 2020 Notes);

•	are effectively subordinated to any Indebtedness of the Issuer secured by assets of the Issuer, to the extent of the value of the assets securing such Indebtedness;

•

are structurally subordinated to all Indebtedness and other liabilities of non-guarantor Subsidiaries, including the Oncor Subsidiaries, TCEH and its Subsidiaries, any of the Issuer’s Foreign Subsidiaries and any other Unrestricted Subsidiaries;

•	are senior in right of payment to any future Subordinated Indebtedness of the Issuer; and

•

are initially unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Energy Future Competitive Holdings Company (“EFCH”) and on a senior secured basis (to the extent of the Collateral) by EFIH, as described below under “—Guarantees.”

The Guarantees:

•	are a general senior obligation of each Guarantor;

•

in the case of the Guarantee from EFIH, is secured, equally and ratably with the EFIH Notes and the EFIH 10% Notes and EFIH’s guarantee of the 2020 Notes, by the pledge of any investments EFIH owns in any Oncor Subsidiary (as described below under “—Security for the Notes”), which on the Issue Date consisted of all of the membership interests it owned in Oncor Holdings;

•	in the case of the Guarantee from EFCH, is not secured;

•	rank equally in right of payment with all existing and future Senior Indebtedness of each Guarantor;

•	in the case of the Guarantee from EFIH, is effectively senior to all unsecured Indebtedness of EFIH to the extent of the value of the Collateral securing such Guarantee;

•	are effectively subordinated to all secured Indebtedness of each Guarantor secured by assets other than the Collateral to the extent of the value of the assets securing such Indebtedness;

•

are structurally subordinated to any existing and future indebtedness and liabilities of Subsidiaries of a Guarantor that do not Guarantee the Notes, including the Oncor Subsidiaries in the case of EFIH, and TCEH and its Subsidiaries in the case of EFCH, and any other Unrestricted Subsidiaries;

•	are senior in right of payment to any future Subordinated Indebtedness of each Guarantor; and

•	are effectively senior to all obligations under any existing and future Junior Lien Debt with respect to the Collateral, including the EFIH 11% Notes and the EFIH 11.75% Notes.

See “Risk Factors — Risks Related to the EFH Corp. Senior Secured Notes— The liabilities of each of EFH Corp. and EFCH currently exceed its assets as shown on its most recent balance sheet. If a court were to find that EFH Corp., EFCH or EFIH were insolvent before or after giving effect to the offering of the EFH Corp. Senior Secured Notes and did not receive reasonably equivalent value or fair consideration for the issuance of the EFH Corp. Senior Secured Notes or the incurrence of a guarantee or the pledge of the Collateral, as applicable, the court may void all or a portion of the obligations represented by the EFH Corp. Senior Secured Notes or the guarantee of the EFH Corp. Senior Secured Notes by EFCH or EFIH or the pledge of the Collateral by EFIH as a fraudulent conveyance.”

Guarantees

The Guarantors, as primary obligors and not merely as sureties, initially jointly and severally fully and unconditionally guaranteed, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Issuer and the Guarantors are holding companies and none of the Issuer’s or the Guarantors’ other Subsidiaries guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or the Guarantors. None of TCEH, the Subsidiaries of TCEH, or the Oncor Subsidiaries guarantee the Notes. For the year ended December 31, 2011, the non-guarantor Subsidiaries generated all of the Issuer’s reported consolidated total revenue. In addition, as of December 31, 2011, the non-guarantor Subsidiaries held substantially all of the Issuer’s reported consolidated total assets except for EFH Corp.’s approximately 80% equity interest in Oncor that is held at EFIH.

Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. However, this limitation may not be effective to prevent a Guarantee from being voided under fraudulent conveyance law, or may reduce or eliminate a Guarantor’s obligation to an amount that effectively makes its Guarantee worthless.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors — Risks Related to the EFH Corp. Senior Secured Notes— The liabilities of each of EFH Corp. and EFCH currently exceed its assets as shown on its most recent balance sheet. If a court were to find that EFH Corp., EFCH or EFIH were insolvent before or after giving effect to the offering of the EFH Corp. Senior Secured Notes and did not receive reasonably equivalent value or fair consideration for the issuance of the EFH Corp. Senior Secured Notes or the incurrence of a guarantee or the pledge of the Collateral, as applicable, the court may void all or a portion of the obligations represented by the EFH Corp. Senior Secured Notes or the guarantee of the EFH Corp. Senior Secured Notes by EFCH or EFIH or the pledge of the Collateral by EFIH as a fraudulent conveyance.”

Subject to “—Certain Covenants—Restrictions on Permitted Asset Transfers,” each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1)(a) any sale, exchange or transfer (by merger, wind-up, consolidation or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or sale of all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture, except that the Guarantee by EFIH shall only be released and discharged as provided under “—Certain Covenants—Restrictions on Permitted Asset Transfers”;

(b) the release or discharge of the guarantee by such Guarantor that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Further, the Guarantee by EFCH shall automatically be released in connection with a Permitted Asset Transfer made in accordance with “—Certain Covenants—Restrictions on Permitted Asset Transfers” other than a merger, wind-up or consolidation of EFIH into the Issuer where EFCH continues to be a Subsidiary of the Issuer.

Holding Company Structure

The Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. Each of the Guarantors is also a holding company for its Subsidiaries. See “Risk Factors—Risks Related to Structure—EFH Corp. is a holding company and its obligations are structurally subordinated to existing and future liabilities and preferred stock of its subsidiaries.”

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee at its offices in Houston, Texas.

The Issuer will also maintain a registrar. The initial registrar is the Trustee at its offices in Houston, Texas. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued $115.5 million in aggregate principal amount of Notes on the Issue Date in the Exchange Offer. The Notes will mature on October 15, 2019. Subject to compliance with the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens,” the Issuer may issue additional Notes from time to time after the Issue Date under the Indenture (any such Notes, “Additional Notes”). The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the Notes” section include any Additional Notes that are actually issued.

Interest on the Notes will accrue at the rate of 9.75% per annum and will be payable semi-annually in arrears on each April 15 and October 15, to the Holders of record on the immediately preceding April 1 and October 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City of Houston and State of Texas or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in Houston, Texas will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under “—Repurchase at the Option of Holders.” The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to October 15, 2014.

At any time prior to October 15, 2014, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after October 15, 2014, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2014	104.875%
2015	103.250%
2016	101.625%
2017 and thereafter	100.000%

In addition, until October 15, 2012, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 109.750% of the aggregate principal amount thereof, plus accrued and unpaid interest to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original principal amount of any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and provided, further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed in the manner described under “—Repurchase at the Option of Holders—Selection and Notice.”

Security for the Notes

Collateral Trustee

EFIH has appointed The Bank of New York Mellon Trust Company, N.A. to serve as the collateral trustee (the “Collateral Trustee”) for the benefit of the holders of the Secured Debt Obligations outstanding from time to time.

The Security Documents provide that the Collateral Trustee is subject to such directions as may be given it by the Trustee and by any other Parity Lien Debt Representatives from time to time as required or permitted by the Indenture and the other Parity Lien Debt Documents. The relative rights with respect to control of the Collateral Trustee are specified in the collateral trust agreement dated as of November 16, 2009 by and among EFIH, the trustees for the Notes and the EFIH Notes, any other Parity Lien Debt Representatives, any Junior Lien Debt Representatives and the Collateral Trustee (the “Collateral Trust Agreement”). Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Debtholders, the Collateral Trustee will not be obligated:

(1) to act upon directions purported to be delivered to it by any other Person;

(2) to foreclose upon or otherwise enforce any Lien; or

(3) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

Collateral

The Indenture and the Security Documents provide that the Guarantee of the Notes by EFIH, together with any other Parity Lien Debt (which on the date of this prospectus includes the EFIH Notes, the EFIH 10% Notes and the 2020 Notes), are secured on an equal and ratable basis by first-priority security interests granted to the Collateral Trustee, in all of the following property of EFIH:

(1) any Equity Interests it owns on the date of this prospectus or may hereafter acquire in any Oncor Subsidiary and any promissory notes or other Indebtedness owed by, or other Investments in, any Oncor Subsidiary that it owns on the date of this prospectus or may hereafter acquire;

(2) all proceeds of, income and other payments (including, without limitation, dividends and distributions received) now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing, which, in the case of cash dividends and distributions received by EFIH from Oncor Holdings may be used by EFIH for any purpose not prohibited by the Indenture so long as no Event of Default and no event of default under any other Parity Lien Debt, including the EFIH Notes, the EFIH 10% Notes and the 2020 Notes, shall have occurred and be continuing; and

(3) any Asset Sale Cash Collateral Account established pursuant to the Indenture, the EFIH Indenture or the indenture pursuant to which the 2020 Notes were issued.

In addition, any Successor EFIH Company (including the Issuer, if EFIH is merged with and into the Issuer) will grant a first-priority security interest to the Collateral Trustee for the benefit of Holders of the Notes and holders of the other Parity Lien Debt and a second-priority security interest to the Collateral Trustee for the benefit of holders of Junior Lien Debt to the extent that such Successor EFIH Company holds any Equity Interests in, or Indebtedness of, or other Investments in, any Oncor Subsidiary following a Permitted Asset Transfer made in accordance with the covenants described under “—Certain Covenants—Restrictions on Permitted Asset Transfers” and “—Certain Covenants—Restrictions on Certain Investments in Oncor Subsidiaries and the Collateral.”

On the date of this prospectus, the Collateral consists of a pledge of all of the membership interests EFIH owns in Oncor Holdings. Oncor Holdings owns approximately 80% of Oncor Electric Delivery’s outstanding membership interests. On November 16, 2009, EFIH and the Collateral Trustee entered into a pledge agreement (the “Pledge Agreement”), whereby the Collateral was pledged in favor of the Collateral Trustee for the benefit of the Collateral Trustee, the trustees for the Notes and the EFIH Notes and the holders of the Notes and the EFIH Notes and the holders of any other Secured Debt Obligations issued in accordance with the Indenture and the EFIH Indenture (including the 2020 Notes). The Collateral does not consist of any assets of any Oncor Subsidiary. See “Risk Factors — Risks Related to the EFH Corp. Senior Secured Notes— The EFH Corp. Senior Secured Notes are secured only to the extent of the value of the assets that have been granted as security for EFIH’s guarantee of the EFH Corp. Senior Secured Notes”; “— Regulatory approvals may be required in order to enforce the security interests in the Collateral and to dispose of an interest in, or operational control of, the Collateral that secures EFIH’s guarantee of the EFH Corp. Senior Secured Notes”; “— In the event of EFH Corp.’s bankruptcy, the ability of the holders of the EFH Corp. Senior Secured Notes to realize upon the Collateral securing EFIH’s guarantee of the EFH Corp. Senior Secured Notes will be subject to certain bankruptcy law limitations”; and “— The value of the Collateral may be diluted if we issue additional debt that is secured equally and ratably by the same Collateral securing the guarantee by EFIH of the EFH Corp. Senior Secured Notes or if the Collateral is sold.”

No appraisal of the value of the Collateral was made in connection with the issuance of the Notes and the value of the Collateral in the event of liquidation will depend on many factors. Consequently, liquidating the Collateral may not produce proceeds in an amount sufficient to pay any amounts due on the Secured Debt Obligations, including the Notes.

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, the Collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay the Parity Lien Obligations, including the Notes. Any claim for the difference between the amount, if any, realized by Holders of the Notes from the sale of Collateral securing the Secured Debt Obligations will rank equally in right of payment with all of our other unsecured unsubordinated Indebtedness and other obligations, including trade payables.

So long as no Event of Default and no event of default under any other Parity Lien Debt, including the EFIH Notes, the EFIH 10% Notes and the 2020 Notes, shall have occurred and be continuing, and subject to certain terms and conditions, EFIH will be entitled to exercise any voting and other consensual rights pertaining to the Collateral (other than as set forth in the Pledge Agreement and the other Security Documents). The Pledge Agreement requires EFIH to deliver to the Collateral Trustee, for the Collateral Trustee to maintain in its possession, certificates, if any, evidencing the Collateral. Upon the occurrence and during the continuance of an Event of Default under the Notes, to the extent permitted by law and subject to the provisions of the Pledge Agreement, all of the rights of EFIH to exercise voting or other consensual rights with respect to the Collateral will cease, and all such rights will become vested in the Collateral Trustee, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights.

Certain bankruptcy limitations

The right of the Collateral Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against EFIH prior to the Collateral Trustee having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), a secured creditor such as the Collateral Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Trustee could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent Holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount at maturity of the obligations secured by the Collateral. There can be no assurance that the value of the Collateral will exceed the outstanding principal amount of the Notes and the other Parity Lien Debt Obligations, including the EFIH Notes, the EFIH 10% Notes and the 2020 Notes.

Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes and the other Parity Lien Debt Obligations, including the EFIH Notes, the EFIH 10% Notes and the 2020 Notes, the Holders of the Notes and the holders of the other Parity Lien Debt would hold secured claims to the extent of the value of the Collateral to which the Holders of the Notes and the holders of the other Parity Lien Debt are entitled, and unsecured claims with respect to any such shortfall.

Additional Parity Lien Debt

As of the date of this prospectus, $141,083,000 aggregate principal amount of EFIH Notes was outstanding, $2,180,000,000 aggregate principal amount of EFIH 10% Notes was outstanding and $1,060,757,000 aggregate principal amount of 2020 Notes was outstanding, all of which constitutes Parity Lien Debt and is secured by the Collateral on an equal and ratable basis with the Notes. The Indenture and the Security Documents provide that the Issuer and EFIH may incur additional Parity Lien Debt as permitted by the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens,” by issuing Additional Notes under the Indenture or under one or more additional indentures or incurring other Indebtedness secured by Parity Liens on the Collateral. All additional Parity Lien Debt will be secured equally and ratably with EFIH’s Guarantee of the Notes by Liens on the Collateral held by the Collateral Trustee for as long as EFIH’s Guarantee of the Notes is secured by the Collateral. The Collateral Trustee under the Collateral Trust Agreement will hold all Parity Liens in trust for the benefit of the Holders of the Notes, the EFIH Notes, the EFIH 10% Notes the 2020 Notes and the holders of any future Parity Lien Debt and all other Parity Lien Obligations. Additional Parity Lien Debt will be permitted to be secured by the Collateral only if such Parity Lien Debt and the related Parity Liens are permitted to be incurred under the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” The agent or representative of any Parity Lien Debt will become a party to the Security Documents by joinder agreement.

Future Junior Lien Debt

The Indenture and the Security Documents provide that the Issuer and EFIH may incur Junior Lien Debt in the future by issuing debt securities under one or more indentures, incurring Indebtedness under Credit Facilities or otherwise issuing or increasing a new Series of Secured Lien Debt secured by Junior Liens on the Collateral, such as the EFIH 11% Notes and the EFIH 11.750% Notes. Junior Lien Debt will be permitted to be secured by the Collateral only if such Junior Lien Debt and the related Junior Liens are permitted to be incurred under the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Certain Covenants—Liens.” The Collateral Trustee under the Collateral Trust Agreement will hold all Junior Liens in trust for the benefit of the holders of any Junior Lien Debt and all other Junior Lien Obligations. The agent or representative of any Junior Lien Obligations shall become a party to the Collateral Trust Agreement by joinder agreement.

Enforcement of Liens

If the Collateral Trustee at any time receives written notice stating that any event has occurred that constitutes a default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens thereunder, it will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee will await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Secured Debt Document as it may deem advisable to preserve and protect the value of the Collateral.

Until the Discharge of Parity Lien Obligations, the Holders of the Notes and the holders of other Parity Lien Obligations will have, subject to the exceptions set forth below in clauses (1) through (4), the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral (including, without limitation, the exclusive right to authorize or direct the Collateral Trustee to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral) and neither the provisions of the Security Documents relating thereto (other than in accordance with the Collateral Trust Agreement) nor any Junior Lien Representative or holder of Junior Lien Obligations, if any, may authorize or direct the Collateral Trustee with respect to such matters. Notwithstanding the foregoing, the holders of Junior Lien Obligations may direct the Collateral Trustee with respect to such matters:

(1) without any condition or restriction whatsoever, at any time after the Discharge of Parity Lien Obligations;

(2) to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Parity Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Parity Lien Obligations;

(3) as necessary to perfect or establish the priority (subject to Parity Liens) of the Junior Liens upon any Collateral; provided that, unless otherwise agreed to by the Collateral Trustee in the Security Documents, the holders of Junior Lien Obligations may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control (other than the Collateral Trustee as agent for the benefit of the Parity Lien Representative and holders of the Parity Lien Obligations agreeing pursuant to the Collateral Trust Agreement to act as bailee for the Collateral Trustee as agent for the benefit of the Junior Lien Representatives and holders of the Junior Lien Obligations); or

(4) as necessary to create, prove, preserve or protect (but not enforce) the Junior Liens upon any Collateral.

Both before and during an insolvency or liquidation proceeding until the Discharge of Parity Lien Obligations, none of the holders of Junior Lien Obligations, the Collateral Trustee (unless acting pursuant to an Act of Required Debtholders) or any Junior Lien Representative will be permitted to:

(1) request judicial relief, in an insolvency or liquidation proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Parity Lien Obligations in respect of the Parity Liens or that would limit, invalidate, avoid or set aside any Parity Lien or subordinate the Parity Liens to the Junior Liens or grant the Junior Liens equal ranking to the Parity Liens;

(2) oppose or otherwise contest any motion for (A) relief from the automatic stay or (B) any injunction against foreclosure or (C) any enforcement of Parity Liens, in each case made by any holder of Parity Lien Obligations or any Parity Lien Representative in any insolvency or liquidation proceeding;

(3) oppose or otherwise contest any lawful exercise by any holder of Parity Lien Obligations or any Parity Lien Representative of the right to credit bid Parity Lien Obligations at any sale of Collateral in the foreclosure of Parity Liens;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Parity Lien Obligations or any Parity Lien Representative relating to the lawful enforcement of any Parity Lien; or

(5) challenge the validity, enforceability, perfection or priority of the Parity Liens with respect to the Collateral.

Notwithstanding the foregoing, both before and during an insolvency or liquidation proceeding, the holders of Junior Lien Obligations or Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an insolvency or liquidation proceeding against EFIH in accordance with applicable law; provided the Collateral Trust Agreement provides that no holder of Junior Lien Obligations or Junior Lien Representative will be permitted to take any of the actions prohibited by clauses (1) through (5) of the preceding paragraph or oppose or contest any order that it has agreed not to oppose or contest under the provisions described under “—Insolvency or Liquidation Proceedings.”

At any time prior to the Discharge of Parity Lien Obligations and after (1) the commencement of any insolvency or liquidation proceeding in respect of EFIH or (2) the Collateral Trustee and each Junior Lien Representative have received written notice from any Parity Lien Representative stating that (A) any Series of Parity Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Parity Liens securing one or more Series of Parity Lien Debt have become entitled under any Parity Lien Document to and desire to enforce any or all of the Parity Liens by reason of a default under such Parity Lien Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by EFIH to the Collateral Trustee (other than distributions to the Collateral Trustee in respect of its fees under the Collateral Trust Agreement and for the benefit of the holders of Parity Lien Obligations), any Junior Lien Representative or any holder of Junior Lien Obligations (including, without limitation, payments and prepayments made for application to Junior Lien Obligations).

All proceeds of Collateral received by any Junior Lien Representative or any holder of Junior Lien Obligations in violation of the immediately preceding paragraph will be held by such Person in trust for the account of the holders of Parity Lien Obligations and remitted to any Parity Lien Representative upon demand by such Parity Lien Representative. The Junior Liens will remain attached to and, subject to the provisions described under “—Provisions of the Indenture Relating to Security—Ranking of Parity Liens,” enforceable against all proceeds so held or remitted. All proceeds of Collateral received by any Junior Lien Representative or any holder of Junior Lien Obligations not in violation of the immediately preceding paragraph will be received by such Person free from the Parity Liens.

Pursuant to the Public Utility Regulatory Act (“PURA”), Texas Utilities Code §§39.262(l) and 39.915 and, through October 10, 2012, to the Order on Rehearing in Public Utility Commission of Texas (“PUCT”) Docket No. 34077, the PUCT must approve any change in majority ownership, controlling ownership or operational control of Oncor Electric Delivery. As a result, prior to any foreclosure on the Collateral consisting of membership interests in Oncor Holdings, approval of the PUCT will be required if such foreclosure consists of a change in majority ownership or control of Oncor Holdings. Pursuant to PURA §§39.262(m) and 39.915(b), the PUCT will approve such a transfer if it finds that the transaction is in the public interest. In making its determination, these sections of PURA provide that the PUCT will consider whether the transaction will adversely affect the reliability of service, availability of service or cost of service of Oncor Electric Delivery. We cannot assure you that such approval will be granted and, if it is not granted, the Collateral Trustee may not be able to liquidate the Collateral consisting of membership interests and, accordingly, the Collateral Trustee may not be able to distribute any proceeds to Holders of the Notes upon such foreclosure. If the approval is granted, then PUCT approval would also be required with respect to any subsequent disposition of a majority or controlling interest in the membership interests of Oncor Holdings.

In addition, pursuant to the terms of an investor rights agreement among the Issuer, Oncor Holdings, Oncor Electric Delivery and the minority investor in Oncor Electric Delivery, a transfer of the Equity Interests in Oncor Holdings to a third party, including as a result of any enforcement of the Lien on the Collateral consisting of Equity Interests of Oncor Holdings or Oncor Electric Delivery, may give rise to a tag-along right of the minority investor(s) in Oncor Electric Delivery to participate in that transfer on a pro rata basis.

Waiver of Right of Marshalling

The Collateral Trust Agreement provides that, prior to the Discharge of Parity Lien Obligations, the holders of Junior Lien Obligations, each Junior Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Parity Lien Obligations and the Parity Lien Representatives (in their capacity as senior or priority lienholders) with respect to the Collateral. Following the Discharge of Parity Lien Obligations, the holders of Junior Lien Obligations and any Junior Lien Representative may assert their right under the Uniform Commercial Code or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Parity Lien Obligations.

Insolvency or Liquidation Proceedings

If in any insolvency or liquidation proceeding and prior to the Discharge of Parity Lien Obligations, the holders of Parity Lien Obligations by an Act of Required Debtholders consent to any order:

(1) for use of cash collateral;

(2) approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Parity Liens upon any property of the estate in such insolvency or liquidation proceeding;

(3) granting any relief on account of Parity Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Parity Lien Obligations in the Collateral; or

(4) relating to a sale of assets of EFIH that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Parity Liens and Junior Liens will attach to the proceeds of the sale;

then, the holders of Junior Lien Obligations and the Junior Lien Representatives will not oppose or otherwise contest the entry of such order; provided, that the holders of Junior Lien Obligations or a Junior Lien Representative may request the grant to the Collateral Trustee, for the benefit of the holders of Junior Lien Obligations and the Junior Lien Representatives, of a Junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Parity Lien Obligations, co-extensive in all respects with, but subordinated, as provided in the provisions described under “—Provisions of the Indenture Relating to Security—Ranking of Parity Liens,” to, such Lien and all Parity Liens on such property. The holders of Parity Lien Obligations (including the Holders of the Notes) and the Parity Lien Representatives (including the Trustee) will agree not to oppose or otherwise contest in any respect any request made by the Junior Lien Representatives for a Junior Lien pursuant to the proviso to the preceding sentence.

Notwithstanding the foregoing, both before and during an insolvency or liquidation proceeding, the holders of Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of insolvency or liquidation proceedings against EFIH in accordance with applicable law; provided that the Collateral Trust Agreement provides that no holder of Junior Lien Obligations or Junior Lien Representative will be permitted to take any of the actions prohibited under the third and fourth paragraphs of the provisions described under “—Enforcement of Liens,” or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.

Neither the holders of Junior Lien Obligations nor any Junior Lien Representative will file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, except that:

(1) they may freely seek and obtain relief granting a Junior Lien co-extensive in all respects with, but subordinated, as provided in the provisions described under “—Provisions of the Indenture Relating to Security—Ranking of Parity Liens,” to, all Liens granted in such insolvency or liquidation proceeding to, or for the benefit of, the holders of Parity Lien Obligations; and

(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Parity Lien Obligations.

Order of Application

The Collateral Trust Agreement provides that if any Collateral is sold or otherwise realized upon by the Collateral Trustee in connection with any foreclosure, collection or other enforcement of Liens granted to the Collateral Trustee in the Security Documents, the proceeds received by the Collateral Trustee from such foreclosure, collection or other enforcement will be distributed by the Collateral Trustee in the following order of application:

FIRST, to the payment of all amounts payable under the Collateral Trust Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document;

SECOND, ratably to the respective Parity Lien Representatives for application, after payment of any fees and expenses (including but not limited to, attorney’s fees and expenses) of such Parity Lien Representative, to the payment of all outstanding Notes and other Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the relevant Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Notes and other Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the relevant Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt);

THIRD, to the respective Junior Lien Representatives for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are then due and payable in such order as may be provided in the Junior Lien Documents in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt); and

FOURTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to EFIH, or its successors or assigns, or as a court of competent jurisdiction may direct.

If any Junior Lien Representative or any holder of a Junior Lien Obligation collects or receives any proceeds in respect of any foreclosure, collection or other enforcement to which it was not entitled pursuant to the terms of the immediately preceding paragraphs, whether after the commencement of an insolvency or liquidation proceeding or otherwise, such Junior Lien Representative or such holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee to be applied in accordance with the provisions set forth in the immediately preceding paragraphs. Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, in trust for the benefit of the holders of the Parity Lien Obligations. These provisions will not apply to payments received by any holder of Junior Lien Obligations if such payments are not proceeds of, or the result of a realization upon, Collateral.

The provisions set forth above under this “Order of Application” caption are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Debt Obligations, each present and future Secured Debt Representative and the Collateral Trustee as holder of Parity Liens and Junior Liens. The Issuer and EFIH will be required to cause the Secured Debt Representative of each future Series of Secured Lien Debt to deliver a joinder to the Collateral Trust Agreement, including a Lien Sharing and Priority Confirmation, to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Lien Debt.

In connection with the application of proceeds in accordance with the provisions set forth above under this “Order of Application” caption, except as otherwise directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

Release of Security Interests

The Security Documents provide that the Collateral will be released:

1. in whole, upon (a) payment in full of all outstanding Secured Debt Obligations at the time such debt is paid in full and (b) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization in an account maintained by the Collateral Trustee (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents; provided that the Issuer has delivered an Officer’s Certificate to the Collateral Trustee certifying that the conditions described in this paragraph 1. have been met and that such release of the Collateral does not violate the terms of any applicable Secured Debt Document;

2. with respect to the Note Obligations only, upon satisfaction and discharge of the Indenture as set forth under “—Satisfaction and Discharge”;

3. with respect to the Note Obligations only, upon a Legal Defeasance or Covenant Defeasance as set forth under “—Legal Defeasance and Covenant Defeasance”;

4. with respect to the Note Obligations only, upon payment in full of the Notes and all other Note Obligations that are outstanding, due and payable at the time the Notes are paid in full;

5. with respect to any Secured Debt Obligations (other than Note Obligations) only, upon payment in full of such Secured Lien Debt and all other Secured Debt Obligations in respect thereof that is outstanding, due and payable at the time such Secured Lien Debt is paid in full;

6. as to a release of all or substantially all of the Collateral, if (a) consent to the release of that Collateral has been given by holders of 66 2/3% of the aggregate principal amount of Parity Lien Debt at the time outstanding voting together as one class, as provided for in the applicable Secured Debt Documents; provided that if an Event of Default under the Notes or an event of default with respect to any other Secured Lien Debt has occurred and is continuing at the time of the solicitation of any such consent, the consent of holders of 66 2/3% of the aggregate principal amount of Secured Lien Debt at the time outstanding voting together as one class shall also be required, and (b) EFIH has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained and that such release of the Collateral does not violate the terms of any applicable Secured Debt Document;

7. as to a release of less than all or substantially all of the Collateral, if (A) consent to the release of all Parity Liens (or, at any time after the Discharge of Parity Lien Obligations, consent to the release of all Junior Liens) on such Collateral has been given by holders of a majority of the aggregate principal amount of Parity Lien Debt at the time outstanding voting as one class, as provided for in the Parity Lien Documents (or, at any time after the Discharge of Parity Lien Obligations, holders of a majority of the aggregate principal amount of the Junior Lien Debt at the time outstanding voting together as one class, as provided for in the Junior Lien Documents) and (B) EFIH has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained and that such release of the Collateral does not violate the terms of any applicable Secured Debt Document;

8. as to any Collateral that is sold, transferred or otherwise disposed of by EFIH in a transaction or other circumstance that is not prohibited by the terms of any applicable Secured Debt Document, at the time of, or immediately prior to, such sale, transfer or other disposition; provided that EFIH has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such sale, transfer or other disposition does not violate the terms of any applicable Secured Debt Document; or

9. with respect to the Note Obligations only, in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions described under “—Amendment, Supplement and Waiver,” and upon delivery of instructions and any other documentation, in each case as required by the Indenture and the Security Documents, in a form satisfactory to the Collateral Trustee.

Upon compliance by EFIH with the conditions precedent set forth above, the Collateral Trustee will promptly cause to be released and reconveyed to EFIH the released Collateral.

Amendment

The Collateral Trust Agreement provides that no amendment or supplement to the provisions of the Collateral Trust Agreement or any other Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Debtholders, except that:

(1) any amendment or supplement that has the effect solely of (a) adding or maintaining Collateral, securing additional Secured Lien Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein, (b) curing any ambiguity, defect or inconsistency; (c) providing for the assumption of the obligations of EFIH under any Security Document in the case of a merger or consolidation or sale of all or substantially all of the assets of EFIH; or (d) making any change that would provide any additional rights or benefits to the holders of Secured Debt Obligations, the Secured Debt Representatives or the Collateral Trustee or that does not adversely affect the legal rights under any Secured Debt Document of any holder of Secured Debt Obligations, the Secured Debt Representatives or the Collateral Trustee, will, in each case, become effective when executed and delivered by EFIH and the Collateral Trustee;

(2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Debt Obligations:

(a) to vote its outstanding Secured Lien Debt as to any matter described as subject to an Act of Required Debtholders or direction by the Required Parity Lien Debtholders or Required Junior Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders,” “Required Parity Lien Debtholders” or “Required Junior Lien Debtholders”);

(b) to share in the order of application described under “—Order of Application” in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described under “—Release of Security Interests”; or

(c) to require that Liens securing Secured Debt Obligations be released only as set forth in the provisions described under “—Release of Security Interests,”

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Lien Debt so affected under the applicable Secured Debt Documents; and

(3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee, as determined by the Collateral Trustee in its sole discretion, or any Secured Debt Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.

Notwithstanding the foregoing clause (1), but subject to clauses (2) and (3) above:

(1) any Security Document that secures Junior Lien Obligations (but not Parity Lien Obligations) may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Junior Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of the Collateral Trust Agreement or the other Parity Lien Documents; and

(2) any amendment or waiver of, or any consent under, any provision of the Collateral Trust Agreement or any other Security Document that secures Parity Lien Obligations (except any such amendment, waiver or consent that releases Collateral with respect to which any consent of holders of Junior Lien Debt is required pursuant to the Collateral Trust Agreement, which will be governed by the provisions set forth above) will apply automatically to any comparable provision of any comparable Junior Lien Document without the consent of or notice to any holder of Junior Lien Obligations and without any action by the Issuer or EFIH or any Holder of Notes or holder of other Junior Lien Obligations.

Voting

In connection with any matter under the Collateral Trust Agreement requiring a vote of holders of Secured Lien Debt, each Series of Secured Lien Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Lien Debt. The amount of Secured Lien Debt to be voted by a Series of Secured Lien Debt will equal (1) the aggregate outstanding principal amount of Secured Lien Debt held by such Series of Secured Lien Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Lien Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Lien Debt will vote the total amount of Secured Lien Debt under that Series of Secured Lien Debt as a block in respect of any vote under the Collateral Trust Agreement.

Provisions of the Indenture Relating to Security

Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt

The Indenture provides that, notwithstanding:

(1) anything contained in the Collateral Trust Agreement or in any other Security Documents;

(2) the time of incurrence of any Series of Parity Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Parity Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

all Parity Liens granted at any time by EFIH will secure, equally and ratably, all present and future Parity Lien Obligations.

The foregoing section is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens.

Ranking of Parity Liens

The Indenture requires the Junior Lien Documents, if any, to provide that, notwithstanding:

(1) anything to the contrary contained in the Security Documents;

(2) the time of incurrence of any Series of Parity Lien Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

all Junior Liens at any time granted by EFIH will be subject and subordinate to all Parity Liens securing Parity Lien Obligations.

The Indenture also requires the Junior Lien Documents, if any, to provide that the provisions described in the foregoing clauses (1) through (7) are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens.

Relative Rights

The Indenture requires that nothing in the Junior Lien Documents will:

(1) impair, as between EFIH and the Holders of the Notes, the obligation of EFIH to pay principal, premium, if any, and interest on the Notes in accordance with the terms of its Guarantee thereof or any other obligation of EFIH under the Indenture;

(2) affect the relative rights of Holders of Notes as against any other creditors of EFIH (other than holders of Junior Liens or other Parity Liens);

(3) restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions described under “—Security for the Notes—Enforcement of Liens” or “—Security for the Notes—Insolvency or Liquidation Proceedings”);

(4) restrict or prevent any Holder of Notes or holder of other Parity Lien Obligations, the Collateral Trustee or any other Person from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the provisions described under “—Security for the Notes—Enforcement of Liens” or “—Security for the Notes—Insolvency or Liquidation Proceedings”; or

(5) restrict or prevent any Holder of Notes or holder of other Parity Lien Obligations, the Trustee, the Collateral Trustee or any other Person from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the provisions described under “—Security for the Notes—Enforcement of Liens” or “—Security for the Notes—Insolvency or Liquidation Proceedings.”

Further Assurances

The Indenture and the Security Documents provide that EFIH, at its own expense, will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Debt Representatives and holders of Secured Debt Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents.

Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, EFIH, at its own expense, will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the holders of Secured Debt Obligations.

Impairment of Security Interest

The Pledge Agreement provides that EFIH will not take or omit to take any action which would or could reasonably be expected to have the result of materially adversely affecting or impairing the Liens in favor of the Collateral Trustee, the Trustee and the holders of the Notes with respect to the Collateral. EFIH shall not grant to any Person, or permit any Person to retain (other than the Collateral Trustee), any interest whatsoever in the Collateral, other than pursuant to clause (3) of the definition of “Permitted Liens.” The Issuer and its Restricted Subsidiaries (including EFIH) will not enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by the Indenture, the Notes and the Security Documents. EFIH shall, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee shall reasonably request, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Pledge Agreement or any other Security Document.

After-Acquired Property

Promptly following the acquisition by EFIH of any Equity Interests in any Oncor Subsidiary or any Indebtedness of, or other Investments in, any Oncor Subsidiary or any property or assets required to be pledged as Collateral pursuant to the covenant described under “—Repurchase at the Option of Holders—Asset Sales” or any Equity Interests in or any Indebtedness of, or other Investments in, any Successor Oncor Business, EFIH will execute and deliver such security instruments, pledges, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Trustee a perfected first-priority security interest in such Equity Interests, Indebtedness or other Investments or property or assets and to have such Equity Interests, Indebtedness or other Investments or property or assets added to the Collateral and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such Equity Interests, Indebtedness or other Investments or property or assets to the same extent and with the same force and effect.

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption” and will redeem all of the outstanding Notes pursuant thereto, the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that the Holders whose Notes are being repurchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and

(8) the other instructions, as determined by the Issuer, consistent with the covenant described under this “—Repurchase at the Option of Holders—Change of Control” section, that a Holder must follow.

Any proceeds received by the Issuer or its Restricted Subsidiaries from a sale, conveyance or disposition of Collateral or other Oncor-related Assets that constitutes a Change of Control shall be subject to a perfected security interest for the benefit of the holders of the Secured Debt Obligations until consummation of the Change of Control Offer.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The TCEH Senior Secured Facilities, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under the TCEH Senior Secured Facilities, we could seek a waiver of such default or seek to refinance the TCEH Senior Secured Facilities. In the event we do not obtain such a waiver or refinance the TCEH Senior Secured Facilities, such default could result in amounts outstanding under the TCEH Senior Secured Facilities being declared due and payable and could cause a Receivables Facility to be wound down. Additionally, the terms of the Notes, certain series of the Existing Notes and the 2020 Notes provide that certain change of control events with respect to the Issuer (including a Change of Control under the Indenture) would result in the Issuer being required to offer to repurchase such Notes, Existing Notes of the relevant series and/or 2020 Notes.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. As discussed above, a change in control of EFIH would require regulatory approval by the PUCT under the public interest standard and, through October 10, 2012, the PUCT order. As of the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to engage in such a transaction in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” Such restrictions in the Indenture can be waived with the consent of the Holders of a majority in principal amount of the outstanding Notes. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes, subject to certain exceptions, a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the outstanding Notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2)(A) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) except in the case of an Asset Sale of Collateral, any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or that are owed to the Issuer or an Affiliate of the Issuer, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all applicable creditors in writing,

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value; provided that the aggregate fair market value of Designated Non-cash Consideration received by EFIH after the Issue Date in respect of Asset Sales of Collateral shall not exceed $400.0 million, shall be deemed to be cash for purposes of this clause (A) and for no other purpose; and

(B) any consideration received by EFIH from an Asset Sale of Collateral shall be concurrently pledged as Collateral for the benefit of the Holders of the Notes and holders of the other Secured Debt Obligations; provided that to the extent such consideration is received by EFIH in cash, it shall be held in an Asset Sale Cash Collateral Account pending the application of such cash consideration pursuant to this covenant.

In respect of Net Proceeds received by the Issuer or any Restricted Subsidiary from Asset Sales (other than an Asset Sale of Collateral or other Oncor-related Assets), within 450 days after the receipt of any Net Proceeds of any such Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under Senior Indebtedness which is Secured Indebtedness permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto); provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “—Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or otherwise by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any;

(c) Obligations under any Existing Notes with a maturity prior to October 15, 2019; provided that, at the time of, and after giving effect to, such repurchase, redemption or defeasance, the aggregate amount of Net Proceeds used to repurchase, redeem or defease such Existing Notes pursuant to this subclause (c) following the Issue Date shall not exceed 3.5% of Total Assets at such time; or

(d) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any Affiliate thereof);

provided that, if an offer to purchase any Indebtedness of TCEH or any of its Restricted Subsidiaries is made in accordance with the terms of such Indebtedness, the obligation to permanently reduce Indebtedness of a Restricted Subsidiary will be deemed to be satisfied to the extent of the amount of the offer, whether or not accepted by the holders thereof, and no Net Proceeds in the amount of such offer will be deemed to exist following such offer;

(2) to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an Investment in (a) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) (and reinvest within the later of 450 days from the date of receipt of Net Proceeds and 180 days of receipt of such commitment), and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within the later of (a) 180 days of such cancellation or termination or (b) the initial 450-day period; provided further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Notwithstanding the preceding paragraph, to the extent that regulatory approval is necessary for an asset purchase or investment, or replacement, repair or restoration on any asset or investment, then the Issuer or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with the preceding paragraph.

Any Net Proceeds from Asset Sales (other than Asset Sales of Collateral or other Oncor-related Assets) that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer and/or any of its Restricted Subsidiaries shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer and/or any of its Restricted Subsidiaries will commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer and/or any of its Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Senior Indebtedness will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Additionally, the Issuer and/or any of its Restricted Subsidiaries may, at its/their option, make an Asset Sale Offer using proceeds from any Asset Sale (other than Asset Sales of Collateral or other Oncor-related Assets) at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

In respect of Net Proceeds received by the Issuer or any Restricted Subsidiary (including EFIH) from Asset Sales of Collateral or other Oncor-related Assets, within 450 days after the receipt by the Issuer or any Restricted Subsidiary of any Net Proceeds of any such Asset Sale, the Issuer or such Restricted Subsidiary shall be required to deposit the Net Proceeds from such Asset Sale into an Asset Sale Cash Collateral Account that is subject to a perfected security interest for the benefit of the holders of Secured Lien Debt to be held solely for the purpose of repayment of principal, premium, if any, and interest on, and/or to repay, prepay or repurchase, the Notes and other Parity Lien Obligations as described in the following clauses (1) and (2),

(1) to repay or prepay Parity Lien Debt (other than the Notes) (and, in the case of revolving loans and other similar obligations, permanently reduce the commitment thereunder) on a pro rata basis, but only up to an aggregate principal amount equal to such Net Proceeds to be used to repay Indebtedness pursuant to this clause (1) multiplied by a fraction, the numerator of which is the aggregate outstanding principal amount of such Parity Lien Debt and the denominator of which is the aggregate outstanding principal amount of all Parity Lien Debt (including the Notes), in each case based on amounts outstanding on the date of closing of such Asset Sale; provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for a Collateral Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof plus the amount of accrued and unpaid interest, if any; or

(2) to repay or repurchase any EFIH Notes or other Parity Lien Debt of EFIH.

Notwithstanding the preceding paragraph, in the event that regulatory approval is necessary for an Investment in any Oncor Subsidiary, then the Issuer or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with the preceding paragraph.

Any Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, the Issuer and/or any of its Restricted Subsidiaries shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Parity Lien Debt, to the holders of such Parity Lien Debt (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Parity Lien Debt that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer and/or any of its Restricted Subsidiaries will commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within 10 Business Days after the date that Collateral Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Parity Lien Debt tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Issuer and/or any of its Restricted Subsidiaries may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture and the terms of such Parity Lien Debt. If the aggregate principal amount of Notes or the Parity Lien Debt surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Notes and such Parity Lien Debt will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Parity Lien Debt tendered. Additionally, the Issuer and/or any of its Restricted Subsidiaries may, at its/their option, make a Collateral Asset Sale Offer using proceeds from any Asset Sale of Collateral or other Oncor-related Assets at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Collateral Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Collateral Excess Proceeds and the Issuer and its Restricted Subsidiaries may use any remaining Net Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture; provided, however, that any Net Proceeds that represents proceeds of Collateral or other Oncor-related Assets shall be deposited and held in an Asset Sale Cash Collateral Account that is subject to a perfected security interest for the benefit of the Holders of the Notes and the holders of the other Secured Debt Obligations pending final application thereof in accordance with this covenant. For the avoidance of doubt, final application of Net Proceeds that represent proceeds of Collateral or other Oncor-related Assets includes, without limitation, the consummation of a Collateral Asset Sale Offer.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer or a Collateral Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less can be redeemed in part.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. The notice will also state any conditions applicable to a redemption.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption but such redemption may be subject to one or more conditions precedent. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)(A) with respect to any Restricted Payment by the Issuer or any Restricted Subsidiary of the Issuer (other than TCEH and its Restricted Subsidiaries) immediately after giving effect to such transaction on a pro forma basis, the Restricted Payment Coverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment would have been at least 2.00 to 1.00 or (B) with respect to a Restricted Payment by TCEH or any Restricted Subsidiary of TCEH, immediately after giving effect to such transaction on a pro forma basis, TCEH could incur at least $1.00 of additional Indebtedness under the provisions of clause (ii) of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a)(A) with respect to a Restricted Payment by the Issuer or any Restricted Subsidiary of the Issuer (other than TCEH and its Restricted Subsidiaries) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning October 11, 2007, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit or (B) with respect to a Restricted Payment by TCEH or any Restricted Subsidiary of TCEH, 50% of the Consolidated Net Income of TCEH for the period (taken as one accounting period) beginning October 11, 2007, to the end of TCEH’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after the Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i)(A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the capital of the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock (as defined below), (W) Equity Interests or debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (Y) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following the Closing Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments (other than Restricted Investments in any Oncor Subsidiary or Successor Oncor Business) made by the Issuer or its Restricted Subsidiaries after the Closing Date and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries after the Closing Date; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than (x) to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph, (y) to the extent such Investment constituted a Permitted Investment or (z) an Investment in the Oncor Subsidiaries or any Successor Oncor Business) or a distribution or dividend from an Unrestricted Subsidiary after the Closing Date (other than distributions or dividends from the Oncor Subsidiaries or any Successor Oncor Business, except to the extent such distributions or dividends were received prior to the Issue Date and exceeded the aggregate amount of Investments in the Oncor Subsidiaries then outstanding under clauses (7) and (11) of the next succeeding paragraph and clauses (8) and (13) of the definition of “Permitted Investments”; and to the extent that the amount of such distributions or dividends did not exceed such aggregate amount of Investments then outstanding under such clauses, the amount of such Investments then outstanding under any of such clauses shall be reduced by the amount of such distributions or dividends received); plus

(e) in the case of the redesignation of an Unrestricted Subsidiary (other than the Oncor Subsidiaries or any Successor Oncor Business) as a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $200.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

As of December 31, 2011, the Issuer would have had approximately $1.5 billion available for Restricted Payments under clause (3) above.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or a Guarantor or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the capital of the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Issuer or any of its direct or indirect parent companies in connection with the Transactions; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $25.0 million (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $75.0 million in any calendar year (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer)); provided, further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Closing Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6)(a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Closing Date;

(b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Closing Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Restricted Payment Coverage Ratio for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment would have been at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed (A) 1.5% of Total Assets at the time of such Investment and (B) to the extent invested in any of the Oncor Subsidiaries or any Successor Oncor Business, $500.0 million;

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after the Closing Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments in an aggregate amount equal to the amount of Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 2.0% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment made as part of or in connection with the Transactions (including payments made after the Closing Date in respect of the Issuer’s and its Subsidiaries’ long-term incentive plan or in respect of tax gross-ups or other deferred compensation) and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer, Asset Sale Offer or Collateral Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent company in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; or

(16) the spin-off by the Issuer of the Equity Interests of EFIH in a Permitted Asset Transfer made in accordance with the covenant described under “—Restrictions on Permitted Asset Transfers”;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (7) and (11), no Default shall have occurred and be continuing or would occur as a consequence thereof.

On the date of this prospectus, all of the Issuer’s Subsidiaries (other than the Oncor Subsidiaries, Comanche Peak Nuclear Power Company, Nuclear Energy Future Holdings LLC and Nuclear Energy Future Holdings II LLC) are Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Notwithstanding the foregoing provisions of this covenant, the Issuer will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on, or in respect of, the Issuer’s Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Issuer or any direct or indirect parent of the Issuer for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or guarantee any Indebtedness of any Affiliate of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, in each case by means of utilization of the cumulative Restricted Payment credit provided by the first paragraph of this covenant, or the exceptions provided by clauses (1), (7) or (11) of the second paragraph of this covenant or clauses (8), (10) or (13) of the definition of “Permitted Investments,” unless (x) at the time and after giving effect to such payment, the Consolidated Leverage Ratio of the Issuer would be equal to or less than 7.00 to 1.00 and (y) such payment is otherwise in compliance with this covenant.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that (i) the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries (other than TCEH and its Restricted Subsidiaries) may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 and (ii) TCEH or any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for TCEH and its Restricted Subsidiaries most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under (x) Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $26,500.0 million outstanding at any one time and (y) any Collateral Posting Facility;

(2) the incurrence (w) by the Issuer or any Guarantor of Indebtedness represented by the Notes issued on the Issue Date (including any Guarantees thereof), (x) by EFIH of Indebtedness represented by the EFIH Notes issued on the Issue Date, (y) by the Issuer or EFIH of any Additional Notes or additional EFIH Notes, as applicable, to be issued after the Issue Date (including any guarantees thereof) and (z) by the Issuer or any Guarantor of any other Indebtedness; provided that the aggregate principal amount of Indebtedness incurred under this clause (2), together with refinancings thereof, shall not exceed $4.0 billion; and provided, further that the aggregate amount of Indebtedness that may be incurred under this clause (2) shall be reduced by an amount equal to the amount of Parity Lien Debt repaid using the Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”;

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2)), including the Existing Notes (including any PIK interest which may be paid with respect thereto and guarantees thereof);

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations, so long as such Indebtedness (except Environmental CapEx Debt) exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness (other than intercompany loans from TCEH and its Subsidiaries required to be unsubordinated by the terms of any Indebtedness of TCEH or such Subsidiaries) owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor (other than intercompany loans from TCEH and its Subsidiaries required to be unsubordinated by the terms of any Indebtedness of TCEH or such Subsidiaries), such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) Hedging Obligations; provided that (i) other than in the case of commodity Hedging Obligations, such Hedging Obligations are not entered into for speculative purposes (as determined by the Issuer in its reasonable discretion acting in good faith) and (ii) in the case of speculative commodity Hedging Obligations, such Hedging Obligations are entered into in the ordinary course of business and are consistent with past practice;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12)(a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the Issuer since immediately after the Closing Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,750.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

and, provided, further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Obligations under Credit Facilities secured by Permitted Liens; and, provided, further that with respect to any pollution control revenue bonds or similar instruments, the maturity of any series thereof shall be deemed to be the date set forth in any instrument governing such Indebtedness for the remarketing of such Indebtedness;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition or merger, either

(a) in the case of an acquisition by or merger with the Issuer or any of its Restricted Subsidiaries other than TCEH and its Restricted Subsidiaries, either (A) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (i) of the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or (B) such Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries is greater than immediately prior to such acquisition or merger; or

(b) in the case of an acquisition by or merger with TCEH or any of its Restricted Subsidiaries, either (A) TCEH would be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (ii) of the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or (B) such Fixed Charge Coverage Ratio of TCEH and its Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17)(a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with the covenant described under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business; and

(19) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments.”

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (19) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above;

provided that all Indebtedness outstanding under the TCEH Senior Secured Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Issuer will not, and will not permit any Guarantor that is a Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor that is a Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and any related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or any Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens;

except that the foregoing shall not apply to (a) Liens securing Indebtedness permitted to be incurred pursuant to clause (2) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that the Notes or any related Guarantee are secured on at least an equal and ratable basis as such Indebtedness, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (c) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur would be no greater than 5.0 to 1.0. Any Lien which is granted to secure the Notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the Notes.

Notwithstanding the foregoing, the Issuer will not, and will not permit EFIH to, directly or indirectly, create, incur, assume or suffer to exist any Lien on the Collateral (other than a Permitted Lien described under clause (3) of the definition of “Permitted Liens”), or any income or profits therefrom, or assign or convey any right to receive income therefrom except:

(1) Liens on the Collateral securing up to $4.0 billion in aggregate principal amount of Parity Lien Debt (including the Notes, any Additional Notes, the EFIH Notes, the EFIH 10% Notes, any additional EFIH Notes and any guarantees of any of the foregoing and/or other Indebtedness incurred pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”); provided that such amount shall be reduced by an amount equal to the amount of Parity Lien Debt repaid using the Net Proceeds from Asset Sales of Collateral or other Oncor-related Assets in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; and

(2) Junior Liens on the Collateral securing Junior Lien Debt permitted to be incurred pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation, wind-up or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes, the Indenture and the Security Documents, to the extent the Issuer is a party thereto, pursuant to a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of the Successor Company or the Issuer, as the case may be), as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (i) of the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) such Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by a supplemental indenture confirmed that its Guarantee and any Security Documents to which it is a party shall apply to such Person’s obligations under the Indenture and the Notes; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, wind-up, merger or transfer and such supplemental indenture, if any, comply with the Indenture and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply with the applicable provisions of the Indenture;

provided, that for the purposes of this covenant only, neither (A) the first to occur of a Permitted Asset Transfer or a TCEH Transfer (excluding a Permitted Asset Transfer consisting of a merger of EFIH with and into the Issuer for the purpose of determining the first to occur of a Permitted Asset Transfer or a TCEH Transfer) nor (B) a transaction meeting the requirements of the proviso to clause (3) under the definition of “Change of Control” will be deemed to be a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer and its Subsidiaries under the Indenture. For the avoidance of doubt, (1) the Issuer may therefore consummate the first to occur of a Permitted Asset Transfer made in accordance with the covenant described under “—Certain Covenants—Restrictions on Permitted Asset Transfers” and a TCEH Transfer made in accordance with the covenant described under “—Restrictions on TCEH Transfers,” in either case, without complying with this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant (excluding a Permitted Asset Transfer consisting of a merger of EFIH with and into the Issuer for the purpose of determining the first to occur of a Permitted Asset Transfer or a TCEH Transfer), (2) the Issuer or any of its Restricted Subsidiaries may consummate a transaction meeting the requirements of the proviso to clause (3) under the definition of “Change of Control” without complying with this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant and (3) the determination in the preceding proviso shall not affect the determination of what constitutes all or substantially all the assets of the Issuer and its Subsidiaries under any other agreement to which the Issuer is a party.

The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture and the Notes. Notwithstanding clauses (3) and (4) of the first paragraph of this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant,

(1) any Restricted Subsidiary (other than EFIH) may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in a State of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Notwithstanding the foregoing, EFIH may merge with and into the Issuer in a Permitted Asset Transfer in accordance with the covenant described under “—Restrictions on Permitted Asset Transfers.”

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, and except in the case of a Permitted Asset Transfer made in accordance with “—Restrictions on Permitted Asset Transfers,” no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)(a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation, wind-up or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee and any Security Documents to which such Guarantor is a party pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, wind-up, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, (i) any Guarantor may convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, and any Guarantor (other than EFIH) may (A) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer or (B) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof and (ii) EFIH may merge with and into the Issuer in a Permitted Asset Transfer in accordance with the covenant described under “—Restrictions on Permitted Asset Transfers.”

Restrictions on Permitted Asset Transfers

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate a Permitted Asset Transfer unless:

(1) in the case of a Permitted Asset Transfer described in clause (2) of the definition of “Permitted Asset Transfer” or a Permitted Asset Transfer described in clause (1) of the definition of “Permitted Asset Transfer” by way of merger, wind-up or consolidation, the Person to which such sale, assignment, transfer, conveyance or other disposition of all of the Equity Interests of, and other Investments in, any Oncor Subsidiary and all other Collateral held by EFIH has been made is a corporation organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (such Person being herein called the “Successor EFIH Company”); provided that the Successor EFIH Company may not be an Oncor Subsidiary;

(2) the Successor EFIH Company or, in the case of a Permitted Asset Transfer described in clause (1) of the definition of “Permitted Asset Transfer,” EFIH and, to the extent the Successor EFIH Company is not a corporation, a Subsidiary of EFIH or the Successor EFIH Company, as the case may be, that is a co-obligor and a corporation organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof, has assumed all the obligations of the Issuer and EFIH under the Notes and the Indenture (except in the case of a Permitted Asset Transfer consisting of a merger of EFIH with and into the Issuer, pursuant to a supplemental indenture, a form of which will be contained in an annex to the Indenture (the “Permitted Transfer Supplemental Indenture”)), the Security Documents to which the Issuer or EFIH is a party pursuant to agreements, in each case, reasonably satisfactory to the Trustee and the Collateral Trustee;

(3) immediately after such transaction no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of the Successor EFIH Company or EFIH, as the case may be) as if the same had occurred at the beginning of the applicable four-quarter period, either:

(a) the Successor EFIH Company, or EFIH, as the case may be, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the fixed charge coverage ratio test set forth in the Permitted Transfer Supplemental Indenture; or

(b) the fixed charge coverage ratio (as defined in the Permitted Transfer Supplemental Indenture) for the Successor EFIH Company and its Restricted Subsidiaries or EFIH and its Restricted Subsidiaries, as the case may be, would be greater than such fixed charge coverage ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) except in the case of a Permitted Asset Transfer consisting of a merger of EFIH with and into the Issuer, the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agency at the time of the first notice of such Permitted Asset Transfer, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of a Permitted Asset Transfer or the intention of the Issuer or any Subsidiary thereof to effect a Permitted Asset Transfer and ending on the date 60 days after such public notice relative to the rating at the start of such period; and

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions, exclusions and qualifications, the existing Security Documents, or to the extent that a Permitted Asset Transfer pursuant to clause (1) of the definition of “Permitted Asset Transfer” by way of merger, wind-up or consolidation or pursuant to clause (2) of the definition of “Permitted Asset Transfer” is being consummated, any new or amended Security Documents to be entered into by the Successor EFIH Company, are enforceable obligations of EFIH or the Successor EFIH Company, as the case may be, create a legally valid and enforceable security interest in the Collateral in favor of the Collateral Trustee for the benefit of the Holders of the Notes and the other Secured Debt Obligations, and that the security interests in the Collateral created by the Security Documents have been perfected.

The Permitted Transfer Supplemental Indenture will amend the definitions, covenants, events of default and other terms of the Indenture. The amended terms will be substantially similar to the terms of the EFIH Notes. For the avoidance of doubt, calculations under the Permitted Transfer Supplemental Indenture from and after the Permitted Asset Transfer will be made in accordance with the calculations relating to the EFIH Notes but, in respect of actions taken from and after the Permitted Asset Transfer, treating the Notes as if they had been issued by EFIH on the Issue Date.

In the case of a Permitted Asset Transfer described in clause (2) of the definition of “Permitted Asset Transfer” or a Permitted Asset Transfer described in clause (1) of the definition of “Permitted Asset Transfer” by way of merger, wind-up or consolidation, the Guarantee by EFIH will be released upon the consummation of such Permitted Asset Transfer in accordance with this “Restrictions on Permitted Asset Transfers” covenant. The successor entity formed by any merger of EFIH with and into the Issuer that is permitted by the Indenture shall not be permitted to effect a Permitted Asset Transfer described in clause (1) of the definition of Permitted Asset Transfer.

The provisions of this “Restrictions on Permitted Asset Transfers” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Oncor Subsidiaries.

Restrictions on TCEH Transfers

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate a TCEH Transfer unless:

(1) the Issuer and the Trustee enter into a supplemental indenture, a form of which will be contained in an annex to the Indenture (the “TCEH Transfer Supplemental Indenture”), that will become operative at the time of consummation of such TCEH Transfer;

(2) immediately after such transaction no Default exists;

(3) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of the Issuer) as if the same had occurred at the beginning of the applicable four-quarter period, either:

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the fixed charge coverage ratio test set forth in the TCEH Transfer Supplemental Indenture; or

(b) the fixed charge coverage ratio (as defined in the TCEH Transfer Supplemental Indenture) for the Issuer and its Restricted Subsidiaries would be greater than such fixed charge coverage ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction; and

(4) the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agencies at the time of the first notice of such TCEH Transfer, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of a TCEH Transfer or the intention of the Issuer or any Subsidiary thereof to effect a TCEH Transfer and ending on the date 60 days after such public notice relative to the rating at the start of such period.

The TCEH Transfer Supplemental Indenture will amend the definitions, covenants, events of default and other terms of the Indenture. The amended terms will be substantially similar to the terms of the EFIH Notes, although Energy Future Holdings Corp. will continue to be the Issuer under the TCEH Transfer Supplemental Indenture.

Restrictions on Certain Investments in Oncor Subsidiaries and the Collateral

The Issuer will not, and will not permit any Restricted Subsidiary (other than EFIH) to, hold any Equity Interests in, or Indebtedness of, or other Investments in, any of the Oncor Subsidiaries or any Successor Oncor Business or any other Collateral, except the Issuer may hold such Equity Interests, Indebtedness and other Investments following a merger of EFIH with and into the Issuer which is a Permitted Asset Transfer made in accordance with the provisions described under “—Restrictions on Permitted Asset Transfers.”

The Issuer will not permit any Unrestricted Subsidiary to hold any Equity Interests in, or Indebtedness of, or other Investments in, EFIH, and will not permit any Unrestricted Subsidiary to hold any Equity Interests in, or Indebtedness of, or other Investments in, any of the Oncor Subsidiaries or any Successor Oncor Business; provided that an Oncor Subsidiary may hold Equity Interests in, or Indebtedness of, or other Investments in, another Oncor Subsidiary and a Successor Oncor Business may hold Equity Interests in, Indebtedness of, or other Investments in, another Successor Oncor Business.

The Issuer will not permit any of its Unrestricted Subsidiaries to accept any Investment from any Oncor Subsidiary or any Successor Oncor Business; provided that an Oncor Subsidiary may accept an Investment from another Oncor Subsidiary and a Successor Oncor Business may accept an Investment from another Successor Oncor Business.

EFIH will not sell, assign, transfer, convey or otherwise dispose of any Collateral, including any consideration (other than cash and Cash Equivalents) received by EFIH in an Asset Sale, including in respect of a Permitted Asset Swap of Collateral, except in connection with a Permitted Asset Transfer that satisfies the requirements of the covenant described under “—Restrictions on Permitted Asset Transfers” or pursuant to an Asset Sale that complies with the provisions of the covenant described under “—Repurchase at the Option of Holders—Asset Sales” pertaining to an Asset Sale of Collateral.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries or between or among the Issuer, any of its Restricted Subsidiaries and the Oncor Subsidiaries in the ordinary course of business;

(2) Restricted Payments permitted by the provisions of the Indenture described under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments” or to any Permitted Asset Transfer made in accordance with the covenant described under “—Restrictions on Permitted Asset Transfers” to the extent agreements with respect to which contain reasonable and customary provisions (as determined by the Issuer in good faith);

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

(4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) the Transactions (including payments made after the Closing Date in respect of the Issuer’s and its Subsidiaries’ long-term incentive plan or in respect of tax gross-ups and other deferred compensation) and the payment of all fees and expenses related to the Transactions;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of the Issuer or any of its Restricted Subsidiaries;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;

(14) investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities; and

(15) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer and its Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)(a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the TCEH Senior Secured Facilities and the related documentation and the Existing Notes Indentures and the related documentation;

(b)(i) the Indenture, the Notes and the Security Documents and (ii) the EFIH Notes and related documentation (including the related security documents) in effect on the Issue Date;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness that is otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens”;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i)(A) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (B) other Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and either (i) the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Issuer, taken as a whole, as determined by the Issuer in good faith, than the provisions contained in the TCEH Indenture (in the case of Indebtedness of TCEH and its restricted Subsidiaries) or the EFIH Indenture (in the case of Indebtedness of EFIH and its restricted Subsidiaries), in the case of either of such Indentures only, as in effect on the Issue Date or (ii) any such encumbrance or restriction does not prohibit (except upon a default thereunder) the payment of dividends or loans in an amount sufficient, as determined by the Issuer in good faith, to make scheduled payments of cash interest of the Notes when due;

(j) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(m) restrictions created in connection with any Receivables Facility for the benefit of the Issuer or any of its Restricted Subsidiaries that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility; and

(n) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale, hedging or similar agreement to which the Issuer or any Restricted Subsidiary is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely to the property or assets of the Issuer or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer:

(a) if the Notes or such Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Notes, the Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “Events of Default and Remedies” until 60 days after the date any report hereunder is due.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer or any Restricted Subsidiary for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture, the Notes or the Security Documents relating to the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $250.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $250.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary);

(7) the Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture; or

(8) with respect to Collateral having a fair market value in excess of $250.0 million in the aggregate, any security interest and Lien purported to be created by any Security Document with respect to the Collateral (a) ceases to be in full force and effect, (b) ceases to give the Collateral Trustee, for the benefit of the holders of the Notes, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first-priority security interest in and Lien on, all of the Collateral thereunder) in favor of the Collateral Trustee, or (c) is asserted by EFIH not to be, a valid, perfected, first priority (except as otherwise expressly provided in the Indenture or the Collateral Trust Agreement) security interest in or Lien on the Collateral covered thereby.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

Holders of the Notes may not enforce the Indenture, the Notes, the Security Documents or the Collateral Trust Agreement except as provided in such documents. The Indenture provides that the Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:.

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees, the Indenture or any Security Document or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of the Bankruptcy Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

The Collateral will be released from the Lien securing the Notes, as provided under “—Security for the Notes—Release of Security Interests,” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described in this “Legal Defeasance and Covenant Defeasance” section.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)(a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The Collateral will be released from the Lien securing the Notes, as provided under “—Security for the Notes—Release of Security Interests,” upon a discharge of the Indenture in accordance with the provisions described in this “Satisfaction and Discharge” section.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the Guarantees, the Notes and the Security Documents relating to the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder or any Guarantee or the Security Documents relating to the Notes may be waived with the consent of the Holders of a majority in principal amount of the outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (for the avoidance of doubt, the provisions described under “—Repurchase at the Option of Holders” are not redemptions of Notes);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking provisions of the Indenture or the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

In addition, without the consent of at least a majority in aggregate principal amount of the Notes then outstanding, an amendment, supplement or waiver may not modify any Security Document relating to the Notes or the provisions of the Indenture dealing with the Security Documents or application of trust moneys in any manner materially adverse to the Holders other than in accordance with the Indenture and the Security Documents. Without the consent of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, no amendment, supplement or waiver may modify the Security Documents to release all or substantially all of the Collateral. Without the consent of at least a majority in aggregate principal amount of the Notes then outstanding, no amendment, supplement or waiver may modify the Security Documents to release less than all or substantially all of the Collateral.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any Guarantee, the Notes or any Security Document without the consent of any Holder to;

(1) cure any ambiguity, omission, mistake, defect or inconsistency;

(2) provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) comply with the covenant relating to mergers, consolidations and sales of assets;

(4) provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) provide for the issuance of Additional Notes;

(10) add a Guarantor under the Indenture;

(11) conform the text of the Indenture, the Guarantees, the Notes or any Security Document to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees, the Notes or any Security Document;

(12) make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(13) mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as security for the payment and performance of all or any portion of the Obligations, in any property or assets;

(14) amend the Indenture in the manner set forth in the Permitted Transfer Supplemental Indenture to be entered into in connection with the consummation of a Permitted Asset Transfer in the manner set forth under “—Certain Covenants—Restrictions on Permitted Asset Transfers” or in the TCEH Transfer Supplemental Indenture to be entered into in connection with the consummation of a TCEH Transfer in the manner set forth under “—Certain Covenants—Restrictions on TCEH Transfers”; or

(15) provide for the accession or succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement or action that is not prohibited by the Indenture, including to add any additional secured parties to the extent not prohibited by the Indenture.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and the Guarantees are governed by and will be construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Required Debtholders” means, as to any matter at any time:

(1) prior to the Discharge of Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of a majority of the sum of:

(a) the aggregate outstanding principal amount of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(b) the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt; and

(2) at any time after the Discharge of Parity Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Junior Lien Debt representing the Required Junior Lien Debtholders.

For purposes of this definition, (a) Secured Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding, and (b) votes will be determined in accordance with the provisions described under “—Security for the Notes—Voting.”

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at October 15, 2014 (such redemption price being set forth in the table appearing under “—Optional Redemption”), plus (ii) all required interest payments due on such Note through October 15, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (each referred to in this definition as a “disposition”), whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (including the disposition of outstanding Equity Interests of an Unrestricted Subsidiary owned directly by the Issuer or any of its Restricted Subsidiaries) and, solely to the extent cash or Cash Equivalents are received therefrom by any Oncor Subsidiary or any Successor Oncor Business and are thereafter dividended, distributed or otherwise paid to the Issuer or any of its Restricted Subsidiaries: (i) the primary issuance of new Equity Interests by any Oncor Subsidiary or any Successor Oncor Business, (ii) the disposition of outstanding Equity Interests of an Oncor Subsidiary or a Successor Oncor Business owned directly by another Oncor Subsidiary or by another Successor Oncor Business and (iii) the disposition of assets owned directly or indirectly by any Oncor Subsidiary or any Successor Oncor Business. For the avoidance of doubt, with respect to Unrestricted Subsidiaries other than Oncor Subsidiaries or Successor Oncor Businesses, the following shall not be deemed to be “Asset Sales”: (i) the primary issuance of new Equity Interests by an Unrestricted Subsidiary and (ii) sales or transfers of assets owned directly by Unrestricted Subsidiaries; or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain Covenants Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment (including any such equipment that has been refurbished in contemplation of such disposition) in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b)(1) the disposition of all or substantially all of the assets of the Issuer in a manner permitted by the covenant described under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” (other than a disposition excluded from such covenant by the proviso at the end of the first paragraph of such covenant) or any disposition that constitutes a Change of Control pursuant to the Indenture or (2) any Permitted Asset Transfer made in accordance with the covenant described under “—Restrictions on Permitted Asset Transfers”;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $75.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary; provided however to the extent such transfer involves Collateral or any part thereof, the transferee shall execute a joinder agreement to the Security Documents and the Collateral Trust Agreement or enter into a substantially similar collateral trust or intercreditor agreement immediately upon consummation of such transaction in accordance with the requirements of the Security Documents to pledge such transferred Collateral for the benefit of the Holders of the Notes;

(f) except in the case of a disposition of Collateral, to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h)(i) any disposition of Equity Interests in an Unrestricted Subsidiary (other than an Oncor Subsidiary or a Successor Oncor Business) and (ii) any sale, conveyance, transfer or other disposition of Equity Interests in, or assets of, any of the Oncor Subsidiaries or a Successor Oncor Business (other than the Collateral) to the extent no cash or Cash Equivalents are received in connection with such sale, conveyance, transfer or other disposition or to the extent any cash or Cash Equivalents received in connection with such sale, conveyance, transfer or other disposition are not dividended, distributed or otherwise paid to the Issuer or any of its Restricted Subsidiaries;

(i) foreclosures on assets not constituting Collateral;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of the Issuer or any of its Restricted Subsidiaries;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) [Intentionally omitted];

(m) except in the case of a disposition of Collateral, sales, transfers and other dispositions (i) of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) to joint ventures in connection with the dissolution or termination of a joint venture to the extent required pursuant to joint venture and similar arrangements;

(n) [Intentionally omitted];

(o) [Intentionally omitted];

(p) [Intentionally omitted];

(q) any Casualty Event; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales” or the Issuer or such Restricted Subsidiary delivers to the Trustee a Restoration Certificate with respect to plans to invest (and reinvests within 450 days from the date of receipt of the Net Proceeds);

(r) the execution of (or amendment to), settlement of or unwinding of any Hedging Obligation in the ordinary course of business;

(s) any disposition of mineral rights (other than coal and lignite mineral rights); provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales”;

(t) any sale, transfer or other disposal of any real property that is (i) primarily used or intended to be used for mining which has either been reclaimed, or has not been used for mining in a manner which requires reclamation, and in either case has been determined by the Issuer not to be necessary for use for mining, (ii) used as buffer land, but no longer serves such purpose or its use is restricted such that it will continue to be buffer land, or (iii) was acquired in connection with power generation facilities, but has been determined by the Issuer to no longer be commercially suitable for such purpose;

(u) [Intentionally omitted];

(v) dispositions of power, capacity, heat rate, renewable energy credits, waste by-products, energy, electricity, coal and lignite, oil and other petroleum based liquids, emissions and other environmental credits, ancillary services, fuel (including all forms of nuclear fuel and natural gas) and other related assets or products of services, including assets related to trading activities or the sale of inventory or contracts related to any of the foregoing, in each case in the ordinary course of business;

(w) [Intentionally omitted];

(x) any disposition of assets in connection with salvage activities; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; and

(y) any sale, transfer or other disposition of any assets required by any Government Authority; provided the net proceeds therefrom are deemed to be Net Proceeds and are applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

“Asset Sale Cash Collateral Account” means a segregated account pledged under the Security Documents that is (i) subject to a perfected security interest for the benefit of the holders of Secured Lien Debt, (ii) under the sole control of the Collateral Trustee and (iii) free from all other Liens (other than Liens permitted to be placed on the Collateral pursuant to the second paragraph of the covenant described under “— Certain Covenants — Liens”).

“Asset Sale Offer” has the meaning set forth in the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations existing on the Issue Date (i) that were not included on the balance sheet of the Issuer as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment shall for all purposes not be treated as Capitalized Lease Obligations.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by the Issuer and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities, unless such securities are deposited to defease Indebtedness, of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital. and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Casualty Event” means any taking under power of eminent domain or similar proceeding and any insured loss; provided that any such taking or similar proceeding or insured loss that results in Net Proceeds of less than $75.0 million shall not be deemed a Casualty Event.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder, other than (A) the first to occur of a Permitted Asset Transfer made in accordance with the covenant described under “—Certain Covenants—Restrictions on Permitted Asset Transfers” and a TCEH Transfer made in accordance with the covenant described under “—Certain Covenants—Restrictions on TCEH Transfers” (excluding a Permitted Asset Transfer consisting of a merger of EFIH with and into the Issuer for the purpose of determining the first to occur of a Permitted Asset Transfer or a TCEH Transfer), (B) a transaction meeting the requirements of the proviso to clause (3) of this definition of “Change of Control” and (C) any foreclosure on the Collateral;

(2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies; or

(3) the sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of EFIH and its Subsidiaries, taken as a whole, or all or substantially all of the Collateral or Oncor-related Assets, other than a Permitted Asset Transfer made in accordance with the covenant described under “—Certain Covenants—Restrictions on Permitted Asset Transfers”; provided, however, that a transaction that would otherwise constitute a Change of Control pursuant to this clause (3) shall not constitute a Change of Control if:

(a) the consideration received in respect of such transaction (i) is received by EFIH or an Oncor Subsidiary or Successor Oncor Business, as the case may be, (ii) consists of Capital Stock of a Person in a Similar Oncor Business that (A) would become a Subsidiary of EFIH or such Oncor Subsidiary or Successor Oncor Business or (B) is a joint venture in which EFIH or such Oncor Subsidiary or Successor Oncor Business would have a significant equity interest (as determined by the Issuer in good faith), (iii) is at least equal to the fair market value (as determined by the Issuer in good faith) of the assets sold, transferred, conveyed or otherwise disposed of and (iv) if received by EFIH, shall be concurrently pledged as Collateral for the benefit of the Holders of the Notes and the holders of the other Secured Debt Obligations;

(b) immediately after such transaction no Default exists;

(c) immediately after giving pro forma effect to such transaction and any related financing transactions (including, without limitation, any transaction the proceeds of which are applied to reduce the Indebtedness of the Issuer or EFIH) as if the same had occurred at the beginning of the applicable four-quarter period, either:

(i) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of the first paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(ii) such Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction; and

(d) the rating on the Notes shall not have been downgraded by two or more of the Rating Agencies (or, if the Notes are rated by only one Rating Agency at the time of the first notice of such transaction, such Rating Agency) during the period commencing 30 days prior to the first public notice of the occurrence of such transaction or the intention of the Issuer or any Subsidiary thereof to effect such transaction and ending on the date 60 after such public notice relative to the rating at the start of such period.

“Class” means (1) in the case of Parity Lien Debt, every Series of Parity Lien Debt, taken together, and (2) in the case of Junior Lien Debt, every Series of Junior Lien Debt, taken together.

“Closing Date” means October 10, 2007.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral” means all assets or property, now owned or hereafter acquired by EFIH, to the extent such assets or property are pledged or assigned or purported to be pledged or assigned, or are required to be pledged or assigned under the Security Documents to the Collateral Trustee, together with the proceeds thereof.

“Collateral Asset Sale Offer” has the meaning set forth under “—Repurchase at the Option of Holders—Asset Sales.”

“Collateral Excess Proceeds” has the meaning set forth under “—Repurchase at the Option of Holders—Asset Sales.”

“Collateral Posting Facility” means any senior cash posting credit facility, the size of which is capped by the mark-to-market loss, inclusive of any unpaid settlement amounts, of TCEH and its subsidiaries on a hypothetical portfolio of commodity swaps, forwards, and futures transactions that correspond to or replicate all or a portion of actual transactions by TCEH and its subsidiaries that are outstanding on, or entered into from time to time on or after, the Closing Date.

“Collateral Trustee” means The Bank of New York Mellon Trust Company, N.A., in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

“Collateral Trustee’s Liens” means a Lien granted to the Collateral Trustee as security for Secured Debt Obligations.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, nuclear fuel costs, depletion of coal or lignite reserves, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances or any Collateral Posting Facility or similar facilities, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion of asset retirement obligations and accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of the Existing Notes or other Indebtedness in connection with the application of purchase accounting, (w) any “additional interest” imposed in connection with failure to register any other securities, (x) amortization of reacquired Indebtedness, deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) interest on Indebtedness of another Person that is guaranteed by EFIH solely to the extent such interest is actually paid by EFIH under such guarantee; plus

(3) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(4) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of the Issuer for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including Transaction fees and expenses to the extent incurred on or prior to December 31, 2008), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles during such period shall be excluded;

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded;

(5) the Net Income for such period of any Person that is (a) not a Subsidiary, (b) an Unrestricted Subsidiary or (c) accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period, other than dividends, distributions or other payments from the Oncor Subsidiaries or any Successor Oncor Business (i) from the proceeds of sales of Oncor-related Assets made after the Issue Date and (ii) consisting of Oncor-related Assets made after the Issue Date;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or is otherwise permitted by the covenant described under “—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of all adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(8) any net after-tax effect of income (loss) attributable to the early extinguishment of Indebtedness (other than Hedging Obligations) shall be excluded;

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Issuer or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

(12) accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded;

(13) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded;

(14) any net after-tax effect of unrealized income (loss) attributable to Hedging Obligations or other derivative instruments shall be excluded; and

(15) any benefit from any fair market value of any contract as recorded on the balance sheet at the time of the Transactions shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of the Issuer for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Secured Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Secured Indebtedness” means Consolidated Total Indebtedness secured by a Lien on any assets of the Issuer or any of its Restricted Subsidiaries.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, debt obligations evidenced by promissory notes and similar instruments, letters of credit (only to the extent of any unreimbursed drawings thereunder) and Obligations in respect of Capitalized Lease Obligations, plus (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (3) the aggregate amount of all Unrestricted Cash and less (4) all Deposit L/C Loans and Incremental Deposit L/C Loans outstanding on such date of determination. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Covered Commodity” means any energy, electricity, generation capacity, power, heat rate, congestion, natural gas, nuclear fuel (including enrichment and conversion), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, weather, emissions and other environmental credits, waste by-products renewable energy credit, or any other energy related commodity or service (including ancillary services and related risks (such as location basis)).

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the TCEH Senior Secured Facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deposit L/C Loan” means Deposit L/C Loans under, and as defined in, the TCEH Senior Secured Facilities.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“Discharge of Parity Lien Obligations” means the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Parity Lien Debt;

(2) payment in full in cash of the principal of, and interest and premium, if any, on, all Parity Lien Debt (other than any undrawn letters of credit);

(3) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt; and

(4) payment in full in cash of all other Parity Lien Obligations that are outstanding and unpaid at the time the Parity Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise, excise, value-added and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period, deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by such Person and its Restricted Subsidiaries by the Indenture (including a refinancing transaction or amendment or other modification of any debt instrument) (whether or not successful), including (i) such fees, expenses or charges related to the Exchange Offer, the offering of any Additional Notes, the offerings of the Existing Notes, and any interim bridge facilities related thereto and the TCEH Senior Secured Facilities and any Receivables Facility, (ii) any amendment or other modification of the Notes, (iii) any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed and (iv) any charges or non-recurring merger costs as a result of any such transaction, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions after the Closing Date, costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs. reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related indemnities and expenses paid in such period to the Investors to the extent otherwise permitted under “Certain Covenants—Transactions with Affiliates” and deducted (and not added back) in calculating Consolidated Net Income; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period and added to EBITDA until fully realized), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and some portion of the benefit is expected to be realized within 12 months of taking such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $150.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in calculating Consolidated Net Income; plus

(k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests (other than Disqualified Stock) of the Issuer (or any direct or indirect parent thereof) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments”; plus

(l) Expenses Relating to a Unit Outage; provided that the only Expenses Relating to a Unit Outage that may be included in EBITDA shall be, without duplication (i) up to $250.0 million per fiscal year of Expenses Relating to a Unit Outage incurred within the first 12 months after any planned or unplanned outage of any Unit by reason of any action by any regulatory body or other Government Authority or to comply with any applicable law and (ii) up to $100.0 million per fiscal year of Expenses Relating to a Unit Outage incurred within the first 12 months after any planned outage of any Unit for purposes of expanding or upgrading such Unit; plus

(m) cash receipts (or any netting arrangements resulting in increased cash receipts) not added in arriving at EBITDA or Consolidated Net Income in any period to the extent the non-cash gains relating to such receipts were deducted in the calculation of EBITDA pursuant to paragraph (2) below for any previous period and not added; and

(2) decreased by (without duplication) (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, (b) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at EBITDA or Consolidated Net Income in any period to the extent non-cash losses relating to such expenditures were added in the calculation of EBITDA pursuant to paragraph (1) above for any previous period and not deducted, and (c) the amount of any minority interest income consisting of Subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income.

“EFH Senior Interim Facility” means the interim loan agreement, dated as of the Closing Date by and among the Issuer, as borrower, EFCH and EFIH, as guarantors, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications or restatements thereof.

“EFIH Indenture” means the Indenture, dated as of November 16, 2009, under which the EFIH Notes were issued.

“EFIH Notes” means the 9.75% Senior Secured Notes due 2019 issued by EFIH and EFIH Finance Inc. under the EFIH Indenture, including any guarantees thereof.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Environmental CapEx Debt” means Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.

“Environmental Capital Expenditures” means capital expenditures deemed necessary by the Issuer or its Restricted Subsidiaries to comply with, or in anticipation of having to comply with, Environmental Law or otherwise undertaken voluntarily by the Issuer or any of its Restricted Subsidiaries in connection with environmental matters.

“Environmental Law” means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety or Hazardous Materials.

“equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between the holders of Secured Debt Obligations within the same Class after the repayment of amounts payable to the Collateral Trustee under the Collateral Trust Agreement and the Parity Lien Representatives (and in the case of Junior Lien Obligations, Junior Lien Representatives) in accordance with the applicable Secured Debt Document that such Liens or proceeds:

(1) will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Lien Debt within that Class, for the account of the holders of such Series of Secured Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Lien Debt pursuant to the terms of, each outstanding Series of Secured Lien Debt within that Class when the allocation or distribution is made; and thereafter

(2) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) forming part of, and Hedging Obligations to the extent constituting Secured Indebtedness pursuant to the terms of, each outstanding Series of Secured Lien Debt within that Class) to the Secured Debt Representative for each outstanding Series of Secured Lien Debt within that Class, for the account of the holders of any remaining Secured Debt Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Debt Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“ERCOT” means the Electric Reliability Council of Texas, Inc. or any entity approved to perform the functions of an independent system operator within the power region that includes approximately 80% of the electric transmission within the State of Texas.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Excess Proceeds” has the meaning set forth in the fourth paragraph under “Repurchase at the Option of Holders—Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offer” means the exchange of certain existing Indebtedness of the Issuer and/or TCEH for the Notes and the EFIH Notes pursuant to the Issuer’s Prospectus dated November 10, 2009.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after the Closing Date from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“Existing Notes” means

•	Energy Future Holdings Corp. 5.55% Fixed Senior Notes Series P due 2014;

•	Energy Future Holdings Corp. 6.50% Fixed Senior Notes Series Q due 2024;

•	Energy Future Holdings Corp. 6.55% Fixed Senior Notes Series R due 2034;

•	Energy Future Holdings Corp. 10.875% Senior Notes due 2017;

•	Energy Future Holdings Corp. 11.250%/12.000% Senior Toggle Notes due 2017;

•	Energy Future Holdings Corp. 4.80% Series O Senior Notes due 2009;

•	EFCH Floating Rate Junior Subordinated Debentures, Series D due 2037;

•	EFCH 8.175% Fixed Junior Subordinated Debentures, Series E due 2037;

•	EFCH 9.580% Fixed Notes due in semi-annual installments to 2019;

•	EFCH 8.254% Fixed Notes due in quarterly installments to 2021;

•	TCEH Notes;

•	TCEH 7.000% Fixed Senior Notes due 2013;

•	TCEH 7.460% Fixed Secured Facility Bonds with amortizing payments to 2015;

Pollution Control Revenue Bonds-Brazos River Authority:

•	5.400% Fixed Series 1994A due May 1, 2029;

•	7.700% Fixed Series 1999A due April 1, 2033;

•	6.750% Fixed Series 1999B due September 1, 2034, remarketing date April 1, 2013;

•	7.700% Fixed Series 1999C due March 1, 2032;

•	8.250% Fixed Series 2001A due October 1, 2030;

•	5.750% Fixed Series 2001C due May 1, 2036, remarketing date November 1, 2011;

•	8.250% Fixed Series 2001D-1 due May 1, 2033.

•	Floating Series 2001D-2 due May 1, 2033;

•	Floating Taxable Series 2001I due December 1, 2036;

•	Floating Series 2002A due May 1, 2037;

•	6.750% Fixed Series 2003A due April 1, 2038, remarketing date April 1, 2013;

•	6.300% Fixed Series 2003B due July 1, 2032;

•	6.750% Fixed Series 2003C due October 1, 2038;

•	5.400% Fixed Series 2003D due October 1, 2029, remarketing date October 1, 2014;

•	5.000% Fixed Series 2006 due March 1, 2041;

Pollution Control Revenue Bonds-Sabine River Authority of Texas:

•	6.450% Fixed Series 2000A due June 1, 2021;

•	5.500% Fixed Series 2001A due May 1, 2022, remarketing date November 1, 2011;

•	5.750% Fixed Series 2001B due May 1, 2030, remarketing date November 1, 2011;

•	5.200% Fixed Series 2001C due May 1, 2028;

•	5.800% Fixed Series 2003A due July 1, 2022;

•	6.150% Fixed Series 2003B due August 1, 2022; and

Pollution Control Revenue Bonds-Trinity River Authority of Texas:

•	6.250% Fixed Series 2000A due May 1, 2028;

in each case to the extent outstanding on the Issue Date.

“Existing Notes Indentures” means each of the indentures or other documents containing the terms of the Existing Notes.

“Expenses Relating to a Unit Outage” means any expenses or other charges as a result of any outage or shut-down of any Unit, including any expenses or charges relating to (a) restarting any such Unit so that it may be placed back in service after such outage or shut-down, (b) purchases of power, natural gas or heat rate to meet commitments to sell, or offset a short position in, power, natural gas or heat rate that would otherwise have been met or offset from production generated by such Unit during the period of such outage or shut-down, net of the expenses not in fact incurred (including fuel and other operating expenses) that would have been incurred absent such an outage or shut down and (c) starting up, operating, maintaining and shutting down any other Unit that would not otherwise have been operating absent such outage or shut-down, including the fuel and other operating expenses to the extent in excess of the expenses not in fact incurred (including fuel and other operating costs) that would have been incurred absent such outage or shut down, incurred to start-up, operate, maintain and shut-down such Unit and that are required during the period of time that the shut-down or outaged Unit is out of service in order to meet the commitments of such shut-down or outaged Unit to sell, or offset a short position in, power, natural gas or heat rate.

“Fitch” means Fitch Ratings Ltd. and any successor to its rating agency business.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Closing Date.

“Government Authority” means any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation, ERCOT.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Obligations” means with respect to any Person, the obligations of such Person under (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) physical or financial commodity contracts or agreements, power purchase or sale agreements, fuel purchase or sale agreements, environmental credit purchase or sale agreements, power transmission agreements, commodity transportation agreements, fuel storage agreements, netting agreements (including Netting Agreements), capacity agreement and commercial or trading agreements, each with respect to, or including the purchase, sale, exchange of (or the option to purchase, sell or exchange), transmission, transportation, storage, distribution, processing, sale, lease or hedge of, any Covered Commodity price or price indices for any such Covered Commodity or services or any other similar derivative agreements, and any other similar agreements.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Incremental Deposit L/C Loans” means Incremental Deposit L/C Loans under, and as defined in, the TCEH Senior Secured Facilities.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of Indebtedness of such first Person for purposes of this clause (3) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such first Person in good faith;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities or (c) amounts payable by and between the Issuer and its Subsidiaries in connection with retail clawback or other regulatory transition issues.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P., J.P. Morgan Ventures Corporation, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and LB I Group, Inc. and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means November 16, 2009.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“Junior Lien” means a Lien granted by a security document to the Collateral Trustee, at any time, upon any Collateral to secure Junior Lien Obligations.

“Junior Lien Debt” means:

(1) any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Issuer or any Guarantor that is secured on a subordinated basis to the Parity Lien Debt by a Junior Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(a) on or before the date on which such Indebtedness is incurred by the Issuer or such Guarantor, such Indebtedness is designated by the Issuer, in accordance with the Collateral Trust Agreement, as “Junior Lien Debt” for the purposes of the Secured Debt Documents, including the Collateral Trust Agreement; provided that no Series of Secured Lien Debt may be designated as both Junior Lien Debt and Parity Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Issuer delivers to the Collateral Trustee an officers’ certificate stating that such requirements have been satisfied and that such Indebtedness is “Junior Lien Debt”); and

(2) Hedging Obligations of the Issuer or any Guarantor incurred to hedge or manage interest rate risk with respect to Junior Lien Debt; provided that, pursuant to the terms of the Junior Lien Documents, such Hedging Obligations are secured by a Junior Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.

“Junior Lien Documents” means, collectively, any indenture, credit agreement or other agreement governing a Series of Junior Lien Debt and the Security Documents that create or perfect Liens securing Junior Lien Obligations.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.

“Junior Lien Representative” means, in the case of any future Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who (a) is appointed as a Junior Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Lien Sharing and Priority Confirmation” means:

(1) as to any Series of Parity Lien Debt, the written agreement enforceable against the holders of such Series of Parity Lien Debt, as set forth in the applicable Secured Debt Document:

(a) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and each existing and future Parity Lien Representative, that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt, and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from enforcement of Parity Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other security documents in respect of the Secured Debt Obligations.

(2) as to any Series of Junior Lien Debt, the written agreement enforceable against the holders of such Series of Junior Lien Debt, as set forth in the applicable Secured Debt Document:

(a) for the enforceable benefit of all holders of each existing and future Series of Junior Lien Debt and Series of Parity Lien Debt and each existing and future Junior Lien Representative and Parity Lien Representative, that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Issuer or any Guarantor to secure any Obligations in respect of such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;

(b) for the enforceable benefit of all holders of each existing and future Series of Parity Lien Debt and Series of Junior Lien Debt and each existing and future Parity Lien Representative and Junior Lien Representative, that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c) consenting to and directing the Collateral Trustee to perform its obligations under the Collateral Trust Agreement and the other security documents in respect of the Secured Debt Obligations.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Necessary CapEx Debt” means Indebtedness of the Issuer or any of its Restricted Subsidiaries incurred for the purpose of financing Necessary Capital Expenditures.

“Necessary Capital Expenditures” means capital expenditures by the Issuer and its Restricted Subsidiaries that are required by applicable law (other than Environmental Law) or otherwise undertaken voluntarily for health and safety reasons (other than as required by Environmental Law). The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including a Casualty Event), including any cash and Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale (including a Casualty Event), net of the direct costs relating to such Asset Sale (including a Casualty Event) and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied using proceeds from Asset Sales (other than Asset Sales of Collateral or other Oncor-related Assets) to the repayment of principal, premium, if any, and interest on other Senior Indebtedness required (other than required by clause (1) of the second paragraph under “—Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Netting Agreement” shall mean a netting agreement, master netting agreement or other similar document having the same effect as a netting agreement or master netting agreement and, as applicable, any collateral annex, security agreement or other similar document related to any master netting agreement or Permitted Contract.

“Note Obligations” means the Notes, the Guarantees and all other Obligations of any of the Issuer and the Guarantors under the Indenture, the Notes, the Guarantees and the Security Documents.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of another Person by an Officer of such Person, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or such Person, as applicable, that meets the requirements set forth in the Indenture.

“Oncor Electric Delivery Facility” means the revolving credit agreement entered into as of the Closing Date by and among Oncor Electric Delivery, as borrower, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Oncor-related Assets” means the Equity Interests in EFIH directly or indirectly owned by the Issuer, the Equity Interests of any of the Oncor Subsidiaries or any Successor Oncor Business (including the Collateral) owned by EFIH or any Oncor Subsidiary or any Successor Oncor Business or constituting a primary issuance of such Equity Interests to the extent such issuance would constitute an Asset Sale and any assets owned directly or indirectly by any of the Oncor Subsidiaries or any Successor Oncor Business.

“Oncor Subsidiaries” means Oncor Holdings and its Subsidiaries, all of which shall be Unrestricted Subsidiaries on the Issue Date.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Parity Lien” means a Lien granted by a security document to the Collateral Trustee, at any time, upon any Collateral to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1) the Guarantee by EFIH of the Notes issued on the Issue Date and any Additional Notes issued under the Indenture;

(2) any other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of EFIH, including the EFIH Notes, that is secured equally and ratably with EFIH’s Guarantee of the Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of Indebtedness referred to in this clause (2), that, except with respect to the EFIH Notes issued on the Issue Date:

(a) on or before the date on which such Indebtedness is incurred by the Issuer or such Guarantor, such Indebtedness is designated by the Issuer, in accordance with the Collateral Trust Agreement, as “Parity Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Lien Debt may be designated as both Parity Lien Debt and Junior Lien Debt;

(b) such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Issuer delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements have been satisfied and that such notes or such Indebtedness is “Parity Lien Debt”); and

(3) Hedging Obligations of the Issuer or any Guarantor incurred to hedge or manage interest rate risk with respect to Parity Lien Debt; provided that, pursuant to the terms of the Parity Lien Documents, such Hedging Obligations are secured by a Parity Lien on all of the assets and properties that secure the Indebtedness in respect of which such Hedging Obligations are incurred.

“Parity Lien Documents” means the Indenture and any additional indenture, credit agreement or other agreement governing a Series of Parity Lien Debt and the Security Documents that create or perfect Liens securing Parity Lien Obligations.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means (1) the Trustee, in the case of the Notes, (2) The Bank of New York Mellon Trust Company, N.A., in the case of the EFIH Notes or (3) in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (a) is appointed as a Parity Lien Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

“Permitted Asset Transfer” means (1) the direct or indirect sale, assignment, transfer, conveyance or other disposition (including by way of merger, wind-up or consolidation) or spin-off by dividend of the Equity Interests of EFIH such that EFIH is no longer a Subsidiary of the Issuer (including without limitation a merger of EFIH with and into the Issuer) or (2) the sale, assignment, transfer, conveyance or other disposition (other than by way of merger, wind-up or consolidation) of all of the Equity Interests of, and other Investments in, the Oncor Subsidiaries, Successor Oncor Businesses and all other Collateral held by EFIH to a Person (other than an Oncor Subsidiary) that shall continue to hold such Equity Interests, other Investments and any other Collateral, in each case other than any foreclosure on the Collateral.

“Permitted Holders” means each of the Investors, members of management (including directors) of the Issuer or any of its Subsidiaries who on the Closing Date were or at any time prior to the first anniversary of the Closing Date were holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(10) guarantees of Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted under the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, fuel (including all forms of nuclear fuel), supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Receivables Facility for the benefit of the Issuer or any of its Restricted Subsidiaries;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(18) any Investment in Shell Wind or in other wind or other renewable energy projects or in any nuclear power or energy joint venture in an aggregate amount not to exceed $1,500.0 million at any time outstanding;

(19) one or more letters of credit in an aggregate amount not to exceed $170.0 million posted by a Restricted Subsidiary in favor of an Oncor Subsidiary to secure that Restricted Subsidiary’s contractual obligations to that Oncor Subsidiary; and

(20) Investments in any nuclear power or energy joint venture in an aggregate amount not to exceed $200.0 million prior to receiving the requisite combined construction and operating license from the U.S. Nuclear Regulatory Commission in respect thereof.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business (including in connection with the construction or restoration of facilities for the generation, transmission or distribution of electricity) or otherwise constituting Permitted Investments;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey or title exceptions or irregularities, minor encumbrances, easements or reservations of, or rights of others for, licenses, permits, conditions, covenants, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12) or (13) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” and (b) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so financed, purchased, constructed or improved;

(7) Liens existing on the Issue Date (other than Liens in favor of the lenders under the TCEH Senior Secured Facilities);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations, of the Issuer or its Restricted Subsidiaries incurred under clause (10) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such agreements were entered into in the ordinary course of business and not for speculative purposes (as determined by the Issuer in its reasonable discretion acting in good faith) and, in the case of any commodity Hedging Obligations or any Hedging Obligation of the type described in clause (c) of the definition of “Hedging Obligations,” entered into in order to hedge against or manage fluctuations in the price or availability of any Covered Commodity;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) [Intentionally omitted];

(17) Liens on accounts receivable, other Receivables Facility assets, or accounts into which collections or proceeds of Receivables Facility assets are deposited, in each case in connection with a Receivables Facility for the benefit of the Issuer or its Restricted Subsidiaries;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under “—Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, and (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(25) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(28) rights reserved to or vested in others to take or receive any part of, or royalties related to, the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of the Issuer or any of its Restricted Subsidiaries and Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations to pay all or a part of the expenses of exploration, drilling, mining or development of such property only out of such production or proceeds;

(29) Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, drilling contracts, injection or repressuring agreements, cycling agreements, construction agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, exploration and development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the exploration, development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of the Issuer or any of its Restricted Subsidiaries, provided that such agreements are entered into in the ordinary course of business (including in respect of construction and restoration activities);

(30) any restrictions on any stock or stock equivalents or other joint venture interests of the Issuer or any of its Restricted Subsidiaries providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of such stock or stock equivalents or interest of such Person, if a security interest or other Lien is created on such stock or stock equivalents or interest as a result thereof and other similar Liens;

(31) [Intentionally omitted];

(32) Liens and other exceptions to title, in either case on or in respect of any facilities of the Issuer or any of its Restricted Subsidiaries, arising as a result of any shared facility agreement entered into with respect to such facility, except to the extent that any such Liens or exceptions, individually or in the aggregate, materially adversely affect the value of the relevant property or materially impair the use of the relevant property in the operation of business of the Issuer or any of its Restricted Subsidiaries, taken as a whole;

(33) Liens on cash and Cash Equivalents (i) deposited by the Issuer or any of its Restricted Subsidiaries in margin accounts with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, pipelines, state agencies, federal agencies, futures contract brokers, customers, trading counterparties, or any other parties or issuers of surety bonds or (ii) pledged or deposited as collateral by the Issuer or any of its Restricted Subsidiaries with any of the entities described in clause (i) above to secure their respective obligations, in the case of each of clauses (i) and (ii) above, with respect to: (A) any contracts and transactions for the purchase, sale, exchange of, or the option (whether physical or financial) to purchase, sell or exchange (1) natural gas, (2) electricity, (3) coal and lignite, (4) petroleum-based liquids, (5) oil, (6) nuclear fuel (including enrichment and conversion), (7) emissions or other environmental credits, (8) waste byproducts, (9) weather, (10) power and other generation capacity, (11) heat rate, (12) congestion, (13) renewal energy credit, or (14) any other energy-related commodity or services or derivative (including ancillary services and related risk (such as location basis)); (B) any contracts or transactions for the purchase, processing, transmission, transportation, distribution, sale, lease, hedge or storage of, or any other services related to any commodity or service identified in subparts (1) through (14) above, including any capacity agreement; (C) any financial derivative agreement (including but not limited to swaps, options or swaptions) related to any commodity identified in subparts (1) through (14) above, or to any interest rate or currency rate management activities; (D) any agreement for membership or participation in an organization that facilitates or permits the entering into or clearing of any netting agreement or any agreement described in this clause (33); (E) any agreement combining part or all of a netting agreement or part or all of any of the agreements described in this clause (33); (E) any document relating to any agreement described in this clause (33) that is filed with a Government Authority and any related service agreements; or (F) any commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements (such agreements described in clauses (A) through (F) of this clause (33) being collectively, “Permitted Contracts”), Netting Agreements, Hedging Obligations and letters of credit supporting Permitted Contracts, Netting Agreements and Hedging Obligations;

(34) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

(35) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts of the Issuer and its Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the ordinary course of business;

(36) any zoning, land use, environmental or similar law or right reserved to or vested in any Government Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries, taken as a whole;

(37) any Lien arising by reason of deposits with or giving of any form of security to any Government Authority for any purpose at any time as required by applicable law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Issuer or any of its Restricted Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks;

(38) Liens, restrictions, regulations, easements, exceptions or reservations of any Government Authority applying particularly to nuclear fuel;

(39) rights reserved to or vested in any Government Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of applicable law, to terminate or modify such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;

(40) Liens arising under any obligations or duties affecting any of the property of the Issuer or any of its Restricted Subsidiaries to any Government Authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(41) rights reserved to or vested in any Government Authority to use, control or regulate any property of such person;

(42) any obligations or duties, affecting the property of the Issuer or any of its Restricted Subsidiaries, to any Government Authority with respect to any franchise, grant, license or permit;

(43) a set-off or netting rights granted by the Issuer or any Subsidiary of the Issuer pursuant to any agreements related to Hedging Obligations, Netting Agreements or Permitted Contracts solely in respect of amounts owing under such agreements;

(44) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment described under the definition of “Permitted Investments” to be applied against the purchase price for such Investment and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction excluded from the definition described under “Asset Sale,” in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(45) rights of first refusal and purchase options in favor of Aluminum Company of America (“Alcoa”) to purchase Sandow Unit 4 and/or the real property related thereto, as described in (i) the Sandow Unit 4 Agreement dated August 13, 1976, as amended, between Alcoa and Texas Power & Light Company (“TPL”) and (ii) Deeds dated March 14, 1978 and July 21, 1980, as amended, executed by Alcoa conveying to TPL the Sandow Four real property; and

(46) any amounts held by a trustee in the funds and accounts under any indenture securing any revenue bonds issued for the benefit of the Issuer or any of its Restricted Subsidiaries.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction, repair, restoration, replacement, expansion or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise, incurred in respect of capital expenditures, including Environmental CapEx Debt and Necessary CapEx Debt.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Rating Agencies” means each of Moody’s, S&P and Fitch, or if any of Moody’s, S&P or Fitch shall not make a rating on the Notes or other investment publicly available, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer which shall be substituted for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities or programs as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth under “Optional Redemption.”

“Related Business Assets” means (A) except in the case of a Permitted Asset Swap of Collateral, assets (other than cash or Cash Equivalents) used or useful in, or securities of, a Similar Business; provided that any assets or securities received by the Issuer or a Restricted Subsidiary in exchange for assets or securities transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary and (B) in the case of a Permitted Asset Swap of Collateral, assets (other than cash or Cash Equivalents) used or useful in, or Capital Stock of, a Similar Oncor Business; provided that any Capital Stock received by EFIH in exchange for Collateral will not be deemed to be Related Business Assets, unless upon receipt of the Capital Stock of such Person, such Person would become a Subsidiary of EFIH or a joint venture in which EFIH has a significant equity interest (as determined by the Issuer in good faith).

“Required Junior Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Junior Lien Debt (including outstanding letters of credit whether or not then available or drawn) then outstanding and the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt, calculated in accordance with the provisions described under “—Security for the Notes—Voting.” For purposes of this definition, Junior Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding.

“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn) then outstanding and the aggregate unfunded commitments to extend credit which, when funded, would constitute Parity Lien Debt, calculated in accordance with the provisions described under “—Security for the Notes—Voting.” For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer will be deemed not to be outstanding.

“Restoration Certificate” shall mean, with respect to any Casualty Event, an Officer’s Certificate provided to the Trustee prior to the 365th day after such Casualty Event has occurred certifying (a) that the Issuer or such Restricted Subsidiary intends to use the proceeds received in connection with such Casualty Event to repair, restore or replace the property or assets in respect of which such Casualty Event occurred, (b) the approximate costs of completion of such repair, restoration or replacement and (c) that such repair, restoration or replacement will be completed within the later of (x) 450 days after the date on which cash proceeds with respect to such Casualty Event were received and (y) 180 days after delivery of such Restoration Certificate.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment Coverage Ratio” means (i) for Restricted Payments (other than payments of cash dividends or distributions on, or in respect of, the Issuer’s Capital Stock, purchases for cash or other acquisitions for cash of any Capital Stock of the Issuer or any direct or indirect parent of the Issuer for the purpose of paying any such dividend or distribution to, or acquisitions of Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or guaranteeing any Indebtedness of any Affiliate of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors, all such Restricted Payments being referred to as “Investor Payments”), the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries treating the Oncor Subsidiaries as Restricted Subsidiaries for purposes of such calculation and (ii) for Restricted Payments constituting Investor Payments, the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt Documents” means the Parity Lien Documents and the Junior Lien Documents.

“Secured Debt Obligations” means Parity Lien Obligations and Junior Lien Obligations.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Secured Lien Debt” means Parity Lien Debt and Junior Lien Debt.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Collateral Trust Agreement, the Pledge Agreement, and all other security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, deed of trust or other grants or transfers for security executed and delivered by the Issuer, a Guarantor or any other obligor under the Notes creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee for the benefit of the holders of the Secured Debt Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the TCEH Senior Secured Facilities, the TCEH Notes and related guarantees, the EFIH Notes and related guarantees, or the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the TCEH Senior Secured Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture;

(f) EFCH Floating Rate Junior Subordinated Debentures, Series D due 2037; or

(g) EFCH 8.175% Fixed Junior Subordinated Debentures, Series E due 2037.

“Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained (provided that any Hedging Obligations constituting Junior Lien Debt shall be deemed part of the Series of Junior Lien Debt to which it relates).

“Series of Parity Lien Debt” means, severally, the Notes and any Additional Notes or other Indebtedness that constitutes Parity Lien Debt (provided that any Hedging Obligations constituting Parity Lien Debt shall be deemed part of the Series of Parity Lien Debt to which it relates).

“Series of Secured Lien Debt” means each Series of Parity Lien Debt and each Series of Junior Lien Debt.

“Shell Wind” means a joint venture with Shell WindEnergy Inc. (or a similar entity) in which the Issuer and its Restricted Subsidiaries have up to a 50% ownership interest relating to the joint development of a 3,000 megawatt wind project in Texas and other renewable energy projects in Texas.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Similar Oncor Business” means any business which is primarily engaged in a regulated electricity or other energy transmission or distribution business in the United States (as determined by the Issuer in good faith).

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors and the Issuer.

“Subordinated Indebtedness” means,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Oncor Business” means any Person the Capital Stock of which is received by EFIH in an Asset Sale, including a Permitted Asset Swap, of Collateral or as a dividend or distribution from an Oncor Subsidiary.

“TCEH” means Texas Competitive Electric Holdings Company LLC.

“TCEH Notes” means the 10.25% Senior Notes due 2015, the 10.25% Senior Notes due 2015, Series B and the 10.50%/11.25% Senior Toggle Notes due 2016, in each case issued by TCEH and TCEH Finance, Inc., including the guarantees thereof and PIK interest which has been or may be paid with respect thereto.

“TCEH Senior Interim Facility” means the interim loan agreement, dated as of the Closing Date by and among EFCH, as guarantor, TCEH, as borrower, the other guarantors parties thereto, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications or restatements thereof.

“TCEH Senior Secured Facilities” means the credit agreement dated as of the Closing Date, as amended on August 7, 2009, by and among EFCH, as guarantor, TCEH, as borrower, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any additional amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“TCEH Transfer” means the sale, transfer, disposition or spin-off (including by way of merger, wind-up or consolidation) of (a) the membership interests or other common Equity Interests of EFCH, TCEH or another Restricted Subsidiary that holds all or substantially all of the assets of TCEH and its Subsidiaries such that EFCH, TCEH or such Restricted Subsidiary ceases to be a Subsidiary of the Issuer or (b) all or substantially all of the assets of TCEH and its Subsidiaries, in each case other than any such transfer to a Restricted Subsidiary of the Issuer.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.

“Transactions” means the transactions contemplated by the Transaction Agreement, borrowings under the TCEH Senior Secured Facilities, the EFH Senior Interim Facility, the TCEH Senior Interim Facility, the Oncor Electric Delivery Facility and any Receivables Facility as in effect on the Closing Date, any repayments of indebtedness of the Issuer and its Restricted Subsidiaries in connection therewith, and the issuance of the 10.875% Senior Notes due 2017, 11.250%/12.000% Senior Toggle Notes due 2017, the TCEH Notes and any repayments of Indebtedness of the Issuer and its Restricted Subsidiaries in connection therewith.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of February 25, 2007, among Texas Energy Future Merger Sub Corp., Texas Energy Future Holdings Limited Partnership and the Issuer.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to October 15, 2014; provided, however, that if the period from the Redemption Date to October 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“2020 Notes” means the 10.000% Senior Secured Notes due 2020 issued by the Issuer under the Indenture, dated as of January 12, 2010, as supplemented, including any guarantees thereof.

“Unit” shall mean an individual power plant generation system comprised of all necessary physically connected generators, reactors, boilers, combustion turbines and other prime movers operated together to independently generate electricity.

“Unrestricted Cash” means, as of any date, without duplication, (a) all cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by the covenant described under “—Certain Covenants—Liens” and Liens permitted by clause (23), subclauses (i) and (ii) of clause (26) and clause (33) of the definition of Permitted Liens, included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries as of such date and (b) all unrestricted margin deposits related to commodity positions listed on the consolidated balance sheet of Issuer and the Restricted Subsidiaries.

“Unrestricted Subsidiary” means:

(1) each of the Oncor Subsidiaries, Comanche Peak Nuclear Power Company, Nuclear Energy Future Holdings LLC and Nuclear Energy Future Holdings II LLC;

(2) any Subsidiary of the Issuer other than EFIH or any other Guarantor owning Collateral which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(3) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) other than EFIH or any other Guarantor owning Collateral to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “—Certain Covenants—Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

DESCRIPTION OF THE LEGACY NOTES

General

In this description, the terms “we,” “our“ and “us“ each refer to EFH Corp. and its consolidated subsidiaries. The meanings of terms defined in this description are limited to their use in this descripton.

An Indenture and an officer’s certificate relating to each series of Legacy Notes establish the terms of the Legacy Notes (as used in this description, the “notes”). The notes are three separate series of debt securities that EFH Corp. has issued under an Indenture. The notes and all other debt securities issued under any Indenture are collectively referred to herein as “Debt Securities.” Each Indenture permits EFH Corp. to issue an unlimited amount of Debt Securities from time to time. All Debt Securities of any one series need not be issued at the same time, and a series may be reopened for issuances of additional Debt Securities of such series. This means that EFH Corp. may from time to time, without the consent of the existing holders of the notes of any series, issue additional Debt Securities having the same terms and conditions as the notes of any series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on such Debt Securities. Additional Debt Securities issued in this manner will be consolidated with, and will form a single series with, the applicable series of notes.

This section summarizes the material terms of the notes and the Indentures, as supplemented by the officer’s certificates. This summary does not contain a complete description of the notes, the Indentures or the officer’s certificates. You should read this summary together with the Indentures and officer’s certificates for a complete understanding of all of the provisions and for the definitions of some terms used in this summary. Each Indenture and each officer’s certificate is available upon request to EFH Corp. or the Trustee and has been filed with the SEC and incorporated as an exhibit to the registration statement of which this prospectus is a part. In addition, each Indenture is qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of that Act. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions. In this section, EFH Corp. includes references in parentheses to sections of the Indentures. Whenever EFH Corp. refers to particular sections or defined terms of the Indentures herein, those sections or defined terms are incorporated by reference herein.

Because EFH Corp. is a holding company that conducts all of its operations through subsidiaries, holders of the notes will generally have a position junior to the claims of creditors and preferred shareholders of the subsidiaries of EFH Corp. The Indentures do not limit the aggregate amount of indebtedness that EFH Corp. or its subsidiaries may issue, nor, except as set forth below under “Limitation on Liens,” do they limit the ability of EFH Corp. or its subsidiaries to grant a lien on any of their assets. Many of these subsidiaries have outstanding indebtedness and some have outstanding shares of preferred stock. The notes do not limit the amount of indebtedness or preferred stock issuable by EFH Corp.’s subsidiaries. The notes are unsecured obligations of EFH Corp. and rank on parity with EFH Corp.’s other unsecured and unsubordinated indebtedness. As of December 31, 2011, (1) EFH Corp. had $1.176 billion principal amount of senior secured indebtedness and (2) the notes were structurally subordinated to approximately $39.503 billion principal amount of indebtedness (including long-term debt, including amounts due currently, and short-term borrowings) of EFH Corp.’s subsidiaries, including all of TCEH’s and its subsidiaries’ indebtedness and all of Oncor Holdings’ and its subsidiaries’ indebtedness. As of December 31, 2011, TCEH had approximately $1.553 billion of additional available capacity under its senior secured credit facilities (excluding amounts available under its senior secured cash posting credit facility, but including $169 million of available letter of credit capacity), and Oncor had approximately $1.602 billion of additional available capacity under its revolving credit facility (subject to certain bond credit availability). In addition, the TCEH senior secured facilities permit TCEH to issue up to $5.0 billion of secured notes or loans ranking junior to TCEH’s senior secured borrowings.

The Indentures do not contain provisions that afford holders of notes protection in the event of a highly-leveraged transaction or other similar transaction, such as the Merger, involving EFH Corp. or its subsidiaries that may adversely affect the holders.

The notes of each series were issued in fully registered form, without interest coupons, and in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The notes were initially issued in book-entry form and are represented by fully registered global certificates. The global certificates are registered in the name of Cede & Co., as registered owner and as nominee for The Depository Trust Company. Purchases of beneficial interests in a global certificate are made in book-entry form. Except under the limited circumstances described in this prospectus, purchasers of these beneficial interests will not receive certificates representing their beneficial interests in the notes. See “Book Entry; Settlement and Clearance” below.

The notes may be transferred without charge, other than for applicable taxes or other governmental charges, at The Bank of New York in The City of New York.

Maturity and Interest

The 5.55% Notes will mature on November 15, 2014, the 6.50% Notes will mature on November 15, 2024 and the 6.55% Notes will mature on November 15, 2034, unless earlier redeemed. Interest on the notes:

•	is payable in U.S. dollars at the rate of 5.55% with respect to the 5.55% Notes, 6.50% with respect to the 6.50% Notes and 6.55% with respect to the 6.55% Notes;

•

is computed for each interest period on the basis of a 360-day year consisting of twelve 30-day months and with respect to any period less than a full month, on the basis of the actual number of days elapsed during such period;

•	is payable semi-annually in arrears on May 15 and November 15 of each year, and at maturity or earlier redemption; and

•

will be paid to the persons in whose names the notes are registered at the close of business (i) on the business day prior to each interest payment date if the notes are in book-entry only form or (ii) on the 15th calendar day before each interest payment date for the notes if the notes are not in book-entry only form.

EFH Corp. is not required to make transfers or exchanges of the notes for a period of 15 calendar days next preceding an interest payment date.

Optional Redemption

EFH Corp. may redeem the notes of each series, in whole or in part, at its option, at any time and from time to time prior to their maturity. EFH Corp. will give notice of its intent to redeem the notes at least 30 and not more than 60 days prior to the redemption date. If EFH Corp. redeems all or any part of the notes of any series, it will pay a “make-whole” redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed and

•

the sum of the present values of the remaining scheduled payments of principal and interest (excluding the portion of any such interest accrued to the redemption date) on the notes of such series being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points in the case of the 5.55% Notes, 35 basis points in the case of the 6.50% Notes or 35 basis points in the case of the 6.55% Notes, plus, in each case, accrued and unpaid interest on those notes to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the H. 15 Daily Update of the Federal Reserve Bank or (ii) if such release (or any successor release) is not published or does not contain prices on such business day, the Reference Treasury Dealer Quotation actually determined by the Trustee for such redemption date.

“H.15(519)” means the weekly statistical release entitled “H.15 (519) Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519) available through the worldwide website of the Board of Governors of the Federal Reserve System or any successor site or publication.

“Reference Treasury Dealer” means Citigroup Global Markets Inc., and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (Primary Treasury Dealer), EFH Corp. shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

If, at the time notice of redemption is given, the redemption moneys are not held by the Trustee, the redemption may be made subject to their receipt on or before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received.

Upon payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Payment and Paying Agents

In the event that any payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled date. With respect to payments, a business day is a day, other than a Saturday, Sunday or a day on which banking institutions and trust companies are generally authorized or required to remain closed in the place of payment. The place of payment for the notes is The City of New York. Subject to any applicable laws and regulations and the provisions of the Indentures so long as the notes remain in book-entry form, each such payment will be made as described under “Book Entry; Settlement and Clearance” below.

Interest on each note payable on any interest payment date will be paid to the person in whose name that note is registered at the close of business on the regular record date for that interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any note, the defaulted interest may be paid to the holder of that note as of the close of business on a date between 10 and 15 days before the date proposed by EFH Corp. for payment of such defaulted interest or in any other manner permitted by any securities exchange on which that note may be listed, if the Trustee finds it workable. (Indenture, Section 307.)

The principal of, and premium, if any, and interest on the notes at maturity will be payable upon presentation of the notes at the corporate trust office of The Bank of New York, in The City of New York, as paying agent for EFH Corp. However, EFH Corp. may choose to make payment of interest by check mailed to the address of the persons entitled to such payment. EFH Corp. may change the place of payment on the notes, appoint one or more additional paying agents (including EFH Corp.) and remove any paying agent, all at the discretion of EFH Corp. (Indenture, Section 602.)

Registration and Transfer

The transfer of notes may be registered, and notes may be exchanged for other notes of the same series or tranche of authorized denominations and with the same terms and principal amount, at the offices of the Trustee in The City of New York. (Indenture, Section 305.) EFH Corp. may designate one or more additional places, or change the place or places previously designated, for the registration of the transfer and the exchange of the notes. (Indenture, Section 602.) No service charge will be made for any registration of transfer or exchange of the notes. However, EFH Corp. may require payment to cover any tax or other governmental charge that may be imposed in connection with such registration of transfer or exchange. EFH Corp. is not required to execute or to provide for the registration of transfer or the exchange of:

•	any note during the 15 days before an interest payment date;

•	any note during the 15 days before giving any notice of redemption; or

•	any note selected for redemption except the unredeemed portion of any note being redeemed in part.

(Indenture, Section 305.)

Defeasance

EFH Corp. will be discharged from its obligations on the notes of a particular series if it irrevocably deposits with the Trustee or any paying agent, other than EFH Corp., sufficient cash or U.S. government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of that series of notes. (Indenture, Section 701.)

Limitation on Liens

The restrictions described under this “—Limitation on Liens” caption apply only to the 6.50% Notes and the 6.55% Notes.

So long as any notes are outstanding, EFH Corp. will not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any capital stock of any Subsidiary, as defined below, now or hereafter owned by EFH Corp., to secure any Indebtedness, as defined below, without also securing the outstanding notes, and all other indebtedness entitled to be so secured, equally and ratably with the Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured.

This restriction does not apply to, or prevent the creation or existence of, and in connection with (1) and (2) below, any extension, renewal or refunding of:

(1)	any mortgage, pledge, security interest, lien or encumbrance upon any capital stock created at the time the capital stock is acquired by EFH Corp. or within 270 days after that time to secure all or a portion of the purchase price for the capital stock;

(2)	any mortgage, pledge, security interest, lien or encumbrance upon any capital stock existing at the time the capital stock is acquired by EFH Corp., whether or not the secured obligations are assumed by EFH Corp.; or

(3)	any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that either:

(a)	the execution or enforcement of the lien is effectively stayed within 30 days after entry of the corresponding judgment, or the corresponding judgment has been discharged within that 30 day period, and the claims secured by the lien are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;

(b)	the payment of the lien is covered in full by insurance and the insurance company has not denied or contested coverage thereof; or

(c)	so long as the lien is adequately bonded, any appropriate and duly initiated legal proceedings for the review of the corresponding judgment, decree or order shall not have been fully terminated or the period within which these proceedings may be initiated shall not have expired.

Notwithstanding the foregoing, EFH Corp. may, without securing the notes, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien, in addition to liens expressly permitted as described in the preceding paragraphs, upon, capital stock of any Subsidiary now or hereafter owned by EFH Corp. to secure any Indebtedness that would otherwise be subject to the foregoing restriction, up to an aggregate amount which, together with all other such Indebtedness, does not exceed 5% of Consolidated Capitalization, as defined below.

For the purposes of this subsection “Limitation on Liens,” the following terms have the meanings given:

“Assets,” with respect to any entity, means the whole or any part of its business, property, assets, cash and receivables.

“Consolidated Capitalization” means the sum of:

(i) Consolidated Shareholders’ Equity;

(ii) Consolidated Indebtedness for money borrowed, which is total indebtedness as shown on the consolidated balance sheet of EFH Corp. and its Consolidated Subsidiaries, exclusive of any that is due and payable within one year of the date the sum is determined; and, without duplication

(iii) any preference or preferred stock of EFH Corp. or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

“Consolidated Indebtedness” means total indebtedness as shown on the consolidated balance sheet of EFH Corp. and its Consolidated Subsidiaries.

“Consolidated Shareholders’ Equity” means the total Assets of EFH Corp. and its Consolidated Subsidiaries less all liabilities of EFH Corp. and its Consolidated Subsidiaries. As used in this definition, “liabilities” means all obligations that would, in accordance with generally accepted accounting principles in the U.S., be classified on a balance sheet as liabilities, including without limitation:

(i) indebtedness secured by property of EFH Corp. or any of its Consolidated Subsidiaries whether or not EFH Corp. or the Consolidated Subsidiary is liable for the payment of the indebtedness unless, in the case that EFH Corp. or the Consolidated Subsidiary is not so liable, the property has not been included among the Assets of EFH Corp. or the Consolidated Subsidiary on the balance sheet;

(ii) deferred liabilities; and

(iii) indebtedness of EFH Corp. or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of EFH Corp. or such Consolidated Subsidiary.

As used in this definition, “liabilities” includes preference or preferred stock of EFH Corp. or any Consolidated Subsidiary only to the extent of any preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

“Consolidated Subsidiary” means, at any date, any Subsidiary the financial statements of which under generally accepted accounting principles would be consolidated with those of EFH Corp. in its consolidated financial statements as of that date.

“Indebtedness” means:

(i) all indebtedness created or assumed by EFH Corp. for the repayment of money borrowed;

(ii) all indebtedness for money borrowed secured by a lien upon property owned by EFH Corp. and upon which indebtedness for money borrowed EFH Corp. customarily pays interest, although EFH Corp. has not assumed or become liable for the payment of the indebtedness for money borrowed; and

(iii) all indebtedness of others for money borrowed which is guaranteed as to payment of principal by EFH Corp. or in effect guaranteed by EFH Corp. through a contingent agreement to purchase the indebtedness for money borrowed, but excluding from this definition any other contingent obligation of EFH Corp. in respect of indebtedness for money borrowed or other obligations incurred by others.

“Subsidiary” means an entity in which more than 50% of the outstanding voting stock is owned, directly or indirectly, by EFH Corp. and/or by one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock, or its equivalent ownership interest, that ordinarily has voting power for the election of directors or their equivalent, whether at all times or only so long as no senior class of stock has that voting power by reason of any contingency.

(Indenture, Section 608.)

The limitation on liens will not apply to any capital stock owned by subsidiaries of EFH Corp., except as discussed under “–Assignment of Obligations” below, or to any assets (other than capital stock) owned by EFH Corp. or any of its Subsidiaries.

Assignment of Obligations

EFH Corp. may assign its obligations under any series of notes and the related Indenture to a wholly-owned subsidiary, provided that no event of default under such Indenture, or event which with the passage of time or the giving of required notice, or both, would become an event of default under such Indenture, has occurred and is continuing. The subsidiary must assume in writing EFH Corp.’s obligations under the notes and under the related Indenture. EFH Corp. must fully and unconditionally guarantee the payment of the obligations of the assuming subsidiary under the notes and the related Indenture. EFH Corp. must also deliver to the Trustee an opinion of counsel to the effect that holders of the notes, or portions of the principal amount thereof, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the assignment and assumption.

If such an assignment is made:

•	EFH Corp. will be released and discharged from all its other obligations under the notes and the related Indenture;

•	any covenants made by EFH Corp. with respect to the notes would become solely covenants of, and would relate only to, the assuming subsidiary; and

•

there would be no limitation on liens on the capital stock of any Subsidiary, as defined above under “—Limitation on Liens,” that is owned by EFH Corp., but the limitation will apply to capital stock of any subsidiary owned by the assuming subsidiary.

Consolidation, Merger and Sale of Assets

Under the terms of the Indentures governing the 6.50% Notes and the 6.55% Notes, EFH Corp. may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any entity, unless:

•

the surviving or successor entity, or an entity which acquires by conveyance or transfer or which leases EFH Corp.’s properties and assets substantially as an entirety, is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes EFH Corp.’s obligations on all Debt Securities and under that Indenture;

•

immediately after giving effect to the transaction, no event of default under that Indenture, or event which, after notice or lapse of time or both, would become an event of default under that Indenture, shall have occurred and be continuing; and

•	EFH Corp. shall have delivered to the Trustee an officer’s certificate and an opinion of counsel as provided in that Indenture.

Under the terms of the Indenture governing the 5.55% Notes, EFH Corp. may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any entity, unless the surviving or successor entity, or an entity which acquires by conveyance or transfer or which leases EFH Corp.’s properties and assets substantially as an entirety, is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes EFH Corp.’s obligations on all Debt Securities and under that Indenture. A Permitted Asset Transfer will not constitute a conveyance, transfer or lease of EFH Corp.’s properties and assets and is therefore not subject to the requirements described under this caption and a TCEH Transfer will constitute a conveyance, transfer or lease of EFH Corp.’s properties and assets and therefore is subject to the requirements described under this caption.

For the purposes of the preceding paragraph the following definitions will apply:

“Permitted Asset Transfer” means (1) the direct or indirect sale, assignment, transfer, conveyance or other disposition (including by way of merger, wind-up or consolidation) or spin-off by dividend of the equity interests of Energy Future Intermediate Holding Company LLC (“EFIH”) such that EFIH is no longer a Subsidiary of EFH Corp. (including without limitation a merger of EFIH with and into EFH Corp.) or (2) the sale, assignment, transfer, conveyance or other disposition (other than by way of merger, wind-up or consolidation) of all of the equity interests of, and other investments in, Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) any subsidiary of or successor to Oncor Holdings (collectively with Oncor Holdings, the “Oncor Subsidiaries”), or any successor to an Oncor Subsidiary, held by EFIH to a Person (other than an Oncor Subsidiary) that shall continue to hold such ownership interests and other investments.

“TCEH Transfer” means the sale, transfer, disposition or spin-off (including by way of merger, wind-up or consolidation) of (a) the membership interests or other common equity interests of Energy Future Competitive Holdings Company (“EFCH”), Texas Competitive Electric Holdings Company LLC (“TCEH”) or another of the Subsidiaries of EFH Corp. that is a “Restricted Subsidiary” under EFH Corp.’s indenture relating to its Senior Secured Notes due 2019 that holds all or substantially all of the assets of TCEH and its subsidiaries such that EFCH, TCEH or such other Restricted Subsidiary ceases to be a Subsidiary of EFH Corp. or (b) all or substantially all of the assets of TCEH and its subsidiaries, in each case other than any such transfer to another such Restricted Subsidiary.

(Indenture, Section 1101.)

The terms of the Indentures do not restrict:

•	any consolidation or merger in which EFH Corp. is the surviving entity;

•	any conveyance, transfer or lease of any part of the properties of EFH Corp. which does not constitute conveyance, transfer or lease of its properties and assets substantially as an entirety; or

•

the approval or consent of EFH Corp. to any consolidation or merger of any direct or indirect subsidiary or affiliate of EFH Corp., or any conveyance, transfer or lease by any subsidiary or affiliate of any of its assets.

(Indenture, Section 1103.)

Events of Default

“Event of default,” when used in any Indenture with respect to a particular series of notes, means any of the following:

•	failure to pay interest on any note of that series for 30 days after it is due;

•	failure to pay the principal of or any premium on any note of that series when due;

•

failure to perform any other covenant in the Indenture relating to that series of notes that continues for 90 days after EFH Corp. receives written notice from the Trustee, or EFH Corp. and the Trustee receive a written notice from the holders of at least 33% in aggregate principal amount of the outstanding notes of that series; or

•	events of bankruptcy, insolvency or reorganization of EFH Corp. (but not of any subsidiary of EFH Corp.) specified in the Indenture relating to that series of notes,

except that the events described in the third bullet point above would not be an event of default under the Indenture governing the 5.55% Notes.

(Indenture, Section 801.)

An event of default for a particular series of notes does not necessarily constitute an event of default for any other series of notes issued under the Indenture. The Trustee may withhold notice to the holders of notes of any default, except default in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders.

Remedies

If an event of default under an Indenture for notes of a particular series, including each series of the notes, occurs and continues, the Trustee or the holders of at least 33% in aggregate principal amount of all the notes of that series may declare the entire principal amount of all the notes of that series, together with accrued interest, to be due and payable immediately. However, if the event of default is applicable to all outstanding Debt Securities under an Indenture, only the Trustee or holders of at least 33% in aggregate principal amount of all outstanding Debt Securities of all series, voting as one class, and not the holders of any one series, may make that declaration of acceleration.

At any time after a declaration of acceleration with respect to the notes of a particular series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the event of default giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if:

•	EFH Corp. has paid or deposited with the Trustee a sum sufficient to pay:

(1)	all overdue interest on all notes of that series;

(2)	the principal of and premium, if any, on any notes of that series that have otherwise become due and interest that is currently due;

(3)	interest on overdue interest; and

(4)	all amounts due to the Trustee under the relevant Indenture; and

•	any other event of default under the Indenture with respect to the notes of that series has been cured or waived as provided in the Indenture.

There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of EFH Corp. (Indenture, Section 802.)

Other than its duties in case of an event of default under an Indenture, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless the holders offer the Trustee a reasonable indemnity. (Indenture, Section 903.) If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon the Trustee. However, if the event of default under the Indenture relates to more than one series of Debt Securities, only the holders of a majority in aggregate principal amount of all affected series of Debt Securities, considered as one class, will have the right to give this direction. The Trustee is not obligated to comply with directions that conflict with law or other provisions of an Indenture. (Indenture, Section 812.)

No holder of notes of any series will have any right to institute any proceeding under an Indenture, or any remedy under an Indenture, unless:

•	the holder has previously given to the Trustee written notice of a continuing event of default under that Indenture;

•

the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series in respect of which an event of default under that Indenture has occurred and is continuing have made a written request to the Trustee, and have offered reasonable indemnity to the Trustee to institute proceedings; and

•

the Trustee has failed to institute any proceeding for 60 days after notice and has not received during such period any direction from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series in respect of which an event of default under that Indenture has occurred and is continuing, inconsistent with the written request of holders referred to above.

(Indenture, Section 807.)

However, these limitations do not apply to a suit by a holder of a note for payment of the principal of or premium, if any, or interest on the note on or after the applicable due date. (Indenture, Section 808.)

EFH Corp. will provide to the Trustee an annual statement by an appropriate officer as to its compliance with all conditions and covenants under the Indentures. (Indenture, Section 606.)

Modification and Waiver

Without the consent of any holder of the notes, EFH Corp. and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of the covenants of EFH Corp. in an Indenture and in any notes;

•	to add additional covenants of EFH Corp. or to surrender any right or power conferred upon EFH Corp. under an Indenture;

•	to add additional events of default under an Indenture;

•

to change or eliminate or add any provision to an Indenture; provided, however, that if the change, elimination or addition will adversely affect the interests of the holders of notes of any series in any material respect, it will become effective only:

(1)	when the consent of the holders of notes of such series has been obtained in accordance with the relevant Indenture; or

(2)	when no notes of the affected series remain outstanding under the relevant Indenture;

•	to provide collateral security for all but not part of the notes;

•	to establish the form or terms of Debt Securities of any other series as permitted by an Indenture;

•	to provide for the authentication and delivery of bearer securities with or without coupons;

•	to evidence and provide for the acceptance of appointment by a separate or successor Trustee or co-trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the Debt Securities of all or any series;

•	to change any place where principal, premium, if any, and interest shall be payable, notes may be surrendered for registration of transfer or exchange and notices to EFH Corp. may be served;

•	to cure any ambiguity or inconsistency; or

•

to make any other changes to or add provisions with respect to matters and questions arising under an Indenture, provided that the action will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

(Indenture, Section 1201.)

The holders of at least a majority in aggregate principal amount of the Debt Securities of all series then outstanding to which certain restrictive provisions contained or provided for in an Indenture apply, considered as one class, may waive compliance by EFH Corp. with such provisions. (Indenture, Section 607.) The holders of not less than a majority in principal amount of the outstanding notes of any series may waive any past default under an Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the holder of each outstanding Debt Security of any series affected. (Indenture, Section 813.)

If the Trust Indenture Act is amended after the date of an Indenture in such a way as to require changes to that Indenture, that Indenture will be deemed to be amended so as to conform to that amendment to the Trust Indenture Act. EFH Corp. and the Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence the amendment. (Indenture, Section 1201.)

The consent of the holders of a majority in aggregate principal amount of the Debt Securities of all series, including holders of the notes, then outstanding, considered as one class, is required for all other modifications to an Indenture. However, if less than all of the series of Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series that are directly affected, considered as one class, will be required. No such amendment or modification may, without the consent of the holder of each outstanding Debt Security of each series so directly affected:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount of any Debt Security or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Debt Security;

•

reduce the percentage in principal amount of the outstanding Debt Securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of an Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting; or

•	modify some of the provisions of an Indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the Debt Securities of any series.

(Indenture, Section 1202.)

A supplemental indenture that changes the Indenture solely for the benefit of one or more particular series of Debt Securities, or modifies the rights of the holders of Debt Securities of one or more series, will not affect the rights under an Indenture of the holders of the Debt Securities of any other series. (Indenture, Section 1202.)

The Indenture provides that Debt Securities owned by EFH Corp. or anyone else required to make payment on the Debt Securities or their respective affiliates shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Indenture, Section 101.)

EFH Corp. may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but EFH Corp. shall have no obligation to do so. If EFH Corp. fixes a record date, that request, demand, authorization, direction, notice, consent, waiver or other such act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding notes have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other such act of the holders. For that purpose, the outstanding notes shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other such act of a holder of any Debt Security will bind every future holder of that Debt Security and the holder of every Debt Security issued upon the registration of transfer of or in exchange for that Debt Security. A transferee will also be bound by acts of the Trustee or EFH Corp. in reliance thereon, whether or not notation of that action is made upon the Debt Security. (Indenture, Section 104.)

Resignation of a Trustee

The Trustee may resign at any time by giving written notice to EFH Corp. or may be removed at any time by act of the holders of a majority in principal amount of all series of Debt Securities then outstanding delivered to the Trustee and EFH Corp. No resignation or removal of the Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if EFH Corp. has delivered to the Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the relevant Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with such Indenture. (Indenture, Section 910.)

Notices

Notices to holders of the notes of each series will be given by mail to the addresses of such holders as they may appear in the security register for the notes of that series. (Indenture, Section 106.)

Title

EFH Corp., the Trustee, and any agent of EFH Corp. or of the Trustee, may treat the person in whose name any note is registered as the absolute owner of that note, whether or not such note may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Indenture, Section 308.)

Governing Law

The Indentures and the notes provide that they will be governed by, and construed in accordance with, the laws of the State of New York. (Indenture, Section 112.)

Information About the Trustee

The Trustee under each Indenture will be The Bank of New York. In addition to acting as Trustee, The Bank of New York acts, and may act, as trustee under various other indentures, trusts and guarantees of EFH Corp. and its affiliates. EFH Corp. and its affiliates maintain deposit accounts and credit and liquidity facilities and conduct other commercial and investment banking transactions with the Trustee and its affiliates in the ordinary course of their businesses.

DESCRIPTION OF THE SENIOR NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the terms “we,” “our” and “us” each refer to Energy Future Holdings Corp. and its consolidated Subsidiaries; and (ii) the term “Issuer” refers only to Energy Future Holdings Corp. and not any of its Subsidiaries. The meanings of terms defined in this description are limited to their use in this description.

As of the date of this prospectus, $1,786,546,000 aggregate principal amount of the Issuer’s 10.875% senior notes due 2017 (the “Cash Pay Notes”) and $3,221,526,485 aggregate principal amount of the Issuer’s 11.250%/12.000% optional PIK interest senior notes due 2017 (as used in this description, the “Toggle Notes” and, together with the Cash Pay Notes, the “Notes”) are outstanding, including $4.375 billion aggregate principal amount held by Energy Future Intermediate Holding Company LLC (“EFIH”). The Notes were issued under an Indenture dated as of October 31, 2007 (as amended and supplemented as of the date of this prospectus, the “Indenture”) among the Issuer, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”). The Notes were issued in private transactions that were not subject to the registration requirements of the Securities Act. Except as set forth herein, the terms of the Notes are substantially identical and include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

Oncor Electric Delivery Company LLC (“Oncor Electric Delivery”) has undertaken certain ring-fencing measures to separate itself, its subsidiaries and its immediate parent, Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), from the Issuer and the Issuer’s other Subsidiaries. Those measures include the Oncor Subsidiaries being treated as “Unrestricted Subsidiaries” with respect to the Notes, the 9.75% Senior Secured Notes due 2019 (the “2019 Notes”) and the 10.000% Senior Secured Notes due 2020 (the “2020 Notes”), in each case issued by the Issuer, and with respect to the 9.75% Senior Secured Notes due 2019, the 10.000% Senior Secured Notes due 2020, the 11% Senior Secured Second Lien Notes due 2021 and the 11.750% Senior Secured Second Lien Notes due 2022, in each case issued by EFIH and EFIH Finance Inc. As Unrestricted Subsidiaries, the Oncor Subsidiaries are not subject to any of the covenants described herein and do not guarantee the Notes.

The Holders of the Notes, by accepting the Notes, acknowledge (i) the legal separateness of the Issuer and the Guarantors from the Oncor Subsidiaries, (ii) that the lenders under the Oncor Electric Delivery Facility and the noteholders under Oncor’s existing debt instruments have likely advanced funds thereunder in reliance upon the separateness of the Oncor Subsidiaries from the Issuer and the Guarantors, (iii) that the Oncor Subsidiaries have assets and liabilities that are separate from those of the Issuer and its other Subsidiaries, (iv) that the obligations owing under the Notes are obligations and liabilities of the Issuer and the Guarantors only, and are not the obligations or liabilities of any Oncor Subsidiary, (v) that the Holders of the Notes shall look solely to the Issuer and the Guarantors and their assets, and not to any assets, or to the pledge of any assets, owned by any Oncor Subsidiary, for the repayment of any amounts payable pursuant to the Notes and for satisfaction of any other obligations owing to the Holders under the Indenture, the Registration Rights Agreement and any related documents and (vi) that none of the Oncor Subsidiaries shall be personally liable to the Holders of the Notes for any amounts payable, or any other obligation, under the Indenture, the Registration Rights Agreement or any related documents.

The Holders of the Notes, by accepting the Notes, acknowledge and agree that the Holders of the Notes shall not (i) initiate any legal proceeding to procure the appointment of an administrative receiver or (ii) institute any bankruptcy, reorganization, insolvency, winding up, liquidation, or any like proceeding under applicable law, against any Oncor Subsidiary, or against any of the Oncor Subsidiaries’ assets. The Holders further acknowledge and agree that each of the Oncor Subsidiaries is a third party beneficiary of the forgoing covenant and shall have the right to specifically enforce such covenant in any proceeding at law or in equity. The foregoing acknowledgements and agreements are contained in the Indenture.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under the heading “Incorporation by Reference.”

Brief Description of Notes and the Guarantees

The Notes:

•	are senior obligations of the Issuer and rank equally in right of payment with all Senior Indebtedness of the Issuer (including the applicable Existing Notes, the 2019 Notes and the 2020 Notes);

•	are effectively subordinated to any Indebtedness of the Issuer secured by assets of the Issuer, to the extent of the value of the assets securing such Indebtedness;

•

are structurally subordinated to all Indebtedness and other liabilities of non-guarantor Subsidiaries, including the Oncor Subsidiaries, TCEH and its Subsidiaries, any of the Issuer’s Foreign Subsidiaries and any other Unrestricted Subsidiaries;

•	are senior in right of payment to any future Subordinated Indebtedness of the Issuer; and

•	are initially unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Energy Future Competitive Holdings Company (“EFCH”) and by EFIH, as described below under “—Guarantees.”

The Guarantees:

•	are a general senior obligation of each Guarantor;

•	are not secured;

•	rank equally in right of payment with all existing and future Senior Indebtedness of each Guarantor;

•	are effectively subordinated to all secured Indebtedness of each Guarantor to the extent of the value of the assets securing such Indebtedness;

•

are structurally subordinated to any existing and future indebtedness and liabilities of Subsidiaries of a Guarantor that do not Guarantee the Notes, including the Oncor Subsidiaries in the case of EFIH, and TCEH and its Subsidiaries in the case of EFCH, and any other Unrestricted Subsidiaries; and

•	are senior in right of payment to any future Subordinated Indebtedness of each Guarantor.

See “Risk Factors — Risks Related to the EFH Corp. Senior Notes — The liabilities of each of EFH Corp. and EFCH currently exceed its assets as shown on its most recent balance sheet. If a court were to find that EFH Corp., EFCH or EFIH were insolvent before or after giving effect to the issuance of the EFH Corp. Senior Notes and did not receive reasonably equivalent value or fair consideration for the issuance of the EFH Corp. Senior Notes or the incurrence of a guarantee, as applicable, the court may void all or a portion of the obligations represented by the EFH Corp. Senior Notes or the guarantee of the EFH Corp. Senior Notes by EFCH or EFIH as a fraudulent conveyance.”

Guarantees

The Guarantors, as primary obligors and not merely as sureties, initially jointly and severally fully and unconditionally guaranteed, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Issuer and the Guarantors are holding companies and none of the Issuer’s or the Guarantors’ other Subsidiaries guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or the Guarantors. None of TCEH, the Subsidiaries of TCEH, or the Oncor Subsidiaries guarantee the Notes. For the year ended December 31, 2011, the non-guarantor Subsidiaries generated all of the Issuer’s reported consolidated total revenue. In addition, as of December 31, 2011, the non-guarantor Subsidiaries held substantially all of the Issuer’s reported consolidated total assets.

Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. However, this limitation may not be effective to prevent a Guarantee from being voided under fraudulent conveyance law, or may reduce or eliminate a Guarantor’s obligation to an amount that effectively makes its Guarantee worthless.

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the EFH Corp. Senior Notes—The liabilities of each of EFH Corp. and EFCH currently exceed its assets as shown on its most recent balance sheet. If a court were to find that EFH Corp., EFCH or EFIH were insolvent before or after giving effect to the issuance of the EFH Corp. Senior Notes and did not receive reasonably equivalent value or fair consideration for the issuance of the EFH Corp. Senior Notes or the incurrence of a guarantee, as applicable, the court may void all or a portion of the obligations represented by the EFH Corp. Senior Notes or the guarantee of the EFH Corp. Senior Notes by EFCH or EFIH as a fraudulent conveyance.”

Each Guarantee by a Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1)(a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or sale of all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Guarantor that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(d) the exercise by the Issuer of its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the discharge of the Issuer’s obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Holding Company Structure

The Issuer is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. Accordingly, the Issuer is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. Each of the Guarantors is also a holding company for its Subsidiaries. See “Risk Factors—Risks Related to Structure—EFH Corp. is a holding company and its obligations are structurally subordinated to existing and future liabilities and preferred stock of its subsidiaries.”

Paying Agent and Registrar for the Notes

The Issuer will maintain one or more paying agents for the Notes. As of the date of this prospectus, the paying agent for the Notes is the Trustee at its offices in Houston, Texas.

The Issuer will also maintain a registrar. As of the date of this prospectus, the registrar is the Trustee at its offices in Houston, Texas. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any Note selected for redemption. Also, the Issuer will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

As of the date of this prospectus, $5,008,072,485 in aggregate principal amount of Notes is outstanding, of which $1,786,546,000 in aggregate principal amount are Cash Pay Notes and $3,221,526,485 in aggregate principal amount are Toggle Notes. EFIH holds $4.375 billion aggregate principal amount of the Notes. The Notes will mature on November 1, 2017. On May 1, 2017, the Issuer shall repay in full in U.S. dollars an amount of Toggle Notes equal to $50,000,000, which shall be made on a pro rata basis based on the aggregate principal amount of Toggle Notes outstanding. Subject to compliance with the covenant described below under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional Cash Pay Notes and/or Toggle Notes from time to time under the Indenture (any such Cash Pay Notes or Toggle Notes, “Additional Notes”). In addition, in connection with the payment of PIK Interest (as defined below) or Partial PIK Interest (as defined below) in respect of the Toggle Notes, the Issuer is entitled to, without the consent of the Holders, increase the outstanding principal amount of the Toggle Notes or issue additional Toggle Notes (the “PIK Notes”) under the Indenture on the same terms and conditions as the Toggle Notes (in each case, the “PIK Payment”). The Cash Pay Notes and the Toggle Notes are each a separate series of Notes but are treated as a single class of securities under the Indenture, except as otherwise stated herein. As a result, Holders of each series of Notes have no separate rights to, among other things, give notice of Defaults or to direct the Trustee to exercise remedies during an Event of Default or otherwise. Except as described under “—Amendment, Supplement and Waiver,” the Notes, the PIK Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase.

Cash Pay Notes

Interest on the Cash Pay Notes accrues at the rate of 10.875% per annum and is payable semi-annually in arrears on May 1 and November 1 to the Holders of Cash Pay Notes of record on the immediately preceding April 15 and October 15. Interest on the Cash Pay Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Cash Pay Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Toggle Notes

Interest on the Toggle Notes is payable semi-annually in arrears on May 1 and November 1 of each year to the Holders of Toggle Notes of record on the immediately preceding April 15 and October 15. Interest on the Toggle Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Toggle Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

For any interest payment period after the initial interest payment period and prior to November 1, 2012, the Issuer may, at its option, elect to pay interest on the Toggle Notes:

•	entirely in cash (“Cash Interest”);

•	entirely by increasing the principal amount of the outstanding Toggle Notes or by issuing PIK Notes (“PIK Interest”); or

•

on 50% of the outstanding principal amount of the Toggle Notes in cash and on 50% of the principal amount by increasing the principal amount of the outstanding Toggle Notes or by issuing PIK Notes (“Partial PIK Interest”).

The Issuer must elect the form of interest payment for the Toggle Notes with respect to each interest period by delivering a notice to the Trustee prior to the beginning of each interest period. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on the Toggle Notes shall be payable according to the election for the previous interest period. After November 1, 2012, the Issuer will make all interest payments on the Toggle Notes entirely in cash. Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption of Toggle Notes as described under “—Optional Redemption—Toggle Notes” shall be made solely in cash.

Cash Interest on the Toggle Notes accrues at a rate of 11.250% per annum and is payable in cash. PIK Interest on the Toggle Notes accrues at a rate of 12.000% per annum and is payable (x) with respect to Toggle Notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee on the relevant record date, by increasing the principal amount of the outstanding global Toggle Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1,000) (or, if necessary, pursuant to the requirements of DTC, to authenticate new global Toggle Notes executed by the Issuer with such increased principal amounts) and (y) with respect to Toggle Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. In the event that the Issuer elects to pay Partial PIK Interest for any interest period, each Holder will be entitled to receive Cash Interest in respect of 50% of the principal amount of the Toggle Notes held by such Holder on the relevant record date and PIK Interest in respect of 50% of the principal amount of the Toggle Notes held by such Holder on the relevant record date. Following an increase in the principal amount of the outstanding global Toggle Notes as a result of a PIK Payment, the global Toggle Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Toggle Notes issued pursuant to a PIK Payment will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Toggle Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description PIK on the face of such PIK Note.

Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the Notes” section include any PIK Notes and Additional Notes that are actually issued, and references to “principal amount” of the Notes includes any increase in the principal amount of the outstanding Notes as a result of a PIK Payment.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City of Houston and State of Texas or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in Houston, Texas will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

Except as set forth under “—Principal, Maturity and Interest” above, the Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Cash Pay Notes

Except as set forth below, the Issuer will not be entitled to redeem Cash Pay Notes at its option prior to November 1, 2012.

At any time prior to November 1, 2012, the Issuer may redeem all or a part of the Cash Pay Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Cash Pay Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Cash Pay Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Cash Pay Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 1, 2012, the Issuer may redeem the Cash Pay Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Cash Pay Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Cash Pay Notes to be redeemed) set forth below, plus accrued and unpaid interest to the applicable Redemption Date, subject to the right of Holders of Cash Pay Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage

2012	105.438%

2013	103.625%

2014	101.813%

2015 and thereafter	100.000%

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Cash Pay Notes, the Trustee shall select the Cash Pay Notes to be redeemed in the manner described under “—Selection and Notice.”

Toggle Notes

Except as set forth below, the Issuer will not be entitled to redeem Toggle Notes at its option prior to November 1, 2012.

At any time prior to November 1, 2012, the Issuer may redeem all or a part of the Toggle Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Toggle Notes or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Toggle Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to the Redemption Date, subject to the rights of Holders of Toggle Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 1, 2012, the Issuer may redeem the Toggle Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Toggle Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Toggle Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of Toggle Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1 of each of the years indicated below:

Year	Percentage

2012	105.625%

2013	103.750%

2014	101.875%

2015 and thereafter	100.000%

At the end of any “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Issue Date (each, an “Optional Interest Repayment Date”), the Issuer may pay in cash, without duplication, all accrued and unpaid interest, if any, and all accrued but unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) on each Toggle Note then outstanding up to, in the aggregate, the Optional Interest Repayment Amount (each such redemption, an “Optional Interest Repayment”). The “Optional Interest Repayment Amount” shall mean, as of each Optional Interest Repayment Date, the excess, if any, of (a) the aggregate amount of accrued and unpaid interest and all accrued and unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) with respect to the Toggle Notes, over (b) an amount equal to the product of (i) the “issue price” (as defined in Sections 1273(b) and 1274(a) of the Code) of the Toggle Notes multiplied by (ii) the “yield to maturity” (as defined in the Treasury Regulation Section 1.1272-1(b)(1)(i)) of the Toggle Notes, minus (c) $50,000,000.

Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.

If the Issuer redeems less than all of the outstanding Toggle Notes, the Trustee shall select the Toggle Notes to be redeemed in the manner described under “—Selection and Notice.”

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less can be redeemed in part.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or Redemption Date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed. The notice will also state any conditions applicable to a redemption.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption but such redemption may be subject to one or more conditions precedent. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

Certain Covenants

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on, or in respect of, the Issuer’s Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Issuer or any direct or indirect parent of the Issuer for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Issuer for cash from, the Investors, or guarantee any Indebtedness of any Affiliates of the Issuer for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Investors unless at the time and after giving effect to such payment, the Consolidated Leverage Ratio of the Issuer would be equal to or less than 7.00 to 1.00.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer, expressly assumes (i) all the obligations of the Issuer under the Notes and the Indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee and (ii) the Registration Rights Agreement;

(3) [Intentionally omitted];

(4) [Intentionally omitted];

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6) [Intentionally omitted].

The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable.

(1) Any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)(a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) [Intentionally omitted]; and

(d) [Intentionally omitted]; or

(2) [Intentionally omitted].

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

For the purposes of the first sentence of the first paragraph and the first sentence of the third paragraph only under this “—Merger, Consolidation or Sale of All or Substantially All Assets” caption, (i) a Permitted Asset Transfer will not constitute the sale, assignment, transfer, lease, conveyance or disposal of all or substantially all of the assets of the Issuer and, accordingly the Issuer or any of its Subsidiaries may consummate a Permitted Asset Transfer without being subject to the requirements described under this “—Merger, Consolidation or Sale of All or Substantially All Assets” caption, and (ii) a TCEH Transfer will constitute the sale, assignment, transfer, lease, conveyance or disposal of all or substantially all of the assets of the Issuer and, accordingly, if the Issuer or any of its Subsidiaries consummates a TCEH Transfer, it must comply with the requirements described under this “—Merger, Consolidation or Sale of All or Substantially All Assets” caption.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC, the Issuer will comply with the reporting obligations set forth under Section 314(a) of the Trust Indenture Act.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer or any Restricted Subsidiary for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the outstanding Notes to comply with any of its obligations, covenants or agreements described under the caption “Certain Covenants—Limitation on Restricted Payments”;

(4) [Intentionally omitted];

(5) [Intentionally omitted];

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

(7) the Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer’s and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes, the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)(a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the Notes issued thereunder or any Guarantee may be waived with the consent of the Holders of a majority in principal amount of the outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes); provided, however, that if any amendment, waiver or other modification will affect only the Cash Pay Notes or Toggle Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding Cash Pay Notes or Toggle Notes (and not the consent of at least a majority of all Notes), as the case may be, shall be required.

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder to;

(1) cure any ambiguity, omission, mistake, defect or inconsistency;

(2) provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) comply with the covenant relating to mergers, consolidations and sales of assets;

(4) provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;

(10) add a Guarantor under the Indenture;

(11) conform the text of the Indenture, Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes;

(12) make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(13) mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee for the benefit of the Holders of the Notes, as security for the payment and performance of all or any portion of the Obligations, in any property or assets.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and the Guarantees are governed by and will be construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2)(A) with respect to the Toggle Notes, the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Toggle Note at November 1, 2012 (such redemption price being set forth in the table appearing under the caption “Optional Redemption—Toggle Notes”), plus (ii) all required interest payments (calculated based on the cash interest rate payable on the Toggle Notes) due on such Toggle Note through November 1, 2012 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Toggle Note, or

(B) with respect to the Cash Pay Notes, the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Cash Pay Note at November 1, 2012 (such redemption price being set forth in the tables appearing under the caption “Optional Redemption—Cash Pay Notes”), plus (ii) all required interest payments due on such Cash Pay Note through November 1, 2012 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Cash Pay Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment (including any such equipment that has been refurbished in contemplation of such disposition) in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets”;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $75.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h)(i) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (other than an Oncor Subsidiary) and (ii) up to $1,250.0 million of aggregate Net Proceeds from the sale of Equity Interests in, or Indebtedness or other securities of, any of the Oncor Subsidiaries; provided that such $1,250.0 million of Net Proceeds are used to reduce intercompany loans from TCEH outstanding at the time such Net Proceeds are received and required to be repaid therefrom);

(i) foreclosures on assets;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility for the benefit of the Issuer or any of its Restricted Subsidiaries;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) [Intentionally omitted];

(m) sales, transfers and other dispositions (i) of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) to joint ventures in connection with the dissolution or termination of a joint venture to the extent required pursuant to joint venture and similar arrangements;

(n) [Intentionally omitted];

(o) [Intentionally omitted];

(p) [Intentionally omitted];

(q) any Casualty Event provided the Issuer or such Restricted Subsidiary delivers to the Trustee a Restoration Certificate with respect to plans to invest (and reinvests within 450 days from the date of receipt of the Net Proceeds);

(r) the execution of (or amendment to), settlement of or unwinding of any Hedging Obligation in the ordinary course of business;

(s) any disposition of mineral rights (other than coal and lignite mineral rights);

(t) any sale, transfer or other disposal of any real property that is (i) primarily used or intended to be used for mining which has either been reclaimed, or has not been used for mining in a manner which requires reclamation, and in either case has been determined by TCEH not to be necessary for use for mining, (ii) used as buffer land, but no longer serves such purpose or its use is restricted such that it will continue to be buffer land, or (iii) was acquired in connection with power generation facilities, but has been determined by TCEH to no longer be commercially suitable for such purpose;

(u) [Intentionally omitted];

(v) dispositions of power, capacity, heat rate, renewable energy credits, waste by-products, energy, electricity, coal and lignite, oil and other petroleum based liquids, emissions and other environmental credits, ancillary services, fuel (including all forms of nuclear fuel and natural gas) and other related assets or products of services, including assets related to trading activities or the sale of inventory or contracts related to any of the foregoing, in each case in the ordinary course of business;

(w) [Intentionally omitted];

(x) any disposition of assets in connection with salvage activities; and

(y) any sale, transfer or other disposition of any assets required by any Government Authority.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations existing on the Closing Date (i) that were not included on the balance sheet of the Issuer as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment shall for all purposes not be treated as Capitalized Lease Obligations.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2) euros or any national currency of any participating member state of the EMU or such local currencies held by the Issuer and its Restricted Subsidiaries from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities, unless such securities are deposited to defease Indebtedness, of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital. and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Interest” has the meaning set forth under “Principal, Maturity and Interest—Toggle Notes.”

“Casualty Event” means any taking under power of eminent domain or similar proceeding and any insured loss; provided that any such taking or similar proceeding or insured loss that results in Net Proceeds of less than $75.0 million shall not be deemed a Casualty Event.

“Closing Date” means October 10, 2007.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Collateral Posting Facility” means any senior cash posting credit facility, the size of which is capped by the mark-to-market loss, inclusive of any unpaid settlement amounts, of TCEH and its subsidiaries on a hypothetical portfolio of commodity swaps, forwards, and futures transactions that correspond to or replicate all or a portion of actual transactions by TCEH and its subsidiaries that are outstanding on, or entered into from time to time on or after the Closing Date.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, nuclear fuel costs, depletion of coal or lignite reserves, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances or any Collateral Posting Facility or similar facilities, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion of asset retirement obligations and accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of the Existing Notes or other Indebtedness in connection with the application of purchase accounting, (w) any Additional Interest and any comparable “additional interest” with respect to other securities, (x) amortization of reacquired Indebtedness, deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of the Issuer computed as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of the Issuer for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including Transaction fees and expenses to the extent incurred on or prior to December 31, 2008), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles during such period shall be excluded;

(3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded;

(5) the Net Income for such period of any Person that is (a) not a Subsidiary, (b) an Unrestricted Subsidiary or (c) accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(6) Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of all adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(8) any net after-tax effect of income (loss) attributable to the early extinguishment of Indebtedness (other than Hedging Obligations) shall be excluded;

(9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Issuer or any of its direct or indirect parent companies in connection with the Transactions, shall be excluded;

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

(12) accruals and reserves that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded;

(13) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded;

(14) any net after-tax effect of unrealized income (loss) attributable to Hedging Obligations or other derivative instruments shall be excluded; and

(15) any benefit from any fair market value of any contract as recorded on the balance sheet at the time of the Transactions shall be excluded.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, debt obligations evidenced by promissory notes and similar instruments, letters of credit (only to the extent of any unreimbursed drawings thereunder) and Obligations in respect of Capitalized Lease Obligations, plus (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, less (3) the aggregate amount of all Unrestricted Cash and less (4) all Deposit L/C Loans and Incremental Deposit L/C Loans outstanding on such date of determination. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Covered Commodity” means any energy, electricity, generation capacity, power, heat rate, congestion, natural gas, nuclear fuel (including enrichment and conversion), diesel fuel, fuel oil, other petroleum-based liquids, coal, lignite, weather, emissions and other environmental credits, waste by-products renewable energy credit, or any other energy related commodity or service (including ancillary services and related risks (such as location basis)).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deposit L/C Loan” means Deposit L/C Loans under, and as defined in, the TCEH Senior Secured Facilities.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise, excise, value-added and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period, deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any fees, expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by such Person and its Restricted Subsidiaries by the Indenture (including a refinancing transaction or amendment or other modification of any debt instrument) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes, the offering of the TCEH Notes and any interim bridge facilities related thereto and the TCEH Senior Secured Facilities and any Receivables Facility, (ii) any amendment or other modification of the Notes, (iii) any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed and (iv) any charges or non-recurring merger costs as a result of any such transaction, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions after the Closing Date, costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write-offs or write-downs. reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related indemnities and expenses paid in such period to the Investors and deducted (and not added back) in calculating Consolidated Net Income; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period and added to EBITDA until fully realized), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 12 months after the date of determination to take such action and some portion of the benefit is expected to be realized within 12 months of taking such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $150.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility deducted (and not added back) in calculating Consolidated Net Income; plus

(k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests (other than Disqualified Stock) of the Issuer (or any direct or indirect parent thereof); plus

(l) Expenses Relating to a Unit Outage; provided that the only Expenses Relating to a Unit Outage that may be included in EBITDA shall be, without duplication (i) up to $250.0 million per fiscal year of Expenses Relating to a Unit Outage incurred within the first 12 months after any planned or unplanned outage of any Unit by reason of any action by any regulatory body or other Government Authority or to comply with any applicable law and (ii) up to $100.0 million per fiscal year of Expenses Relating to a Unit Outage incurred within the first 12 months after any planned outage of any Unit for purposes of expanding or upgrading such Unit; plus

(m) cash receipts (or any netting arrangements resulting in increased cash receipts) not added in arriving at EBITDA or Consolidated Net Income in any period to the extent the non-cash gains relating to such receipts were deducted in the calculation of EBITDA pursuant to paragraph (2) below for any previous period and not added; and

(2) decreased by (without duplication) (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, (b) cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at EBITDA or Consolidated Net Income in any period to the extent non-cash losses relating to such expenditures were added in the calculation of EBITDA pursuant to paragraph (1) above for any previous period and not deducted, and (c) the amount of any minority interest income consisting of Subsidiary losses attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income.

“EFH Senior Interim Facility” means the interim loan agreement, dated as of the Closing Date by and among the Issuer, as borrower, EFCH and EFIH, as guarantors, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications or restatements thereof.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“ERCOT” means the Electric Reliability Council of Texas.

“euro” means the single currency of participating member states of the EMU.

“Event of Default” has the meaning set forth under “Events of Default and Remedies.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after the Closing Date from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be.

“Existing Notes” means

•	Energy Future Holdings Corp. 5.55% Fixed Senior Notes Series P due 2014;

•	Energy Future Holdings Corp. 6.50% Fixed Senior Notes Series Q due 2024;

•	Energy Future Holdings Corp. 6.55% Fixed Senior Notes Series R due 2034;

•	Energy Future Holdings Corp. 6.375% Series C Senior Notes due 2008;

•	Energy Future Holdings Corp. Floating Convertible Senior Notes due 2033;

•	Energy Future Competitive Holdings Floating Rate Junior Subordinated Debentures, Series D due 2037;

•	Energy Future Competitive Holdings 8.175% Fixed Junior Subordinated Debentures, Series E due 2037;

•	Portion of Energy Future Holdings Corp. 4.80% Series O Senior Notes due 2009 not tendered;

•	Portion of TCEH 6.125% Senior Notes due 2008 not tendered;

•	Portion of TCEH 7.000% Senior Notes due 2013 not tendered;

•	Energy Future Competitive Holdings 7.460% Fixed Secured Bonds with amortizing payments to 2015;

•	Energy Future Competitive Holdings 9.580% Fixed Notes due in semi-annual installments to 2019;

•	Energy Future Competitive Holdings 8.254% Fixed Notes due in quarterly installments to 2021;

Pollution Control Revenue Bonds—Brazos River Authority:

•	5.400% Fixed Series 1994A due May 1, 2029;

•	7.700% Fixed Series 1999A due April 1, 2033;

•	6.750% Fixed Series 1999B due September 1, 2034, remarketing date April 1, 2013;

•	7.700% Fixed Series 1999C due March 1, 2032;

•	Floating Rate Series 2001A due October 1, 2030;

•	5.750% Fixed Series 2001C due May 1, 2036, remarketing date November 1, 2011;

•	Floating Rate Series 2001D due May 1, 2033;

•	Floating Rate Taxable Series 2001I due December 1, 2036;

•	Floating Rate Series 2002A due May 1, 2037;

•	6.750% Fixed Series 2003A due April 1, 2038, remarketing date April 1, 2013;

•	6.300% Fixed Series 2003B due July 1, 2032;

•	6.750% Fixed Series 2003C due October 1, 2038;

•	5.400% Fixed Series 2003D due October 1, 2029, remarketing date October 1, 2014;

•	5.000% Fixed Series 2006 due March 1, 2041;

Pollution Control Revenue Bonds—Sabine River Authority of Texas:

•	6.450% Fixed Series 2000A due June 1, 2021;

•	5.500% Fixed Series 2001A due May 1, 2022, remarketing date November 1, 2011;

•	5.750% Fixed Series 2001B due May 1, 2030, remarketing date November 1, 2011;

•	5.200% Fixed Series 2001C due May 1, 2028;

•	5.800% Fixed Series 2003A due July 1, 2022;

•	6.150% Fixed Series 2003B due August 1, 2022;

Pollution Control Revenue Bonds—Trinity River Authority of Texas:

•	6.250% Fixed Series 2000A due May 1, 2028;

in each case to the extent outstanding on the Closing Date.

“Existing Notes Indentures” means each of the indentures or other documents containing the terms of the Existing Notes.

“Expenses Relating to a Unit Outage” means any expenses or other charges as a result of any outage or shut-down of any Unit, including any expenses or charges relating to (a) restarting any such Unit so that it may be placed back in service after such outage or shut-down, (b) purchases of power, natural gas or heat rate to meet commitments to sell, or offset a short position in, power, natural gas or heat rate that would otherwise have been met or offset from production generated by such Unit during the period of such outage or shut-down, net of the expenses not in fact incurred (including fuel and other operating expenses) that would have been incurred absent such an outage or shut down and (c) starting up, operating, maintaining and shutting down any other Unit that would not otherwise have been operating absent such outage or shut-down, including the fuel and other operating expenses to the extent in excess of the expenses not in fact incurred (including fuel and other operating costs) that would have been incurred absent such outage or shut down, incurred to start-up, operate, maintain and shut-down such Unit and that are required during the period of time that the shut-down or outaged Unit is out of service in order to meet the commitments of such shut-down or outaged Unit to sell, or offset a short position in, power, natural gas or heat rate.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Closing Date.

“Government Authority” means any nation or government, any state, province, territory or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation ERCOT.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means with respect to any Person, the obligations of such Person under (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) physical or financial commodity contracts or agreements, power purchase or sale agreements, fuel purchase or sale agreements, environmental credit purchase or sale agreements, power transmission agreements, commodity transportation agreements, fuel storage agreements, netting agreements (including Netting Agreements), capacity agreement and commercial or trading agreements, each with respect to, or including the purchase, sale, exchange of (or the option to purchase, sell or exchange), transmission, transportation, storage, distribution, processing, sale, lease or hedge of, any Covered Commodity price or price indices for any such Covered Commodity or services or any other similar derivative agreements, and any other similar agreements.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Incremental Deposit L/C Loans” means Incremental Deposit L/C Loans under, and as defined in, the TCEH Senior Secured Facilities.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that the amount of Indebtedness of such first Person for purposes of this clause (3) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such first Person in good faith;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities or (c) amounts payable by and between the Issuer and its Subsidiaries in connection with retail clawback or other regulatory transition issues.

“Initial Purchasers” means Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc. and Lehman Brothers Inc.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Investors” means Kohlberg Kravis Roberts & Co. L.P., TPG Capital, L.P., J.P. Morgan Ventures Corporation, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and LB I Group and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means the first date on which any Notes are issued pursuant to the Indenture.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including a Casualty Event), including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale (including a Casualty Event), net of the direct costs relating to such Asset Sale (including a Casualty Event) and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Netting Agreement” shall mean a netting agreement, master netting agreement or other similar document having the same effect as a netting agreement or master netting agreement and, as applicable, any collateral annex, security agreement or other similar document related to any master netting agreement or Permitted Contract.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in the Indenture.

“Oncor Electric Delivery Facility” means the revolving credit agreement entered into as of the Closing Date by and among Oncor Electric Delivery, as borrower, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“Oncor Holdings” means Oncor Electric Delivery Holdings LLC.

“Oncor Subsidiaries” means the Subsidiaries of Energy Future Intermediate Holding, including Oncor Holdings and its Subsidiaries, all of which shall be Unrestricted Subsidiaries existing on the Issue Date.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Partial PIK Interest” has the meaning set forth under “Principal, Maturity and Interest—Toggle Notes.”

“Permitted Asset Transfer” means (1) the direct or indirect sale, assignment, transfer, conveyance or other disposition (including by way of merger, wind-up or consolidation) or spin-off by dividend of the Equity Interests of EFIH such that EFIH is no longer a Subsidiary of the Issuer (including without limitation a merger of EFIH with and into the Issuer) or (2) the sale, assignment, transfer, conveyance or other disposition (other than by way of merger, wind-up or consolidation) of all of the Equity Interests of, and other Investments in, Oncor Holdings or another Oncor Subsidiary or successor to Oncor Holdings or an Oncor Subsidiary held by EFIH to a Person (other than an Oncor Subsidiary) that shall continue to hold such Equity Interests and other Investments.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Closing Date;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies;

(10) guarantees of Indebtedness of the Issuer or any of its Restricted Subsidiaries;

(11) [Intentionally omitted];

(12) Investments consisting of purchases and acquisitions of inventory, fuel (including all forms of nuclear fuel), supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect any Receivables Facility for the benefit of the Issuer or any of its Restricted Subsidiaries;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(18) any Investment in Shell Wind in an aggregate amount not to exceed $1,500.0 million; and

(19) one or more letters of credit in an aggregate amount not to exceed $170.0 million posted by a Restricted Subsidiary in favor of an Oncor Subsidiary to secure that Restricted Subsidiary’s contractual obligations to that Oncor Subsidiary.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK Interest” has the meaning set forth under “Principal, Maturity and Interest—Toggle Notes.”

“PIK Notes” has the meaning set forth under “Principal, Maturity and Interest—Toggle Notes.”

“PIK Payment” has the meaning set forth under “Principal, Maturity and Interest—Toggle Notes.”

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Receivables Facility” means any of one or more receivables financing facilities or programs as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date” has the meaning set forth under “Optional Redemption.”

“Registration Rights Agreement” means (1) the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers, and (2) with respect to any Additional Notes, any registration rights agreement among the Issuer and the other parties thereto relating to the registration by the Issuer of such Additional Notes under the Securities Act.

“Restoration Certificate” shall mean, with respect to any Casualty Event, an Officer’s Certificate provided to the Trustee prior to the 365th day after such Casualty Event has occurred certifying (a) that the Issuer or such Restricted Subsidiary intends to use the proceeds received in connection with such Casualty Event to repair, restore or replace the property or assets in respect of which such Casualty Event occurred, (b) the approximate costs of completion of such repair, restoration or replacement and (c) that such repair, restoration or replacement will be completed within the later of (x) 450 days after the date on which cash proceeds with respect to such Casualty Event were received and (y) 180 days after delivery of such Restoration Certificate.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the TCEH Senior Secured Facilities, the TCEH Notes and related guarantees, the TCEH Senior Interim Facility and related guarantees or the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Closing Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the TCEH Senior Secured Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture;

(f) EFCH Floating Rate Junior Subordinated Debentures, Series D due 2037; or

(g) EFCH 8.175% Fixed Junior Subordinated Debentures, Series E due 2037.

“Shell Wind” means a joint venture with Shell WindEnergy Inc. (or a similar entity) in which the Issuer and its Restricted Subsidiaries have up to a 50% ownership interest relating to the joint development of a 3,000 megawatt wind project in Texas and other renewable energy projects in Texas.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Subordinated Indebtedness” means,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“TCEH” means Texas Competitive Electric Holdings Company LLC.

“TCEH Senior Interim Facility” means the interim loan agreement, dated as of the Closing Date by and among EFCH, as guarantor, TCEH, as borrower, the other guarantors parties thereto, the lenders party thereto in their capacities as lenders thereunder and Morgan Stanley Senior Funding, Inc., as Administrative Agent, including any guarantees, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications or restatements thereof.

“TCEH Senior Secured Facilities” means the credit agreement dated as of the Closing Date by and among EFCH, as guarantor, TCEH, as borrower, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

“TCEH Notes” means the notes issued by TCEH to refinance outstanding indebtedness under the TCEH Senior Interim Facility.

“TCEH Transfer” means the sale, transfer, disposition or spin-off (including by way of merger, wind-up or consolidation) of (a) the membership interests or other common Equity Interests of EFCH, TCEH or another Restricted Subsidiary of the Issuer that holds all or substantially all of the assets of TCEH and its Subsidiaries such that EFCH, TCEH or such Restricted Subsidiary ceases to be a Subsidiary of the Issuer or (b) all or substantially all of the assets of TCEH and its Subsidiaries, in each case other than any such transfer to another Restricted Subsidiary.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.

“Transactions” means the transactions contemplated by the Transaction Agreement, borrowings under the TCEH Senior Secured Facilities, the EFH Senior Interim Facility, the TCEH Senior Interim Facility, the Oncor Electric Delivery Facility and any Receivables Facility as in effect on the Closing Date and any repayments of indebtedness of the Issuer and its Restricted Subsidiaries in connection therewith.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of February 25, 2007, among Texas Energy Future Merger Sub Corp., Texas Energy Future Holdings Limited Partnership and the Issuer.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 1, 2012; provided, however, that if the period from the Redemption Date to November 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Unit” shall mean an individual power plant generation system comprised of all necessary physically connected generators, reactors, boilers, combustion turbines and other prime movers operated together to independently generate electricity.

“Unrestricted Subsidiary” means:

(1) each of the Oncor Subsidiaries;

(2) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(3) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated; provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer; and

(2) each of:

(a)	the Subsidiary to be so designated; and

(b)	its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK ENTRY; SETTLEMENT AND CLEARANCE

The notes are represented by global notes in registered form without interest coupons (collectively, the “global notes”). The global notes have been deposited with the applicable registrar as custodian for the Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for definitive notes in registered certificated form (“certificated notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, Société Anonyme (“Clearstream, Luxembourg”)), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the “Exchange Act”). DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•	DTC will credit portions of the principal amount of the global notes to the accounts of the Participants; and

•

ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes who are Participants may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream, Luxembourg) that are Participants. All interests in a global note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems. The laws of some jurisdictions require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indentures governing the notes for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and additional interest, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the applicable indenture governing the notes. Under the terms of each indenture, we, the trustee, the registrar, the paying agent and the transfer agent (together with the registrar and the paying agent, the “agents”) will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee, the agents nor any agent of ours or theirs has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be our responsibility or the responsibility of DTC or either trustee. Neither we, the trustee nor the agents will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we, the trustee and the agents may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream, Luxembourg participants, interests in the global notes are expected to be eligible to trade in DTC’s Same Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See “— Same Day Settlement and Payment.”

Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note from DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our or its agents will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A global note is exchangeable for certificated notes if:

•

DTC (1) notifies us that it is unwilling or unable to continue as depositary for the global notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary; or

•	there has occurred and is continuing an event of default with respect to the notes.

In addition, beneficial interests in a global note may be exchanged for certificated notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the applicable indenture governing the notes. In all cases, certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

EFH Corp. will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. EFH Corp. will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to be eligible to trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. EFH Corp. expects that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time-zone differences, credits of interests in the global notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such global notes settled during such processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the global notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a summary of certain United States federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes as of the date of this prospectus. Unless otherwise stated, this summary deals only with notes held as capital assets (generally, property held for investment).

As used herein, a “U.S. holder” means a beneficial owner of the notes that is for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “non-U.S. holder” means a beneficial owner of the notes (other than a partnership or any other entity treated as a partnership for United States federal income tax purposes) that is not a U.S. holder.

This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for their securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such entities);

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income and estate tax consequences different from those summarized below. We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.

If a partnership (including any entity classified as a partnership for United States federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding notes, you should consult your own tax advisors.

This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. You should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Certain Tax Consequences to U.S. Holders

The following is a summary of certain United States federal income tax consequences that will apply to U.S. holders of the notes.

Stated Interest

Stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued, depending on the holder’s method of accounting for United States federal income tax purposes.

Certain Additional Payments

In certain circumstances (see “ — Optional Redemption” under each of “Description of the 10.000% Notes,” “Description of the 9.75% Notes,” “Description of the Legacy Notes” and “Description of the Senior Notes” and “—Repurchase at the Option of Holders” under each of “Description of the 10.000% Notes” and “Description of the 9.75% Notes”), we may be obligated to pay amounts on the notes that are in excess of stated interest or principal on the notes. These potential payments may implicate the provisions of the United States Treasury Regulations relating to “contingent payment debt instruments.” The possibility of such excess amounts being paid will not cause the notes to be treated as contingent payment debt instruments if there is only a “remote” chance that these contingencies will occur, or if such contingencies are considered “incidental.” We have taken the position that the possibility that any such contingencies will occur is remote and/or that such contingencies are incidental and thus the notes will not be treated as contingent payment debt instruments. Our determination that these contingencies are remote and/or incidental is binding on a holder unless such holder discloses its contrary position to the IRS in the manner that is required by applicable United States Treasury Regulations. Our determination, however, is not binding on the IRS, and it is possible that the IRS may take a different position, in which case a holder might be required to accrue interest income at a higher rate than the stated interest rate, and to treat as ordinary interest income any gain realized on the taxable disposition of the note.

Original Issue Discount on the Toggle Notes

Because the Toggle Notes provide us with the option to pay PIK interest in lieu of paying cash interest in any interest payment period until November 1, 2012, and because the issue price of the Toggle Notes is actually less than their stated redemption price at maturity, the Toggle Notes are treated as having been issued with OID, as described below. The issuance of PIK Notes generally is not treated as a payment of interest. Instead, the Toggle Note and any PIK Notes issued in respect of PIK interest thereon are treated as a single debt instrument under the OID rules.

The Toggle Notes are treated as having been issued with OID in an amount equal to the difference between their “stated redemption price at maturity” (the sum of all payments to be made on the Toggle Notes other than “qualified stated interest”) and their “issue price.” You generally must include OID in gross income in advance of the receipt of cash attributable to that income.

The “issue price” of each Toggle Note is the first price at which a substantial amount of the Toggle Notes were sold (other than to an underwriter, placement agent or wholesaler). The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or, subject to certain conditions, based on one or more interest indices. Because we have the option in any interest payment period until November 1, 2012 to make interest payments in PIK interest instead of paying cash, the stated interest payments on the Toggle Notes are not qualified stated interest.

The amount of OID that you must include in income will generally equal the sum of the “daily portions” of OID with respect to the Toggle Note for each day during the taxable year or portion of the taxable year in which you held such Toggle Note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a Toggle Note may be of any length and may vary in length over the term of the Toggle Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the product of the Toggle Note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). OID allocable to a final accrual period is the difference between the amount payable at maturity and the adjusted issue price at the beginning of the final accrual period. The yield to maturity of the Toggle Note is the discount rate that causes the present value of all payments on the note as of its original issue date to equal the issue price of such note. For purposes of determining the yield to maturity, the assumption is that we will pay interest in cash and not exercise the option to pay PIK interest, except in respect of any period in which we actually elect to pay PIK interest.

The “adjusted issue price” of a Toggle Note at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on such Toggle Note. We are required to provide information returns stating the amount of OID accrued on Toggle Notes held by persons of record other than corporations and other holders exempt from information reporting.

If we in fact pay interest in cash on the Toggle Notes, you will not be required to adjust your OID inclusions. Each payment made in cash under a Toggle Note will be treated first as a payment of any accrued OID that has not been allocated to prior payments and second as a payment of principal. You generally will not be required to include separately in income cash payments received on the Toggle Notes to the extent such payments constitute payments of previously accrued OID or payments of principal.

With respect to any interest payment period for which we exercise our option to pay interest in the form of PIK interest, your OID calculation for future periods will be adjusted by treating the Toggle Note as if it had been retired and then reissued for an amount equal to its adjusted issue price on the date preceding the first date of such interest payment period, and recalculating the yield to maturity of the reissued note by treating the amount of PIK interest (and of any prior PIK interest) as a payment that will be made on the maturity date of such note.

The rules regarding OID are complex and the rules described above may not apply in all cases. Accordingly, you should consult your own tax advisors regarding their application.

Applicable High Yield Discount Obligations. The yield-to-maturity on the date of issuance for the Toggle Notes exceeded the sum of (x) the “applicable federal rate” (as determined under Section 1274(d) of the Code) in effect for the calendar month in which the Toggle Notes were issued and (y) 6 percentage points (such excess being referred to hereinafter as the “Disqualified Yield”), the maturity date of the Toggle Notes is more than five years from the date of issue, and the Toggle Notes have “significant original issue discount.” Accordingly, the Toggle Notes are applicable high yield discount obligations, and because a portion of the yield is a Disqualified Yield, our deduction for OID accruing on the Toggle Notes will be permanently disallowed (regardless of whether we actually pay interest or OID in cash or other property) for U.S. federal income tax purposes to the extent such OID is attributable to the Disqualified Yield (such disqualified portion referred to as the “Dividend-Equivalent Interest”). The Dividend-Equivalent Interest will be treated as a dividend to the extent it is deemed to have been paid out of our current or accumulated earnings and profits. Accordingly, if you are a corporation, you may be entitled, subject to applicable limitations, to take a dividends-received deduction with respect to any Dividend-Equivalent Interest received by you on such Toggle Note.

Market Discount

If you purchase a note for an amount that is less than its principal amount, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the note at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the note. You may elect, on a note-by-note basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium

If you purchase a note (besides a Toggle Note) for an amount in excess of its principal amount, you will be considered to have purchased the note at a “premium.” You generally may elect to amortize the premium over the remaining term of the note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the note.

If you purchase a Toggle Note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Toggle Note after the purchase date, you will be considered to have purchased that Toggle Note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the Toggle Note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a Toggle Note for an amount in excess of the sum of all amounts payable on the Toggle Note after the purchase, you will be considered to have purchased the Toggle Note at a premium and you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the Toggle Note on a constant yield method as an offset to interest when includible in income under your regular accounting method. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the Toggle Note.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes

Upon the sale, exchange, retirement, redemption, or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, redemption or other taxable disposition (less an amount equal to any accrued and unpaid stated interest, which will be taxable as interest income as discussed above) and the adjusted tax basis of the note. Your adjusted tax basis in a note will, in general, be your cost for that note, increased by any market discount (and OID in the case of a Toggle Note) previously included in income and reduced by any amortized bond premium. Although not free from doubt, your adjusted tax basis in the Toggle Note should be allocated between the original Toggle Note and any additional Toggle Notes issued in payment of interest (“PIK Notes”) received in respect of PIK interest thereon in proportion to their relative principal amounts. Your holding period in any PIK Note received in respect of PIK interest would likely be identical to your holding period for the original Toggle Note with respect to which the PIK Note was received. Subject to the potential application of the market discount rules, any gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Legislation Relating to Net Investment Income

For taxable years beginning after December 31, 2012, recently-enacted legislation is scheduled to impose a 3.8% tax on the “net investment income” of certain United States citizens and resident aliens and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest, dividends and certain net gain from the disposition of property, less certain deductions.

You should consult your tax advisors with respect to the tax consequences of the legislation described above.

Certain Tax Consequences to Non-U.S. Holders

The following is a summary of certain United States federal income and estate tax consequences that will apply to non-U.S. holders of the notes.

United States Federal Withholding Tax

The 30% United States federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest rule,” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

•

you are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•

either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) certifying interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “— United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement, redemption or other disposition of a note.

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments. If interest received with respect to the notes is effectively connected income (whether or not a treaty applies), the 30% withholding tax described above will not apply, provided the certification requirements discussed above under “— United States Federal Withholding Tax” are satisfied.

Subject to the discussion of backup withholding below any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States Federal Estate Tax

Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “— United States Federal Withholding Tax” without regard to the certification requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting requirements will apply to certain payments of principal and interest paid on the notes and to the proceeds of the sale or other disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding or if you fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Generally, we must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the required certification that you are a non-U.S. holder described above in the fifth bullet point under “— Certain Tax Consequences to Non-U.S. Holders — United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payer under penalties of perjury that you are a non-U.S. holder (and the payer does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF YOUR PARTICULAR SITUATION, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

CERTAIN ERISA CONSIDERATIONS

This disclosure was written in connection with the promotion and marketing of the notes by EFH Corp. and the Market Maker, and it cannot be used by any holder for the purpose of avoiding penalties that may be asserted against the holder under the Code. Prospective purchasers of the notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations.

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of ERISA, individual retirement accounts and other plans and arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete and future legislation, court decisions, administrative regulations, rulings or administrative pronouncements could significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

General Fiduciary Matters

ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or of a Plan subject to Section 4975 of the Code (each, a “Benefit Plan”) and both ERISA and the Code prohibit certain transactions involving the assets of a Benefit Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Benefit Plan or the management or disposition of the assets of such a Benefit Plan, or who renders investment advice for a fee or other compensation to such a Benefit Plan, is generally considered to be a fiduciary of the Benefit Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should consult with its counsel in order to determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law. In addition, a fiduciary of a Plan should consult with its counsel in order to determine if the investment satisfies the fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan that engaged in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Benefit Plan with respect to which EFH Corp., a guarantor or the Market Maker are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers.

Each of these PTCEs contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding the notes in reliance of these or any other PTCE should carefully review the PTCE to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transaction provisions of ERISA and the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Benefit Plan involved in the transaction and provided further that the Benefit Plan pays no more than adequate consideration in connection with the transaction.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding are entitled to exemptive relief from the prohibited transaction provisions of ERISA and the Code and are otherwise permissible under all applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, or any interest therein, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee are entitled to exemptive relief from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and are otherwise permissible under all applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring the notes (and holding the notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investments and whether an exemption would be applicable to the purchase and holding of the notes.

PLAN OF DISTRIBUTION

This prospectus is to be used by the Market Maker and its affiliates in connection with offers and sales of the notes in market-making transactions in the secondary market effected from time to time.

The Market Maker and its affiliates may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

From time to time, the Market Maker and its affiliates have provided, and may in the future provide from time to time, investment banking and commercial banking services and financial advisory services to us for which they have in the past received, and may in the future receive, customary fees. In addition, the Market Maker and certain of its affiliates have provided, and may in the future provide from time to time, certain investment banking and commercial banking services and financial advisory services for certain of our subsidiaries and for the members of the Sponsor Group and certain of their affiliates, for which they have received, or will receive, customary fees.

The Market Maker is one of the members of the Sponsor Group. The Sponsor Group indirectly owns approximately 60% of our capital stock on a fully-diluted basis through its investment in Texas Holdings, which owns approximately 98% of our capital stock. Affiliates of the Market Maker may be deemed, as a result of their ownership of approximately 27% of the General Partner’s outstanding units and certain provisions of the General Partner’s limited liability company agreement, to have shared voting or dispositive power over Texas Holdings.

Each of Scott Lebovitz, Kenneth Pontarelli and Thomas Ferguson, who are members of EFH Corp.’s board of directors, are employees of the Market Maker or its affiliates.

An affiliate of the Market Maker is a co-documentation agent, joint lead arranger and joint lead bookrunner for, and a lender under, the TCEH senior secured facilities. This affiliate is also the sole lead arranger, sole bookrunner and posting agent for the TCEH commodity collateral posting facility. An affiliate of the Market Maker is a co-documentation agent, joint lead arranger and joint lead bookrunner for, and a lender under, Oncor’s revolving credit facility.

The Market Maker acted as dealer manager for the offers to purchase and consent solicitations with respect to $1.0 billion in aggregate principal amount of EFH Corp.’s outstanding 4.80% Series O Senior Notes due 2009, $250 million in aggregate principal amount of TCEH’s outstanding 6.125% Senior Notes due 2008 and $1.0 billion in aggregate principal amount of TCEH’s outstanding 7.000% Senior Notes due 2013. In addition, the Market Maker acted as dealer manager for the debt exchange offers completed in November 2009 by EFH Corp., EFIH and EFIH Finance to exchange EFH Corp. 9.75% Notes and EFIH 9.75% Notes for certain outstanding EFH Corp. and TCEH notes, and acted as dealer manager and solicitation agent in debt exchange offers completed in August 2010 to exchange EFIH 10% Notes and cash for EFH Corp. Senior Notes.

The Market Maker acted as an initial purchaser in connection with the original offering and sale of the EFH Corp. Senior Notes, the TCEH Senior Notes, the EFH Corp. Senior Secured Notes, the TCEH Senior Secured Second Lien Notes, the TCEH Senior Secured Notes and the EFIH 11.750% Notes, and received customary discounts in connection with those transactions.

The Market Maker and/or its affiliates currently own, and may from time to time trade, the notes for their own accounts in connection with their principal activities. Such sales may be made pursuant to this prospectus or otherwise pursuant to an applicable exemption from registration. Additionally, in the future, the Market Maker and/or its affiliates may, from time to time, own notes as a result of market-making activities.

We have been advised by the Market Maker that, subject to applicable laws and regulations, the Market Maker or its affiliates currently intend to make a market in the notes. However, the Market Maker is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act of 1933 (the “Securities Act”) and the Exchange Act. We cannot assure you that an active trading market will be sustained. See “Risk Factors—Risks Related to the Notes and Our Substantial Indebtedness — Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.”

We have agreed to indemnify the Market Maker against certain liabilities, including liabilities under the Securities Act, and, in certain circumstances, to pay all expenses (other than in the case of the Legacy Notes in which the Market Maker has agreed to bear such expenses) in connection with the performance of our obligations relating to the market-making activities of the Market Maker and its affiliates.

LEGAL MATTERS

The validity and enforceability of the notes and the related guarantees have been passed upon for us by Andrew M. Wright, Vice President & Associate General Counsel of EFH Corporate Services Company, Dallas, Texas. Mr. Wright beneficially owns 50,000 shares of common stock of EFH Corp. In addition, Mr. Wright owns 200,000 restricted share units settleable in shares of EFH Corp. common stock that vest in October 2014.

EXPERTS

The EFH Corp. consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from our 2011 Form 10-K, and the effectiveness of EFH Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and related financial statement schedule and include an explanatory paragraph regarding EFH Corp.’s adoption of amended consolidation accounting standards related to variable interest entities and EFH Corp.’s adoption of amended guidance regarding transfers of financial assets effective January 1, 2010, on a prospective basis and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Also, the consolidated financial statements of Oncor Holdings incorporated in this prospectus by reference from our 2011 Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

EFH Corp. and the guarantors have filed with the SEC the following registration statements on Form S-1 under the Securities Act with respect to the notes: Registration Statement Nos. 333-171256, 333-165860, 333-159359 and 333-157049. Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement is a combined prospectus relating to the notes previously registered under cover of such registration statements and shall act, upon effectiveness, as a post-effective amendment to each such earlier registration statement. This prospectus, which forms a part of Registration Statement No. 333-171256, does not contain all of the information set forth in the registration statement. For further information with respect to EFH Corp., the guarantors and the notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.

EFH Corp. files annual, quarterly and current reports and other information with the SEC. You may read and copy any document EFH Corp. has filed or will file with the SEC at the SEC’s public website (www.sec.gov) or at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Unless specifically listed under “Incorporation by Reference” below, the information EFH Corp. has filed or will file with the SEC is not intended to be incorporated by reference into this prospectus, and you should not consider that information a part of this prospectus.

EFH Corp. has agreed that even if it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise required to report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, EFH Corp. will nonetheless file with the SEC and make available to the trustee and to holders of notes the reports specified in “—Certain Covenants—Reports and Other Information,” under each of “Description of the 10.000% Notes,” “Description of the 9.75% Notes” and “Description of the Senior Notes,” subject to the provisions described in such sections.

You should rely only upon the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

INCORPORATION BY REFERENCE

EFH Corp. incorporates certain information into this prospectus by reference to other documents that it files with the SEC. This means that EFH Corp. can disclose important information to you for purposes of this prospectus by referring you to other documents that have been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

EFH Corp. incorporates into this prospectus by reference each of the following reports:

•	Annual Report on Form 10-K for the year ended December 31, 2011 that it filed with the SEC on February 21, 2012, and

•	Current Reports on Form 8-K that it filed with the SEC on January 6, 2012, January 31, 2012, February 2, 2012, February 7, 2012, February 23, 2012, February 24, 2012 and February 29, 2012.

While these documents have not been included or delivered with this prospectus, they contain important information about us and our businesses, prospects and financial condition. In addition, all filings made by EFH Corp. under the Exchange Act after the date of this registration statement and prior to the effectiveness hereof shall be deemed to be incorporated by reference into the prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of these filings, free of charge, by writing to Energy Future Holdings Corp., Energy Plaza, 1601 Bryan Street, Dallas, TX 75201-3411, Attention: Investor Relations, or by telephoning us at 214-812-4600.

Because EFIH’s guarantee of the EFH Corp. Senior Secured Notes is secured by all of the membership interests EFIH owns or holds in Oncor Holdings, this prospectus incorporates by reference financial statements of Oncor Holdings. EFH Corp. incorporates into this prospectus Oncor Holdings’ audited historical consolidated financial statements for the year ended December 31, 2011, which are filed as Exhibit 99(e) to our 2011 Form 10-K.

The information incorporated by reference is an important part of this prospectus. You should rely only upon the information provided in this prospectus and the information incorporated into this prospectus by reference. Neither we nor the Market Maker or its affiliates have authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus forms a part or that we otherwise have publicly filed or may publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

ENERGY FUTURE HOLDINGS CORP.

10.000% Senior Secured Notes due 2020

9.75% Senior Secured Notes due 2019

5.55% Series P Senior Notes due 2014

6.50% Series Q Senior Notes due 2024

6.55% Series R Senior Notes due 2034

10.875% Senior Notes due 2017

11.250%/12.000% Senior Toggle Notes due 2017

PROSPECTUS